UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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COUCHBASE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Couchbase, Inc.
3155 Olsen Drive, Suite 150
San Jose, CA 95117
Dear Stockholders of Couchbase, Inc.:
We cordially invite you to attend a special meeting of stockholders (which we refer to, together with any postponement, adjournment or other delay thereof, as the “special meeting”) of Couchbase, Inc., a Delaware corporation (which we refer to as “Couchbase”), to be held on September 9, 2025, at 9:00 a.m., Pacific Time. The special meeting will be conducted virtually via live audio webcast. You will be able to attend the special meeting virtually by visiting www.virtualshareholdermeeting.com/BASE2025SM, where you will be able to listen to the special meeting live, submit questions, and vote online. We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders.
At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated June 20, 2025 (which we refer to as the “merger agreement”), by and among Cascade Parent Inc., a Delaware corporation (which we refer to as “Parent”), Cascade Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (which we refer to as “Merger Sub”), and Couchbase. Funds managed by affiliates of Haveli Investments, L.P. (which we refer to as “Haveli”) have committed to capitalize Parent on the closing date of the merger. We refer to the merger of Merger Sub with and into Couchbase as the “merger.”
At the special meeting, you will also be asked to consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger; and a proposal for the postponement or adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
If the merger is completed, you will be entitled to receive $24.50 in cash, without interest and less any applicable withholding taxes, for each share of common stock, par value $0.00001 per share, of Couchbase (which we refer to as our “common stock”) that you own immediately prior to the merger (unless you have properly exercised your appraisal rights). This amount represents a premium of approximately 67 percent to the closing stock price of March 27, 2025, the last full trading day prior to the announcement of Haveli’s investment into Couchbase prior to the announcement of the merger, and a 29 percent premium to Couchbase’s closing stock price on June 18, 2025, the last full trading day prior to the announcement of the merger.
The accompanying proxy statement describes the actions and determinations of Couchbase’s Board of Directors (which we refer to as the “Couchbase Board”) in connection with its consideration of the merger agreement, the merger and related matters.
The Couchbase Board, after considering the factors more fully described in the enclosed proxy statement, by a unanimous vote of the directors present and voting: (1) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Couchbase and our stockholders; and (2) approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger.
The Couchbase Board recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger; and (3) “FOR” the postponement or adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

The accompanying proxy statement provides detailed information about the special meeting, the merger agreement, the merger, and the proposals to be considered at the special meeting. A copy of the merger agreement is attached as Annex A to the proxy statement.
The accompanying proxy statement also describes the actions and determinations of the Couchbase Board in connection with its evaluation of the merger agreement and the merger. Please read the accompanying proxy statement and its annexes, including the merger agreement, carefully and in their entirety, as they contain important information.
Whether or not you plan to attend the special meeting, we urge you to submit your vote via the internet, telephone, or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the special meeting and to vote your shares at the special meeting. If you attend the special meeting and vote at the special meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting or be voted at the special meeting, and, if a quorum is present, that will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting or be voted at the special meeting, and, if a quorum is present, that will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.
Your vote is very important, regardless of the number of shares that you own.
If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
D.F. King & Co., Inc.
28 Liberty Street, Floor 53
New York, NY 10005
Stockholders Call Toll-Free: (888) 626-0988
Banks and Brokers Call: (212) 257-2516
Email: BASE@dfking.com
On behalf of the Couchbase Board, thank you for your support.
Very truly yours,
/s/ Matt Cain
Matt Cain
Chair, President and Chief Executive Officer
Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosures in this notice or the accompanying proxy statement. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated August 7, 2025, and, together with the enclosed form of proxy card, is first being sent to stockholders on or about August 7, 2025.

YOUR VOTE IS IMPORTANT
EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) OVER THE INTERNET; (2) BY TELEPHONE; OR (3) BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD (A PREPAID REPLY ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE). You may revoke your proxy or change your vote at any time before your proxy is voted at the special meeting.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting or be voted at the special meeting, and, if a quorum is present, that will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.
If you are a stockholder of record, voting at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” from the bank, broker or other nominee that holds your shares in order to vote at the special meeting.
If you fail to (1) return your proxy card; (2) grant your proxy electronically over the internet or by telephone; or (3) vote at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting or be voted at the special meeting and, if a quorum is present, that will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.
We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety, as they contain important information. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement, or need help voting your shares, please contact our proxy solicitor:
D.F. King & Co., Inc.
28 Liberty Street, Floor 53
New York, NY 10005
Stockholders Call Toll-Free: (888) 626-0988
Banks and Brokers Call: (212) 257-2516
Email: BASE@dfking.com

Couchbase, Inc.
3155 Olsen Drive, Suite 150
San Jose, CA 95117
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY VIA WEBCAST ON SEPTEMBER 9, 2025
Notice is given that a special meeting of stockholders (which we refer to as, together with any postponement, adjournment or other delay thereof, the “special meeting”) of Couchbase, Inc., a Delaware corporation (which we refer to as “Couchbase”), will be held on September 9, 2025, at 9:00 a.m., Pacific Time, for the following purposes:
1.
To consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated June 20, 2025 (which we refer to as the “merger agreement”), by and among Cascade Parent Inc., a Delaware corporation (which we refer to as “Parent”), Cascade Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (which we refer to as “Merger Sub”), and Couchbase;

2.
To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger of Merger Sub with and into Couchbase (which we refer to as the “merger”); and

3.
To consider and vote on any proposal to postpone or adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

The special meeting will be conducted virtually via live audio webcast at www.virtualshareholdermeeting.com/BASE2025SM. By accessing that web address and using the control number found on your proxy card, you will be able to listen to the special meeting live and vote online. The special meeting will begin promptly at 9:00 a.m., Pacific Time. Online check-in will begin a few minutes prior to the special meeting. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares at the special meeting).
Only Couchbase stockholders as of the close of business on July 28, 2025 are entitled to notice of, and to vote at, the special meeting.
Couchbase’s Board of Directors recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger; and (3) “FOR” the postponement or adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Couchbase stockholders of record or beneficial owners who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the “fair value” of their shares of our common stock, par value $0.00001 per share (which we refer to as our “common stock”) (exclusive of any elements of value arising from the accomplishment or expectation of the merger and together with interest (as described in the accompanying proxy statement) to be paid on the amount determined to be “fair value”) in lieu of receiving $24.50 per share in cash if the merger is completed, as determined in accordance with Section 262 of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”). To do so, a Couchbase stockholder of record or beneficial owner must properly demand appraisal before the vote is taken to adopt the merger agreement and comply with all other requirements of the DGCL, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement, and certain conditions set forth in Section 262(g) of the DGCL must be satisfied. A copy of Section 262 of the DGCL is available as a publicly available electronic resource, which may be accessed without subscription or cost, at the following hyperlink, which is incorporated in this notice by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Whether or not you plan to attend the special meeting, we urge you to submit your vote via the internet, telephone, or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the special meeting and to vote your shares at the special meeting. If you attend the special meeting and vote at the special meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting or be voted at the special meeting, and, if a quorum is present, that will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting or be voted at the special meeting, and, if a quorum is present, that will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.
By Order of the Board of Directors,
/s/ Margaret Chow
Margaret Chow
Senior Vice President, Chief Legal Officer and Corporate Secretary

Dated: August 7, 2025
San Jose, California

COUCHBASE, INC.
PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY VIA WEBCAST ON SEPTEMBER 9, 2025
This proxy statement is dated August 7, 2025, and, together with the enclosed form of proxy card, is first being sent to stockholders on or about August 7, 2025.

i

ii

TRANSACTION SUMMARY
Except as otherwise specifically noted in this proxy statement, “Couchbase,” “we,” “our,” “us” and similar words refer to Couchbase, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, the “Couchbase Board” refers to Couchbase’s Board of Directors. Throughout this proxy statement, we refer to Cascade Parent Inc., as “Parent,” and Cascade Merger Sub Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger (as it may be amended from time to time), dated June 20, 2025, by and among Parent, Merger Sub and Couchbase as the “merger agreement.”
This summary highlights selected information from this proxy statement related to the proposed merger of Merger Sub (a wholly owned subsidiary of Parent) with and into Couchbase with Couchbase surviving and continuing as a wholly owned subsidiary of Parent. We refer to that transaction as the “merger.”
This proxy statement may not contain all of the information that is important to you. To understand the merger more fully and for a complete description of its legal terms, you should carefully read this proxy statement, including the annexes to this proxy statement and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.” A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document that governs the merger, carefully and in its entirety.
Introduction
On June 20, 2025, Couchbase agreed to be acquired by affiliates of funds managed by Haveli Investments, L.P. (which we refer to as “Haveli”). If the merger is completed, each outstanding share of common stock, par value $0.00001 per share, of Couchbase (which we refer to as our “common stock”) will be converted into the right to receive $24.50 per share in cash (subject to certain exceptions), without interest and less any applicable withholding taxes.
Parties Involved in the Merger
Couchbase
Couchbase is the developer data platform for critical applications in our AI world. Our mission is to inspire and empower developers and architects as they build, deploy and run critical applications and AI agents spanning from the cloud to the edge and everywhere in between. As enterprises accelerate their adoption of AI-driven applications, they require a high-performance, scalable, and cost-efficient data platform that can support transactional applications, high user concurrency, real-time decision-making, automation, mobile use cases, edge, and seamless AI integration. Couchbase provides a unified, AI-ready solution on a single purpose-built platform designed to power the next generation of intelligent applications across cloud, on-premises, and edge environments.
Our common stock is listed on the Nasdaq Global Select Market (which we refer to as “Nasdaq”) under the symbol “BASE.” Our corporate offices are located at 3155 Olsen Drive, Suite 150, San Jose, California 95117, and our telephone number is (650) 417-7500.
Cascade Parent Inc.
Parent was formed on June 18, 2025 solely for the purpose of engaging in the transactions contemplated by the merger agreement. Parent has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the merger.
Parent’s address is c/o Haveli Investments, L.P., 405 Colorado St, Suite 1600, Austin, TX 78701, and its telephone number is (512) 809-9092.
Cascade Merger Sub Inc.
Merger Sub is a wholly owned subsidiary of Parent and was formed on June 18, 2025 solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the merger. Upon completion of the merger, Merger Sub will cease to exist and Couchbase will continue as the surviving corporation of the merger.

Merger Sub’s address is c/o Haveli Investments, L.P., 405 Colorado St, Suite 1600, Austin, TX 78701, and its telephone number is (512) 809-9092.
Haveli
Haveli is an Austin-based private equity firm that seeks to invest in the highest quality companies in the technology sector through control, minority or structured equity and debt investments with a focus on software, data, gaming and adjacent industries. Haveli seeks to partner with innovative companies, entrepreneurs and management teams throughout a company’s life cycle. Haveli’s experienced team of investors and diverse industry experts provides operational and strategic support, enabling portfolio companies to focus on driving innovation and increasing growth, scale and operating margins. Underscoring Haveli’s investments is an unwavering focus on a culture of inclusivity and sustainability. Haveli’s address is 405 Colorado St, Suite 1600, Austin, TX 78701, and its telephone number is (512) 809-9092.
Relationship of Parent and Merger Sub with Haveli
In connection with the transactions contemplated by the merger agreement, funds managed by affiliates of Haveli (which we refer to as the “Guarantors”) have committed to capitalize Parent on the closing date of the merger (which we refer to as the “closing date”) on the terms and subject to the conditions set forth in the equity commitment letter dated June 20, 2025 by and among Parent and the Guarantors (which we refer to as the “equity commitment letter”). This amount will be sufficient to fund the aggregate purchase price and the other fees, expenses and other amounts contemplated by the merger agreement (in each case, on the terms and subject to the conditions as described in the section of this proxy statement captioned “The Merger—Financing of the Merger”).
Effect of the Merger
On the terms and subject to the conditions of the merger agreement, and in accordance with the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”), at the effective time of the merger: (1) Merger Sub will merge with and into Couchbase; (2) the separate corporate existence of Merger Sub will cease; and (3) Couchbase will continue as the surviving corporation of the merger and as a wholly owned subsidiary of Parent. Throughout this proxy statement, we use the term “surviving corporation” to refer to Couchbase as the surviving corporation following the merger.
As a result of the merger, Couchbase will cease to be a publicly traded company. If the merger is completed, you will not own any shares of capital stock of the surviving corporation.
The time at which the merger becomes effective (which we refer to as the “effective time of the merger”) will occur upon the filing of a certificate of merger with, and acceptance of that certificate by, the Secretary of State of the State of Delaware (or at a later time as Couchbase, Parent and Merger Sub may agree and specify in such certificate of merger).
Per Share Price
On the terms and subject to the conditions set forth in the merger agreement, at the effective time of the merger, each share of our common stock that is issued and outstanding as of immediately prior to the effective time of the merger (other than each share of our common stock (i) that is held by Couchbase as treasury stock, owned by Parent or Merger Sub or owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub as of immediately prior to the effective time of the merger (which we refer to collectively as the “owned Couchbase shares”) or (ii) that is held by a holder, or owned by a person, who has neither voted in favor of the merger nor consented thereto in writing and properly demanded appraisal of such shares of our common stock pursuant to, and in accordance with, Section 262 of the DGCL, if any (which we refer to collectively as the “dissenting Couchbase shares,” and together with any owned Couchbase Shares, the “excluded shares”)) will be automatically converted into the right to receive an amount equal to $24.50 in cash, without interest and less any applicable withholding taxes. We refer to this amount as the “per share price.”
At or prior to the closing of the merger (which we refer to as the “closing”), Parent will deposit (or cause to be deposited) a sufficient amount of cash with a designated payment agent (which we refer to as the “payment agent”) to pay the aggregate per share price. Once a stockholder has provided the payment agent with any documentation required by the payment agent, the payment agent will pay the stockholder the appropriate portion of the aggregate per share price in exchange for the shares of our common stock held by that stockholder. For more information, see the section of this proxy statement captioned “The Merger Agreement—Payment Agent, Exchange Fund and Exchange and Payment Procedures.”

After the merger is completed, you will have the right to receive the per share price for each share of our common stock that you own, but you will no longer have any rights as a stockholder (except that our stockholders holding shares with respect to which an appropriate person has properly and validly exercised and perfected, and has not validly withdrawn or otherwise lost, their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described in the section of this proxy statement captioned “The Merger—Appraisal Rights”).
The Special Meeting
Date, Time and Place
A special meeting of our stockholders will be held on September 9, 2025, at 9:00 a.m., Pacific Time. You may attend the special meeting solely via a live webcast on the internet at www.virtualshareholdermeeting.com/BASE2025SM. We refer to the special meeting, together with any postponement, adjournment or other delay thereof, as the “special meeting.” You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders.
Purpose
At the special meeting, we will ask stockholders to vote on the following proposals:
•	Proposal 1: to adopt the merger agreement;
•	Proposal 2: to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger; and
•
Proposal 3: to postpone or adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Record Date; Shares Entitled to Vote
You are entitled to vote at the special meeting if you owned shares of our common stock as of the close of business on July 28, 2025 (which we refer to as the “record date”). As of the close of business on the record date, there were 55,248,577 shares of our common stock outstanding and entitled to vote at the special meeting. For each share of our common stock that you owned as of the close of business on the record date, you will have one vote on each matter submitted for a vote at the special meeting.
Quorum
The holders of a majority of the voting power of shares of our common stock issued and outstanding and entitled to vote as of the record date, present in person or represented by proxy, will constitute a quorum at the special meeting. A quorum is the minimum number of shares required to be present at the special meeting for it to be properly held under our bylaws and the DGCL.
Required Vote
The proposals to be voted on at the special meeting require the following votes:
•
Proposal 1: Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the voting power of all issued and outstanding shares of our common stock as of the record date.

•
Proposal 2: Approval of the proposal to approve the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger requires the affirmative vote of a majority of the voting power of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal. This vote will be on a non-binding, advisory basis.

•
Proposal 3: Approval of the proposal to postpone or adjourn the special meeting, from time to time, to a later date or dates, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting, requires the affirmative vote of a majority of the voting power of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

Voting and Proxies
Any stockholder of record entitled to vote at the special meeting may vote in any of the following ways:
•	by proxy, by returning a signed and dated proxy card (a prepaid reply envelope is provided for your convenience);
•	by proxy, by granting a proxy electronically over the internet or by telephone (using the instructions found on the proxy card); or
•	by attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by (1) signing another proxy card with a later date and returning it prior to the special meeting; (2) submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Corporate Secretary; or (4) attending the special meeting and voting at the special meeting.
If you are a beneficial owner and hold your shares of our common stock in “street name” through a bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee that you must follow to submit your voting instructions and have your shares counted at the special meeting. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters, but not on non-routine matters.
THE PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING ARE ALL NON-ROUTINE MATTERS, AND BANKS, BROKERS AND OTHER NOMINEES CANNOT VOTE ON THESE PROPOSALS WITHOUT YOUR INSTRUCTIONS. THEREFORE, IT IS IMPORTANT THAT YOU CAST YOUR VOTE OR INSTRUCT YOUR BANK, BROKER OR OTHER NOMINEE ON HOW YOU WISH TO VOTE YOUR SHARES. IF YOU FAIL TO RETURN YOUR PROXY OR TO ATTEND THE SPECIAL MEETING, YOUR SHARES WILL NOT BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE SPECIAL MEETING OR BE VOTED AT THE SPECIAL MEETING, AND, IF A QUORUM IS PRESENT, THAT WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.
If you hold your shares of our common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Recommendation of the Couchbase Board and Reasons for the Merger
The Couchbase Board, after considering various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Couchbase Board and Reasons for the Merger,” by a unanimous vote of the directors present and voting: (1) determined that the merger agreement, and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Couchbase and our stockholders; and (2) approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger.
The Couchbase Board recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger; and (3) “FOR” the postponement or adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Opinion of Morgan Stanley & Co. LLC
In connection with the proposed merger, Couchbase retained Morgan Stanley & Co. LLC (which we refer to as “Morgan Stanley”) to provide it with financial advisory services and an opinion in connection with the possible sale of Couchbase. The Couchbase Board selected Morgan Stanley to act as Couchbase’s financial advisor based on, among other things, Morgan Stanley’s qualifications, extensive expertise and international reputation, its knowledge of and involvement in recent transactions in Couchbase’s industry, and its knowledge of Couchbase’s business and affairs given Morgan Stanley’s role as an underwriter in Couchbase’s initial public offering. At the meeting of the Couchbase Board on June 20, 2025, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that, as of June 20, 2025, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the per share price of $24.50 in cash to be received by the holders of shares of our common stock (other than the excluded shares and any other affiliates of Parent that hold shares of our common stock) pursuant to the merger agreement was fair from a financial point of view to such holders of shares of our common stock.
The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the written opinion attached to this proxy statement as Annex B. You are encouraged to read Morgan Stanley’s opinion carefully and in its entirety. Morgan Stanley’s opinion was directed to the Couchbase Board, in its capacity as such, and addresses only the fairness from a financial point of view of the per share price of $24.50 in cash to be received by the holders of shares of our common stock (other than the holders of the excluded shares and any other affiliates of Parent that hold shares of our common stock) pursuant to the merger agreement as of the date of the opinion and does not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available, nor does it address the underlying business decision of Couchbase to enter into the merger agreement or proceed with any transaction contemplated by the merger agreement. Morgan Stanley expressed no opinion or recommendation as to how any holder of shares of our common stock should vote at any meeting of our stockholders to be held in connection with the merger or any other matter.
For additional information, see the section of this proxy statement captioned “The Merger - Opinion of Morgan Stanley & Co. LLC” and Annex B to this proxy statement.
Treatment of Equity Awards in the Merger
The merger agreement provides that Couchbase’s equity awards that are outstanding immediately prior to the effective time of the merger will be treated in the following manner in connection with the merger. For more information, see the section of this proxy statement captioned “The Merger Agreement—Conversion of Shares—Treatment of Equity Awards; ESPP.”
Treatment of Couchbase Restricted Stock Units
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At the effective time of the merger, each outstanding restricted stock unit award that is subject solely to time-based vesting (which we refer to as a “Couchbase RSU award”) that is vested (but not yet settled) or that vests as a result of the consummation of merger (which we refer to as a “vested Couchbase RSU award”) will be cancelled in exchange for the right to receive an amount in cash (without interest) equal to (1) the total number of shares of our common stock subject to such vested Couchbase RSU award multiplied by (2) the per share price, less applicable taxes required to be withheld with respect to such payment.

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At the effective time of the merger, each outstanding Couchbase RSU award (or portion thereof) that is outstanding and unvested (which we refer to as an “unvested Couchbase RSU award”) will be cancelled and converted into the right to receive an amount in cash (without interest) (which we refer to as the “converted RSU cash award”) equal to (1) the total number of shares of our common stock subject to such unvested Couchbase RSU award multiplied by (2) the per share price, less applicable taxes required to be withheld with respect to such payment. Each converted RSU cash award will be subject to the same terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding unvested Couchbase RSU award, except for administrative changes that are not adverse to the holder of the unvested Couchbase RSU award.

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Prior to the effective time of the merger, the Couchbase Board or the compensation committee of the Couchbase Board (which we refer to as the “Compensation Committee”) will review and certify, if applicable, the achievement of performance criteria applicable to each outstanding restricted stock unit award subject to performance-based vesting (which we refer to a “Couchbase PSU award”). Each Couchbase PSU award (or portion thereof) that is vested at the effective time of the merger (but not yet settled) or that vests as a result of the consummation of the merger (which we refer to as a “vested

Couchbase PSU award”) will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of our common stock subject to such vested Couchbase PSU award (as determined in accordance with the terms of the applicable award agreement) multiplied by (2) the per share price, less applicable taxes required to be withheld with respect to such payment.
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At the effective time of the merger, each outstanding Couchbase PSU award that is unvested (which we refer to as an “unvested Couchbase PSU award”) will be cancelled and converted into the right to receive an amount in cash (without interest) (which we refer to as the “converted PSU cash award”) equal to (1) the total number of shares of our common stock subject to such unvested Couchbase PSU award (as determined in accordance with the applicable award agreement) multiplied by (2) the per share price, less applicable taxes required to be withheld with respect to such payment. The converted PSU cash award will vest on the first to occur following the closing of March 15, June 15, September 15 or December 15, subject to the holder of such converted PSU cash award continuing to provide services to Parent (or the surviving corporation, or one of their affiliates) through the applicable vesting date and any other terms and conditions (excluding performance-based vesting conditions but including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding unvested Couchbase PSU award, except for administrative changes that are not adverse to the holder of the unvested Couchbase PSU award.

Treatment of Couchbase Options
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At the effective time of the merger, each outstanding option to purchase shares of our common stock (which we refer to as a “Couchbase option”) that is vested (which we refer to as a “vested Couchbase option”) will be cancelled and converted into the right to receive (without interest) an amount in cash equal to (1) the total number of shares of our common stock subject to the vested Couchbase option multiplied by (2) the excess, if any, of the per share price over the exercise price per share, less applicable taxes required to be withheld with respect to such payment.

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At the effective time of the merger, each outstanding Couchbase option that is unvested (which we refer to as an “unvested Couchbase option”) will be cancelled and converted into the contingent right to receive an amount in cash (which we refer to as the “converted option cash award”) equal to (1) the total number of shares of our common stock subject to the unvested Couchbase option multiplied by (2) the excess, if any, of the per share price over the exercise price per share, less applicable taxes required to be withheld with respect to such payment. Each such converted option cash award assumed and converted pursuant to the merger agreement will continue to have the same terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding unvested Couchbase option, except for administrative changes that are not adverse to the holder of the unvested Couchbase option.

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Any Couchbase option (whether vested or unvested) that has an exercise price per share that is greater than or equal to the per share price (which we refer to as an “underwater Couchbase option”) will be cancelled at the effective time of the merger for no consideration or payment.

Treatment of Company Equity Plans
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Immediately prior to and effective as of the effective time of the merger (but subject to the consummation of the merger), we will terminate the Couchbase 2008 Equity Incentive Plan, the Couchbase 2018 Equity Incentive Plan, the Couchbase 2021 Equity Incentive Plan and the 2023 Inducement Equity Incentive Plan.

Treatment of the ESPP
With respect to our 2021 Employee Stock Purchase Plan (which we refer to as the “ESPP”):
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With respect to any purchase period in effect as of June 20, 2025, the date of the merger agreement, no participant may increase his or her payroll contribution rate or make separate non-payroll contributions, except as may be required by applicable law;

•	No new participants shall be allowed to commence participation in the ESPP following June 20, 2025; and
•	No new offering or purchase period shall be commenced following June 20, 2025 (such that any current purchase periods shall be the final purchase periods under the ESPP).

Prior to the effective time of the merger, we will take all actions as may be reasonably required to, effective upon the consummation of the merger:
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Accelerate the last day of any purchase period under the ESPP that otherwise would be outstanding at the time of the merger to a specified trading day occurring no later than five business days prior to the closing date of the merger and the final purchase of shares of our common stock will be made on that day;

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Make any adjustments that may be necessary or advisable to reflect the shortened offering period or purchase period, but otherwise treat such shortened offering period or purchase period as a fully effective and completed offering period or purchase period for all purposes pursuant to the ESPP;

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On the date of the final purchase, we will apply the funds credited pursuant to the ESPP to the purchase of our common stock and shall return any funds remaining in a participant’s account after the final purchase to such participant; and

•	Immediately prior to and effective as of the effective time of the merger (but subject to the consummation of the merger), we will terminate the ESPP.
Employee Benefits
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From and after the effective time of the merger, for a period of 12 months, each individual who is an employee of Couchbase or any of its subsidiaries immediately prior to the effective time of the merger and who continues to be an employee of Parent or one of its subsidiaries immediately following the effective time of the merger (which we refer to as a “continuing employee”) and who remains employed by the surviving corporation or its subsidiaries during such period will receive employee benefits (other than the opportunity to participate in equity-based benefits, commission plans, severance benefits, and change in control, retention or similar benefits) that are no less favorable in the aggregate than the respective employee benefits provided to such continuing employee immediately prior to the effective time of the merger. In addition, for a period of one year following the effective time of the merger, the annual base compensation and target annual cash bonus opportunity (excluding any target commission opportunity) will not be decreased for any continuing employee employed during that period. For a period of one year following the effective time of the merger, continuing employees will be eligible for severance benefits that are no less favorable than those provided by us as of June 20, 2025.

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At or after the effective time of the merger, each continuing employee will receive credit for all service with us prior to the effective time of the merger for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement), except that such service shall not be credited with respect to any defined benefit pension benefits or to the extent that it would result in duplication of coverage or benefits. Additionally, each continuing employee will be immediately eligible to participate, without any waiting period, in any and all employee benefit plans sponsored by Parent and its subsidiaries (other than the Couchbase plans) (which we refer to as “new plans”) to the extent that coverage pursuant to any new plan replaces coverage pursuant to a comparable Couchbase plan in which such continuing employee participates (which we refer to as “old plans”). For purposes of each new plan providing medical, dental, pharmaceutical, vision, disability or other welfare benefits to any continuing employee, Parent (surviving corporation or any subsidiary, as applicable) will use reasonable best efforts to cause all waiting periods, pre-existing conditions or limitations, physical examination requirements, evidence of insurability requirements and actively-at-work or similar requirements of such new plan to be waived for such continuing employee (and his or her covered dependents), and any eligible expenses incurred by such continuing employee (and his or her covered dependents) during the portion of the plan year of the old plan will be given full credit pursuant to such new plan for purposes of satisfying all deductible, co-payments, coinsurance, offset and maximum out-of-pocket requirements applicable to such continuing employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such new plan. Parent (or the surviving corporation or any subsidiary) will credit the accounts of such continuing employees pursuant to any new plan that is a flexible spending plan with any unused balance in the account of such continuing employee. Any vacation or paid time off accrued but unused by a continuing employee as of immediately prior to the effective time of the merger will be credited to such continuing employee following the effective time of the merger.

Interests of Couchbase’s Directors and Executive Officers in the Merger
When considering the recommendation of the Couchbase Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the transactions contemplated by the merger agreement, including the merger; and (3) recommending that the merger agreement be adopted by our stockholders, the Couchbase Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests included the following:
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For our executive officers, the treatment of their outstanding Couchbase RSU awards, Couchbase PSU awards, and Couchbase options, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Couchbase’s Directors and Executive Officers in the Merger—Treatment of Equity Awards”;

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For our non-employee directors, the accelerated vesting, at or immediately prior to the effective time of the merger, of their Couchbase RSU awards, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Couchbase’s Directors and Executive Officers in the Merger—Treatment of Equity Awards”; and

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The entitlement of each of our executive officers to receive payments and benefits pursuant to severance and change in control agreements previously entered into with Couchbase (which we refer to as the “severance agreements”). For our named executive officers, if, during the period beginning 30 days before our change in control through 12 months after our change in control, we terminate their employment for any reason other than “cause,” death or “disability” or they resign for “good reason,” in each case as set forth in their respective severance agreement, these payments and benefits would include:

○	a lump sum cash amount equal to 100 percent of the executive officer’s base salary;
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a lump sum cash amount equal to a pro-rated portion of the executive officer’s annual target bonus, based on the number of full months the executive officer worked during the fiscal year of the qualified termination (or, in the case of Mr. Cain, 100 percent of his annual target bonus);

○	payment of premiums for continued health coverage for the executive officer and the executive officer’s dependents under COBRA for a period of up to 12 months; and
○	100 percent acceleration of then-outstanding but unvested time-based equity awards.
Appraisal Rights
If the merger is consummated, our stockholders (including beneficial owners of shares of capital stock) who (1) do not vote in favor of the proposal to adopt the merger agreement; (2) continuously hold or own their applicable shares of our common stock through the effective time of the merger; (3) properly demand appraisal of their applicable shares; (4) meet certain statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares of our common stock in connection with the merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. This means that these persons will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective time of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to persons seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.
Only a stockholder of record or a beneficial owner may submit a demand for appraisal. Abstaining or voting against adoption of the merger agreement is not in itself sufficient to perfect appraisal rights because additional actions must also be taken to perfect such rights. To exercise appraisal rights, such person must (1) submit a written demand for appraisal to Couchbase before the vote is taken on the proposal to adopt the merger agreement; (2) not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement; (3) continue to hold of record or own beneficially the subject shares of our common stock through the effective time of the merger; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Couchbase unless certain conditions are satisfied by the persons seeking appraisal, as described further below. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL. Pursuant to Subsection (d)(1) of Section 262 of the DGCL, this proxy statement is to include either a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost. You may find an electronic copy of Section 262 of the DGCL available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In the event of any inconsistency between the information contained in this summary, this proxy statement, or any of the documents incorporated herein or therein by reference, and the actual text of Section 262 of the DGCL, the actual text of Section 262 of the DGCL controls. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of shares as to which appraisal rights are asserted, unless otherwise expressly noted herein. All references in Section 262 and in this summary to a “beneficial owner” means a person who is the beneficial owner of shares of stock held either in a voting trust or by a nominee on behalf of such person, unless otherwise expressly noted. All references in Section 262 of the DGCL and in this summary to a “person” means any individual, corporation, partnership, unincorporated association or other entity.
Material U.S. Federal Income Tax Consequences of the Merger
For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of our common stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the merger and such U.S. Holder’s adjusted tax basis in the shares of our common stock surrendered in the merger.
A Non-U.S. Holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.
For more information, see the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.
Regulatory Approvals Required for the Merger
Under the merger agreement, the merger cannot be completed until the waiting period (and any extensions thereof) applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the “HSR Act”) has expired or otherwise been terminated, and all requisite consents, approvals and filings pursuant to certain antitrust laws (which we refer to as the “specified antitrust laws”) and certain foreign direct investment laws (which we refer to as the “specified foreign direct investment laws”) have been obtained or any waiting period thereunder (including any extensions thereof) has expired or been terminated.
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United States. Couchbase and Parent each filed or caused to be filed the requisite notification forms under the HSR Act with the Federal Trade Commission (which we refer to as the “FTC”) and the Antitrust Division of the Department of Justice (which we refer to as the “DOJ”) on July 21, 2025. The waiting period under the HSR Act will expire at 11:59 p.m., Eastern Time, on August 20, 2025.

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International. The merger is also subject to clearances, consents, approvals and the waiting periods applicable to the merger under certain foreign antitrust laws and foreign direct investment laws. We have decided to make an antitrust filing in Turkey and a National Security and Investment Act 2021 filing in the UK.

Financing of the Merger
The transactions contemplated by the merger agreement, including the payment of consideration due to our stockholders and the holders of our equity awards under the merger agreement, and the payment of all related fees and expenses, will be funded with the proceeds of committed equity financing, as further described below. In addition to, or in partial replacement of, the equity financing, Parent, Merger Sub or any of their respective affiliates may seek debt financing at or prior to the closing date.
Pursuant to the equity commitment letter, the Guarantors have committed to capitalize Parent on the closing date on the terms and subject to the conditions set forth in the equity commitment letter. The obligation of Parent and Merger Sub to consummate the merger is not subject to any financing condition.
For more information, see the section of this proxy statement captioned “The Merger—Financing of the Merger.”
Voting Agreements
In connection with the execution of the merger agreement, on June 20, 2025, all of Couchbase’s directors, executive officers and their respective affiliated funds, in their capacity as stockholders of Couchbase (which we refer to collectively as the “voting agreement stockholders”), entered into a voting agreement with Couchbase (which we refer to as the “voting agreement”).
In addition, on June 20, 2025, an affiliate of Haveli in its capacity as a stockholder of Couchbase (which we refer to as “Haveli Cascade”) entered into a voting agreement with Couchbase (which we refer to as the “Haveli voting agreement” and together with the voting agreement, the “voting agreements”).
The voting agreements obligate the applicable stockholders to, among other things, vote their respective shares of our common stock in favor of the proposal to adopt the merger agreement. The voting agreements also contain certain restrictions on the transfer of shares of our common stock, as well as restrictions on the aforementioned stockholders taking any action that would in any way materially interfere with, materially delay or materially impair the performance of such stockholders’ obligations under their respective voting agreement. The voting agreements cover approximately 33.0 percent of the voting power of the shares of our common stock outstanding and entitled to vote at the special meeting as of the record date. For more information, see the section of this proxy statement captioned “The Merger—The Voting Agreements.”
Go-Shop; Acquisition Proposals
Following the execution of the merger agreement on June 20, 2025 until 11:59 p.m., Eastern Time, on June 23, 2025 (which we refer to as the “go-shop period”), Couchbase and its representatives were permitted to, directly or indirectly, (1) solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal that constitutes, or would reasonably be expected to lead to, an acquisition proposal (as defined in the section of this proxy statement captioned “The Merger Agreement—The No-Shop Period—No Solicitation of Other Acquisition Proposals”); (2) enter into, engage in, or maintain discussions or negotiations with respect to acquisition proposals or inquiries, indications of interest or requests for information that may reasonably be expected to lead to acquisition proposals; and (3) cooperate with or assist or participate in or facilitate any such proposals, inquiries, offers, indications of interest or requests for information, discussions or negotiations or any effort or attempt to make any acquisition proposal. The go-shop period expired on June 23, 2025 at 11:59 p.m. Eastern Time.

No Solicitation of Other Acquisition Proposals
On the terms and subject to the conditions of the merger agreement, from 12:00 a.m., Eastern Time, on June 24, 2025 (which we refer to as the “no-shop period start date”) until the earlier to occur of the termination of the merger agreement and the effective time of the merger (which we refer to as the “no-shop period”), Couchbase, its subsidiaries, and Couchbase’s directors and executive officers agreed not to, and Couchbase agreed not to authorize or direct any of its other representatives to, directly or indirectly:
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solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal that constitutes, or is reasonably expected to lead to, an acquisition proposal (other than from an excluded party) (as defined in the section of this proxy statement captioned “The Merger Agreement—The No-Shop Period—No Solicitation of Other Acquisition Proposals”);

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furnish to any third person or group (other than Parent, Merger Sub or any of their respective representatives or any excluded party) any non-public information relating to Couchbase or any of its subsidiaries or afford to any person or group (other than Parent, Merger Sub or any of their respective representatives or any excluded party) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Couchbase or any of its subsidiaries, in any such case in connection with any acquisition proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an acquisition proposal or the making of any proposal that would reasonably be expected to lead to an acquisition proposal;

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participate or engage in discussions or negotiations with any third person or group (other than any excluded party) with respect to an acquisition proposal or with respect to any inquiries from third persons (other than any excluded party) for the apparent purpose of making an acquisition proposal;

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enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an acquisition transaction, other than an acceptable confidentiality agreement (as defined in the section of this proxy statement captioned “The Merger Agreement—The No-Shop Period—No Solicitation of Other Acquisition Proposals”) (which we refer to any of these as an “alternative acquisition agreement”); or

•	authorize or commit to do any of the foregoing.
However, from the no-shop period start date until the adoption of the merger agreement by our stockholders, Couchbase, its subsidiaries and their respective representatives (including the Couchbase Board (or a committee thereof)) may, directly or indirectly through one or more of their representatives (1) participate or engage in discussions or negotiations with; (2) subject to having entered into an acceptable confidentiality agreement with such person or group, (a) furnish any non-public information relating to Couchbase or any of its subsidiaries to or (b) afford access to the business, properties, assets, books, records or other non-public information or to any personnel, of Couchbase or any of its subsidiaries to; or (3) otherwise facilitate the making of a superior proposal (as defined in the section of this proxy statement captioned “The Merger Agreement—The No-Shop Period—No Solicitation of Other Acquisition Proposals”) by, in each case, (i) any excluded party or (ii) any person or group or their respective representatives and financing sources that has made, renewed or delivered to Couchbase an acquisition proposal after the no-shop period start date that was not solicited in breach of the applicable restrictions (other than any breach that is immaterial and not a willful breach), but only, in the case of this (ii) only, if the Couchbase Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (A) such acquisition proposal either constitutes a superior proposal or is reasonably likely to lead to a superior proposal; and (B) the failure to take such actions would be inconsistent with its fiduciary duties pursuant to applicable law. From June 20, 2025, until the earlier to occur of the termination of the merger agreement and the effective time of the merger, Couchbase will promptly make available (and in any event, within 24 hours) to Parent any non-public information concerning Couchbase and its subsidiaries that is provided to any third party pursuant to the merger agreement that was not previously made available to Parent.
Couchbase is not entitled to terminate the merger agreement to enter into an agreement for a superior proposal unless it complies with certain procedures in the merger agreement, including engaging in good faith negotiations with Parent during a specified period. If Couchbase terminates the merger agreement in order to accept a superior proposal from a third party, it must pay a termination fee to Parent. For more information, see the sections of this proxy statement captioned “The Merger Agreement—The No-Shop Period—No Solicitation of Other Acquisition Proposals,” “The Merger Agreement—Termination of the Merger Agreement” and “The Merger Agreement—Termination Fees and Remedies.”
Change in the Couchbase Board’s Recommendation
The Couchbase Board may not withdraw its recommendation that our stockholders adopt the merger agreement or take certain similar actions other than, under certain circumstances, if it (or a committee of the Couchbase Board) determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to do so would be inconsistent with the Couchbase Board’s fiduciary duties pursuant to applicable law and the Couchbase Board (or a committee thereof) complies in all material respects with the terms of the merger agreement.
Moreover, the Couchbase Board cannot withdraw its recommendation that our stockholders adopt the merger agreement or take certain similar actions unless it complies with certain procedures in the merger agreement, including engaging in good faith negotiations with Parent during a specified period. If Couchbase or Parent terminates the merger agreement under certain circumstances, including because the Couchbase Board withdraws its recommendation that our stockholders adopt the merger agreement, then Couchbase must pay to Parent a termination fee. For more information, see the section of this proxy statement captioned “The Merger Agreement—The Couchbase Board’s Recommendation; Board Recommendation Change” and “The Merger Agreement—Termination Fees and Remedies.”
Conditions to the Closing of the Merger
The respective obligations of Parent, Merger Sub and Couchbase, as applicable, to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the effective time of the merger of certain conditions, including the following:
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the adoption of the merger agreement by the requisite affirmative vote of the holders of a majority of the voting power of the outstanding shares of our common stock (which we refer to as the “requisite stockholder approval”);

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the expiration or termination of the waiting periods, if any, applicable to the merger pursuant to the HSR Act and the specified antitrust laws, or all requisite consents pursuant to such laws having been obtained;

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all consents, approvals and filings required under the specified foreign direct investment laws having been obtained or made, and all waiting periods (including any extensions thereof) having expired or otherwise been terminated under such laws; and

•	the absence of any of the following (each of which we refer to as a “restraint”), that in each case, would materially restrain or materially impair the consummation of the merger:
○	any order issued by any court of competent jurisdiction in effect; or
○	any law enacted by a governmental authority of competent jurisdiction and in effect.
In addition, the obligations of Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the effective time of the merger of each of the following additional conditions, any of which may be waived exclusively by Parent:
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the accuracy of the representations and warranties of Couchbase set forth in the merger agreement as of June 20, 2025 and as of the closing date (or, if applicable, the date in respect of which such representation or warranty was expressly made), in each case, subject to applicable materiality or other qualifiers;

•	Couchbase having performed in all material respects all covenants in the merger agreement required to be performed by it at or prior to the closing;
•	receipt by Parent and Merger Sub of a customary closing certificate of Couchbase; and
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no Company Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”) having occurred after June 20, 2025 that is continuing.

In addition, the obligations of Couchbase to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the effective time of the merger of each of the following additional conditions, any of which may be waived exclusively by Couchbase:
•
the accuracy of the representations and warranties of Parent and Merger Sub set forth in the merger agreement as of the closing date (or, if applicable, the date in respect of which such representation or warranty was expressly made), in each case, subject to applicable materiality or other qualifiers;

•	Parent and Merger Sub having performed in all material respects all covenants in the merger agreement required to be performed by Parent and Merger Sub at or prior to the closing; and
•	the receipt by Couchbase of a customary closing certificate of Parent and Merger Sub.
Termination of the Merger Agreement
The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by our stockholders (except as otherwise provided in the merger agreement), in the following circumstances:
•	by mutual written agreement of Couchbase and Parent;
•	by either Couchbase or Parent if:
○
a restraint becomes final and non-appealable, except that such right to terminate will not be available to any party that has failed to comply with the terms of the merger agreement and such failure has been the principal cause of, or resulted in, such restraint;

○
the effective time of the merger has not occurred by 11:59 p.m., Pacific Time, on December 20, 2025 (which we refer to as the “termination date”), except that if as of the termination date (1) all the conditions to the closing, other than receipt of certain regulatory approvals, have been satisfied or waived or are capable of being satisfied on such date, the termination date will automatically be extended to 11:59 p.m., Pacific Time, on March 20, 2026; and (2) the closing would occur in accordance with the merger agreement on a specified date that occurs within three business days after the termination date, then the termination date will be automatically extended to such specified date and such specified date will become the termination date for purposes of the merger agreement. In the event of one or more government shutdowns that occur prior to the expiration or termination of the waiting period (or any extension thereof) pursuant to the HSR Act, then the termination date will be automatically extended by one day for each day that such government shutdown lasts (such extension not to exceed 30 days in the aggregate); or

○	Couchbase fails to obtain the requisite stockholder approval at the special meeting at which a vote is taken on the adoption of the merger agreement and approval of the merger.
•	by Couchbase if:
○
Parent or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties or covenants in the merger agreement such that the related closing condition would not be satisfied, subject to a cure period, unless Couchbase is in material breach of the terms of the merger agreement (which we refer to as a “Parent breach termination”);

○
prior to obtaining the requisite stockholder approval: (1) Couchbase has received a superior proposal; (2) the Couchbase Board (or a committee thereof) has authorized Couchbase to enter into an alternative acquisition agreement to consummate the acquisition transaction contemplated by that superior proposal; (3) Couchbase has complied in all material respects with its covenants under the merger agreement with respect to such superior proposal; and (4) Couchbase pays, or causes to be paid, to Parent (or its designee) the Couchbase termination fee (as defined below); or

○
(1) certain of the closing conditions set forth in the merger agreement have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing) or waived; (2) Parent and Merger Sub fail to consummate the closing as required under the terms of the merger agreement; (3) Couchbase has irrevocably notified Parent in writing that if Parent performs its obligations under the merger agreement and the equity financing is funded pursuant to the equity commitment letter, then Couchbase stands ready, willing and able to consummate, and will consummate, the closing; (4) Couchbase gives Parent written notice at least three business days prior to such termination stating Couchbase’s intention to terminate the merger agreement; and (5) the closing has not been consummated by the end of such three business day period (which we refer to as a “financing failure termination”); and
•	by Parent if:
○
Couchbase has breached or failed to perform in any material respect any of its representations, warranties or covenants in the merger agreement such that the related closing condition would not be satisfied, subject to a cure period, unless Parent or Merger Sub is in material breach of the terms of the merger agreement (which we refer to as a “Couchbase breach termination”); or

○
at any time prior to receiving the requisite stockholder approval, the Couchbase Board (or a committee thereof) has effected a Couchbase Board recommendation change (as defined in the section of this proxy statement captioned “The Merger Agreement—The Couchbase Board’s Recommendation; Board Recommendation Change”), except that such Parent’s right to terminate the merger agreement pursuant to this bullet will expire at 5:00 p.m., Pacific Time, on the tenth business day following the date on which such right to terminate first arose.

Termination Fees and Remedies
The merger agreement contains certain termination rights for Couchbase and Parent. Upon valid termination of the merger agreement under specified circumstances, Couchbase must pay Parent (or its designee) a termination fee of $42.0 million (which we refer to as the “Couchbase termination fee”). Specifically, the Couchbase termination fee will be payable by Couchbase to Parent if the merger agreement is terminated:
•	by Couchbase, prior to receiving the requisite stockholder approval, in order to enter into an alternative acquisition agreement with respect to a superior proposal; or
•	by Parent, prior to receiving the requisite stockholder approval, if the Couchbase Board (or a committee thereof) has effected a Couchbase Board recommendation change.
Relatedly, if Couchbase had terminated the merger agreement (1) prior to the no-shop period start date, to enter into a definitive agreement with respect to a superior proposal, or (2) after the no-shop period start date, to enter into a definitive agreement with respect to a superior proposal in respect of which Couchbase had delivered the notice contemplated by the merger agreement prior to the no-shop period start date, Couchbase would have been required to pay a $21.0 million termination fee to Parent, but the no-shop period has started and the obligation to pay be such fee was not triggered.
Couchbase also agreed to pay Parent (or its designee) the termination fee in certain circumstances if:
•
(1) the merger agreement is terminated as a result of Couchbase’s failure to obtain the requisite stockholder approval; (2) a Couchbase breach termination occurs; (3) Parent validly terminates the merger agreement due to a Couchbase Board recommendation change; or (4) following the execution and delivery of the merger agreement, an acquisition proposal has been publicly announced or publicly disclosed and not withdrawn or otherwise abandoned at least ten business days prior to the date of the special meeting; and

•
Couchbase subsequently consummates or enters into a definitive agreement providing for (and such acquisition proposal is subsequently consummated at any time), an acquisition transaction involving the acquisition of at least 50.1 percent of its stock or assets within one year of such termination (subject to all references to “15 percent” in the definition of acquisition transaction being replaced by references to “50.1 percent”).

Upon valid termination of the merger agreement under specified circumstances, Parent must pay to Couchbase (or its designee) a termination fee of $82.5 million (which we refer to as the “Parent termination fee”). Specifically, the Parent termination fee will be payable by Couchbase to Parent in the event of a Parent breach termination or a financing failure termination (subject to all references to “15 percent” in the definition of acquisition transaction being replaced by references to “50.1 percent”).

The merger agreement also provides that Couchbase, on the one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the merger agreement, except that Couchbase may only cause (1) Parent and Merger Sub to consummate the merger; and (2) Parent to cause the equity financing to be funded pursuant to the equity commitment letter, if certain conditions are satisfied.
Limited Guarantee
Pursuant to the limited guarantee delivered by the Guarantors in favor of Couchbase, dated as of June 20, 2025 (which we refer to as the “limited guarantee”), the Guarantors agreed to guarantee the due, punctual and complete payment of the termination fee payable by Parent in the event such termination fee becomes payable and certain reimbursement obligations under the merger agreement, on the terms and subject to the conditions set forth therein. For more information, see the section of this proxy statement captioned “The Merger—Limited Guarantee.”
Delisting and Deregistration of Our Common Stock
If the merger is completed, our common stock will no longer be publicly traded on the Nasdaq. In addition, our common stock will be deregistered under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), and we will no longer be required to file periodic reports, current reports and proxy and information statements with the Securities and Exchange Commission (which we refer to as the “SEC”) on account of our common stock.
Effect on Couchbase if the Merger is Not Completed
If the merger agreement is not adopted by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock in connection with the merger. Instead: (1) Couchbase will remain an independent public company; (2) our common stock will continue to be listed and traded on the Nasdaq and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC.

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that are important to you. We encourage you to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.”
Why am I receiving these materials?
On June 20, 2025, we announced that Couchbase entered into the merger agreement. Under the merger agreement, Parent will acquire Couchbase for $24.50 in cash per share of our common stock, without interest and less any applicable withholding taxes. In order to complete the merger, our stockholders must vote to approve the proposal to adopt the merger agreement at the special meeting. This approval is a condition to the consummation of the merger. See the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.” The Couchbase Board is furnishing this proxy statement and form of proxy card to the holders of shares of our common stock in connection with the solicitation of proxies of our stockholders to be voted at the special meeting.
This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement, the special meeting and the matters to be voted on at the special meeting. The enclosed materials allow you to submit a proxy to vote your shares of our common stock without attending the special meeting and to ensure that your shares of our common stock are represented and voted at the special meeting.
Your vote is very important. Even if you plan to attend the special meeting, we encourage you to submit a proxy as soon as possible.
What is the merger and what effects will it have on Couchbase?
The merger will result in the acquisition of Couchbase by Parent. If the proposal to adopt the merger agreement is approved by our stockholders and the other closing conditions under the merger agreement are satisfied or waived, then Merger Sub will merge with and into Couchbase, with Couchbase continuing as the surviving corporation in the merger. As a result of the merger, Couchbase will become a wholly owned subsidiary of Parent, and our common stock will no longer be publicly traded and will be delisted from the Nasdaq. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer be required to file periodic reports, current reports and proxy statements with the SEC. If the merger is completed, holders of our common stock will not own any shares of capital stock of the surviving corporation.
What will I receive if the merger is completed?
Upon completion of the merger, you will be entitled to receive $24.50 in cash (subject to certain exceptions set forth in the merger agreement), without interest and less any applicable withholding taxes, for each share of our common stock that you own immediately prior to the merger, unless you have properly exercised, and not validly withdrawn or subsequently lost, your appraisal rights under the DGCL, and certain other conditions under the DGCL are satisfied. For example, if you own 100 shares of our common stock, you will be entitled to receive $2,450.00 in cash in exchange for such shares of our common stock, without interest and less any applicable withholding taxes.
How does the per share price compare to the market price of Couchbase’s common stock?
This amount constitutes a premium of approximately 67 percent to the closing price of March 27, 2025, the last full trading day prior to the announcement of Haveli’s investment into Couchbase prior to the announcement of the merger, and a 29 percent premium to Couchbase’s closing stock price on June 18, 2025, the last full trading day prior to the announcement of the merger.

What will happen to Couchbase RSU awards and Couchbase options?
Generally, Couchbase RSU awards and Couchbase options will be treated as follows:
•
At the effective time of the merger, each vested Couchbase RSU award will be automatically cancelled and converted into the right to receive an amount in cash equal to (1) the total number of shares of our common stock subject to such vested Couchbase RSU award immediately prior to the effective time of the merger, multiplied by (2) the per share price, without interest and less any applicable withholding taxes.

•
At the effective time of the merger, each unvested Couchbase RSU award will be automatically cancelled and converted into the right to receive a converted cash award equal to (1) the total number of shares of our common stock subject to such unvested Couchbase RSU award immediately prior to the effective time of the merger, multiplied by (2) the per share price, without interest and less any applicable withholding taxes. Each of these converted cash awards will continue to have, and will be subject to, the same vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding unvested Couchbase RSU award immediately prior to the effective time of the merger.

•
At the effective time of the merger, each vested Couchbase PSU award will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of our common stock subject to such vested Couchbase PSU award (as determined in accordance with the terms of the applicable award agreement) multiplied by (2) the per share price, less applicable withholding taxes.

•
At the effective time of the merger, each unvested Couchbase PSU award will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of our common stock subject to such unvested Couchbase PSU award (as determined in accordance with the applicable award agreement) multiplied by (2) the per share price, less applicable withholding taxes. Each of these converted cash awards will vest on the first to occur following the closing of March 15, June 15, September 15 or December 15, subject to the holder continuing to provide services to Parent (or the surviving corporation, or one of their affiliates) through the applicable vesting date and any other terms and conditions (excluding performance-based vesting conditions but including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding unvested Company PSU award.

•
At the effective time of the merger, each vested Couchbase option will be automatically cancelled and converted into the right to receive an amount in cash equal to (1) the total number of shares of our common stock subject to the vested Couchbase option, multiplied by (2) the excess, if any, of the per share price over the exercise price per share of such vested Couchbase option, without interest and less any applicable withholding taxes.

•
At the effective time of the merger, each unvested Couchbase option will be automatically cancelled and converted into the contingent right to receive a cash award in an amount equal to (1) the total number of shares of our common stock subject to such unvested Couchbase option immediately prior to the effective time of the merger, multiplied by (2) the excess, if any, of the per share price over the exercise price per share of such unvested Couchbase option, without interest and less any applicable withholding taxes. Except as otherwise provided in the merger agreement, each of the converted cash awards will continue to have, and will be subject to, the same vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding unvested Couchbase option immediately prior to the effective time of the merger.

•	Any underwater Couchbase option will be cancelled at the effective time of the merger for no consideration or payment.
What will happen to the ESPP?
Generally, the ESPP will be treated as follows:
•
no employee participating in the ESPP purchase period in effect on June 20, 2025 may increase his or her payroll contribution rate or make separate non-payroll contributions for such offering, except as may be required by applicable law;

•	no new participants will be admitted to the ESPP purchase period in effect on June 20, 2025;

•	no new offering or purchase period will commence following June 20, 2025 under the ESPP (the current purchase period will be the final purchase period); and
•
we will terminate any offering period or purchase period under the ESPP that otherwise would be outstanding at the effective time of the merger no later than five business days prior to the closing and, on the date of the final purchase, will cause the exercise of each outstanding purchase right pursuant to the ESPP.

What am I being asked to vote on at the special meeting?
You are being asked to vote on the following proposals:
•	Proposal 1: to adopt the merger agreement;
•	Proposal 2: to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger; and
•
Proposal 3: to approve the postponement or adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

When and where is the special meeting?
The special meeting will take place on September 9, 2025, at 9:00 a.m., Pacific Time. You may attend the special meeting solely via a live webcast on the internet at www.virtualshareholdermeeting.com/BASE2025SM. You will be able to listen to the special meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares).
Who is entitled to vote at the special meeting?
All of our stockholders as of the close of business on July 28, 2025, which is the record date for the special meeting, are entitled to vote their shares of our common stock at the special meeting. As of the close of business on the record date, there were 55,248,577 shares of our common stock outstanding and entitled to vote at the special meeting. Each share of our common stock outstanding as of the record date is entitled to one vote per share on each matter properly brought before the special meeting.
What is a quorum?
A quorum is the minimum number of shares required to be present at the special meeting for it to be properly held under our bylaws and the DGCL. The holders of a majority of the voting power of our shares of common stock issued and outstanding and entitled to vote as of the record date, present in person or represented by proxy, will constitute a quorum at the special meeting.
What vote is required to approve the proposal to adopt the merger agreement?
The affirmative vote of the holders of a majority of all issued and outstanding shares of our common stock as of the record date is required to adopt the merger agreement.
The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) attend and vote at the special meeting, will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
What vote is required to approve (1) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger; and (2) the proposal to postpone or adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting?
Approval of the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger requires the affirmative vote of a majority of the voting power of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

Approval of the proposal to postpone or adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of a majority of the voting power of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.
The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) vote at the special meeting will not have any effect on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger, or the proposal to postpone or adjourn the special meeting, from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting, except to the extent that such failure affects obtaining a quorum at the meeting. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on these proposals, except to the extent that such failure affects obtaining a quorum at the meeting. In all cases, abstentions will have the same effect as a vote “AGAINST” these proposals.
What do I need to do now?
We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to or incorporate by reference in this proxy statement carefully and in their entirety and consider how the merger affects you. Then, even if you expect to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience), or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card), so that your shares can be voted at the special meeting. If you hold your shares in “street name,” please refer to the voting instruction form provided by your bank, broker or other nominee for information on how to vote your shares. Please do not send your stock certificates with your proxy card. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.
How does the Couchbase Board recommend that I vote?
The Couchbase Board recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger; and (3) “FOR” the postponement or adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
What happens if the merger is not completed?
If the merger agreement is not adopted and the merger is not approved by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock in connection with the merger. Instead: (1) Couchbase will remain an independent public company; (2) our common stock will continue to be listed and traded on the Nasdaq and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC.
In specified circumstances in which the merger agreement is terminated, Couchbase has agreed to pay Parent (or its designee) the Couchbase termination fee, and Parent has agreed to pay Couchbase (or its designee) the Parent termination fee.
For more information, see the section of this proxy statement captioned “The Merger Agreement—Termination Fees and Remedies.”
What is the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger?
The compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger is certain compensation that is tied to or based on the merger and payable to certain of Couchbase’s named executive officers pursuant to underlying plans and arrangements that are contractual in nature. Compensation that will or may become payable by Parent or its affiliates (including, following the consummation of the merger, the surviving corporation) to our named executive officers in connection with or following the merger is not subject to this advisory vote. For further information, see the section of this proxy statement captioned “Proposal 2: Approval, on a Non-Binding, Advisory Basis, of Certain Merger-Related Executive Compensation.”

Why am I being asked to cast a vote to approve the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger?
Couchbase is required to seek approval, on a non-binding, advisory basis, of compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger. Approval of the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger is not required to consummate the merger.
What will happen if Couchbase’s stockholders do not approve the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger?
Approval of the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger is not a condition to consummation of the merger. This is an advisory vote and will not be binding on Couchbase or Parent. The underlying plans and arrangements providing for such compensation are contractual in nature and are not, by their terms, subject to stockholder approval.
Accordingly, if the merger agreement is adopted by our stockholders and the merger is consummated, the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger will or may be paid to Couchbase’s named executive officers even if our stockholders do not approve such compensation.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (which we refer to as “Equiniti”), you are considered, with respect to those shares, to be the “stockholder of record.” If you are a stockholder of record, this proxy statement and your proxy card have been sent directly to you by or on behalf of Couchbase. As a stockholder of record, you may attend the special meeting and vote your shares at the special meeting using the control number on the enclosed proxy card.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of our common stock held in “street name.” If you are a beneficial owner of shares of our common stock held in “street name,” this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
If my broker holds my shares in “street name,” will my bank, broker or other nominee automatically vote my shares for me?
No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the special meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without your instructions, your shares will not be counted for the purpose of obtaining a quorum or voted on the proposals, which will have the same effect as if you voted “AGAINST” the proposal to adopt the merger agreement, but will have no effect on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger or the proposal to postpone or adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
How do I vote?
If you are a stockholder of record (that is, if your shares of our common stock are registered directly in your name with our transfer agent, Equiniti), there are four ways to vote:
•	by signing, dating and returning the enclosed proxy card (a prepaid reply envelope is provided for your convenience);
•	by visiting the internet address on your proxy card;

•	by calling the toll-free (within the United States or Canada) phone number on your proxy card; or
•	by attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.
The control number located on your proxy card is designed to verify your identity and to allow you to vote your shares of our common stock and to confirm that your voting instructions have been properly recorded when voting electronically over the internet or by telephone. Although there is no charge for voting your shares, if you vote electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.
Even if you plan to attend the special meeting, you are strongly encouraged to vote your shares of our common stock by proxy. If you are a stockholder of record or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of our common stock at the special meeting even if you have previously voted by proxy. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.
If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the internet or by telephone. To vote over the internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting instruction form provided by your bank, broker or other nominee. However, because you are not the stockholder of record, you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
May I attend the special meeting and vote at the special meeting?
Yes. You may attend the special meeting via a live webcast on the internet at www.virtualshareholdermeeting.com/BASE2025SM. You will be able to listen to the special meeting live and vote online. The special meeting will begin at 9:00 a.m., Pacific Time, on September 9, 2025. Online check-in will begin a few minutes prior to the special meeting. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). As the special meeting is virtual, there will be no physical meeting location.
Even if you plan to attend the special meeting, to ensure that your shares will be represented at the special meeting, we encourage you to sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the special meeting and vote at the special meeting, your vote will revoke any proxy previously submitted.
If, as of the record date, you are a beneficial owner of shares held in “street name,” you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting. Otherwise, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting or be voted at the special meeting, and, if a quorum is present, that will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.
Why did Couchbase choose to hold a virtual special meeting?
The Couchbase Board decided to hold the special meeting virtually in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from virtually any location around the world, at no cost. However, you will bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies. We believe this is the right choice for a company with a global footprint like Couchbase. A virtual special meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information, while saving us and our stockholders time and money.
We remain very sensitive to concerns that virtual meetings may diminish stockholder voice or reduce accountability. Accordingly, we have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. Please have the control number found on your proxy card or voting instruction form ready in order to participate in the special meeting (including voting your shares).
What is a proxy?
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of our common stock is called a “proxy card.” You may follow the instructions on the proxy card to designate a proxy by telephone or by the internet in the same manner as if you had signed, dated and returned a proxy card. Matthew M. Cain and Margaret Chow, each with full powers of substitution and re-substitution, are the proxy holders for the special meeting.
May I change my vote after I have mailed my signed and dated proxy card?
Yes. If you are a stockholder of record entitled to vote at the special meeting, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:
•	signing another proxy card with a later date and returning it to us prior to the special meeting;
•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;
•	delivering a written notice of revocation to our Corporate Secretary; or
•	attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.
If you hold your shares of our common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
If a stockholder gives a proxy, how are the shares voted?
Regardless of the method you choose to grant your proxy, the individuals named on the enclosed proxy card will vote your shares in the way that you direct.
If you sign and date your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the Couchbase Board with respect to each proposal. This means that they will be voted: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger; and (3) “FOR” the postponement or adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Should I send in my stock certificates now?
No. After the merger is completed, any holders of physical stock certificates will receive a letter of transmittal containing instructions for how to send your stock certificates to the payment agent in order to receive the appropriate cash payment for the shares of our common stock represented by your stock certificates. Unless you are seeking appraisal, you should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card. If you hold your shares of our common stock in book-entry form, you will not receive a letter of transmittal. Instead, the payment agent will pay you the appropriate portion of the aggregate consideration payable in accordance with the merger agreement (which we refer to as the “merger consideration”) upon receipt of a customary “agent’s message” and any other items specified by the payment agent.
What happens if I sell or transfer my shares of common stock after the record date but before the special meeting?
The record date for the special meeting is earlier than the date of the special meeting and the expected closing date. If you sell or transfer your shares of our common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies Couchbase in writing of such special arrangements, you will transfer the right to receive the per share price with respect to such shares, if the merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the special meeting. Even if you sell or transfer your shares of our common stock after the record date, we encourage you to sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card).
What should I do if I receive more than one set of voting materials?
Please sign, date and return (or grant your proxy electronically over the internet or by telephone for) each proxy card and voting instruction form that you receive to ensure that all of your shares are voted.
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms, if your shares are registered differently or are held in more than one account. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote all voting materials that you receive.
Where can I find the voting results of the special meeting?
If available, Couchbase may announce preliminary voting results at the conclusion of the special meeting. Couchbase intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the special meeting. All reports that Couchbase files with the SEC are publicly available when filed. For more information, see the section of this proxy statement captioned “Where You Can Find More Information.”
Will I be subject to U.S. federal income taxation upon the exchange of common stock for cash pursuant to the merger?
If you are a U.S. Holder, the exchange of our common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. Holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder in the merger and such U.S. Holder’s adjusted tax basis in the shares of our common stock surrendered in the merger.
A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.
You should consult your own tax advisors to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction. The discussion contained in this proxy statement related to U.S. federal income taxation is provided for general information only and does not constitute legal or tax advice to any holder. A more complete description of the material U.S. federal income tax consequences of the merger is provided in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”
When do you expect the merger to be completed?
We currently expect to complete the merger in the second half of 2025. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control.
What governmental and regulatory approvals are required?
Under the terms of the merger agreement, the merger cannot be completed until the waiting period (and any extensions thereof) applicable to the merger under the HSR Act has expired or been terminated. In addition, the merger cannot be completed until all requisite consents, approvals and filings pursuant to the specified antitrust laws and specified foreign direct investment laws have been obtained or any waiting period thereunder (including any extensions thereof) has expired or been terminated.

Couchbase and Parent each filed or caused to be filed the requisite notification forms under the HSR Act with the FTC and the Antitrust Division of the DOJ on July 21, 2025. The waiting period under the HSR Act will expire at 11:59 p.m., Eastern Time, on August 20, 2025.
The merger is also subject to clearances, consents, approvals and the waiting periods applicable to the merger under certain foreign antitrust laws and foreign direct investment laws. We have decided to make an antitrust filing in Turkey and a National Security and Investment Act 2021 filing in the UK.
Am I entitled to appraisal rights under the DGCL?
If the merger is consummated, our stockholders (including beneficial owners of shares of capital stock) who (1) do not vote in favor of the adoption of the merger agreement; (2) continuously hold or own their shares of our common stock through the effective time of the merger; (3) properly perfect appraisal of their shares; (4) meet certain other conditions and statutory requirements as described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. This means that these persons will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person entitled to appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL regarding appraisal rights, available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Do any of Couchbase’s directors or officers have interests in the merger that may differ from those of Couchbase stockholders generally?
Yes. In considering the recommendation of the Couchbase Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. In: (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted and the merger be approved by our stockholders, the Couchbase Board was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger—Interests of Couchbase’s Directors and Executive Officers in the Merger.”
Who can help answer my questions?
If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help submitting your proxy or voting your shares of our common stock, please contact our proxy solicitor:
D.F. King & Co., Inc.
28 Liberty Street, Floor 53
New York, NY 10005
Stockholders Call Toll-Free: (888) 626-0988
Banks and Brokers Call: (212) 257-2516
Email: BASE@dfking.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, the documents to which we refer you in this proxy statement and the information included in oral statements or other written statements made or to be made by us or on Couchbase’s behalf may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements include statements relating to the merger; the expected timing of the closing of the merger; considerations taken into account by the Couchbase Board in approving the merger; and expectations for us following the closing of the merger. There can be no assurance that the merger will be consummated. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “might,” “ongoing” or similar expressions and the negatives of those terms. These forward-looking statements are based on Couchbase’s management’s beliefs and assumptions and on information currently available. There can be no assurance that the merger will in fact be consummated.
These forward-looking statements involve risks and uncertainties, and if any of these risks or uncertainties materialize, or if any of Couchbase’s assumptions prove incorrect, Couchbase’s actual results could differ materially from the results expressed or implied by these forward-looking statements. In addition to those identified above, these risks and uncertainties include those associated with:
•
the possibility that the conditions to the closing of the merger are not satisfied, including the risk that the required approval of Couchbase’s stockholders for the adoption of the merger agreement, or required regulatory approvals to consummate the merger, are not obtained on a timely basis, or at all;

•
the occurrence of any event, change or other circumstance that could give rise to a right to terminate the merger agreement, including in circumstances requiring Couchbase to pay the Couchbase termination fee;

•	possible disruption related to the merger to Couchbase’s current plans, operations and business relationships, including through the loss of customers and employees;
•	the amount of the costs, fees, expenses and other charges incurred by Couchbase related to the merger;
•	the risk that Couchbase’s stock price may fluctuate during the pendency of the merger and may decline if the merger is not completed;
•	the diversion of Couchbase management’s time and attention from ongoing business operations and opportunities;
•	the response of competitors and other market participants to the merger;
•	potential litigation relating to the merger;
•	uncertainty as to timing of completion of the merger and the ability of each party to consummate the merger; and
•	other risks and uncertainties detailed in the periodic reports that Couchbase files with the SEC, including Couchbase’s Annual Report on Form 10-K and Couchbase’s quarterly report on Form 10-Q.
All forward-looking statements in this proxy statement are based on information available to Couchbase as of the date of this proxy statement, and, except as required by law, Couchbase does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
We expressly qualify in their entirety all forward-looking statements attributable to either us or any person acting on our behalf by the cautionary statements contained or referred to in this proxy statement.

THE SPECIAL MEETING
Date, Time and Place
We will hold the special meeting on September 9, 2025 at 9:00 a.m., Pacific Time. You may attend the special meeting via a live webcast on the Internet at www.virtualshareholdermeeting.com/BASE2025SM. You will be able to listen to the special meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders.
If you encounter technical difficulties accessing the special meeting or during the special meeting, a support line will be available on the login page of the special meeting website.
Purpose of the Special Meeting
At the special meeting, we will ask stockholders to vote on the following proposals:
•	Proposal 1: to adopt the merger agreement;
•	Proposal 2: to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger; and
•
Proposal 3: to postpone or adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Record Date; Shares Entitled to Vote
You are entitled to vote at the special meeting if you owned shares of our common stock as of the close of business on the record date.
As of the close of business on the record date, there were 55,248,577 shares of our common stock outstanding and entitled to vote at the special meeting. For each share of our common stock that you owned as of the close of business on the record date, you will have one vote on each matter submitted for a vote at the special meeting.
Quorum
A quorum is the minimum number of shares required to be present at the special meeting for it to be properly held under our bylaws and the DGCL. The holders of a majority of the voting power of our shares of common stock issued and outstanding and entitled to vote as of the record date, present in person or represented by proxy, will constitute a quorum at the special meeting.
Attending the Special Meeting
The special meeting will begin at 9:00 a.m., Pacific Time. Online check-in will begin a few minutes prior to the special meeting. We encourage you to access the special meeting prior to the start time.
As the special meeting is virtual, there will be no physical meeting location. To attend the special meeting, log in at www.virtualshareholdermeeting.com/BASE2025SM. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). If you encounter technical difficulties accessing the special meeting or during the special meeting, a support line will be available on the login page of the special meeting website.
Once online access to the special meeting is open, stockholders may submit questions pertinent to meeting matters, if any, through the special meeting website. You will need the control number found on your proxy card or voting instruction form in order to submit questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints and any rules of conduct adopted with respect to the special meeting.
Vote Required; Abstentions and Broker Non-Votes
Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the voting power of all issued and outstanding shares of our common stock as of the record date. Adoption of the merger agreement by our stockholders is a condition to the closing of the merger.

Approval, on a non-binding, advisory basis, of the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger requires the affirmative vote of a majority of the voting power of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.
Approval of the proposal to postpone or adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting, requires the affirmative vote of a majority of the voting power of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.
If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted (1) “AGAINST” the proposal to adopt the merger agreement; (2) “AGAINST” the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger; and (3) “AGAINST” the proposal to postpone or adjourn the special meeting, from time to time, if necessary or appropriate, to solicit additional proxies, including if there are insufficient votes to adopt the merger agreement at the time of the special meeting. Abstentions will be counted as present for purposes of determining whether a quorum exists.
A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote your shares. We do not expect any “broker non-votes” at the special meeting, but if there are any, they will be counted for the purpose of determining whether a quorum is present. If there are broker non-votes, each broker non-vote will count as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on: (1) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger; or (2) the proposal to postpone or adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Shares Held by Couchbase’s Directors and Executive Officers
As of the record date, Couchbase’s directors and executive officers that hold shares of our common stock beneficially owned and were entitled to vote, in the aggregate, 8,382,040 shares of our common stock, representing approximately 14.5 percent of the voting power of all of the shares of our common stock outstanding and entitled to vote at the special meeting.
As of the date of this proxy statement, Couchbase has not been informed that any of our directors or executive officers intend to vote all of their shares of our common stock other than: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger; and (3) “FOR” the postponement or adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. These individuals and certain of their affiliates are contractually obligated to vote their respective shares of our common stock in favor of the adoption of the merger agreement and the postponement or adjournment of the special meeting pursuant to the terms and conditions of the voting agreement. For more information, see the section of this proxy statement captioned “The Merger—Voting Agreements.”
Shares Held by Haveli Cascade
As of the record date, Haveli Cascade beneficially owned and was entitled to vote 5,195,601 shares of our common stock, representing approximately 9.4 percent of the voting power of all of the shares of our common stock outstanding and entitled to vote at the special meeting.
As of the date of this proxy statement, Couchbase has not been informed that Haveli Cascade intends to vote all of their shares of our common stock other than: (1) “FOR” the adoption of merger agreement; (2) “FOR” the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger; and (3) “FOR” the postponement or adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. Haveli Cascade is contractually obligated to vote its shares of our common stock in favor of the adoption of the merger agreement pursuant to the terms and conditions of the Haveli voting agreement. For more information, see the section of this proxy statement captioned “The Merger—Voting Agreements.”
Voting of Proxies
If your shares are directly registered in your name with our transfer agent, Equiniti, you may vote your shares by returning a signed and dated proxy card (a prepaid reply envelope is provided for your convenience), or you may vote at the special meeting using the control number located on the enclosed proxy card. Additionally, you may grant a proxy electronically over the internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone.
If you attend the special meeting and wish to vote at the special meeting, you will need the control number located on the enclosed proxy card. Beneficial owners of shares held in “street name” will also need to present proof of ownership of shares of common stock (such as a bank or brokerage account statement) and must also provide a “legal proxy” from their bank, broker or other nominee in order to vote at the special meeting. You are encouraged to vote by proxy even if you plan to attend the special meeting. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.
All shares represented by properly signed and dated proxies (or proxies granted electronically over the internet or by telephone) will, if received before the special meeting, be voted at the special meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies (or proxies granted electronically over the internet or by telephone) that do not contain voting instructions will be voted: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger; and (3) “FOR” the postponement or adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee. You may also attend the special meeting and vote at the special meeting if you have a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting. If available from your bank, broker or other nominee, you may vote over the internet or telephone through your bank, broker or other nominee by following the instructions on the voting instruction form provided by your bank, broker or other nominee. If you do not (1) return your bank’s, broker’s or other nominee’s voting instruction form; (2) vote over the internet or by telephone through your bank, broker or other nominee; or (3) attend the special meeting and vote at the special meeting with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the merger agreement. It will not, however, have any effect on the proposals to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger; or to postpone or adjourn the special meeting, from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Revocability of Proxies
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:
•	signing another proxy card with a later date and returning it to us prior to the special meeting;
•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;
•	delivering a written notice of revocation to our Corporate Secretary; or
•	attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.
If you have submitted a proxy, your attendance at the special meeting, in the absence of voting at the special meeting or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of our common stock in “street name” through a bank, broker or other nominee, you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Any postponement, adjournment or other delay of the special meeting, including for the purpose of soliciting additional proxies in accordance with the merger agreement, will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as postponed, adjourned or delayed.
Recommendation of the Couchbase Board
The Couchbase Board, after considering various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Couchbase Board and Reasons for the Merger,” by a unanimous vote of the directors present and voting: (1) determined that the merger agreement, and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Couchbase and our stockholders; and (2) approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger.
The Couchbase Board recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger; and (3) “FOR” the postponement or adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Postponement or Adjournment
In addition to (1) the proposal to adopt the merger agreement and (2) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger, our stockholders are also being asked to approve any proposal to postpone or adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional votes or proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting. If a quorum is not present, the chairperson of the special meeting or, if directed to be voted on by the chairperson of the special meeting, the holders of a majority of the voting power of the shares of common stock entitled to vote who are present in person or represented by proxy, may postpone or adjourn the special meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. The chairperson may also postpone or adjourn the meeting to another time, date and place, if any, even if a quorum is present. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is postponed or adjourned, our stockholders who have already submitted their proxies will be able to revoke them at any time before they are voted at the special meeting.
Solicitation of Proxies
The expense of soliciting proxies will be borne by Couchbase. We have retained D.F. King & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies, and provide related advice and informational support during the solicitation process, for a fee of up to $15,000, plus reasonable out-of-pocket expenses. Generally, we will indemnify D.F. King & Co., Inc. against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares of our common stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax or over the internet. No additional compensation will be paid for such services.
Anticipated Date of Completion of the Merger
We currently expect to complete the merger in the second half of 2025. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control.
Appraisal Rights
If the merger is consummated, our stockholders (including beneficial owners of shares of capital stock) who (1) do not vote in favor of the proposal to adopt the merger agreement; (2) continuously hold or own their shares through the effective time of the merger; (3) properly perfect appraisal of their applicable shares; (4) meet certain other conditions and statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. This means that such persons will be entitled to seek appraisal of their shares by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person entitled to appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.
To exercise appraisal rights, the stockholder of record or a beneficial owner must (1) submit a written demand for appraisal to Couchbase before the vote is taken on the proposal to adopt the merger agreement; (2) not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement; (3) continue to hold of record or own beneficially the subject shares of our common stock through the effective time of the merger; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Couchbase unless certain conditions are satisfied by the persons seeking appraisal. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. You may find an electronic copy of Section 262 of the DGCL available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In the event of any inconsistency between the information contained in this summary, this proxy statement, or any of the documents incorporated herein or therein by reference, and the actual text of Section 262 of the DGCL, the actual text of Section 262 of the DGCL controls.
Other Matters
At this time, we know of no other matters to be voted on at the special meeting. If any other matters properly come before the special meeting and you deliver a proxy to us, your shares of our common stock will be voted in accordance with the discretion of the appointed proxy holders, with full power of substitution and re-substitution.
Householding of Special Meeting Materials
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address will receive only one copy of this proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees and the use of natural resources. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card. If you wish to receive a separate set of our disclosure documents at this time, please notify us by sending a written request to our Corporate Secretary at 3155 Olsen Drive, Suite 150, San Jose, CA 95117, or by telephone at (650) 417-7500.
If you are a stockholder who has multiple accounts in your name or you share an address with other stockholders and would like to receive a single set of our disclosure documents for your household, you may notify your broker, if your shares are held in a brokerage account, or you may contact our Corporate Secretary using the contact method above, if you hold registered shares.

Questions and Additional Information
If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help submitting your proxy or voting your shares of our common stock, please contact our proxy solicitor at:
D.F. King & Co., Inc.
28 Liberty Street, Floor 53
New York, NY 10005
Stockholders Call Toll-Free: (888) 626-0988
Banks and Brokers Call: (212) 257-2516
Email: BASE@dfking.com

THE MERGER
The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information provided in this proxy statement. Therefore, this discussion of the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement and incorporated by reference into this proxy statement. You should read the entire merger agreement carefully as it is the legal document that governs the merger.
Parties Involved in the Merger
Couchbase, Inc.
3155 Olsen Drive, Suite 150
San Jose, CA 95117
(650) 417-7500
Couchbase is the developer data platform for critical applications in our AI world. Our mission is to inspire and empower developers and architects as they build, deploy and run critical applications and AI agents spanning from the cloud to the edge and everywhere in between. As enterprises accelerate their adoption of AI-driven applications, they require a high-performance, scalable, and cost-efficient data platform that can support transactional applications, high user concurrency, real-time decision-making, automation, mobile use cases, edge, and seamless AI integration. Couchbase provides a unified, AI-ready solution on a single purpose-built platform designed to power the next generation of intelligent applications across cloud, on-premises, and edge environments.
Our common stock is listed on the Nasdaq under the symbol “BASE.”
Cascade Parent Inc.
c/o Haveli Investments, L.P.
405 Colorado St, Suite 1600
Austin, TX 78701
(512) 809-9092
Parent was formed on June 18, 2025, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Parent has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the merger.
Cascade Merger Sub Inc.
c/o Haveli Investments, L.P.
405 Colorado St, Suite 1600
Austin, TX 78701
(512) 809-9092
Merger Sub is a wholly owned subsidiary of Parent and was formed on June 18, 2025, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the merger. Upon completion of the merger, Merger Sub will cease to exist and Couchbase will continue as the surviving corporation.
Effects of the Merger
On the terms and subject to the conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger, (1) Merger Sub will merge with and into Couchbase; (2) the separate corporate existence of Merger Sub will cease; and (3) Couchbase will continue as the surviving corporation of the merger and a wholly owned subsidiary of Parent.
As a result of the merger, Couchbase will cease to be a publicly traded company, and our common stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer be required to file periodic reports, current reports and proxy statements with the SEC. If the merger is completed, you will not own any shares of capital stock of the surviving corporation.

The effective time of the merger will occur upon the filing of a certificate of merger with, and acceptance of that certificate by, the Secretary of State of the State of Delaware (or at a later time as Couchbase, Parent and Merger Sub may agree and specify in such certificate of merger).
Effect on Couchbase if the Merger is Not Completed
If the merger agreement is not adopted by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock in connection with the merger. Instead, (1) Couchbase will remain an independent public company; (2) our common stock will continue to be listed and traded on the Nasdaq and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC. In addition, if the merger is not completed, we expect that our management will continue to operate the business as it is currently being operated and our stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which Couchbase operates and adverse economic conditions.
Furthermore, if the merger is not completed, and depending on the circumstances that cause the merger not to be completed, the price of our common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price would return to the price at which it trades as of the date of this proxy statement.
Accordingly, there can be no assurance as to the effect of the merger not being completed on the future value of your shares of our common stock. If the merger is not completed, the Couchbase Board will continue to evaluate and review, among other things, Couchbase’s business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, Couchbase’s business, prospects or results of operation may be adversely impacted.
In specified circumstances in which the merger agreement is terminated, Couchbase has agreed to pay Parent (or its designee) the Couchbase termination fee. In specified circumstances in which the merger agreement is terminated, Parent has agreed to pay Couchbase (or its designee) the Parent termination fee.
Effect of the Merger on Our Outstanding Common Stock
On the terms and subject to the conditions set forth in the merger agreement, at the effective time of the merger:
•
each outstanding share of our common stock that is an owned Couchbase share will automatically be cancelled and will cease to exist without any conversion thereof or consideration paid in exchange therefor; and

•
each outstanding share of our common stock that is issued and outstanding as of immediately prior to the effective time of the merger (other than the excluded shares) will be automatically converted into the right to receive $24.50 in cash, without interest thereon and less any applicable withholding taxes.

At or prior to the closing, Parent will deposit (or cause to be deposited) a sufficient amount of cash with a designated payment agent to pay the aggregate per share price. Once a stockholder has provided the payment agent with his, her or its stock certificates (or an affidavit of loss in lieu of a stock certificate) and a completed and duly executed letter of transmittal, or received a customary agent’s message with respect to book-entry shares, and provided any other items specified by the payment agent, then the payment agent will pay the stockholder the appropriate portion of the aggregate per share price in exchange for the shares of our common stock held by that stockholder. For more information, see the section of this proxy statement captioned “The Merger Agreement—Payment Agent, Exchange Fund and Exchange and Payment Procedures.”
After the merger is completed, all of our shares of common stock will no longer be outstanding and will automatically be cancelled and cease to exist and each of our stockholders will cease to have any rights with respect thereto except the right to receive the per share price for each share of our common stock that such stockholder owned, as described in the section of this proxy statement captioned “The Merger Agreement—Conversion of Shares” (except that our stockholders holding shares with respect to which an appropriate person has properly and validly exercised and perfected, and has not validly withdrawn or otherwise lost, their appraisal rights will have the right to receive payment for the “fair value” of their shares, determined pursuant to an appraisal proceeding contemplated by the DGCL as described below in the section of this proxy statement captioned “The Merger—Appraisal Rights”).

Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. This chronology does not purport to catalogue every conversation of or among the Couchbase Board (or its committees), Couchbase management, Parent, Merger Sub, Haveli or their respective financial advisors, legal advisors or representatives or any other parties.
The Couchbase Board regularly evaluates Couchbase’s strategic direction and ongoing business plans with a view toward strengthening Couchbase’s business and enhancing value for Couchbase stockholders. As part of this evaluation, the Couchbase Board has, from time to time, considered a variety of strategic alternatives. These have included, among others, (1) the continuation of, and potential improvements to, Couchbase’s current business plan, with Couchbase remaining an independent public company; (2) potential expansion opportunities through investments, acquisitions, partnerships or other commercial relationships; (3) various capital-raising alternatives; and (4) business combinations and other financial and strategic alternatives, including the sale of Couchbase.
From time to time following its initial public offering in July 2021, Couchbase received inbound inquiries from financial sponsors (including Haveli) and strategic acquirors expressing non-specific interest in pursuing a potential acquisition of, or other strategic transaction with, Couchbase. In the course of his regular duties, Matt Cain, Couchbase’s president and chief executive officer, met with various of these parties to discuss publicly available information concerning Couchbase’s business and the industry in which it operates.
On October 15, 2024, Mr. Cain met with a representative of Haveli, at Haveli’s request. The representative of Haveli stated a general interest in exploring a potential acquisition of Couchbase, but did not make a specific acquisition proposal.
On December 12, 2024, Mr. Cain met with representatives of a financial sponsor (which we refer to as “Sponsor 1”), at Sponsor 1’s request. The representatives of Sponsor 1 stated a general interest in exploring a potential acquisition of Couchbase, but did not make a specific acquisition proposal.
On January 7, 2025, Mr. Cain met with representatives of a financial sponsor (which we refer to as “Sponsor 2”), at Sponsor 2’s request. The representatives of Sponsor 2 stated a general interest in exploring a potential acquisition of Couchbase, but did not make a specific acquisition proposal.
On January 28, 2025, the Couchbase Board met, with members of Couchbase management in attendance. Mr. Cain summarized his discussions with Haveli, Sponsor 1 and Sponsor 2. The Couchbase Board discussed the possibility that these and other third parties could have an interest in pursuing a potential acquisition of Couchbase, and that such a transaction had the potential to be in the best interests of Couchbase and its stockholders. Following discussion, the Couchbase Board determined that Kevin Efrusy, Alex Migon and Rick Simonson should work with Mr. Cain and other members of Couchbase management as an ad hoc committee of directors to refine Couchbase’s strategic positioning as an independent public company, and begin preparatory actions to ready Couchbase to commence a process to explore strategic alternatives should the Couchbase Board determine to do so. We refer to this group of directors as the “Ad Hoc Strategy Committee.” The Couchbase Board did not provide for the payment of any compensation to the members of the Ad Hoc Strategy Committee in consideration of their service on the committee (other than their ordinary course compensation as members of the Couchbase Board).
On February 6, 2025 and February 7, 2025, the Ad Hoc Strategy Committee met on an informal basis, with members of Couchbase management to discuss the broad contours of a process to explore potential strategic alternatives available to Couchbase, including potential financial advisors that could assist the Couchbase in connection with such a process. The Ad Hoc Strategy Committee discussed potential financial advisors and ultimately identified Morgan Stanley as a possible financial advisor to Couchbase. Morgan Stanley is known to the Couchbase Board given Morgan Stanley’s role as an underwriter in Couchbase’s initial public offering. The Ad Hoc Strategy Committee determined that Mr. Cain should continue to meet with third parties regarding a potential strategic transaction involving Couchbase, including Haveli, Sponsor 1 and Sponsor 2.
On February 18, 2025, Mr. Cain met with representatives of Haveli, at Haveli’s request. Mr. Cain and the representatives of Haveli discussed Haveli’s perspective on Couchbase and its business. Haveli did not make a specific acquisition proposal during this meeting.
On February 19, 2025, certain members of the Ad Hoc Strategy Committee met on an informal basis, with members of Couchbase management to discuss Mr. Cain’s recent meeting with representatives of Haveli.

On February 27, 2025, the Couchbase Board met, with members of Couchbase management and representatives of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Couchbase’s outside legal advisor (which we refer to as “Wilson Sonsini”), in attendance. Also at the meeting, at the invitation of the Couchbase Board, were representatives of Morgan Stanley. Mr. Cain summarized his discussions with Haveli, Sponsor 1 and Sponsor 2. The representatives of Morgan Stanley reviewed Morgan Stanley’s perspectives on the current market and strategic environment, and discussed the contours of a possible strategic review process that the Couchbase Board could undertake. The representatives of Morgan Stanley then left the meeting. The representatives of Wilson Sonsini reviewed with the directors their fiduciary duties and considerations related to structuring and executing a potential strategic review process. The Couchbase Board discussed engaging Morgan Stanley as Couchbase’s financial advisor. In that regard, the Couchbase Board reviewed Morgan Stanley’s prior work for Couchbase, as well as Morgan Stanley’s qualifications, expertise, international reputation, knowledge of the industry in which Couchbase operates and experience in advising similar companies in connection with potential strategic transactions. The Couchbase Board determined to continue working with Morgan Stanley to take preparatory actions to ready Couchbase to commence a process to explore strategic alternatives should the Couchbase Board determine that Couchbase do so.
Following the February 27 meeting, Couchbase management received a draft engagement letter from Morgan Stanley and Mr. Simonson negotiated the terms of the engagement letter with Morgan Stanley on behalf of the Couchbase Board.
In March 2025, Morgan Stanley received additional inbound inquiries from Haveli, Sponsor 2 and one additional financial sponsor (which we refer to as “Sponsor 3”) expressing non-specific interest in pursuing a potential acquisition of, or other strategic transaction with, Couchbase.
On March 4, 2025, the Ad Hoc Strategy Committee met, with members of Couchbase management and representatives of Morgan Stanley in attendance. The representatives of Morgan Stanley reviewed a preliminary list of potential financial sponsors (including Haveli, Sponsor 1, Sponsor 2 and Sponsor 3) and strategic acquirors most likely to be interested in pursuing, and able to finance and consummate, an acquisition of Couchbase.
On March 5, 2025, Mr. Cain met with representatives of Sponsor 3, at Sponsor 3’s request. Mr. Cain and the representatives of Sponsor 3 discussed Sponsor 3’s perspective on Couchbase and its business. Sponsor 3 did not make a specific acquisition proposal during this meeting.
On March 6, 2025, Mr. Cain met with representatives of Sponsor 1, at Sponsor 1’s request. The representatives of Sponsor 1 expressed a desire to enter into a confidentiality agreement to gain access to due diligence information in connection with exploring a potential acquisition of Couchbase.
Also on March 6, 2025, Mr. Cain met with representatives of Sponsor 2, at Sponsor 2’s request. The representatives of Sponsor 2 expressed a desire to enter into a confidentiality agreement to gain access to due diligence information in connection with exploring a potential acquisition of Couchbase.
On March 14, 2025, a representative of Haveli contacted Mr. Cain to request a meeting to continue discussions about Couchbase and its business.
On March 20, 2025, members of Couchbase management met with representatives of a financial sponsor (which we refer to as “Sponsor 4”), at Sponsor 4’s request. The representatives of Sponsor 4 stated a general interest in exploring a potential acquisition of Couchbase, but did not make a specific acquisition proposal.
Later on March 20, 2025, the Ad Hoc Strategy Committee met, with members of Couchbase management in attendance. Members of Couchbase management reviewed projected financial information, including drafts, prepared by Couchbase management, of the Base Case Long-Term Plan and the Accelerate Case Long-Term Plan (each as further described in the section of this proxy statement captioned “The Merger—Financial Projections”). Members of Couchbase management described the process for preparing the Base Case Long-Term Plan and Accelerate Long-Term Plan, along with the respective underlying assumptions and various execution and other risks to achieving the forecasted results. The Ad Hoc Strategy Committee provided advice and input to Couchbase management on the Base Case Long-Term Plan and Accelerate Long-Term Plan. The Ad Hoc Strategy Committee instructed Couchbase management to share drafts of the Base Case Long-Term Plan and Accelerate Long-Term Plan with the Couchbase Board for additional input and perspective. Additional information about the preparation and substance of the Base Case Long-Term Plan and the Accelerate Case Long-Term Plan is contained in the section of this proxy statement captioned “The Merger—Financial Projections.” Mr. Cain summarized his conversations with Haveli, Sponsor 1, Sponsor 2, Sponsor 3 and Sponsor 4. Additionally, Mr. Cain summarized discussions he had with representatives of another financial sponsor (which we refer to as “Sponsor 5”) in 2023 in which Sponsor 5 had expressed an interest in learning more about Couchbase and its business. Representatives of Morgan Stanley joined the meeting and reviewed a preliminary list of potential financial sponsors (including Haveli, Sponsor 1, Sponsor 2, Sponsor 3, Sponsor 4 and Sponsor 5) and strategic acquirors most likely to be interested in pursuing, and able to finance and consummate, an acquisition of Couchbase. The Ad Hoc Strategy Committee instructed Morgan Stanley to contact Haveli, Sponsor 1, Sponsor 2, Sponsor 3, Sponsor 4 and Sponsor 5 to discuss each party’s interest in a potential acquisition of Couchbase.
On March 24, 2025, the Ad Hoc Strategy Committee met, with members of Couchbase management and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The representatives of Morgan Stanley reviewed the status of discussions with Haveli, Sponsor 1, Sponsor 2, Sponsor 3, Sponsor 4 and Sponsor 5. The representatives of Morgan Stanley reviewed a list of additional potential financial sponsors and strategic acquirors that might have an interest in pursuing an acquisition of Couchbase, as well as perspectives on each party’s ability to finance and consummate an acquisition. The Ad Hoc Strategy Committee considered the potential benefits and drawbacks of contacting additional parties concerning a potential acquisition of Couchbase, including the risk of leaks and disruption. The Ad Hoc Strategy Committee instructed Couchbase management and Morgan Stanley to (1) continue discussions with Haveli, Sponsor 1, Sponsor 2, Sponsor 3, Sponsor 4 and Sponsor 5; and (2) contact ten additional financial sponsors and seven strategic acquirors regarding each party’s possible interest in a potential transaction involving Couchbase.
In the days following the March 20, 2025 and March 24, 2025 meetings of the Ad Hoc Strategy Committee, representatives of Morgan Stanley and Couchbase management contacted the sixteen financial sponsors (including Haveli, Sponsor 1, Sponsor 2, Sponsor 3, Sponsor 4 and Sponsor 5) and seven strategic acquirors selected by the Ad Hoc Strategy Committee. Of these parties (1) Haveli, Sponsor 1, Sponsor 2, Sponsor 3, Sponsor 4 and Sponsor 5 each subsequently entered into confidentiality agreements with Couchbase; and (2) four additional financial sponsors stated an interest in pursuing a potential acquisition of Couchbase, and Couchbase entered into confidentiality agreements with each of these four financial sponsors. Each of these confidentiality agreements contained a customary “standstill” restriction on the counterparty’s ability to make public proposals to acquire Couchbase, each of which terminated upon the announcement of the signing of the merger agreement; and did not contain “don’t ask, don’t waive” provisions prohibiting the counterparty from requesting that Couchbase release the counterparty from its “standstill” restrictions. Each of the seven strategic acquirors declined to pursue a transaction with Couchbase.
On March 27, 2025, the Couchbase Board met, with members of Couchbase management and representatives of Wilson Sonsini in attendance. Members of Couchbase management reviewed drafts, prepared by Couchbase management, of the Base Case Long-Term Plan and the Accelerate Case Long-Term Plan. Members of Couchbase management described the process for preparing the Base Case Long-Term Plan and the Accelerate Case Long-Term Plan, along with the underlying assumptions and various execution and other risks to achieving the forecasted results. The Couchbase Board instructed Morgan Stanley to (1) use the Base Case Long-Term Plan and the Accelerate Case Long-Term Plan for purposes of its ongoing financial analyses of Couchbase in connection with the Couchbase Board’s consideration and evaluation of strategic alternatives, and (2) provide the Base Case Long-Term Plan and the Accelerate Case Long-Term Plan to potential acquirors following the execution of confidentiality agreements with Couchbase. The Couchbase Board reviewed the status of Couchbase’s exploration of strategic alternatives and determined to formally constitute a strategy committee to assist in its efforts. The Couchbase Board inquired of its members, whether they or their respective affiliated investment funds, would potentially be considering a “roll over” of some or all of their respective ownership stake in Couchbase in any potential transaction. All directors (other than Messrs. Efrusy and Migon) confirmed that they would not be considering a “roll over,” and Messrs. Efrusy and Migon reserved to check with their affiliated funds.
Following the meeting, Mr. Migon notified the Couchbase Board that neither he, nor his affiliated investment funds, would be considering a “roll over” in any potential transaction.
Also on March 27, 2025, representatives of Haveli contacted representatives of Couchbase to notify them that funds affiliated with Haveli would be filing a Schedule 13D as a result of certain share acquisitions. Later that day, affiliates of Haveli publicly filed a Schedule 13D reflecting the acquisition of ownership of 7.9 percent of our common stock. At the time Haveli filed such Schedule 13D, Couchbase had not yet entered into a confidentiality agreement with Haveli containing a customary “standstill” restriction (which was entered into on April 7, 2025, as described below).

On April 1, 2025, the Couchbase Board formally constituted a strategy committee (which we refer to as the “Strategy Committee”) consisting of Messrs. Epstein, Migon and Simonson. The Couchbase Board authorized the Strategy Committee to, among other things, (1) oversee and assist Couchbase management and Couchbase’s advisors and consultants with respect to the consideration, exploration and evaluation of strategic alternatives and potential counterparties to a transaction relating to any strategic alternatives; (2) explore, evaluate, consider, review and negotiate the terms and conditions of any transaction relating to any strategic alternative; and (3) if appropriate, recommend to the Couchbase Board what action, if any, should be taken by Couchbase with respect to any strategic alternative. The delegation of authority to the Strategy Committee was for convenience and efficiency, and not to address any potential conflicts of interest. The Couchbase Board retained the exclusive power and authority to approve the entry into a definitive agreement relating to any strategic alternative, including a sale of Couchbase. It was also understood that the Couchbase Board would continue to have an active role in the consideration of strategic alternatives, and that the Strategy Committee would regularly update, and seek input from, the Couchbase Board. The Couchbase Board did not provide for the payment of any compensation to the members of the Strategy Committee in consideration of their service on the committee (other than their ordinary course compensation as members of the Couchbase Board). At the time the Couchbase Board formally constituted the Strategy Committee, Mr. Efrusy had not yet confirmed that neither he, nor his affiliated investment funds, would be considering a “roll over,” which Mr. Efrusy subsequently confirmed shortly thereafter.
On April 3, 2025, affiliates of Haveli publicly filed an amended Schedule 13D reflecting its ownership of 9.8 percent of our common stock.
Later on April 3, 2025, Mr. Cain met with representatives of Haveli. During this meeting, the representatives of Haveli expressed their intention to partner with Sponsor 3 to evaluate a potential transaction involving Couchbase.
Still later on April 3, 2025, the Couchbase Board met, with members of Couchbase management and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The representatives of Wilson Sonsini summarized the Schedule 13D filings by an affiliate of Haveli. The representatives of Morgan Stanley reviewed with the Couchbase Board the status of Couchbase’s discussions with potential financial sponsors and strategic acquirors regarding a potential strategic transaction with Couchbase, including Haveli’s interest in potentially partnering with Sponsor 3 to submit a joint proposal to acquire Couchbase. The Couchbase Board discussed whether, in light of the then-current market volatility, Couchbase should terminate its strategic process and continue as a standalone public company. Following discussion, the Couchbase Board determined that it would revisit whether to continue the strategic process following its review of Morgan Stanley’s preliminary financial analyses of Couchbase based on each of the Base Case Long-Term Plan and the Accelerate Case Long-Term Plan, and instructed Morgan Stanley to present such analyses to the Couchbase Board. The Couchbase Board also discussed whether to contact any additional potential acquirors concerning a potential acquisition of Couchbase and determined not to do so at that time.
On April 7, 2025, the Couchbase Board met, with members of Couchbase management and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The representatives of Morgan Stanley reviewed preliminary financial analyses of Couchbase based on each of the Base Case Long-Term Plan and the Accelerate Case Long-Term Plan and reviewed the status of Couchbase’s discussions with potential financial sponsors and strategic acquirors regarding a potential strategic transaction with Couchbase. The representatives of Morgan Stanley then left the meeting. The Couchbase Board discussed Couchbase’s prospects as a standalone public company and whether to abandon the strategic process in light of then-current market volatility. The Couchbase Board determined to continue the strategic process, and instructed the Strategy Committee to continue to work with Morgan Stanley and Wilson Sonsini to progress discussions with the potential acquirors. The Couchbase Board (1) discussed additional potential financial sponsors and strategic acquirors to potentially reach out to regarding a potential acquisition of Couchbase; (2) determined to contact three additional potential financial sponsors and six additional potential strategic acquirors; (3) reviewed the terms of an engagement letter with Morgan Stanley; and (4) authorized Couchbase management to enter into the engagement letter (which letter was subsequently entered into).
As noted above, also on April 7, 2025, Couchbase entered into a confidentiality agreement with Haveli, which also provided that Haveli may purchase up to an aggregate of 9.9% of our common stock.
In the days following the April 7 meeting of the Couchbase Board, representatives of Morgan Stanley contacted the three additional potential financial sponsors and six additional strategic acquirors selected by the Couchbase Board. Of these parties (1) one financial sponsor entered into a confidentiality agreement with Couchbase, which (a) contained a customary “standstill” restriction on the counterparty’s ability to make public proposals to acquire

Couchbase, which terminated upon the announcement of the signing of the merger agreement and (b) did not contain “don’t ask, don’t waive” provisions prohibiting the counterparty from requesting that Couchbase release the counterparty from its “standstill” restrictions; (2) one strategic acquiror entered into a confidentiality agreement with Couchbase, which did not contain a “standstill” restriction on the counterparty’s ability to make public proposals to acquire Couchbase; and (3) each of the other financial sponsors and strategic acquirors determined to not pursue a transaction with Couchbase. In addition, following the Couchbase Board’s determination to continue with the strategic process, in April and May 2025, Couchbase management provided management presentations to nine financial sponsors (including Haveli, Sponsor 1, Sponsor 2, Sponsor 3, Sponsor 4 and Sponsor 5) and one potential strategic acquiror. In addition, following execution of a confidentiality agreement, each financial sponsor and potential strategic acquiror was provided access to an electronic data room containing due diligence information with respect to Couchbase.
On April 16, 2025, Mr. Cain met with representatives of a potential strategic acquiror, at such strategic acquiror’s request. The representatives of the potential strategic acquiror discussed Couchbase’s business and stated a general interest in exploring a potential acquisition of Couchbase, but did not make a specific acquisition proposal. No further conversations ensued between this potential strategic acquiror and Couchbase or Morgan Stanley.
Starting on April 21, 2025, representatives of Morgan Stanley facilitated access to the Base Case Long-Term Plan and the Accelerate Case Long-Term Plan to potential acquirors that had entered into confidentiality agreements with Couchbase as instructed by the Couchbase Board.
Also on April 24, 2025, the Strategy Committee met, with members of Couchbase management, other members of the Couchbase Board, and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The representatives of Morgan Stanley reviewed the status of Couchbase’s discussions with potential financial sponsors and strategic acquirors regarding a potential strategic transaction with Couchbase. The Strategy Committee discussed whether to contact any additional potential acquirors concerning a potential acquisition of Couchbase and determined not to do so at that time.
On April 29, 2025, Sponsor 4 informed representatives of Morgan Stanley that Sponsor 4 was no longer interested in pursuing an acquisition of Couchbase.
On May 5, 2025 and May 9, 2025, members of Couchbase management held due diligence sessions with representatives of Haveli and Sponsor 3.
On May 9, 2025, the Strategy Committee met, with members of Couchbase management, other members of the Couchbase Board, and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The representatives of Morgan Stanley reviewed the status of Couchbase’s discussions with potential financial sponsors and strategic acquirors regarding a potential strategic transaction with Couchbase. The Strategy Committee discussed whether to contact any additional potential acquirors concerning a potential acquisition of Couchbase and determined not to do so at that time.
On May 15, 2025, the Strategy Committee met, with members of Couchbase management, other members of the Couchbase Board, and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The representatives of Morgan Stanley reviewed the status of Couchbase’s discussions with potential financial sponsors and strategic acquirors regarding a potential strategic transaction with Couchbase.
Also on May 15, 2025, Sponsor 2 informed representatives of Morgan Stanley that Sponsor 2 was no longer interested in pursuing an acquisition of Couchbase.
On May 16, 2025, a representative of Haveli and a representative of Sponsor 3 contacted Mr. Cain, and then later contacted a representative of Morgan Stanley, to indicate that Haveli would be submitting a proposal to acquire Couchbase for $21 to $23 in cash per share of our common stock later that day.
Later on May 16, 2025, Haveli and Sponsor 3 jointly submitted a non-binding proposal to acquire Couchbase for $21 to $23 in cash per share of our common stock. We refer to this as the “Initial Haveli and Sponsor 3 Proposal.” The Initial Haveli and Sponsor 3 Proposal was not subject to a financing condition and contemplated approximately four weeks of exclusivity to complete confirmatory due diligence and enter into definitive agreements.
On May 20, 2025, the Strategy Committee met, with members of Couchbase management, other members of the Couchbase Board, and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The representatives of Morgan Stanley reviewed certain preliminary financial considerations with respect to the Initial

Haveli and Sponsor 3 Proposal. The Strategy Committee discussed the status of Couchbase’s exploration of strategic alternatives and prospects as an independent public company. After discussion with its advisors, the Strategy Committee instructed Morgan Stanley to inform Haveli and Sponsor 3 that (1) the Initial Haveli and Sponsor 3 Proposal was not compelling; (2) the Couchbase Board was not prepared to agree to negotiate exclusively at that time; and (3) Couchbase would provide additional due diligence information to support Haveli and Sponsor 3 making an acquisition proposal at a higher per share price. The Strategy Committee also instructed Morgan Stanley to instruct the other parties still considering an acquisition of Couchbase (including Sponsor 1 and Sponsor 5) to submit an acquisition proposal in the near term.
On May 27, 2025, Sponsor 1 submitted a proposal to acquire Couchbase for $22 in cash per share of our common stock. We refer to this as the “Initial Sponsor 1 Proposal.” The Initial Sponsor 1 Proposal was not subject to a financing condition and contemplated a 30-day exclusivity period to complete confirmatory due diligence and enter into definitive agreements.
Also on May 27, 2025, Sponsor 5 informed representatives of Morgan Stanley that Sponsor 5 was no longer interested in pursuing an acquisition of Couchbase.
On May 29, 2025, the Couchbase Board met, with members of Couchbase management and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The representatives of Wilson Sonsini reviewed with the directors their fiduciary duties. The representatives of Morgan Stanley reviewed the status of Couchbase’s discussions with potential financial sponsor and strategic acquirors regarding a potential strategic transaction with Couchbase and noted that at such time only Haveli and Sponsor 3, on the one hand, and Sponsor 1, on the other hand, were actively considering an acquisition of Couchbase. The representatives of Morgan Stanley reviewed certain preliminary financial considerations with respect to the Initial Sponsor 1 Proposal. The Couchbase Board instructed Morgan Stanley to inform Haveli and Sponsor 3, on the one hand, and Sponsor 1, on the other hand, that: (1) Couchbase would provide additional due diligence information to support such party making an acquisition proposal at a higher per share price; (2) each party should submit a “best and final” acquisition proposal, together with an issues list of a “bid-draft” merger agreement prepared by Wilson Sonsini; and (3) in the event that the Couchbase Board determined to proceed with an acquisition, the Couchbase Board expected to announce a transaction on an expedited basis. The Couchbase Board discussed whether to contact any additional potential acquirors concerning a potential acquisition of Couchbase and determined not to do so at that time. The representatives of Morgan Stanley left the meeting. The representatives of Wilson Sonsini reviewed with the directors, their fiduciary duties and the key terms of the proposed “bid-draft” merger agreement that would be provided Haveli and Sponsor 3, on the one hand, and Sponsor 1 on the other hand.
Shortly following the May 29 meeting, representatives of Morgan Stanley delivered the Couchbase Board’s message to Haveli and Sponsor 3 and Sponsor 1.
On June 2, 2025, the “bid-draft” merger agreement was sent to Haveli and Sponsor 3. The version of the merger agreement delivered to Haveli and Sponsor 3 included an obligation for Haveli and its affiliates that own our common stock to enter into agreements to vote their shares of our common stock in favor of the merger concurrently upon entering into the merger agreement. Shortly thereafter, the corresponding draft of Couchbase’s confidential disclosure letter was sent to Haveli and Sponsor 3 and Sponsor 1. Thereafter, and until the parties’ “best and final” proposals were submitted, Couchbase continued to provide due diligence information to Haveli and Sponsor 1, which included multiple meetings with members of Couchbase management and representatives of Morgan Stanley to discuss Couchbase’s business and a potential acquisition of Couchbase.
On June 3, 2025, Couchbase announced earnings for the first quarter of its 2026 fiscal year. At the close of market trading on June 3, 2025 Couchbase’s stock price was at $18.56 per share.
Also on June 3, 2025, representatives of Wilson Sonsini met with Sponsor 1’s outside legal counsel to discuss the “bid-draft” merger agreement. Sponsor 1’s outside legal counsel noted that it intended to submit a full markup of the merger agreement with its “best and final” proposal.
On June 5, 2025, the Strategy Committee met, with members of Couchbase management, other members of the Couchbase Board, and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The representatives of Morgan Stanley provided an update on the status of discussions with Haveli and Sponsor 3, on the one hand, and Sponsor 1, on the other hand. The Strategy Committee discussed whether to contact any additional potential acquirors concerning a potential acquisition of Couchbase and determined not to do so at that time. The

Strategy Committee reviewed a customary relationship disclosure letter provided by Morgan Stanley. The representatives of Morgan Stanley then left the meeting. The Strategy Committee discussed the contents of the relationship disclosure letter and discussions between Mr. Simonson and representatives of Morgan Stanley with respect thereto. The Strategy Committee did not identify any matters that would, in the opinion of the Strategy Committee, affect the ability of Morgan Stanley to fulfill its responsibilities to Couchbase as its financial advisor.
Later on June 5, 2025, representatives of Wilson Sonsini met with representatives of Latham and Watkins LLP (which we refer to as “Latham”), outside legal counsel to Haveli, to discuss the “bid-draft” merger agreement. Latham noted that Haveli intended to submit a full markup of the merger agreement with its “best and final” proposal.
On June 9, 2025, members of Couchbase management held a legal due diligence call with representatives of Haveli and Sponsor 3 as well as Latham in attendance.
Consistent with the Board’s instructions, on June 16, 2025, Morgan Stanley directed Sponsor 1 to submit a “best and final” proposal. Sponsor 1 submitted a proposal to acquire Couchbase for $22.25 in cash per share of our common stock. We refer to this as the “Revised Sponsor 1 Proposal.” The Revised Sponsor 1 Proposal was not subject to a financing condition and contemplated a 10-business day exclusivity period to complete due diligence and enter into definitive agreements. The Revised Sponsor 1 Proposal also contained a markup of the merger agreement and drafts of Sponsor 1’s equity commitment letter and limited guarantee.
Consistent with the Board’s instructions, also on June 16, 2025, Morgan Stanley directed Haveli to submit a “best and final” proposal. Haveli submitted a non-binding proposal to acquire Couchbase for $22.50 in cash per share of our common stock. We refer to this as the “Revised Haveli Proposal.” The Revised Haveli Proposal was not subject to a financing condition and contemplated a five-day exclusivity period, expiring at 11:59 p.m., Pacific time, on June 23, 2025. The Revised Haveli Proposal also contained a markup of the merger agreement, disclosure schedules and draft equity commitment letter and limited guarantee. Prior to submitting the Revised Haveli Proposal, representatives of Haveli had informed representatives of Morgan Stanley that Sponsor 3 was no longer interested in pursuing an acquisition of Couchbase, either with Haveli or independently.
On June 17, 2025, the Couchbase Board met, with members of Couchbase management and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The representatives of Wilson Sonsini reviewed with the directors their fiduciary duties. The representatives of Morgan Stanley reviewed certain preliminary financial considerations with respect to each of the Revised Sponsor 1 Proposal and the Revised Haveli Proposal. The representatives of Wilson Sonsini reviewed the terms of the proposed merger agreement, equity commitment letter and limited guarantee from each of Haveli and Sponsor 1, and noted that the terms proposed by Haveli were closer to the “bid-draft” merger agreement than the terms proposed by Sponsor 1. The Couchbase Board discussed next steps, including whether to (1) enter into exclusivity on the basis of either proposal; (2) seek improved terms from the parties; or (3) decline both proposals, discontinue the strategic review process and continue as an independent public company. In light of the call for “best and final” proposals, the Couchbase Board considered the risk of losing one (or both) proposals should it seek to negotiate improved terms from the parties, and the likelihood that either Haveli or Sponsor 1 would improve its proposal. The representatives of Wilson Sonsini reviewed with the directors their fiduciary duties. Members of Couchbase management, other than Mr. Cain, and the representatives of Morgan Stanley left the meeting. Mr. Cain discussed Couchbase’s prospects as a standalone public company. Mr. Cain then left the meeting. After discussion of alternatives, the Couchbase Board determined to enter into exclusive negotiations with Haveli on the basis of the Revised Haveli Proposal. The Couchbase Board instructed (1) Wilson Sonsini to negotiate an exclusivity agreement with Haveli expiring at 11:59 p.m., Eastern time, on June 22, 2025, and thereafter to negotiate the terms of the merger agreement, equity commitment letter and limited guarantee, with the objective of announcing a transaction with Haveli on June 23, 2025; and (2) Morgan Stanley to inform Sponsor 1 that the Couchbase Board had not accepted the Revised Sponsor 1 Proposal and would not be in a position to continue communications with Sponsor 1 regarding its offer. Following the meeting, as instructed by the Couchbase Board, representatives of Morgan Stanley informed Sponsor 1 of the Couchbase Board’s determination.
Later on June 17, 2025, Couchbase entered into an exclusivity agreement with Haveli, expiring at 11:59 p.m., Eastern time, on June 22, 2025.
Still later on June 17, 2025, a representative of Sponsor 1 communicated to a representative of Morgan Stanley that Sponsor 1 desired to continue discussions regarding a potential acquisition of Couchbase and was willing to increase the per share price of the Revised Sponsor 1 Proposal. The representative of Morgan Stanley did not respond to this communication.

On June 18, 2025, representatives of Wilson Sonsini shared a draft of the voting agreement with the affiliate of Haveli that owns shares of our common stock, as well as a draft of the voting agreement with directors and officers of Couchbase that own shares of our common stock, as requested by representatives of Latham in Latham’s markup of the merger agreement, with representatives of Latham.
Also on June 18, 2025, a representative of Sponsor 1 communicated to Mr. Cain that Sponsor 1 desired to continue discussions regarding a potential acquisition of Couchbase and was willing to increase the per share price of the Revised Sponsor 1 Proposal. Mr. Cain did not respond to this communication.
Later on June 18, 2025, representatives of Sponsor 1’s financial advisor communicated to representatives of Morgan Stanley that Sponsor 1 (1) continued to be highly interested in an acquisition of Couchbase; (2) was prepared to improve the per share price of the Revised Sponsor 1 Proposal by a substantial amount; (3) was prepared to move quickly to enter into definitive agreements; and (4) desired to discuss these topics with Couchbase that day or as soon as possible. The representatives of Morgan Stanley did not respond to this communication.
Still later on June 18, 2025, representatives of Sponsor 1’s financial advisor submitted to representatives of Morgan Stanley a proposal to acquire Couchbase for $25.00 in cash per share of our common stock. We refer to this as the “Final Sponsor 1 Proposal.” The Final Sponsor 1 Proposal (1) did not alter the terms of the proposed merger agreement, equity commitment letter and limited guarantee previously submitted by Sponsor 1; (2) stated that Sponsor 1 was prepared to execute a merger agreement by June 22, 2025, subject to continued access to confirmatory due diligence and Couchbase management; and (3) did not require Couchbase to negotiate with Sponsor 1 on an exclusive basis. The representatives of Morgan Stanley did not respond to this communication.
Still later on June 18, 2025, the Strategy Committee met, with members of Couchbase management and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The representatives of Wilson Sonsini reviewed with the directors their fiduciary duties. The Strategy Committee reviewed with its advisors the various communications from Sponsor 1, including from earlier that day. The representatives of Morgan Stanley reviewed certain preliminary financial considerations with respect to the Final Sponsor 1 Proposal. The representatives of Wilson Sonsini reviewed Couchbase’s obligations under its exclusivity agreement with Haveli and its confidentiality agreement with Sponsor 1. Following discussion, and in light of developments with respect to Sponsor 1, the Strategy Committee determined to recommend to the Couchbase Board that Couchbase inform Haveli that the Couchbase Board was no longer prepared to enter into a merger agreement with Haveli at a per share price of $22.50.
On June 19, 2025, the Couchbase Board met, with members of Couchbase management and representatives of Morgan Stanley and Wilson Sonsini in attendance. The representatives of Wilson Sonsini reviewed with the directors their fiduciary duties. The Couchbase Board reviewed with its advisors the various communications from Sponsor 1. The representatives of Morgan Stanley reviewed certain preliminary financial considerations with respect to the Final Sponsor 1 Proposal. The representatives of Wilson Sonsini reviewed Couchbase’s obligations under its exclusivity agreement with Haveli and its confidentiality agreement with Sponsor 1. The Couchbase Board instructed Morgan Stanley and Wilson Sonsini to inform Haveli and Latham that the Couchbase Board was no longer prepared to enter into a merger agreement with Haveli at a per share price of $22.50, but that the Couchbase Board was prepared to enter into a merger agreement with Haveli, prior to the open of market trading on June 20, 2025, at a per share price of $25.10. Following the meeting, representatives of each of Morgan Stanley and Wilson Sonsini so informed Haveli and its representatives.
Later on June 19, 2025, Wilson Sonsini delivered a revised draft of the merger agreement, equity commitment letter, voting agreement and limited guarantee to Latham. The revised draft of the merger agreement provided for, among other things, a termination fee of 2.8 percent of Couchbase’s equity value, which termination fee would be payable by Couchbase in certain circumstances, including upon termination of the merger agreement to accept a superior proposal.
Still later on June 19, 2025, representatives of Haveli verbally informed Morgan Stanley that Haveli (1) was prepared to increase its proposal to acquire Couchbase to $24.50 in cash per share of our common stock; (2) would not further increase the value of its acquisition proposal; and (3) would no longer pursue a transaction involving Couchbase if the transaction was not publicly announced by early on June 20, 2025. Haveli also proposed that Couchbase would have the benefit of a “go-shop” period permitting Couchbase to affirmatively solicit alternative acquisition proposals until 11:59 p.m., Eastern time, on June 23, 2025, with the termination fee payable by Couchbase equal to (a) 1.4 percent of Couchbase’s equity value if (i) during the “go-shop” period, Couchbase terminated the merger agreement to enter into a definitive agreement with respect to a superior proposal, or (ii) if Couchbase had, during the “go-shop” period, delivered a notice to Parent stating, among other things, that Couchbase had received an acquisition proposal that the Couchbase Board had determined was a superior proposal and Couchbase subsequently terminated the merger agreement to accept that proposal, and (b) 2.8 percent of Couchbase’s equity value if Couchbase terminated the merger agreement to enter into a definitive agreement with respect to a superior proposal following the expiration of the “go-shop” period in other circumstances. We refer to this proposal as the “Final Haveli Proposal.”
Still later on June 19, 2025, Latham delivered to Wilson Sonsini a revised draft of the merger agreement reflecting the terms of the Final Haveli Proposal.
Still later on June 19, 2025, the Couchbase Board met, with members of Couchbase management and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The representatives of Morgan Stanley reviewed certain preliminary financial considerations with respect to the Final Haveli Proposal. The representatives of Wilson Sonsini reviewed the “go-shop” provisions proposed by Haveli. The Couchbase Board considered (1) the per share prices contemplated by the Final Sponsor 1 Proposal and the Final Haveli Proposal; (2) that the definitive agreements for the transaction contemplated by the Final Haveli Proposal were substantially negotiated; (3) the risk of Sponsor 1 failing to acquire Couchbase on the terms of the Final Sponsor 1 Proposal, if at all; (4) the exclusivity agreement with Haveli, which, even if the Board determined not to pursue a transaction with Haveli, prevented Couchbase from negotiating with Sponsor 1 until June 23, 2025; (5) the risk that Haveli would abandon its efforts to acquire Couchbase if Couchbase failed to publicly announce a transaction with Haveli by early on June 20, 2025, including in circumstances where Sponsor 1 was not prepared to transact; (6) Couchbase’s ability, pursuant to the terms of the proposed merger agreement with Haveli, to affirmatively solicit alternative acquisition proposals and pay a lower termination fee to terminate the merger agreement during the “go-shop” period, and to terminate the merger agreement to accept a superior proposal; (7) the termination fee payable by Couchbase, the sizes of such fee, and the circumstances in which such fee would be payable; (8) the fact that the proposed “go-shop” period expired on June 23, 2025, and the fact that the Final Sponsor 1 Proposal stated that Sponsor 1 could be prepared to execute a definitive agreement for an acquisition of Couchbase by June 22, 2025; and (9) the respective levels of experience of Haveli and its team and Sponsor 1 in completing public company acquisitions similar in size to the acquisition of Couchbase. The Couchbase Board (1) determined to accept the Final Haveli Proposal; and (2) instructed Wilson Sonsini to negotiate the final terms of the merger agreement, voting agreements, limited guarantee and equity commitment letter so that Couchbase was positioned to publicly announce its acquisition by Haveli by early on June 20, 2025.
Following the meeting of the Couchbase Board, members of Couchbase management and representatives of Wilson Sonsini, and representatives of each of Haveli and Latham, continued to exchange revised drafts, and met to finalize the terms of the transaction documents through the morning of July 20, 2025.
On June 20, 2025, the Couchbase Board met, with members of Couchbase management and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The representatives of Morgan Stanley confirmed that there were no updates to the relationship disclosure letter previously provided by Morgan Stanley to the Couchbase Board. The representatives of Morgan Stanley provided Morgan Stanley’s financial analyses of the $24.50 per share cash consideration proposed to be paid by Haveli pursuant to the Final Haveli Proposal. At the request of the Couchbase Board, Morgan Stanley then rendered its oral opinion, subsequently confirmed in writing, that, as of June 20, 2025, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the per share price of $24.50 in cash to be received by the holders of shares of our common stock (other than the holders of the excluded shares and any other affiliates of Parent that hold shares of our common stock) pursuant to the terms of the merger agreement was fair from a financial point of view to such holders of shares of our common stock, as set forth in the written opinion as more fully described in the section of this proxy statement captioned “The Merger—Opinion of Morgan Stanley & Co. LLC.” Mr. Cain confirmed that he had not engaged in discussions with Haveli regarding any post-closing employment or compensation. The representatives of Wilson Sonsini summarized the final terms of the merger agreement, equity commitment letter, limited guarantee and voting agreements. The Couchbase Board, after considering the factors more fully described in the section of this proxy statement captioned “The Merger—Recommendation of the Couchbase Board and Reasons for the Merger,” by a unanimous vote of the directors present and voting (1) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Couchbase and its stockholders; and (2) approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger. The representatives of Morgan Stanley described certain solicitation activities that could be undertaken during the “go-shop” period and identified seven potential strategic acquirors that could be interested in an acquisition of Couchbase. The Couchbase Board instructed Morgan Stanley to contact each of these seven strategic acquirors and Sponsor 1 regarding their interest participating in the “go-shop” period.
Later on June 20, 2025, representatives of Wilson Sonsini and Latham finalized the merger agreement, equity commitment letter, limited guarantee and voting agreements, and the transaction documents were executed by the parties.
Still later on June 20, 2025, before the open of market trading, Couchbase and Haveli issued a joint press release and publicly announced the merger and the transactions contemplated by the merger agreement.
Following the public announcement of the merger, on June 20, 2025, Morgan Stanley contacted Sponsor 1 and the seven potential strategic acquirors as instructed by the Couchbase Board. Representatives of Sponsor 1 stated that Sponsor 1 might consider participating in the “go-shop” process.
From June 20, 2025 until June 23, 2025, representatives of Couchbase made available to Sponsor 1 and its advisors certain due diligence information that was made available to Haveli, and Sponsor 1 and its advisors held meetings with Couchbase management and Morgan Stanley to discuss Couchbase’s business; and Sponsor 1’s outside legal counsel met with Wilson Sonsini to discuss the terms of a proposed merger agreement, voting agreement, equity commitment letter and limited guarantee that Sponsor 1 may submit in connection with a potential acquisition proposal.
On June 21, 2025, a representative of Sponsor 1 informed representatives of Morgan Stanley that Sponsor 1 intended to submit an acquisition proposal.
On June 22, 2025, the Couchbase Board met, with members of Couchbase management and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The representatives of Morgan Stanley summarized the solicitation efforts undertaken by Morgan Stanley at the instruction of the Couchbase Board during the “go-shop” period and Sponsor 1’s stated intention to submit an acquisition proposal. The representatives of Morgan Stanley provided an update for the Couchbase Board that each contacted party, other than Sponsor 1, had declined to participate in the “go-shop” process.
On June 23, 2025, a representative of Sponsor 1 informed a representative of Morgan Stanley that Sponsor 1 had determined that it would not further pursue the Final Sponsor 1 Proposal or submit a revised acquisition proposal.
Still later on June 23, 2025, the Strategy Committee met, with members of Couchbase management and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The representatives of Morgan Stanley provided an update to the Strategy Committee on the additional due diligence provided to Sponsor 1, various discussions over the preceding days with Sponsor 1 and Sponsor 1’s determination that it would not further pursue the Final Sponsor 1 Proposal or submit a revised acquisition proposal.
Still later on June 23, 2025, the Couchbase Board met, with members of Couchbase management and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The representatives of Morgan Stanley summarized the additional due diligence provided to Sponsor 1, various discussions over the preceding days with Sponsor 1 and Sponsor 1’s determination that it would not further pursue the Final Sponsor 1 Proposal or submit a revised acquisition proposal.
At 11:59 p.m., Eastern time, on June 23, 2025, the “go-shop” period expired.
Recommendation of the Couchbase Board and Reasons for the Merger
Recommendation of the Couchbase Board
On June 20, 2025, the Couchbase Board, by a unanimous vote of the directors present and voting: (1) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Couchbase and our stockholders; and (2) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger.
The Couchbase Board recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger; and (3) “FOR” the postponement or adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Reasons for the Merger
In evaluating the merger agreement and the merger, the Strategy Committee and the Couchbase Board consulted with members of Couchbase management, as well as representatives of each of Wilson Sonsini and Morgan Stanley. In recommending that our stockholders vote “FOR” the adoption of the merger agreement, the Couchbase Board considered and analyzed a number of factors, including the factors summarized below (which factors are not necessarily exhaustive or presented in order of relative importance). Based on these consultations, considerations and analyses, including the factors discussed below, the Couchbase Board concluded that entering into the merger agreement was advisable, fair to and in the best interests of Couchbase and our stockholders.
The Couchbase Board believed that the following material factors and benefits supported its determination and recommendation that our stockholders vote “FOR” the adoption of the merger agreement:
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Couchbase’s Business, Financial Condition, Prospects and Execution Risks. The Couchbase Board’s assessment of the then-current financial condition, results of operations, business and competitive positioning of Couchbase. As part of this analysis, the Couchbase Board considered Couchbase management’s then-current business plans and strategies and the potential opportunities that these plans and strategies presented against, among other things, various execution and other risks to achieving those plans and strategies. Among the potential risks identified by the Couchbase Board were:

○	Our prospects and competitive position as an independent public company. In this regard, the Couchbase Board considered:
•	our size, as well as our financial resources and access to capital on a cost-effective basis, relative to our competitors;
•	the rapid technological change, frequent new product and service introductions and enhancements, changing customer demands and evolving industry standards that characterize our industry;
•	new and evolving competitive threats;
•	challenges to acquiring new customers and retaining our existing customers, including challenges to increasing the productivity and capacity of our sales force;
•	the evolving impact of artificial intelligence on our business and prospects; and
•	the other risk factors described in our other filings with the SEC, as listed in the section of this proxy statement captioned “Where You Can Find More Information.”
○	Challenges to increasing revenue growth while maintaining and improving our operating margins, along with evolving investor expectations regarding profitability at our company.
○	The ability to accurately forecast our future financial performance and the historical execution of our business plan by Couchbase management.
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The challenges, for a publicly traded company, of making investments to achieve long-term growth, given that a publicly traded company is subject to investor scrutiny based on its quarterly performance. The Couchbase Board was aware that the price of our common stock could be negatively impacted if we did not meet our publicly disclosed guidance and investor expectations of our future financial and operational performance, including our growth and profitability objectives.

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Market volatility and the current and prospective business environment in which we operate, including macroeconomic challenges facing us and our industry more generally and the impact of changed economic circumstances on key customer segments.

○	The historical market prices, volatility and trading information with respect to shares of our common stock.
○	The need to attract, retain and motivate talented senior management to execute Couchbase’s business plan.
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Results of Strategic Review Process. The Couchbase Board’s belief that the merger was the result of a reasoned, fully informed process overseen by the Strategy Committee and the Couchbase Board. Among the process considerations identified by the Couchbase Board were:

○	The conversations held by Couchbase and its advisors, which occurred over several months, with 14 potential strategic acquirors and 19 financial sponsors, including Haveli, concerning their interest in acquiring Couchbase. The Couchbase Board considered the nature of the engagement by each of these potential acquirors, and that, of these potential acquirors, only Haveli, Sponsor 1 and, prior to dropping out of the process, Sponsor 3 submitted a proposal to acquire Couchbase. For more information on this process, see the section of this proxy statement captioned “The Merger —Background of the Merger.”
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Haveli’s statement that it (1) would not further increase the value of its acquisition proposal beyond $24.50 per share of our common stock; and (2) would abandon its efforts to acquire Couchbase if the transaction was not publicly announced by early on June 20, 2025.

○	The risk of losing a favorable opportunity with Haveli if the Couchbase Board sought to continue discussions with Sponsor 1 or other third parties.
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Cash Consideration and Certainty of Value. The consideration to be received by our stockholders in the merger consists entirely of cash. The receipt of cash consideration provides certainty of value and liquidity immediately upon the closing of the merger, and eliminates uncertainty and risk for our stockholders related to the continued execution of Couchbase’s business plan as well as risks related to the financial markets generally.

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Best Value Reasonably Obtainable. The belief of the Couchbase Board that the per share price represents the best value reasonably available for the shares of our common stock after extensive discussions with multiple parties, taking into account the familiarity of the Couchbase Board with our business, operations, prospects, business strategy, assets, liabilities and general financial condition on a historical and prospective basis. In addition, the Couchbase Board believed that, measured against our longer-term execution risks, the per share price reflects a fair and favorable price for the shares of our common stock. The Couchbase Board considered that the per share price constitutes a premium of approximately 67 percent to the closing stock price of our common stock on March 27, 2025, the last full trading day prior to the filing of a Schedule 13D by an affiliate of Parent disclosing its ownership of 7.9 percent of our common stock, and approximately 29 percent to the closing stock price of our common stock on June 18, 2025, the last full trading day prior to the announcement of the merger.

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Potential Strategic Alternatives. The assessment of the Couchbase Board that none of the possible alternatives to the merger (including the possibility of continuing to operate Couchbase as an independent public company or pursuing a different transaction, and the desirability and perceived risks of those alternatives, as well as the potential benefits and risks to our stockholders of those alternatives and the timing and likelihood of effecting such alternatives) was reasonably likely to present superior opportunities for us to create greater value for our stockholders, taking into account execution risks as well as business, competitive, financial, industry, legal, market and regulatory risks.

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Fairness Opinion of Morgan Stanley. The oral opinion of Morgan Stanley rendered to the Couchbase Board on June 20, 2025, which was subsequently confirmed by delivery of a written opinion dated June 20, 2025, that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the per share price of $24.50 in cash to be received by the holders of shares of our common stock (other than the holders of the excluded shares and any other affiliates of Parent that hold shares of our common stock), pursuant to the merger agreement was fair, from a financial point of view, to such holders of shares of our common stock, as more fully described in the section of this proxy statement captioned “The Merger—Opinion of Morgan Stanley & Co. LLC” and which full text of the written opinion is attached as Annex B to this proxy statement.

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Negotiations with Parent and Terms of the Merger Agreement. The terms and conditions of the merger agreement, which was the product of robust, arm’s-length negotiations and during which the Couchbase Board and the Strategy Committee were advised by Wilson Sonsini. In this regard, the factors considered by the Couchbase Board included:

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The “go-shop” provisions of the merger agreement, which, permitted Couchbase and its representatives, during the “go-shop” period, to, subject to the provisions of the merger agreement, (1) solicit acquisition proposals from third parties; and (2) participate in discussions and negotiations with third parties regarding acquisition proposals, including providing non-public information to such parties.

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Our rights under the merger agreement to respond to unsolicited acquisition proposals from third parties (including after the conclusion of the “go-shop” period) and, subject to compliance with the terms of the merger agreement, to terminate the merger agreement to accept a superior proposal from a third party.

○	The belief of the Couchbase Board that the terms of the merger agreement would not preclude third parties from making a superior proposal.
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The fact that the merger is not subject to a financing condition and that the Guarantors have committed to capitalize Parent on the closing date on the terms and subject to the conditions set forth in the equity commitment letter and the amount will be sufficient to fund the aggregate purchase price and the other fees, expenses and other amounts contemplated by the merger agreement, as more fully described in the section of this proxy statement captioned “The Merger—Financing of the Merger.”

○	The Couchbase Board’s ability, under certain circumstances, to withdraw or modify its recommendation that our stockholders vote in favor of the adoption of the merger agreement.
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Our ability, under certain circumstances, to terminate the merger agreement to enter into an alternative acquisition agreement. In that regard, the Couchbase Board believed that the sizes of the Couchbase termination fee were reasonable, consistent with or below similar fees payable in comparable transactions, and not preclusive of other offers.

○	Our ability, under the circumstances specified in the merger agreement, to specifically enforce Parent’s obligation to cause the equity financing to be funded and to consummate the merger.
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Reasonable Likelihood of Consummation. The belief of the Couchbase Board that an acquisition by Parent was reasonably likely to close, including the belief that the regulatory approvals required to consummate the merger were reasonably likely to be obtained.

•
Timing of Completion. The anticipated timing of the consummation for the merger and the Couchbase Board’s conclusion that the merger was capable of being completed in a reasonable timeframe and in an orderly manner, reducing the period during which Couchbase’s business would be subject to the potential uncertainty of closing.

•
Business Reputation of Haveli. The assessment of the Couchbase Board that the business reputation and financial resources of Haveli supported the conclusion that a transaction with Parent (which is an affiliate of investment funds managed by Haveli) was reasonably likely to be consummated successfully and in an appropriately expedited manner.

•	Appraisal Rights. The appraisal rights in connection with the merger available to our stockholders.
The Couchbase Board also considered a number of uncertainties, risks and other potentially negative factors related to its recommendation, including the following:
•
Risks Associated with Failure to Consummate the Merger. The possibility that the merger might not be consummated, and if it is not consummated, that: (1) our directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work on behalf of Couchbase during the pendency of the merger; (2) we will have incurred significant transaction and other costs (many of which are payable whether or not the merger is consummated); (3) our business relationships with current or prospective customers, business partners, suppliers, vendors, employees and investors may be adversely affected, which could cause an adverse impact on Couchbase’s operating results; (4) the trading price of our common stock could be adversely affected; (5) the contractual and legal remedies available to us if Parent were to seek to terminate the merger agreement or abandon the merger (including the Parent termination fee) may be insufficient from a variety of perspectives, costly to pursue, or both; and (6) the failure of the merger to be consummated could result in an adverse perception among our current and prospective customers, business partners, suppliers, vendors, employees and investors, which could cause an adverse impact on our operating results.

•
No Stockholder Participation in Future Growth or Earnings. The nature of the merger as a cash transaction means that our stockholders will not participate in our future earnings or growth and will not benefit from any appreciation in value of the surviving corporation following the merger.

•
Other Strategic Options. The other potential alternative strategies available to us as an independent company, which, despite significant uncertainty, had the potential to result in a more successful and valuable company.

•
No Ability to Solicit an Alternative Transaction After the “Go-Shop” Period. The restrictions in the merger agreement on our ability to solicit competing proposals after the no shop period start date until the consummation of the merger.

•	Regulatory Clearances. The requirement to obtain certain required regulatory clearances to complete the merger, which clearances subject the merger to potential delays and risks.
•
Couchbase Termination Fee Payable to Parent. The requirement that we pay the Couchbase termination fee to Parent, under certain circumstances following termination of the merger agreement, including if the Couchbase Board terminates the merger agreement to accept a superior proposal, of either (1) $21.0 million (a) during the “go-shop” period, Couchbase terminated the merger agreement to enter into a definitive agreement with respect to a superior proposal, or (b) if Couchbase had, during the “go-shop” period, delivered a notice to Parent stating, among other things, that Couchbase had received an acquisition proposal that the Couchbase Board had determined was a superior proposal, and Couchbase subsequently terminated the merger agreement to accept such proposal; or (2) $42.0 million if Couchbase terminated the merger agreement to enter into a definitive agreement with respect to a superior proposal following the expiration of the “go-shop” period in other circumstances. The Couchbase Board considered the potentially dampening effect that the Couchbase termination fee could have on a third party’s interest in making a proposal to acquire us.

•
Parent Termination Fee Payable to Couchbase. The fact that Couchbase’s recovery for monetary damages under the merger agreement, equity commitment letter and limited guarantee is limited to a termination fee of $82.5 million, payable by Parent under certain circumstances following the termination of the merger agreement, including if Couchbase terminates the merger agreement due to Parent’s failure to consummate the closing after satisfaction (or waiver) of the conditions to closing in the merger agreement and Couchbase stands ready to consummate the merger, as well as certain reimbursement obligations and enforcement expenses.

•
Impact of Interim Restrictions on Couchbase’s Business Pending the Completion of the Merger. The restrictions in the merger agreement on the conduct of our business prior to the consummation of the merger, which may delay or prevent us from undertaking strategic initiatives before the completion of the merger that, absent the merger agreement, we might have pursued.

•
Effects of the Announcement of the Merger. The effects of the public announcement of the merger, including the: (1) effects on our employees, customers, partners, suppliers, vendors and operating results; (2) impact on our ability to attract and retain management, sales and marketing, engineering and technical personnel; and (3) potential for litigation in connection with the merger, and the risk of incurring substantial costs and expenses in connection therewith.

•
Taxable Consideration. The fact that stockholders’ receipt of cash in exchange for shares of our common stock in the merger will generally be a taxable transaction for U.S. federal income tax purposes for our stockholders that are U.S. persons.

•
Interests of Couchbase’s Directors and Executive Officers. The fact that our directors and executive officers may have interests in the merger which may be different from, or in addition to, those of our other stockholders, as more fully described in the section of this proxy statement captioned “The Merger—Interests of Couchbase’s Directors and Executive Officers in the Merger.”

The foregoing discussion of factors considered is not meant to be exhaustive. Rather, it summarizes the material considerations and analyses evaluated by the Couchbase Board in its consideration of the merger, and such considerations and analyses are not necessarily presented in order of importance. After considering these and other factors, the Couchbase Board concluded that the potential benefits of entering into the merger agreement outweighed the potential uncertainties and risks. In light of the variety of factors considered by the Couchbase Board and the complexity of these factors, the Couchbase Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Couchbase Board applied his or her own personal business judgment to the process and may have assigned different relative weights to the different factors. The Couchbase Board adopted and approved the merger agreement based upon the totality of the information presented to, and considered by, the Couchbase Board. The explanation of the factors and reasoning set forth above may contain forward-looking statements, which should be read in conjunction with the section of this proxy statement captioned “Forward-Looking Statements.”
Opinion of Morgan Stanley & Co. LLC
Couchbase retained Morgan Stanley to provide it with financial advisory services and an opinion in connection with the possible sale of Couchbase. The Couchbase Board selected Morgan Stanley to act as Couchbase’s financial advisor based on, among other things, Morgan Stanley’s qualifications, extensive expertise and international reputation, its knowledge of and involvement in recent transactions in Couchbase’s industry, and its knowledge of Couchbase’s business and affairs given Morgan Stanley’s role as an underwriter in Couchbase’s initial public offering. At the meeting of the Couchbase Board on June 20, 2025, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that, as of June 20, 2025, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the per share price of $24.50 in cash to be received by the holders of shares of our common stock (other than the holders of the excluded shares and any other affiliates of Parent that hold shares of our common stock) pursuant to the merger agreement was fair from a financial point of view to such holders of shares of our common stock.
The full text of the written opinion of Morgan Stanley, dated as of June 20, 2025, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached as Annex B to this proxy statement and incorporated by reference in this proxy statement in its entirety. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Morgan Stanley’s opinion carefully and in its entirety. Morgan Stanley’s opinion was directed to the Couchbase Board, in its capacity as such, and addresses only the fairness from a financial point of view of the per share price of $24.50 in cash to be received by the holders of shares of our common stock (other than holders of the excluded shares and any other affiliates of Parent that hold shares of our common stock) pursuant to the merger agreement as of the date of the opinion and does not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available, nor does it address the underlying business decision of Couchbase to enter into the merger agreement or proceed with any transaction contemplated by the merger agreement. Morgan Stanley expressed no opinion or recommendation as to how our stockholders should vote at any meeting of our stockholders to be held in connection with the merger.
In connection with rendering its opinion, Morgan Stanley, among other things:
•	reviewed certain publicly available financial statements and other business and financial information of Couchbase;
•	reviewed certain internal financial statements and other financial and operating data concerning Couchbase;
•	reviewed certain financial projections prepared by Couchbase’s management, including the Financial Projections (which we refer to as the “management projections”);
•	discussed the past and current operations and financial condition and the prospects of Couchbase with senior executives of Couchbase;
•	reviewed the reported prices and trading activity for our common stock;
•
compared the financial performance of Couchbase and the prices and trading activity of our common stock with that of certain other publicly-traded companies comparable with Couchbase and our securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;
•	participated in certain discussions and negotiations among representatives of Couchbase and Parent and their financial and legal advisors;

•
reviewed a substantially final draft of the merger agreement, dated as of June 20, 2025 (which we refer to as the “draft merger agreement”), the draft equity commitment letter from the Guarantors substantially in the form of the draft dated June 20, 2025 (which we refer to as the “draft equity commitment letter”) and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.
In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Couchbase, and formed a substantial basis for its opinion. With respect to the management projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of Couchbase’s management of the future financial performance of Couchbase. Morgan Stanley expressed no view as to the management projections or the assumptions on which they were based. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the draft merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Parent will obtain financing in accordance with the terms set forth in the draft equity commitment letter, and that the definitive merger agreement and equity commitment letter would not differ in any material respect from the drafts thereof furnished to Morgan Stanley. Morgan Stanley assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Couchbase and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley’s opinion does not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available, nor does it address the underlying business decision of Couchbase to enter into the merger agreement or proceed with any transaction contemplated by the merger agreement. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Couchbase’s officers, directors or employees, or any class of such persons, relative to the per share price of $24.50 in cash to be received by the holders of shares of our common stock (other than the holders of the excluded shares and any other affiliates of Parent that hold shares of our common stock) in the merger. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Couchbase, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of June 20, 2025. Events occurring after June 20, 2025, may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley has not assumed any obligation to update, revise or reaffirm its opinion.
Summary of Financial Analyses
The following is a summary of the material analyses performed by Morgan Stanley in connection with its oral opinion as of June 20, 2025, subsequently confirmed in writing as of such date, to the Couchbase Board. The following summary is not a complete description of Morgan Stanley’s opinion, or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion.
In performing the financial analyses summarized below and in arriving at its opinion, Morgan Stanley was directed by the Couchbase Board and Couchbase’s management to utilize and rely upon, among other matters, the Financial Projections. The Financial Projections are more fully described below in the section of this proxy statement captioned “The Merger—Financial Projections.” In accordance with direction from the Couchbase Board and Couchbase’s management, Morgan Stanley utilized and relied upon the Base Case Long-Term Plan and the Base Case Extrapolations (each as defined in the section of this proxy statement captioned “The Merger—Financial Projections”) (which we refer to as the “Management Base Case”) and the Accelerate Case Long-Term Plan and the Accelerate Case Extrapolations (each as defined in the section of this proxy statement captioned “The Merger—Financial Projections”) (which we refer to as the “Management Accelerate Case”) in its financial analyses described below, and no relative prioritization or weight was attributed to any one of the Financial Projections.
Selected Public Company Comparables Analysis
Morgan Stanley performed a selected public company comparables analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared certain financial estimates for Couchbase with comparable publicly available consensus equity analyst research estimates for companies, selected based on Morgan Stanley’s professional judgment and experience, that share similar business characteristics and have certain comparable operating characteristics including, among other things, similarly sized revenue and/or revenue growth rates, market capitalizations, profitability, scale and/or other similar operating characteristics (which we refer to as the “comparable companies”). The following is a list of the comparable companies:
•	Appian Corporation
•	CS Disco, Inc.
•	Elastic N.V.
•	Health Catalyst, Inc.
•	JFrog Ltd.
•	Lightspeed Commerce
•	MongoDB Inc.
•	UiPath Inc.
For purposes of this analysis, Morgan Stanley analyzed the ratio of aggregate value (which we refer to as the “AV”) for each of the comparable companies, utilizing publicly available financial information as of June 18, 2025 to estimate revenue for each of fiscal year 2026 and fiscal year 2027. Morgan Stanley referred to these ratios as AV/FY2026E revenue and AV/FY2027E revenue, respectively. For purposes of its analyses, Morgan Stanley defined “aggregate value” as a company’s fully diluted equity value plus total debt, less cash and cash equivalents. To align with Couchbase’s fiscal year end of January 31 as set forth in the management projections, each of calendar year 2025 and calendar year 2026 was treated as representing the subsequent fiscal year, such that, for example, calendar year 2025 represents fiscal year 2026.
Based on its analysis of the relevant metrics for each of the comparable companies and upon the application of its professional judgment and experience, Morgan Stanley (1) selected a representative range of AV/FY2026E revenue of 3.0x-5.0x with respect to the Management Base Case and 4.0x-6.0x with respect to the Management Accelerate Case, and, as applicable, applied these ranges to the estimated revenue for Couchbase for fiscal year 2026 based on each of the Management Base Case and the Management Accelerate Case and (2) selected a representative range of AV/FY2027E revenue of 2.5x-4.5x with respect to the Management Base Case and 3.5x-5.5x with respect to the Management Accelerate Case, and, as applicable, applied these ranges to the estimated revenue for Couchbase for fiscal year 2027 based on each of the Management Base Case and the Management Accelerate Case.
Based on the outstanding shares of our common stock on a fully diluted basis as of June 4, 2025, as provided by Couchbase’s management, and Couchbase’s net cash as of May 31, 2025, as provided by Couchbase’s management, Morgan Stanley calculated the estimated implied value per share of our common stock as follows:

Public Trading Multiples	Implied Value per Share Range of Our Common Stock ($)
AV / FY2026E Revenue
Management Base Case	13.99 - 21.39
Management Accelerate Case	17.94 - 25.46
AV / FY2027E Revenue
Management Base Case	14.09 - 23.03
Management Accelerate Case	19.11 - 28.37

No company utilized in the public trading comparables analysis is identical to Couchbase. In evaluating the comparable companies, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Couchbase’s control. These include, among other things, the impact of competition on Couchbase’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Couchbase and the industry, and in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.
Discounted Equity Value Analysis
Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into a theoretical estimate of the potential future equity value of a company’s common stock as a function of such company’s estimated future revenue and a range of trading multiples. The resulting estimated future implied equity value is subsequently discounted back to the present day to arrive at an illustrative estimate of the present value for the company’s theoretical future implied stock price. In connection with this analysis, Morgan Stanley calculated a range of implied present equity values per share of our common stock on a stand-alone basis for each of the Management Base Case and the Management Accelerate Case.
Morgan Stanley calculated ranges of implied equity values per share of our common stock as of June 18, 2025. To calculate the discounted equity value per share of our common stock, Morgan Stanley used fiscal year 2028 and fiscal year 2029 estimated revenue based on each of the Management Base Case and Management Accelerate Case. For each scenario, Morgan Stanley calculated the future implied fully diluted equity value of Couchbase as of June 18, 2025, (1) with respect to the Management Base Case, by applying its public trading comparables analysis reference ranges for (a) AV/FY2026E revenue of 3.0x-5.0x to Couchbase’s estimated revenue for fiscal year 2028 as set forth in the Management Base Case and (b) AV/FY2027E revenue of 2.5x-4.5x to Couchbase’s estimated revenue for fiscal year 2029 as set forth in the Management Base Case and (2) with respect to the Management Accelerate Case, by applying its public trading comparables analysis reference ranges for (a) AV/FY2026E revenue of 4.0x-6.0x to Couchbase’s estimated revenue for fiscal year 2028 as set forth in the Management Accelerate Case and (b) AV/FY2027E revenue of 3.5x-5.5x to Couchbase’s estimated revenue for fiscal year 2029 as set forth in the Management Accelerate Case. In each case, Morgan Stanley then divided the future implied fully diluted equity value by the estimated future diluted shares outstanding (which were provided and approved for Morgan Stanley’s use by Couchbase’s management) to calculate a future-implied equity value per share. Morgan Stanley then discounted the resulting future-implied equity values per share to June 18, 2025 using a discount rate equal to Couchbase’s assumed cost of equity of 11.8%, which cost of equity was selected based on the application of Morgan Stanley’s professional judgment and experience. Based on these calculations, this analysis implied the following value ranges per share of our common stock:

Revenue-Based Scenario	Implied Value per Share Range of Our Common Stock ($)
Management Base Case (AV/FY2026E Revenue Multiple; FY2028E Revenue)	14.53 - 22.95
Management Accelerate Case (AV/FY2026E Revenue Multiple; FY2028E Revenue)	20.10 - 29.18
Management Base Case (AV/FY2027E Revenue Multiple; FY2029E Revenue)	15.15 - 25.76
Management Accelerate Case (AV/FY2027E Revenue Multiple; FY2029E Revenue)	22.91 - 34.89

Discounted Cash Flow Analysis
Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of such company. Morgan Stanley calculated a range of fully diluted equity values per share for our common stock based on a discounted cash flow analysis to value Couchbase as a stand-alone public company. Morgan Stanley utilized estimates from the Management Base Case and Management Accelerate Case for purposes of its discounted cash flow analysis, as more fully described below.
Morgan Stanley first calculated the estimated unlevered free cash flow, which is defined as (1) earnings before interest, taxes, depreciation and amortization, burdened by stock-based compensation expense, less (2) taxes, less (3) capital expenditures, and plus or minus (4) changes in net working capital, for fiscal years 2026 through 2035 based on each of the Management Base Case and Management Accelerate Case, which estimated unlevered free cash flows were reviewed and approved by Couchbase’s management for Morgan Stanley’s use. Morgan Stanley then estimated the terminal value of Couchbase at the end of the forecast period by applying a range of terminal unlevered free cash flow multiples ranging from 25.0x to 35.0x, which range was selected based on Morgan Stanley’s professional judgment and experience, to Couchbase’s estimated unlevered free cash flow for the next 12-month period following the forecast period, which estimated unlevered free cash flow was extrapolated by Morgan Stanley based on each of the Management Base Case and Management Accelerate Case, as applicable, and reviewed and approved by Couchbase’s management for use by Morgan Stanley. Morgan Stanley then discounted unlevered free cash flows and terminal value with respect to each of the Management Base Case and Management Accelerate Case to present values as of April 30, 2025 using a range of discount rates ranging from 10.8% to 12.8%, which discount rates were selected based on Morgan Stanley’s professional judgment and experience, to reflect an estimate of Couchbase’s weighted average cost of capital. The resulting implied aggregate value was then adjusted to add the net present value of estimated net operating losses, as provided by Couchbase’s management, and further adjusted to determine implied equity value by adding net cash as of May 31, 2025, as provided by Couchbase’s management.
Based on the outstanding shares of our common stock on a fully diluted basis as provided by Couchbase’s management on June 4, 2025, Morgan Stanley calculated the estimated implied value per share of our common stock as follows:

Scenario	Implied Value Per Share Range of Our Common Stock ($)
Management Base Case	15.32 - 25.45
Management Accelerate Case	19.80 - 32.69

Selected Precedent Transactions Multiples Analysis
Morgan Stanley performed a precedent transactions multiples analysis, which is designed to imply a value of a company based on publicly available financial terms, by reviewing publicly available statistics for selected comparable transactions. Such comparable transactions were selected based on Morgan Stanley’s professional judgment and experience, including that they shared certain characteristics with the merger, most notably because they were similar software transactions since January 1, 2019. For each such transaction, Morgan Stanley noted the ratio of aggregate value of the transaction to each target company’s estimated revenue for the next 12-month period (which we refer to as the “NTM revenue”) following the announcement date of the applicable transaction.
The following is the list of such reviewed transactions:

Selected Precedent Transactions (Target/Acquiror)	AV / NTM REVENUE
Matterport, Inc. / CoStar Group	9.0x
Instructure Holdings, Inc. / Thoma Bravo	6.6x
Enfusion / Clearwater Analytics	6.2x
QAD Inc. / Thoma Bravo	5.4x
UserTesting / Thoma Bravo	5.0x
Forescout Technologies Inc. / Advent International, Crosspoint Capital	4.9x
Model N, Inc. / Vista	4.6x
Majesco / Thoma Bravo	4.5x
Sumo Logic, Inc. / Francisco Partners	4.0x
WalkMe Ltd. / SAP	4.0x
AvidXchange, Inc. / TPG	4.0x
Everbridge, Inc. / Thoma Bravo	3.9x
Rosetta Stone Inc. / Cambium Learning	3.7x
Zuora, Inc. / Silver Lake	3.2x
Monotype Imaging Holdings Inc. / HGGC	3.2x
Momentive Global / STG	3.0x
Avid Technology / STG	2.9x
Carbonite, Inc. / Open Text Corporation	2.7x
SecureWorks Corp. / Thoma Bravo (Sophos)	2.5x
NextGen Healthcare / Thoma Bravo	2.3x

Based on its analysis of the relevant metrics for each of the comparable transactions and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges for the ratio of aggregate value to the estimated NTM revenue of 3.1x to 4.9x and applied these ranges to Couchbase’s estimated NTM revenue as of June 18, 2025 based on each of the Management Base Case and Management Accelerate Case to calculate a range of implied equity value per share of our common stock. The results of the analysis were as follows:

Precedent Transaction	Implied Value per Share Range of Our Common Stock ($)
Management Base Case	14.92 - 21.80
Management Accelerate Case	15.17 - 22.19

No company or transaction utilized in the precedent transactions analysis is identical to Couchbase or the merger. In evaluating the precedent transactions, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the Couchbase’s control. These include, among other things, the impact of competition on the Couchbase’s business and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Couchbase and the industry, and in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and fully diluted equity value of the transactions to which the merger is being compared. The fact that points in the range of implied present value per share of Couchbase derived from the valuation of precedent transactions were less than or greater than the per share price in connection with the merger is not necessarily dispositive in connection with Morgan Stanley’s analysis of the consideration for the merger but is one of many factors that Morgan Stanley considered.
Other Information
Morgan Stanley observed additional factors that were not considered as part of Morgan Stanley’s financial analyses with respect to its opinion, but which were noted as reference data for the Couchbase Board.
Selected Precedent Transaction Premiums
Morgan Stanley reviewed the premiums paid by acquirers in selected public company technology transactions occurring between January 1, 2011 and June 18, 2025, with aggregate values greater than $250 million. Morgan Stanley selected such U.S. all-cash public company technology transactions because of certain shared characteristics with the merger based on Morgan Stanley’s professional judgment and experience. For each transaction in the analysis, Morgan Stanley noted, where available: (1) the implied premium to the acquired company’s closing share price on the last trading day prior to announcement (or, as applicable, on the last trading day prior to the share price being affected by acquisition rumors or similar merger-related news); and (2) the implied premium to the acquired company’s highest closing share price during the last twelve-month (which we refer to as the “LTM”) period prior to announcement (or, as applicable, the last trading day prior to the share price being affected by acquisition rumors or similar merger-related news).
Based on its analysis of the premia for such transactions and based upon the application of its professional judgment and experience, Morgan Stanley selected (1) a representative range of premia based on the selected transactions occurring between January 1, 2011 and June 18, 2025 and applied such range to the Couchbase’s closing share price on June 18, 2025; and (2) a representative range of premia based on the selected transactions occurring between January 1, 2011 and June 18, 2025 and applied such range to the Couchbase’s highest closing share price during the LTM period prior to and including June 18, 2025.

Precedent Transaction Premium Scenario	Representative Premium Ranges	Implied Value per Share Range of Our Common Stock ($)
Premia to 1-Day Spot	20% - 50%	22.72 - 28.40
Premia to LTM High Share Price	(10)% - 20%	19.01 - 25.34

Historical Trading Ranges
Morgan Stanley reviewed the historical trading range of our common stock for the LTM period ending on June 18, 2025. The range was as follows:

Historical Trading Periods	Historical Per Share Range of Our Common Stock ($)
LTM ending on June 18, 2025	13.17 - 21.12

Equity Research Analysts’ Future Price Targets
Morgan Stanley reviewed publicly available equity research analysts’ share price targets for our common stock as of June 18, 2025. Morgan Stanley used the lowest and highest undiscounted price targets issued by those research analysts with publicly available price targets for shares of our common stock, resulting in a range of $16.00 to $25.00 per share of our common stock.
Morgan Stanley then calculated the range of discounted price targets for Couchbase by discounting such targets for one year. Based on an estimated cost of equity of 11.8% for Couchbase, Morgan Stanley calculated a range of discounted price targets of $14.31 to $22.36 per share of our common stock.
The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for our common stock, and these estimates are subject to uncertainties, including the future financial performance of Couchbase and future financial market conditions.
General
In connection with the review of the merger by the Couchbase Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of an opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Couchbase.
In performing its analyses, Morgan Stanley made numerous judgments and assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Couchbase’s control. These include, among other things, the impact of competition on Couchbase’s business and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Couchbase and the industry, and in the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the per share price of $24.50 in cash to be received by the holders of shares of our common stock (other than the holders of the excluded shares and any other affiliates of Parent that hold shares of our common stock) pursuant to the merger agreement and in connection with the delivery of its opinion dated as of June 20, 2025, to the Couchbase Board. These analyses do not purport to be appraisals or reflect the prices at which shares of our common stock might actually trade.
The aggregate per share price to be received by the holders of shares of our common stock (other than the holders of the excluded shares and any other affiliates of Parent that hold shares of our common stock) pursuant to the merger agreement was determined through arm’s-length negotiations between Couchbase and Parent and was approved by the Couchbase Board. Morgan Stanley provided financial advice to the Couchbase Board during these negotiations but did not, however, recommend any specific consideration to Couchbase or the Couchbase Board, nor did Morgan Stanley opine that any specific consideration constituted the only appropriate consideration for the merger. Morgan

Stanley’s opinion did not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available, nor does it address the underlying business decision of Couchbase to enter into the merger agreement or proceed with any transaction contemplated by the merger agreement. Morgan Stanley expressed no opinion or recommendation as to how our stockholders should vote at any meeting of our stockholders to be held in connection with the merger.
Morgan Stanley’s opinion and its presentation to the Couchbase Board were among the many factors taken into consideration by the Couchbase Board to recommend that the Couchbase Board approve and adopt the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Couchbase Board with respect to the consideration pursuant to the merger agreement or of whether the Couchbase Board would have been willing to agree to a different consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.
The Couchbase Board retained Morgan Stanley based upon, among other matters, Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading, hedging and brokerage activities, foreign exchange, commodities and derivatives trading, and prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own accounts or the accounts of their customers, in debt or equity securities or loans of Parent, Couchbase or any other company, or any currency or commodity, that may be involved in the merger, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with Couchbase in connection with the merger, may have committed and may commit in the future to invest in private equity funds managed by Parent and its affiliates or in affiliates of Morgan Stanley that may hold direct equity and/or partnership interests in investment vehicles, including private equity funds and/or pension funds, managed by Parent and its affiliates.
Under the terms of its engagement letter, Morgan Stanley provided the Couchbase Board financial advisory services and an opinion, described in this section and attached to this proxy statement as Annex B, in connection with the merger, and Couchbase has agreed to pay Morgan Stanley a fee of approximately $30 million for its services, approximately $3.5 million of which was earned following delivery of the opinion described in this section and attached to this proxy statement as Annex B, and the remainder of which is contingent upon the consummation of the merger. Couchbase has also agreed to reimburse Morgan Stanley for its expenses, including fees of outside counsel, incurred in connection with its engagement. In addition, Couchbase has agreed to indemnify Morgan Stanley and its affiliates, its and their respective officers, directors, employees and agents and each other person, if any, controlling Morgan Stanley or any of its affiliates against certain losses, claims, damages, liabilities and expenses related to, arising out of or in connection with Morgan Stanley’s engagement, including certain liabilities under the federal securities laws.
In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley and its affiliates have not received any fees from Couchbase in connection with financial advisory services or financing services. In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley and its affiliates have provided financial advisory services to Haveli and certain of its related entities (collectively, which we refer to as the “Haveli related entities”) and have received aggregate fees of between approximately $5 million and $10 million in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to Couchbase, Haveli related entities and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Financial Projections
Other than in connection with Couchbase’s regular earnings press releases and related investor materials, Couchbase does not, as a matter of course, make public long-term projections of Couchbase’s future financial or operating performance, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, Couchbase management regularly prepares, and the Couchbase Board regularly evaluates, prospective information relating to Couchbase’s future financial or operating performance as part of routine long-term business and strategic planning processes. In addition, Couchbase management regularly makes, and reviews with the Couchbase Board, updates to Couchbase’s long-term business plan, including to reflect actual results, Couchbase’s strategic initiatives, and trends in Couchbase’s performance and the industry in which Couchbase operates.
As part of Couchbase’s exploration and evaluation of a sale of Couchbase and other strategic alternatives (including continuing as an independent public company), Couchbase management prepared and reviewed with the Strategy Committee and the Couchbase Board the following unaudited prospective financial information:
•
A long-term plan for fiscal years 2026 through fiscal year 2030 (which we refer to as the “Base Case Long-Term Plan”). Couchbase management made various estimates and assumptions when preparing the Base Case Long-Term Plan, including: (1) Couchbase Capella annual recurring revenue increase to 59 percent of Couchbase’s total annual recurring revenue by fiscal year 2030; (2) annual net retention rate averaging approximately 117.5 percent from fiscal year 2026 through fiscal year 2030, the mid-range of Couchbase’s historical rates over Couchbase’s last three fiscal years; (3) enterprise upsell rates averaging 31 percent from fiscal year 2026 through fiscal year 2030, consistent with the average of fiscal years 2024 and 2025; (4) a compound annual growth rate of 19 percent for Couchbase Capella new logo volume from fiscal year 2025 through fiscal year 2030; (5) average annual sales capacity growth of approximately 10 percent and average annual sales productivity growth of approximately 15 percent; (6) marketing spend with a compound annual growth rate of 11 percent from fiscal year 2025 through fiscal year 2030; and (7) an increase in research and development investments from fiscal year 2025 through fiscal year 2030, at a compound annual growth rate of 14 percent.

•
A long-term plan for fiscal years 2026 through 2030 (which we refer to as the “Accelerate Case Long-Term Plan”). Couchbase management made various estimates and assumptions when preparing the Accelerate Case Long-Term Plan, including: (1) Couchbase Capella annual recurring revenue increase to 74 percent of Couchbase’s total annual recurring revenue by fiscal year 2030; (2) annual net retention rate averaging approximately 121 percent from fiscal year 2026 through fiscal year 2030, consistent with the retention rate for fiscal year 2024 which is the high end of the range of Couchbase’s historical rates over the last three fiscal years; (3) average annual enterprise upsell rates of 34 percent from fiscal year 2026 through fiscal year 2030; (4) a compound annual growth of 40 percent for Couchbase Capella new logo volume from fiscal year 2025 through fiscal year 2030; (5) average annual sales capacity growth of approximately 15 percent and average annual sales productivity growth of approximately 20 percent; (6) accelerated marketing spend with a compound annual growth rate of 15 percent from fiscal year 2025 through fiscal year 2030; and (7) an increase in research and development investments from fiscal year 2025 through fiscal year 2030 at a compound annual growth rate of 17 percent.

Couchbase management also prepared extrapolations of the Base Case Long-Term Plan (which we refer to as the “Base Case Extrapolations”) and the Accelerate Case Long-Term Plan (which we refer to as the “Accelerate Case Extrapolations”) for the fiscal years 2031 through 2035 for Morgan Stanley to use, at the direction of Couchbase management and the Couchbase Board, for purposes of performing its financial analyses in connection with rendering its opinion to the Couchbase Board. The Base Case Extrapolations and Accelerate Case Extrapolations were derived by projecting forward the general trends from fiscal years 2026 through 2030 but assuming slowing revenue growth rates and an eventual plateauing of operating expense as percentage of revenue to reflect the anticipated maturation of Couchbase’s business. For purposes of this proxy statement, the Base Case Long-Term Plan, the Accelerate Case Long-Term Plan, the Base Case Extrapolations and the Accelerate Case Extrapolations are referred to collectively as the “Financial Projections.”
The Financial Projections were (1) prepared by Couchbase management for Couchbase’s internal use and not for public disclosure; and (2) provided by Couchbase management to the Strategy Committee and the Couchbase Board for use in considering, analyzing and evaluating the merger and other strategic alternatives available to Couchbase. At the direction of Couchbase management and the Couchbase Board, the Financial Projections were utilized and relied upon by Morgan Stanley without attributing any relative prioritization or weight to any case of the Financial Projections for purposes of performing its financial analyses in connection with rendering its opinion to the Couchbase Board (as more fully described in the section of this proxy statement captioned “The Merger—Opinion of Morgan Stanley & Co. LLC”). In addition, as described in the section of this proxy statement captioned “The Merger—Background of the Merger,” the Base Case Long-Term Plan and the Accelerate Long-Term Plan were provided to, and discussed with, Haveli, Sponsor 3, Sponsor 1 and other potential acquirors in the strategic process as part of their due diligence review. The Base Case Extrapolations and the Accelerate Case Extrapolations were not provided to Haveli, Sponsor 1 or other potential acquirors.
The Financial Projections were developed by Couchbase management as then-current estimates of Couchbase’s future financial and operating performance as an independent company (taking into account the relevant information available to Couchbase management at that time). The Financial Projections do not give effect to the merger, including (1) any impact of the negotiation or execution of the merger agreement; (2) the expenses that have already and will be incurred in connection with completing the merger; or (3) any changes to Couchbase’s operations or strategy that may be implemented in connection with the pendency, or following the consummation, of the merger. The Financial Projections also do not consider the effect of any failure of the merger to be completed, and the Financial Projections should not be viewed as accurate or continuing in that context.
The Financial Projections are not included in this proxy statement to influence any decision on how to vote with respect to any matter to be considered at the special meeting. Rather, they are included in this proxy statement to give our stockholders access to certain forward-looking, non-public information that was provided to the Strategy Committee, the Couchbase Board, Morgan Stanley and Haveli (and, by extension, Parent) for the purposes described above. By including the Financial Projections in this proxy statement, none of the Strategy Committee, the Couchbase Board, Couchbase, Couchbase management, Morgan Stanley, Haveli, Parent or any other person has made or makes any representation regarding Couchbase’s ultimate financial or operating performance as compared to the information contained in the Financial Projections. For the foregoing reasons, and considering that the special meeting will be held several months after the Financial Projections were prepared, the inclusion of the Financial Projections in this proxy statement should not be regarded as an indication that the Strategy Committee, the Couchbase Board, Couchbase, Couchbase management, Morgan Stanley, Haveli, Parent or any other person considered, or now considers, them to be necessarily predictive of Couchbase’s actual future results, and such information should not be relied on as such. Further, the inclusion of the Financial Projections in this proxy statement does not constitute an admission or representation by Couchbase, Morgan Stanley, Haveli, Parent or any other person that the information presented is material.
The Financial Projections were not prepared with a view toward public disclosure or complying with U.S. generally accepted accounting principles (which we refer to as “GAAP”). In addition, the Financial Projections were not prepared with a view toward complying with published guidelines of the SEC with respect to forward-looking information or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Financial Projections were prepared by, and are the responsibility of, Couchbase management. Neither Couchbase’s independent registered public accounting firm, PricewaterhouseCoopers LLP, nor any other registered public accounting firm has audited, reviewed, examined or compiled the Financial Projections or applied agreed-upon procedures with respect to the Financial Projections; accordingly, neither PricewaterhouseCoopers LLP nor any other registered public accounting firm expresses an opinion or any other form of assurance with respect thereto. Any report of a registered public accounting firm incorporated by reference in this proxy statement relates to Couchbase’s previously issued financial statements. It does not extend to the Financial Projections and should not be read to do so.
Although the Financial Projections are presented with numerical specificity, they reflect numerous assumptions, estimates and uncertainties as to future events made by Couchbase management that Couchbase management believed in good faith were reasonable at the time that the Financial Projections were prepared. Couchbase’s ability to achieve the financial and operating results contemplated by the Financial Projections will be affected by Couchbase’s ability to achieve its strategic goals, objectives and targets over the applicable periods, and will be subject to related operational and execution risks. The Financial Projections (1) are forward-looking information; (2) are subject to many risks and uncertainties; and (3) reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the Financial Projections not to be achieved include and can be found in the section of this proxy statement captioned “Forward-Looking Statements” and in the various risk factors included in Couchbase’s periodic filings with the SEC. These factors are difficult to predict, and many of them are outside of Couchbase’s control. As a result, there can be no assurance that the Financial Projections will be realized (in part or at all), and Couchbase’s actual results may be materially better or worse than implied by the Financial Projections.
Couchbase has reported, and may continue to report, results of operations for periods included in the Financial Projections that were or will be completed following the preparation of the Financial Projections. The Financial

Projections should be evaluated in conjunction with Couchbase’s historical financial statements and other information regarding Couchbase contained in Couchbase’s public filings with the SEC. The Financial Projections may not be consistent with, or comparable to, Couchbase’s historical results as a result of the assumptions utilized in preparing such information; please refer to Couchbase’s periodic filings with the SEC for information on Couchbase’s actual historical results. Other than as described in this proxy statement, the Financial Projections do not include any updates or revisions to reflect information or results as of any date subsequent to their preparation. Except to the extent required by applicable federal securities laws, Couchbase does not intend to update or otherwise revise the Financial Projections to reflect circumstances existing after the date that they were prepared or to reflect the occurrence of future events.
Because the Financial Projections reflect estimates and judgments, they are susceptible to sensitivities and assumptions, as well as to multiple interpretations based on actual experience and business developments. The Financial Projections also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The Financial Projections are not, and should not be considered to be, a guarantee of future financial or operating performance. Further, the Financial Projections are not fact and should not be relied upon as being necessarily indicative of Couchbase’s future results or for purposes of making any investment decision. In light of the foregoing factors and the uncertainties inherent in the Financial Projections, readers of this proxy statement are cautioned not to place undue, if any, reliance on the Financial Projections.
Certain of the financial measures included in the Financial Projections are non-GAAP financial measures (which we refer to as “Couchbase’s non-GAAP financial measures”). These are financial performance measures that are not calculated in accordance with GAAP. Couchbase’s non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from similarly titled non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in Couchbase’s non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, Couchbase’s non-GAAP financial measures should be considered together with, and not as an alternative to, Couchbase’s financial results prepared in accordance with GAAP.
Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Financial Projections, are not subject to SEC rules and regulations regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Strategy Committee, the Couchbase Board, Morgan Stanley, Haveli, Parent or, to Couchbase’s knowledge, any other person. Accordingly, no reconciliation of the financial measures included in the Financial Projections is provided in this proxy statement.
The following table summarizes the Base Case Long-Term Plan and the Base Case Extrapolations.

	Fiscal Year Ending January 31,
(dollars in millions)	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E
Revenue	$236	$285	$353	$445	$565	$693	$819	$933	$1,020	$1,071
EBITDA (Burdened)(1)	$(83)	$(73)	$(65)	$(43)	$(12)	$22	$60	$99	$136	$173
(minus) Taxes	$—	$—	$—	$—	$—	$(3)	$(11)	$(19)	$(26)	$(34)
(minus) Capital Expenditures	$(7)	$(5)	$(5)	$(5)	$(5)	$(7)	$(9)	$(10)	$(11)	$(11)
(minus) Change in Net Working Capital	$—	$(2)	$(14)	$(25)	$(24)	$(30)	$(30)	$(26)	$(21)	$(12)
Unlevered Free Cash Flow(2)	$(90)	$(80)	$(84)	$(73)	$(41)	$(18)	$11	$44	$79	$116

(1)	EBITDA (Burdened) is defined as Couchbase’s earnings before interest, taxes, depreciation and amortization, burdened by stock-based compensation.
(2)	Unlevered Free Cash Flow is defined as EBITDA (Burdened), minus taxes, minus capital expenditures, and minus changes in net working capital.

The following table summarizes the Accelerate Case Long-Term Plan and the Accelerate Case Extrapolations.

	Fiscal Year Ending January 31,
(dollars in millions)	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E
Revenue	$239	$295	$381	$503	$669	$836	$986	$1,144	$1,270	$1,353
EBITDA (Burdened)(1)	$(82)	$(77)	$(74)	$(57)	$(16)	$25	$68	$117	$165	$216
(minus) Taxes	$—	$—	$—	$—	$—	$(4)	$(12)	$(22)	$(32)	$(43)
(minus) Capital Expenditures	$(7)	$(5)	$(5)	$(5)	$(5)	$(8)	$(9)	$(10)	$(11)	$(12)
(minus) Change in Net Working Capital	$—	$1	$(12)	$(20)	$(29)	$(28)	$(26)	$(27)	$(21)	$(14)
Unlevered Free Cash Flow(2)	$(89)	$(81)	$(91)	$(82)	$(50)	$(15)	$21	$58	$100	$147

(1)	EBITDA (Burdened) is defined as Couchbase’s earnings before interest, taxes, depreciation and amortization, burdened by stock-based compensation.
(2)	Unlevered Free Cash Flow is defined as EBITDA (Burdened), minus taxes, minus capital expenditures, and minus changes in net working capital.
Interests of Couchbase’s Directors and Executive Officers in the Merger
When considering the recommendation of the Couchbase Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our stockholders. These interests include:
•
For our executive officers, the treatment of their outstanding Couchbase RSU awards, Couchbase options, and Couchbase PSU awards as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Couchbase’s Directors and Executive Officers in the Merger—Treatment of Equity Awards.”

•
For our non-employee directors, the accelerated vesting, at or immediately prior to the effective time of the merger, of their Couchbase RSU awards, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Couchbase’s Directors and Executive Officers in the Merger—Treatment of Equity Awards.”

•
The entitlement of each of our executive officers to receive payments and benefits pursuant to the severance agreements in the event of a qualified termination during the period beginning 30 days prior to and ending 12 months following the closing, as described in more detail in the sections of this proxy statement captioned “The Merger–Interests of Couchbase’s Directors and Executive Officers–Severance Agreements.”

For purposes of this disclosure, the current executive officers of Couchbase are: Matthew M. Cain, William Carey, Margaret Chow, and Huw Owen.
Although Mr. Henry is not currently serving as an executive officer, under applicable SEC rules, this disclosure is required to cover former executive officers of Couchbase who served as executive officers at any time since the beginning of Couchbase’s last fiscal year. Thus, Greg Henry, Couchbase’s former Senior Vice President and Chief Financial Officer, who resigned effective February 25, 2025, and remained with Couchbase in an advisory capacity until May 31, 2025, is considered an executive officer for purposes of this disclosure.
For purposes of this disclosure, Couchbase’s current non-employee directors are: Edward T. Anderson, Alvina Y. Antar, Carol W. Carpenter, Lynn M. Christensen, Kevin J. Efrusy, Jeff Epstein, Aleksander J. Migon, David C. Scott, and Richard A. Simonson.

Indemnification and Insurance of Directors and Executive Officers
Pursuant to the terms of the merger agreement, directors and executive officers of Couchbase will be entitled to certain ongoing indemnification and insurance coverage, including under directors’ and officers’ liability insurance policies. For more information, see the section of this proxy statement captioned “The Merger Agreement—Indemnification and Insurance.”
Treatment of Equity Awards
Treatment of Couchbase Restricted Stock Units
As of July 10, 2025, there were outstanding Couchbase RSU awards that cover an aggregate of 4,259,675 shares of our common stock, of which (1) Couchbase RSU awards covering an aggregate of 87,399 shares of our common stock were held by our non-employee directors as of that date and (2) Couchbase RSU awards covering an aggregate of 1,072,190 shares of our common stock were held by our executive officers as of that date.
At the effective time of the merger, each vested Couchbase RSU award will be automatically cancelled and converted into the right to receive an amount in cash equal to (1) the total number of shares of our common stock subject to such vested Couchbase RSU award immediately prior to the effective time of the merger, multiplied by (2) the per share price, without interest and less any applicable withholding taxes.
At the effective time of the merger, each unvested Couchbase RSU award will be automatically cancelled and converted into the contingent right to receive a converted cash award equal to (1) the total number of shares of our common stock subject to such unvested Couchbase RSU award immediately prior to the effective time of the merger, multiplied by (2) the per share price, without interest and less any applicable withholding taxes. Each converted cash award will continue to have, and will be subject to, the same vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding unvested Couchbase RSU award immediately prior to the effective time of the merger, except for administrative changes that are not adverse to the holder of the unvested Couchbase RSU award.
Treatment of Couchbase PSU awards
As of July 10, 2025, there were outstanding Couchbase PSU awards that cover an aggregate of 568,469 shares of our common stock, of which Couchbase PSU awards covering an aggregate of 322,733 shares of our common stock were held by our executive officers as of that date. None of our non-employee directors held Couchbase PSU awards as of July 10, 2025.
Prior to the effective time of the merger, the Couchbase Board (or the Compensation Committee) will review and certify, if applicable, the achievement of performance criteria applicable to each outstanding Couchbase PSU award. Each vested Couchbase PSU award will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of our common stock subject to such vested Couchbase PSU award (as determined in accordance with the terms of the applicable award agreement), multiplied by (2) the per share price, less applicable withholding taxes.
At the effective time of the merger, each outstanding unvested Couchbase PSU award will be cancelled and converted into a cash award in an amount equal to (1) the total number of shares of our common stock subject to such unvested Couchbase PSU award (as determined in accordance with the applicable award agreement) multiplied by (2) the per share price, less applicable withholding taxes. The converted cash award will vest on the first to occur following the closing of March 15, June 15, September 15 or December 15, subject to the holder continuing to provide services to Parent (or the surviving corporation, or one of their affiliates) through the applicable vesting date and any other terms and conditions (excluding performance-based vesting conditions but including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding unvested Couchbase PSU award, except for administrative changes that are not adverse to the holder of the unvested Couchbase PSU award.
Treatment of Couchbase Options
As of July 10, 2025, there were outstanding Couchbase options to purchase an aggregate of 3,857,141 shares of our common stock with an exercise price below the per share price, of which (1) Couchbase options to purchase an aggregate of 241,623 shares of our common stock were held by our non-employee directors as of that date and (2) Couchbase options to purchase an aggregate of 2,684,669 shares of our common stock were held by our executive officers as of that date.

At the effective time of the merger, each vested Couchbase option will be automatically cancelled and converted into the right to receive an amount in cash equal to (1) the total number of shares of our common stock subject to the vested Couchbase option, multiplied by (2) the excess, if any, of the per share price over the exercise price per share of such vested Couchbase option, without interest and less any applicable withholding taxes.
At the effective time of the merger, each unvested Couchbase option with an exercise price per share that is less than the per share price will be automatically cancelled and converted into the contingent right to receive a converted cash award equal to (1) the total number of shares of our common stock subject to such unvested Couchbase option immediately prior to the effective time of the merger, multiplied by (2) the excess, if any, of the per share price over the exercise price per share of such unvested Couchbase option, without interest and less any applicable withholding taxes. Except as otherwise provided in the merger agreement, each such converted cash award will continue to have, and will be subject to, the same vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding unvested Couchbase option immediately prior to the effective time of the merger.
Any underwater Couchbase option will be cancelled at the effective time of the merger for no consideration or payment.
Treatment of the ESPP
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With respect to our ESPP, we have taken, or will take, all actions necessary to provide that, from June 20, 2025, (1) no employee participating in the ESPP purchase period in effect on June 20, 2025 may increase his or her payroll contribution rate or make separate non-payroll contributions for such offering, except as may be required by applicable law; (2) no new participants will be admitted to the ESPP purchase period in effect on June 20, 2025; (3) no new offering or purchase period will commence under the ESPP (the current purchase period will be the final purchase period); and (4) the ESPP will terminate immediately after we complete certain actions as contemplated by the merger agreement.

•
Prior to the effective time of the merger, we will take all actions that may be reasonably necessary to, effective upon the consummation of the merger: (1) terminate any offering period or purchase period under the ESPP that otherwise would be outstanding at the effective time of the merger no later than five business days prior to the closing; (2) make any pro-rata adjustments that may be necessary or advisable to reflect the shortened offering period or purchase period, but otherwise treat such shortened offering period or purchase period as a fully effective and completed offering period or purchase period for all purposes under the ESPP; and (3) on the date of the final purchase, cause the exercise of each outstanding purchase right pursuant to the ESPP. Of our executive officers, none currently participate in the ESPP. Our non-employee directors are not eligible to participate in the ESPP.

Equity Interests of Couchbase’s Directors and Executive Officers
The following table sets forth for each person who has been a Couchbase executive officer or member of the Couchbase Board at any time since the beginning of Couchbase’s 2025 fiscal year, (1) the number of shares of our common stock directly or indirectly held; (2) the number of shares of our common stock subject to his or her Couchbase RSUs, assuming the following and such additional assumptions set forth in the footnotes to the table; and (3) the number of shares of our common stock subject to his or her Couchbase PSUs, assuming the following and such additional assumptions set forth in the footnotes to the table:
•
the Couchbase options, Couchbase RSUs, and Couchbase PSUs include those that were outstanding as of July 10, 2025 (which, solely for purposes of this proxy statement, is the assumed closing date of the merger), in accordance with their regular vesting schedules and assuming continued service by the individual through such date, and without regard to any change in control-related accelerated vesting; and

•	that the values of these shares of our common stock and equity awards are equal to the per share price of $24.50.

	Shares of Common Stock Held Directly or Indirectly(1)		In-the-Money Vested Couchbase Options(2)		Couchbase RSUs(3)		Couchbase PSUs(4)		Total
Name	Number of Shares (#)	Value of Shares ($)	Number of Shares Subject to Vested Portion	Value of Shares Subject to Vested Portion	Number of Shares (#)	Value ($)	Number of Shares (#)	Value ($)
Matthew Cain	83,478	2,045,211.00	1,999,399	30,707,586.18	569,727	13,958,311.50	230,000	5,635,000	$52,346,108.68
Margaret Chow	24,583	602,283.50	142,998	2,122,230.15	128,843	3,156,653.50	46,000	1,127,000	$7,008,167.15
Huw Owen	26,237	642,806.50	73,395	1,072,384.75	313,250	7,674,625.00	38,333	939,159	$10,328,974.75
Greg Henry	85,501	2,094,774.50	437,825	7,096,253.20	—	—	0	—	$9,191,027.70
William Carey	23,673	579,988.50	31,052	470,395.25	60,370	1,479,065.00	8,400	205,800	$2,735,248.75
Richard Simonson	41,060	1,005,970.00	80,000	1,340,000.00	9,711	237,919.50	0	—	$2,583,889.50
Edward T. Anderson(5)	87,776	2,150,512.00	—	—	9,711	237,919.50	0	—	$2,388,431.50
Carol Carpenter	17,227	422,061.50	—	—	9,711	237,919.50	0	—	$659,981.00
Kevin Efrusy(6)	654,624	16,038,288.00	—	—	9,711	237,919.50	0	—	$16,276,207.50
David Scott	28,027	686,661.50	121,623	2,073,672.15	9,711	237,919.50	0	—	$2,998,253.15
Lynn Christensen	2,109	51,670.50	—	—	9,711	237,919.50	0	—	$289,590.00
Aleksander Migon	35,562	871,269.00	—	—	9,711	237,919.50	0	—	$1,109,188.50
Jeff Epstein	79,650	1,951,425.00	40,000	670,000.00	9,711	237,919.50	0	—	$2,859,344.50
Alvina Antar	37,668	922,866.00	—	—	9,711	237,919.50	0	—	$1,160,785.50

(1)
Represents shares of our common stock directly or indirectly held by the individual as of July 10, 2025 (applying SEC standards for beneficial ownership), without regard to any change in control-related accelerated vesting. For purposes of this disclosure, the vested Couchbase RSU awards held by Mr. Anderson, Mr. Efrusy, Mr. Epstein, and Mr. Migon have been included in their number of shares of common stock. The number of shares shown does not include shares of our common stock that the executive officer may purchase after the date of the merger agreement under the ESPP. For additional information regarding the treatment of our ESPP in the merger, see the section of this proxy statement captioned “The Merger—Interests of Couchbase’s Directors and Executive Officers in the Merger—Treatment of Equity Awards.” For additional information regarding beneficial ownership of our common stock, see the section of this proxy statement captioned “Security Ownership of Certain Beneficial Owners and Management.”

(2)
Represents outstanding vested Couchbase options held by the individual as of July 10, 2025. The values shown are determined as the excess of (a) the total number of vested shares of our common stock subject to such Couchbase options multiplied by the per share price, over (b) the aggregate exercise price for such Couchbase options. None of the individuals hold outstanding unvested Couchbase options.

(3)
Represents outstanding Couchbase RSUs that were not scheduled to vest on or before July 10, 2025. The values shown with respect to Couchbase RSUs are determined as the product of the per share price, multiplied by the total number of shares of our common stock subject to such Couchbase RSU. As described in the sections of this proxy statement captioned “The Merger—Interests of Couchbase’s Directors and Executive Officers in the Merger—Treatment of Equity Awards,” and “The Merger—Interests of Couchbase’s Directors and Executive Officers in the Merger—Change in Control and Severance Benefits Under Existing Relationships—Non-Employee Director Equity Awards,” Couchbase RSUs outstanding as of the date of the closing of the merger (which date, solely for purposes of this proxy statement, is assumed to be July 10, 2025) that are held by Couchbase’s non-employee directors will accelerate vesting in full. For purposes of this disclosure, the vested Couchbase RSU awards held by Mr. Anderson, Mr. Efrusy, Mr. Epstein, and Mr. Migon are included in their number of shares of common stock. See also footnote one of this table. For additional information regarding the Couchbase RSUs held by our named executive officers, see the section of this proxy statement captioned “The Merger —Interests of Couchbase’s Directors and Executive Officers in the Merger—Golden Parachute Compensation.”

(4)
Represents outstanding Couchbase PSUs that were not scheduled to vest on or before July 10, 2025. The values shown with respect to Couchbase PSUs are determined as the product of the per share price, multiplied by the total number of shares of our common stock subject to such Couchbase PSU. In addition, each Couchbase executive officer is eligible for vesting acceleration of his or her outstanding and unvested Couchbase PSUs in connection with certain qualifying terminations of employment under his or her severance agreement. As of the assumed July 10, 2025 closing date and as of the date of this proxy statement, our performance with respect to the applicable performance metrics for these Couchbase PSUs had not yet been certified by the Compensation Committee of the Couchbase Board. Accordingly, such Couchbase PSUs are included in the calculation above based on projected achievement as of the date of this proxy statement; however, the level of actual achievement may be higher or lower than the value included under “Couchbase RSUs” and “Total” in the table above.

(5)	For information regarding Mr. Anderson’s beneficial ownership of our common stock, see the section of this proxy statement captioned “Security Ownership of Certain Beneficial Owners and Management.”
(6)	For information regarding Mr. Efrusy’s beneficial ownership of our common stock, see the section of this proxy statement captioned “Security Ownership of Certain Beneficial Owners and Management.”

Change in Control and Severance Benefits Under Existing Relationships
Non-Employee Director Equity Awards
Pursuant to our amended outside director compensation policy, we have granted Couchbase RSU awards to our non-employee directors under our 2021 Equity Incentive Plan, as amended (which we refer to as the “2021 Plan”). Pursuant to the 2021 Plan and the amended outside director compensation policy, the vesting of Couchbase RSU awards granted to our non-employee directors will fully accelerate upon a “change in control.” The closing will be a “change in control” within the meaning of the 2021 Plan and outside director compensation policy.
Prior to our public offering, we granted Couchbase options to our outside directors under our 2018 Equity Incentive Plan, as amended (which we refer to as our “2018 Plan”), to acquire shares of our common stock. As of the date of this proxy statement, all such options are fully vested.
Executive Officer Equity Awards
We have granted Couchbase RSU awards, Couchbase PSU awards, and Couchbase options to our executive officers.
Couchbase RSU awards
We have granted Couchbase RSU awards to certain of our executive officers that vest solely contingent on continued service to Couchbase over designated periods. Such Couchbase RSU awards are eligible for accelerated vesting in connection with a qualifying termination of employment in accordance with the terms of the severance agreements, as discussed below.
Couchbase PSU awards
We have granted Couchbase PSU awards to certain of our executive officers that vest contingent on continued service to Couchbase over designated periods as well as the achievement of certain performance metrics.
In accordance with the terms of the Couchbase PSU awards, upon a “change in control” that occurs during the “performance period” at a time when the executive officer remains a service provider, all Couchbase PSU awards that have not previously become eligible to vest based on achievement of the applicable performance metrics (which we refer to as “eligible PSU awards”) will become eligible PSU awards immediately prior to such change in control. In this event, the Couchbase PSU awards that become eligible PSU awards in connection with such change in control will vest immediately prior to such change in control as to 1/12th of such eligible PSU awards for each quarterly vesting date that has occurred prior to such change in control following March 15, 2023, subject to the executive officer’s continuing to be a service provider through the date of such change in control, and, if there continue to be any remaining unvested eligible PSU awards, then 1/12th of such eligible PSU awards shall vest on each quarterly vesting date that occurs on or following such change of control, up to but not exceeding 100 percent of such Couchbase PSU awards, subject to the executive officer’s continuing to be a service provider through the applicable vesting date. For the avoidance of doubt, any eligible PSU awards that remain unvested following a change in control will be considered unvested time-based awards and eligible for accelerated vesting in accordance with the executive officer’s severance agreement. Additionally, any Couchbase PSU awards that became eligible PSU awards prior to the change in control but have not vested immediately prior to such change in control shall vest immediately prior to such change in control, subject to the executive officer’s continuing to be a service provider through the date of such change in control.
Couchbase Options
We have granted Couchbase options to certain of our executive officers, all of which have fully vested.
Severance Agreements
We are party to the severance agreements with each of our current executive officers pursuant to our change in control and severance policy. Under these severance agreements, if we terminate such executive officer’s employment other than for cause, death or disability or the executive officer resigns due to a constructive termination, as such terms are defined in the severance agreement (which we refer to as a “qualified termination”), and the qualified termination occurs during the period from 30 days prior to until 12 months following a change in control, as defined in the severance agreements, with such period being referred to as the “change in control period,” such executive officer will be eligible to receive the following severance benefits from Couchbase, less applicable tax withholdings:

•	a lump sum cash amount equal to 100 percent of the executive officer’s base salary;
•
a lump sum cash amount equal to a pro-rated amount of the executive officer’s target annual bonus for the year of termination based on the number of full months the executive officer worked during the fiscal year of the qualified termination (or, in the case of Mr. Cain, 100 percent of his target annual bonus);

•	payment of premiums for continued health coverage for the executive officer and the executive officer’s dependents under COBRA for a period of up to 12 months; and
•
100 percent acceleration of then-outstanding but unvested time-based equity awards (with any equity awards subject to performance criteria subject to the terms set forth in the applicable award agreement).

To receive the foregoing severance benefits upon a qualifying termination, whether or not in connection with a change in control, an executive officer must sign and not revoke our standard separation agreement and release of claims within the timeframe set forth in the severance agreement.
If any of the payments provided for under a severance agreement or otherwise payable to an executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then the executive officer would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive officer.
Golden Parachute Compensation
The following table sets forth the information required by Item 402(t) of Regulation S-K for each of Couchbase’s named executive officers regarding certain compensation that is based on, or that otherwise relates to, the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section such term is used to describe the merger-related compensation payable to Couchbase’s named executive officers. Couchbase’s “named executive officers” for purposes of the disclosure in this proxy statement are Matthew M. Cain, Greg Henry, Margaret Chow, and Huw Owen. For additional details regarding the terms of the payments quantified below, see the sections of this proxy statement captioned “The Merger—Interests of Couchbase’s Directors and Executive Officers in the Merger—Treatment of Equity Awards” and “The Merger—Interests of Couchbase’s Directors and Executive Officers in the Merger—Change in Control and Severance Benefits Under Existing Relationships.”
The amounts in the table are estimated using the following assumptions and such additional assumptions as may be set forth in the footnotes to the table:
•	that the effective time of the merger will occur on July 10, 2025 (which is the assumed closing date solely for purposes of this golden parachute compensation disclosure); and
•
that the named executive officer experienced a qualifying termination of his or her employment at the effective time of the merger that resulted in severance benefits becoming payable to such named executive officer under his or her severance agreement.

The amounts reported below are estimates based on these and other assumptions that may or may not actually occur or be accurate on the date the merger actually closes. Accordingly, the ultimate values to be received by a named executive officer in connection with the merger may differ from the amounts set forth below. Couchbase’s named executive officers will not receive pension, non-qualified deferred compensation or tax reimbursements in connection with the merger. As required by applicable SEC rules, all amounts below that are determined using the per share value of our common stock have been calculated based on the per share price.

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)(4)
Matthew M. Cain	1,070,000	19,593,312	39,234	20,702,546
Greg Henry(5)	—	—	—	—
Margaret Chow	477,292	4,283,654	17,079	4,778,025
Huw Owen	715,853	8,613,784	3,907	9,333,544

(1)	The estimated amount for each named executive officer represents the “double-trigger” cash severance payments to which the named executive officer may become entitled under the named executive officer’s severance agreement in connection with a qualifying termination during the change in control period, as described in further detail in the section of this proxy statement captioned “The Merger—Interests of Couchbase’s Directors and Executive Officers in the Merger—Change in Control and Severance Benefits Under Existing Relationships.” The estimated amounts represent a lump sum cash payment equal to the sum of (1) 12 months of each named executive officer’s base salary; and (2) 100 percent of the named executive officer’s target annual bonus for the year of termination, prorated, other than in the case of Mr. Cain, for the period of service in the fiscal year in which such termination occurs. The table below sets forth the value of each of the base salary and target incentive opportunity severance benefits payable to a named executive officer under the terms of his or her severance agreement.

Name	Base Salary Severance ($)	Target Incentive Opportunity Severance ($)	Total ($)
Matthew M. Cain	535,000	535,000	1,070,000
Greg Henry	—	—
Margaret Chow	395,000	82,292	477,292
Huw Owen	512,850(6)	203,003(7)	715,853

(2)
The estimated amount for each named executive officer represents the accelerated vesting of the Couchbase RSU awards and Couchbase PSU awards, determined as the product of (1) the per share price multiplied by (2) the total number of shares of our common stock subject to the Couchbase RSU awards and Couchbase PSU awards held by the named executive officer. No named executive officers held unvested Couchbase options as of July 10, 2025.

This amount includes the “double-trigger” vesting acceleration of 100 percent of the unvested portion of the named executive officer’s outstanding Couchbase RSU awards to which the named executive officer may become entitled pursuant to the treatment of such awards under the named executive officer’s severance plan participation agreement with a qualifying termination during the change in control period, as described in further detail in the section of this proxy statement captioned “The Merger—Interests of Couchbase’s Directors and Executive Officers in the Merger—Severance Participation Agreements with our Executives.”
With respect to unvested Couchbase PSU awards that remain subject to the achievement of performance conditions, the number of Couchbase PSU awards, if any, subject to accelerated vesting is determined based on the terms of the award agreement, which provides that all Couchbase PSU awards that have not become eligible to vest will become eligible to vest immediately prior to the change in control. A number of Couchbase PSU awards equal to 9/12th of the total number of Couchbase PSU awards that become eligible to vest shall become immediately vested as described in further detail in the section of this proxy statement captioned “The Merger—Interests of Couchbase’s Directors and Executive Officers in the Merger—Executive Officer Equity Awards.” This “single-trigger” vesting acceleration in an amount of $4,226,250.00 for Mr. Cain, $845,250.00 for Ms. Chow, and $704,368.88 for Mr. Owen is included above. The remaining portion of the Couchbase PSU awards that become eligible to vest will become vested pursuant to the treatment of such awards under the named executive officer’s severance plan participation agreement with a qualifying termination during the change in control period, as described in further detail in the section of this proxy statement captioned “The Merger—Interests of Couchbase’s Directors and Executive Officers in the Merger—Executive Officer Equity Awards.” This “double-trigger” vesting acceleration in an amount of $1,408,750.00 for Mr. Cain, $281,750.00 for Ms. Chow, and $234,789.63 for Mr. Owen is included above.

Name	Couchbase RSUs (#)	Couchbase RSUs ($)	Couchbase PSUs (#)	Couchbase PSUs ($)	Total ($)
Matthew M. Cain	569,727	13,958,312	230,000	5,635,000	19,593,312
Greg Henry	—	—	—	—	—
Margaret Chow	128,843	3,156,654	46,000	1,127,000	4,283,654
Huw Owen	313,250	7,674,625	38,333	939,159	8,613,784

(3)
This amount represents a cash payment or reimbursement for 12 months of COBRA premiums that the named executive officer otherwise would be required to pay for continued post-employment group health coverage. The estimated cost of such benefits was calculated based on the aggregate costs of the monthly premiums for continued health coverage based on the 2025 COBRA premium rates in effect at the effective time of the merger. These amounts are a “double-trigger” severance benefit that each of our named executive officers may become entitled to receive under the named executive officer’s severance agreement in connection with a qualifying termination during the change in control period, as described in further detail in the section of this proxy statement captioned “The Merger—Interests of Couchbase’s Directors and Executive Officers in the Merger—Change in Control and Severance Benefits Under Existing Relationships.”

(4)
Under the severance agreements, amounts are subject to reduction in the event the named executive officer would receive a greater benefit on an after-tax basis by having some of his or her change in control-related payments and benefits cut back rather than paying the excise tax under Section 4999 of the Internal Revenue Code on such amounts, as described in further detail in the section of this proxy statement captioned “The Merger Agreement—Interests of Couchbase’s Directors and Executive Officers in the Merger—Change in Control and Severance Benefits Under Existing Relationships.” This amount assumes that no such reduction is applied.

(5)
Mr. Henry resigned from employment with Couchbase effective February 25, 2025, and his advisory service terminated effective May 31, 2025. Mr. Henry is not eligible for any compensation or benefits in connection with the merger.

(6)	As converted from British Pounds to United States Dollars based on a closing exchange rate of 1 to 1.3676 on July 10, 2025.
(7)	As converted from British Pounds to United States Dollars based on a closing exchange rate of 1 to 1.3676 on July 10, 2025.

Employment Arrangements Following the Merger
As of the date of this proxy statement, none of Couchbase’s executive officers have (1) reached an understanding on potential employment or other retention terms with the surviving corporation or with Parent or Merger Sub; or (2) entered into any definitive agreements or arrangements regarding employment or other retention with the surviving corporation or with Parent or Merger Sub to be effective following the consummation of the merger. However, prior to the effective time of the merger, Parent or Merger Sub may initiate discussions regarding employment or other retention terms and may enter into definitive agreements regarding employment or retention for certain of Couchbase’s employees to be effective as of the effective time of the merger.
Closing and Effective Time of the Merger
The closing will take place (1) at 9:00 a.m., Pacific Time, on a date that is agreed upon by Couchbase, Parent and Merger Sub that is no later than the second business day after the last condition to the closing of the merger is satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of each of such conditions) (as further described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”), or (2) at such other time, location and date as Couchbase, Parent and Merger Sub mutually agree in writing; provided, however, that in no event will the closing of the merger occur prior to September 20, 2025 without the prior written consent of Parent. On the closing date, the parties will file a certificate of merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL. The merger will become effective upon the filing and acceptance of such certificate of merger with the Secretary of the State of Delaware, or at a later time agreed to in writing by Parent, Merger Sub and Couchbase and specified in such certificate of merger in accordance with the DGCL.
Appraisal Rights
If the merger is consummated, our stockholders (including beneficial owners of shares of our capital stock) who do not vote in favor of the adoption of the merger agreement (whether by voting against the merger, abstaining or otherwise not voting with respect to the merger), who properly demand an appraisal of their shares, who continuously hold of record or beneficially own their shares through the effective time of the merger, who otherwise comply with the statutory requirements of Section 262 of the DGCL and who do not withdraw their demands or otherwise lose their rights to appraisal, subject to the conditions thereof, are entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL (which we refer to as “Section 262”). Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 in order to perfect their rights. Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” are to the record holder of shares as to which appraisal rights are asserted, all references in Section 262 and in this summary to the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, and all references in Section 262 and in this summary to the word “person” mean any individual, corporation, partnership, unincorporated association or other entity.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice and does not constitute a recommendation that the record holders or beneficial owners of shares of our common stock exercise their appraisal rights under Section 262.
STOCKHOLDERS (AND BENEFICIAL OWNERS OF SHARES OF OUR COMMON STOCK) SHOULD CAREFULLY REVIEW THE FULL TEXT OF SECTION 262 AS WELL AS THE INFORMATION DISCUSSED BELOW.
Under Section 262, if the merger is completed, holders of record of shares of our common stock or beneficial owners who (1) submit a written demand for appraisal of such person’s shares of our common stock to Couchbase prior to the vote on the adoption of the merger agreement; (2) do not vote, in person or by proxy, in favor of the adoption of the merger agreement; (3) continuously hold of record or beneficially own such shares on the date of making the demand for appraisal through the effective time of the merger; and (4) otherwise comply with the procedures and satisfy certain ownership thresholds set forth in Section 262 may be entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the consideration set forth in the merger agreement, for the “fair value” of their shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment (or in certain circumstances described herein, on the difference between the amount determined to be the fair value and the amount paid by the surviving corporation in the merger to each person entitled to appraisal prior to the entry of judgment in the appraisal proceeding) as described further below. The fair value of our common stock as determined by the Delaware Court of Chancery may be more than, less than or equal to the merger consideration per share that holders thereof are otherwise entitled to receive under the terms of the merger agreement. However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all holders of shares of a class or series of stock that, immediately prior to the closing of the merger, were listed on a national securities exchange who are otherwise entitled to appraisal rights unless (1) the total number of shares of the class or series of stock for which appraisal rights have been pursued or perfected exceeds one percent of the outstanding shares of such class or series as measured in accordance with subsection (g) of Section 262; or (2) the value of the merger consideration in respect of such shares exceeds $1 million. We refer to these conditions as the “ownership thresholds.” Given that the shares of our common stock are listed on the Nasdaq (and assuming such shares remain so listed up until the closing), then the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of our common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is satisfied.
Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on the amount determined to be the fair value of the shares subject to appraisal will accrue and compound quarterly from the effective time of the merger through the date the judgment is paid at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person entitled to appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes Couchbase’s notice to our stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is available, without subscription or cost, at the following URL: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the merger, any person who wishes to exercise appraisal rights, or who wishes to preserve such person’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the per share price described in the merger agreement without interest and less any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of our common stock, Couchbase believes that if a person is considering exercising such rights, such person should seek the advice of legal counsel.
Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of our common stock must do ALL of the following:
•	such person must not vote in favor of the proposal to adopt the merger agreement;
•	such person must deliver to Couchbase a written demand for appraisal before the vote on the merger agreement at the special meeting;
•
such person must continuously hold of record or beneficially own the shares of our common stock from the date of making the demand through the effective time of the merger (a person will lose appraisal rights if the person transfers the shares before the effective time of the merger); and

•
such person or the surviving corporation must file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such stockholders within 120 days after the effective time of the merger (the surviving corporation is under no obligation to file any petition and has no intention of doing so).

In addition, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights with respect to the shares of our common stock unless one of the ownership thresholds is met.
Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, each person who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement or abstain.
The fair value of our common stock as determined by the Delaware Court of Chancery may be more than, less than or equal to the merger consideration per share that holders thereof are otherwise entitled to receive under the terms of the merger agreement.
Filing Written Demand
A person wishing to exercise appraisal rights must deliver to Couchbase, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of such person’s shares. In addition, that person must not vote or submit a proxy in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, in person at the special meeting or by proxy (whether by mail or via the internet or telephone), will constitute a waiver of appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A person exercising appraisal rights must hold or own, as applicable, beneficially or of record, the shares on the date the written demand for appraisal is made and must continue to hold or own, as applicable the shares through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of such person’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a person who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. A proxy or vote against the adoption of the merger agreement will not constitute a demand. A person’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights.
In the case of a written demand for appraisal made by a stockholder of record, the demand must reasonably inform Couchbase of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the surviving corporation and to be set forth on the Verified List (as defined below). A holder of record, such as a bank, broker or other nominee, who holds shares of our common stock as a nominee or intermediary for others, may exercise his, her, their or its rights of appraisal with respect to the shares of our common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of our common stock as to which appraisal is sought. Where no number of shares of our common stock is expressly mentioned, the demand will be presumed to cover all shares of our common stock held in the name of the holder of record or beneficially owned by the beneficial owner.
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
Couchbase, Inc.
3155 Olsen Drive, Suite 150
San Jose, CA 95117
Attention: Corporate Secretary

If you own shares of our common stock jointly with one or more other persons, as in a joint tenancy or tenancy in common, demand for appraisal should be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record or beneficial owner. However, the agent must identify the holder or holders of record (and, if by an authorized agent of any beneficial owner or owners, must identify the beneficial owner or owners and otherwise comply with the requirements applicable to appraisal demands made by beneficial owners) and expressly disclose the fact that, in exercising the demand, such person is acting as agent. If the merger is consummated, then within 10 days after the effective time of the merger, the surviving corporation must give notice of the effective time of the merger to each person who has demanded appraisal in accordance with Section 262 and who did not vote in favor of the proposal to adopt the merger agreement.
At any time within 60 days after the effective time of the merger, any person who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the per share price offered pursuant to the merger agreement, without interest and less any applicable withholding taxes, by delivering to Couchbase, as the surviving corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a reservation of jurisdiction (a “Reservation”) for any Application (as defined below); provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the merger consideration within 60 days after the effective time of the merger. If the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, such person will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the per share price being offered pursuant to the merger agreement.
Notice by the Surviving Corporation
If the merger is completed, then, within 10 days after the effective time of the merger, the surviving corporation will notify each stockholder (including any beneficial owner) who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the merger agreement, that the merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any person who has complied with the requirements of Section 262 and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by any person other than the surviving corporation, demanding a determination of the fair value of the shares held by all dissenting stockholders entitled to appraisal.
The surviving corporation is under no obligation, and has no present intention, to file a petition, and persons should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our common stock. Accordingly, any persons who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of our common stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.
Within 120 days after the effective time of the merger, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which Couchbase has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that where a beneficial owner makes a demand for appraisal directly, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of this aggregate number). Such statement must be given within 10 days after receipt by the surviving corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by any person other than the surviving corporation, service of a copy thereof must be made upon the surviving corporation, which will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (which we refer to as the “Verified List”) containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the surviving corporation and all of the persons shown on the Verified List at the addresses stated therein. The costs of any such notice are borne by the surviving corporation.
After notice is provided to the applicable persons as required by the Delaware Court of Chancery, at the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares and who hold stock represented by stock certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. Accordingly, persons holding stock represented by stock certificates and wishing to seek appraisal of their shares are cautioned to retain their stock certificates pending resolution of the appraisal proceeding. If any person fails to comply with this requirement, the Delaware Court of Chancery may dismiss the proceedings as to such person. Upon application by the surviving corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the Verified List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.
Given that the shares of our common stock are listed on the Nasdaq (and assuming such shares remain so listed up until the closing), the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders or beneficial owners of shares of our common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is met.
Determination of Fair Value
After the Delaware Court of Chancery determines the persons entitled to appraisal and, with respect to our common stock, that at least one of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. However, the surviving corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person entitled to appraisal. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (1) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest accrued before such voluntary cash payment, unless paid at that time.
In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., et al., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider “market value, asset value, dividends, earning prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of merger and which throw any light on future prospects of the merged corporation[.]” Section 262 provides that fair value is to be determined “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and may not in any manner address, fair value under Section 262. ALTHOUGH COUCHBASE BELIEVES THAT THE PER SHARE PRICE IS FAIR, NO REPRESENTATION IS MADE AS TO THE OUTCOME OF THE APPRAISAL OF FAIR VALUE AS MAY BE DETERMINED BY THE DELAWARE COURT OF CHANCERY, AND STOCKHOLDERS AND BENEFICIAL OWNERS SHOULD RECOGNIZE THAT SUCH AN APPRAISAL COULD RESULT IN A DETERMINATION OF A VALUE HIGHER OR LOWER THAN, OR THE SAME AS, THE PER SHARE PRICE. Neither Couchbase nor Parent anticipates offering more than the per share price to any persons exercising appraisal rights, and each of Couchbase and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of our common stock is less than the per share price. If a petition for appraisal is not timely filed or, with respect to our common stock, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the right to an appraisal will cease.
The Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the surviving corporation to the persons entitled thereto. Payment will be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in the Delaware Court of Chancery may be enforced.
The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the Verified List who participated in the proceeding and incurred expenses in connection therewith (which we refer to as an “Application”), the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal that were not dismissed pursuant to the terms of Section 262 or subject to an award pursuant to a Reservation. In the absence of such determination or assessment, each party bears its own expenses.
If any person who demands appraisal of his, her or its shares of our common stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of our common stock will be deemed to have been converted at the effective time of the merger into the right to receive the per share price as provided in the merger agreement, without any interest thereon. A person will fail to perfect, or effectively lose, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, if neither of the ownership thresholds above has been satisfied in respect of those seeking appraisal rights with respect to the shares of our common stock, or if the person delivers to the surviving corporation a written withdrawal of such person’s demand for appraisal and an acceptance of the per share price as provided in the merger agreement in accordance with Section 262.
From and after the effective time of the merger, no person who has demanded appraisal rights in compliance with Section 262 will be entitled to vote such shares of our common stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger); provided, however, that if no petition for an appraisal is filed within the time provided in Section 262, if neither of the ownership thresholds above has been satisfied in respect of those seeking appraisal rights with respect to the shares of our common stock, or if such person delivers to the surviving corporation a written withdrawal of such person’s demand for an appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of such person to an appraisal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including, without limitation, a Reservation; provided, however, that the foregoing shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger within 60 days after the effective date of the merger.
Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of appraisal rights. In that event, you will be entitled to receive the per share price for your dissenting Couchbase shares in accordance with the merger agreement, without interest and less any applicable withholding taxes. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
Accounting Treatment
The merger involves only cash consideration, and will be accounted for as a “business combination” for financial accounting purposes. An entity that is affiliated with Haveli will be deemed the accounting acquirer under ASC 805, Business Combinations. Accordingly, neither pro forma financial statements nor financial statements for the acquirer entity are required.
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of material U.S. federal income tax consequences of the merger that may be relevant to U.S. Holders and Non-U.S. Holders (as defined below) whose shares of our common stock are converted into the right to receive cash pursuant to the merger. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (which we refer to, as amended, as the “Code”), U.S. Treasury Regulations promulgated under the Code, court decisions, published positions of the U.S. Internal Revenue Service (which we refer to as the “IRS”) and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, as property held for investment purposes).
This discussion is for general information purposes only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address the tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, including, without limitation: financial institutions; tax-exempt organizations; S corporations, partnerships and any other entity or arrangement treated as a partnership or a pass-through entity for U.S. federal income tax purposes; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; holders who hold their common stock as “qualified small business stock” for purposes of Sections 1045 and 1202 of the Code, as “Section 1244 stock” within the meaning of Section 1244 of the Code, or through individual retirement or other tax-deferred accounts; Non-U.S. Holders that own (directly or by attribution) more than five percent of our common stock; U.S. expatriates and certain former citizens or long-term residents of the United States; holders holding shares as part of an integrated investment, such as a hedging, constructive sale or conversion, straddle or other risk reduction transaction; holders who received their shares of our common stock in a compensatory transaction or pursuant to the exercise of Couchbase options, Couchbase warrants, Couchbase PSU awards or Couchbase RSU awards; U.S. Holders whose “functional currency” is not the U.S. dollar; holders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States; holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of our common stock being taken into account in an “applicable financial statement” (as defined in the Code); and persons that do not vote in favor of the merger and who properly demand appraisal of their shares under Section 262. In addition, this summary does not address alternative minimum tax consequences or tax consequences arising from the Medicare tax on net investment income, nor does it address any U.S. federal estate, gift or other U.S. federal non-income tax laws or any state, local or non-U.S. tax consequences.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other pass-through entity holds shares of our common stock, then the tax treatment of a partner in such partnership (or owner of such pass-through entity) will generally depend upon the status of the partner (or owner) and the activities of the partner (or owner) and the partnership (pass-through entity). Partnerships (and other pass-through entities) holding shares of our common stock and partners (or owners) therein should consult their tax advisors regarding the consequences of the merger.

No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court. Further, no opinion of counsel has been or will be rendered with respect to the tax consequences of the merger or related transactions.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY HOLDER. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER U.S. FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code; or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Non-U.S. Holders
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of our common stock that is neither a U.S. Holder nor a partnership (or other pass-through entity) for U.S. federal income tax purposes.
Taxable Sale of Company Capital Stock
The receipt of cash by a U.S. Holder in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of shares of our common stock at different times and/or different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of our common stock.
Subject to the discussion below on backup withholding and FATCA (as defined below) withholding, any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such Non-U.S. Holder will be subject to U.S. federal income tax on such gain on a net income basis and in the same manner as if such Non-U.S. Holder were a U.S. person, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30 percent (or a lower rate as specified under an applicable income tax treaty);

•
such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the completion of the merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30 percent (or a lower rate as specified under an applicable income tax treaty); or

•
Couchbase is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (which we refer to as “USRPHC”), at any time within the shorter of the five-year period preceding the merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of our common stock (which we refer to as the “relevant period”) and, if shares of our common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns (directly, indirectly or constructively) more than five percent of our common stock at any time during the relevant period, in which case such Non-U.S. Holder will be subject to U.S. federal income tax on such gain on a net income basis and in the same manner as if such Non-U.S. Holder were a U.S. person, as described in the first bullet point above, except that the branch profits tax will not apply.

Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests (as defined in the Code) equals or exceeds 50 percent of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. For this purpose, U.S. real property interests generally include land, improvements and associated personal property. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the merger. Non-U.S. Holders are encouraged to consult their own tax advisors regarding the possible consequences to them if we are a USRPHC.
Information Reporting and Backup Withholding
Information reporting and backup withholding (at a current rate of 24 percent) may apply to the proceeds received by a holder pursuant to the merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number (which we refer to as a “TIN”) and certifies that such U.S. Holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form); or (2) a Non-U.S. Holder that (a) provides a certification of such Non-U.S. Holder’s non-U.S. status on the appropriate series of IRS Form W-8 (or a substitute or successor form); or (b) otherwise establishes an exemption from backup withholding. If a U.S. Holder does not provide a correct TIN or an adequate basis for exemption, the U.S. Holder may be subject to a penalty imposed by the IRS, and any “reportable payments” made to such holder pursuant to the merger will be subject to backup withholding (currently in an amount equal to 24 percent of such reportable payments). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, if the required information is timely furnished to the IRS. Holders should consult their tax advisors regarding these matters.
Additional Withholding Requirements under the Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and administrative guidance issued thereunder (which we refer to collectively as “FATCA”), impose a U.S. federal withholding tax of 30 percent on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally imposes a U.S. federal withholding tax of 30 percent on certain payments made to a “non-financial foreign entity” (as specially defined under these rules) unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes.
The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the FATCA withholding applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.
Holders of our common stock are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on the disposition of our common stock pursuant to the merger.
THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATIONAL PURPOSES ONLY AND ARE BASED UPON CURRENT

LAW. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH U.S. HOLDER AND NON-U.S. HOLDER SHOULD CONSULT SUCH HOLDER’S OWN TAX ADVISORS TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED ABOVE TO SUCH HOLDER AND THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER, AS WELL AS THE APPLICATION AND EFFECT OF U.S. FEDERAL NON-INCOME, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.
Regulatory Approvals Required for the Merger
General Efforts
Upon the terms and subject to the conditions set forth in the merger agreement, Parent and Merger Sub, on the one hand, and Couchbase, on the other hand, agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions, do, or cause to be done, all things and assist and cooperate with the other parties in doing, or causing to be done, all things, in each case as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective the merger in the most expeditious manner practicable, including by using their respective reasonable best efforts to: (1) cause the conditions to the merger to be satisfied; (2) seek to obtain all consents, waivers, approvals, orders and authorizations from governmental authorities that are necessary or advisable to consummate the merger; and (3) make all registrations, declarations and filings with governmental authorities that are necessary or advisable to consummate the merger.
HSR Act; Other Antitrust Laws; Foreign Direct Investment Laws
Under the HSR Act, the merger cannot be completed until Parent and Couchbase file a Notification and Report Form with the FTC and the Antitrust Division of the DOJ, and the applicable waiting period has expired or been terminated.
Additionally, under the merger agreement, the merger also cannot be completed until all requisite consents, approvals and filings pursuant to the specified antitrust laws and the specified foreign direct investment laws have been obtained or any waiting period thereunder (including any extensions thereof) has expired or been terminated.
Couchbase and Parent each filed or caused to be filed the requisite notification forms under the HSR Act with the FTC and the Antitrust Division of the DOJ on July 21, 2025. The waiting period under the HSR Act will expire at 11:59 p.m., Eastern Time, on August 20, 2025.
The merger is also subject to clearances, consents, approvals and the waiting periods applicable to the merger under certain foreign antitrust laws and foreign direct investment laws. We have decided to make an antitrust filing in Turkey and a National Security and Investment Act 2021 filing in the UK.
Couchbase and Parent have each agreed to (and to cause each of its respective representatives, as applicable, to) (1) cooperate and coordinate with the other in the making of all applicable filings under the HSR Act, under applicable antitrust laws and under applicable foreign direct investment laws; (2) use its respective reasonable best efforts to supply the other (or cause the other to be supplied) with any additional information that reasonably may be required or requested by the FTC, the DOJ or the governmental authorities of any other applicable jurisdiction in which any such filing is made; (3) use its respective reasonable best efforts to supply (or cause the other to be supplied with) any additional information that reasonably may be required or requested by the FTC, the DOJ or the governmental authorities of any other applicable jurisdiction in which any such filing is made; and (4) use its respective reasonable best efforts to take all action necessary to, as soon as practicable, (a) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other antitrust laws applicable to the merger or receive approval or clearance for any foreign direct investment law filing and (b) obtain any required consents under other applicable antitrust laws or foreign direct investment laws applicable to the merger. If any party receives a request for additional information or documentary material from any governmental authority with respect to the merger pursuant to the HSR Act or any other antitrust laws or foreign direct investment laws applicable to the merger, then such party has agreed to make (or cause to be made), as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request.
If and to the extent necessary to obtain clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations pursuant to applicable antitrust laws and foreign direct investment laws, to avoid or eliminate any impediment under antitrust laws and foreign direct investment laws applicable to the merger so as to allow the consummation of the merger as promptly as practicable, and in any event at least three business days prior to the termination date, each of Parent and Merger Sub has agreed to (and to cause each of its respective Affiliates, as applicable, to):

•	offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise:
○
the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of Couchbase and its subsidiaries;

○	the termination, modification, or assignment of existing relationships, joint ventures, contracts, or obligations of Couchbase and its subsidiaries; and
○	the modification of any course of conduct regarding future operations of or any other restrictions on the activities of the Couchbase and its subsidiaries;
•
challenge through litigation any efforts to deny or withhold any clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations required to complete the merger; and

•
oppose any request for the entry of, and seek to have vacated or terminated, any order, judgment, decree, injunction or ruling of any governmental authority that would challenge, contest, restrain, enjoin, prevent or delay the consummation of the merger or the receipt of any required consents, clearances, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations applicable to the merger, including by contesting or defending through litigation any legal proceeding asserted or initiated by any person in any court or before any governmental authority and by exhausting all avenues of appeal, including appealing properly any adverse decision, order, judgment, decree, injunction or ruling by any governmental authority.

Neither Parent nor Merger Sub will have an obligation to offer, negotiate, commit to or effect any of the foregoing actions if such action would have a material adverse effect on the business of the Couchbase and its subsidiaries, taken as a whole, or if such action is not conditioned upon the closing. Further, nothing in the merger agreement will be deemed to require or obligate Parent, Merger Sub or any of Parent’s affiliates to, and Couchbase will not, without the prior written consent of Parent, agree or otherwise be required to, take any action with respect to any portfolio company of Parent, its affiliates or their affiliated investment funds.
One or more governmental bodies may impose a condition, restriction, qualification, requirement, or limitation when it grants the necessary approvals and consents to the merger. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained, and there may be a substantial period of time between our receipt of requisite stockholder approval and the completion of the merger.
Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the merger not being satisfied.
Financing of the Merger
The obligations of Parent and Merger Sub to consummate the merger are not subject to any financing condition.
Pursuant to the equity commitment letter, the Guarantors have committed to capitalize Parent on the closing date on the terms and subject to the conditions set forth in the equity commitment letter with the cash amounts set forth therein for the purpose of funding all amounts payable by Couchbase, Parent, Merger Sub or any of their respective affiliates in connection with the merger and the equity commitment letter and the transactions pursuant thereto. In addition to, or in partial replacement of, the equity financing, Parent, Merger Sub or any of their respective affiliates may seek debt financing at or prior to the closing date. The proceeds of any such debt financing will be used, among other things, to finance the merger and related transactions on the closing date and for working capital purposes and general corporate purposes (including permitted acquisitions, investments, restricted payments and other transactions not prohibited by the debt financing documentation). Such debt financing, if funded, would be anticipated to reduce the amount funded pursuant to the equity financing. The obligation of Parent and Merger Sub to consummate the merger is not subject to any financing condition.

Limited Guarantee
Pursuant to the limited guarantee, the Guarantors have agreed to guarantee the due, punctual and complete payment of the termination fee payable by Parent in the event such termination fee becomes payable and certain reimbursement obligations under the merger agreement, on the terms and subject to the conditions set forth therein.
Subject to specified exceptions, the limited guarantee will terminate upon the earliest to occur of:
•	the closing and the payment of all amounts required to be paid by Parent under the merger agreement in connection with the closing;
•
the date that is 90 days after the valid termination of the merger agreement unless prior to the expiration of such 90-day period Couchbase has commenced certain specified legal proceedings against any of the Guarantors, in which case the limited guarantee will terminate immediately and with no further liability or obligations of any Guarantor upon the final resolution of such legal proceeding and the indefeasible payment to Couchbase of all amounts (if any) finally determined (and not subject to any appeal);

•	upon full payment of damages and reimbursement obligations claimed by Couchbase as payable under the limited guarantee (subject to the Guarantors’ maximum aggregate liability thereunder); and
•
at any time when Couchbase or any of its subsidiaries or controlled affiliates filed any prohibited claim or action or assertion in a legal proceeding, as described in further detail in the limited guarantee.

Voting Agreements
Voting Agreement
In connection with the execution of the merger agreement, on June 20, 2025, the voting agreement stockholders entered into the voting agreement. A copy of the form of the voting agreement is attached as Annex C-1 to this proxy statement.
Under the voting agreement, the voting agreement stockholders have agreed to vote all of their shares of our common stock:
•
in favor of (1) the adoption of the merger agreement and (2) any action contemplated by or in furtherance of the adoption of the merger agreement (including any postponement or adjournment of the special meeting); and

•
against (1) any action or agreement that would reasonably be expected to result in a material breach of any representation, warranty, covenant or obligation of Couchbase in the merger agreement; (2) any acquisition proposal or any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving Couchbase; and (3) any proposal involving Couchbase or any of its subsidiaries that would reasonably be expected to have a Company Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”) or prevent, materially delay, materially interfere with, or materially impair the consummation of the merger or any of the other transactions contemplated by the merger agreement.

The voting agreement stockholders have also irrevocably waived appraisal rights in connection with the merger.
Pursuant to the voting agreement, the voting agreement stockholders have agreed not to, until the termination of the voting agreement and subject to certain exceptions in the voting agreement, (1) directly or indirectly transfer, or cause or permit any transfer of, any of our common stock; (2) deposit any of our common stock into a voting trust, enter into a tender, voting agreement or similar agreement with respect to our common stock or grant any proxy or power of attorney with respect to our common stock, in each case in a manner inconsistent with the voting agreement; or (3) take any action that would in any way materially interfere with, materially delay or materially impair the performance of the voting agreement stockholders’ obligations under the voting agreement.
The voting agreement stockholders’ obligations to vote in favor of the adoption of the merger agreement terminates automatically upon the earliest to occur of (1) the valid termination of the merger agreement in accordance with its terms; (2) the effective time of the merger; (3) the effectiveness of any amendment, modification or supplement to the merger agreement that decreases the per share price (other than any such decrease in accordance with any stock split, reverse stock split, stock distribution or dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to our common stock after June 20, 2025 in accordance with the terms of the merger agreement), changes the form of consideration payable under the merger agreement, or is otherwise materially adverse to the voting agreement stockholders relative to the other stockholders of Couchbase; or (4) with respect to any voting agreement stockholder, termination of the voting agreement by written agreement of each of Couchbase and such voting agreement stockholder.
Haveli Voting Agreement
In connection with the execution of the merger agreement, on June 20, 2025, Haveli Cascade entered into the Haveli voting agreement. A copy of the form of the Haveli voting agreement is attached as Annex C-2 to this proxy statement.
Under the Haveli voting agreement, Haveli Cascade has agreed to vote all of their shares of our common stock:
•
in favor of (1) the adoption of the merger agreement and (2) any action contemplated by or in furtherance of the adoption of the merger agreement (including any postponement or adjournment of the special meeting); and

•
against (1) any action or agreement that would reasonably be expected to result in a material breach of any representation, warranty, covenant or obligation of Couchbase in the merger agreement; (2) any acquisition proposal or any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving Couchbase; and (3) any proposal involving Couchbase or any of its subsidiaries that would reasonably be expected to have a Company Material Adverse Effect or prevent, materially delay, materially interfere with, or materially impair the consummation of the merger or any of the other transactions contemplated by the merger agreement.

Haveli Cascade has also irrevocably waived appraisal rights in connection with the merger.
Notwithstanding the above, if the Couchbase Board makes a Couchbase Board recommendation change (as defined in the section of this proxy statement captioned “The Merger Agreement—The Couchbase Board’s Recommendation; Board Recommendation Change”) prior to the special meeting, Haveli Cascade will be permitted to vote all of its shares of our common stock in its sole and absolute discretion.
Pursuant to the Haveli voting agreement, Haveli Cascade has agreed not to, until the termination of the voting agreement and subject to certain exceptions in the Haveli voting agreement, (1) directly or indirectly transfer, or cause or permit any transfer of, any of our common stock; (2) deposit any of our common stock into a voting trust, enter into a tender, voting agreement or similar agreement with respect to our common stock or grant any proxy or power of attorney with respect to our common stock, in each case in a manner inconsistent with the Haveli voting agreement; or (3) take any action that would in any way materially interfere with, materially delay or materially impair the performance of Haveli Cascade’s obligations under the Haveli voting agreement.
Haveli Cascade’s obligations to vote in favor of the adoption of the merger agreement terminates automatically upon the earliest to occur of (1) the valid termination of the merger agreement in accordance with its terms; (2) the effective time of the merger; (3) the effectiveness of any amendment, modification or supplement to the merger agreement that is materially adverse to Haveli Cascade relative to the other stockholders of Couchbase; or (4) termination of the voting agreement by written agreement of each of Couchbase and Haveli Cascade.
Together, the Haveli voting agreement and the voting agreement cover approximately 33.0 percent of the voting power of all issued and outstanding shares of our common stock, based on the number of shares of common stock outstanding as of the record date.
Delisting and Deregistration of Our Common Stock
If the merger is completed, our common stock will no longer be publicly traded and will be delisted from the Nasdaq. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer be required to file periodic reports, current reports and proxy statements with the SEC.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER
We are asking you to approve the adoption of the merger agreement and approval of the merger. For a summary of and detailed information regarding this proposal, see the information about the merger agreement throughout this proxy statement, including the information set forth in the sections of this proxy statement captioned “The Merger” and “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this proxy statement. You are urged to read the merger agreement carefully and in its entirety.
The Couchbase Board recommends that you vote “FOR” this proposal.

PROPOSAL 2: APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF CERTAIN
MERGER-RELATED EXECUTIVE COMPENSATION
Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger, as disclosed in the section of this proxy statement captioned “The Merger—Interests of Couchbase’s Directors and Executive Officers in the Merger—Golden Parachute Compensation,” including the additional disclosures referenced therein that otherwise are disclosed in the section of this proxy statement captioned “The Merger—Interests of Couchbase’s Directors and Executive Officers in the Merger.”
We are asking our stockholders to approve the compensation that will or may become payable by Couchbase to our named executive officers in connection with the merger. These payments are set forth in the section of this proxy statement captioned “The Merger—Interests of Couchbase’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” and the accompanying footnotes and additional disclosures referenced therein. The various plans and arrangements pursuant to which these compensation payments may be made generally have previously formed part of Couchbase’s overall compensation program for our named executive officers and previously have been disclosed to stockholders in public filings, including our annual proxy statement. These historical arrangements were adopted and approved by the Compensation Committee of the Couchbase Board, which is composed solely of non-employee directors, and are believed to be reasonable and in line with marketplace norms.
Accordingly, we are seeking approval of the following resolution at the special meeting:
“RESOLVED, that the stockholders of Couchbase approve the compensation that will or may become payable to Couchbase’s named executive officers in connection with the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger—Interests of Couchbase’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” in Couchbase’s proxy statement for the special meeting.”
Our stockholders should note that this proposal is not a condition to completion of the merger, and as a non-binding, advisory vote, the result will not be binding on Couchbase, the Couchbase Board or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated our named executive officers will be eligible to receive the compensation that is based on or that otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.
The Couchbase Board recommends that you vote “FOR” this proposal.

PROPOSAL 3: POSTPONEMENT OR ADJOURNMENT OF THE SPECIAL MEETING
We are asking you to approve any proposal to postpone or adjourn the special meeting, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If stockholders approve this proposal, we can adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against adoption of the merger agreement. Among other things, approval of this proposal could mean that, even if we received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could postpone or adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes in favor of adoption of the merger agreement. Additionally, we may seek stockholder approval to postpone or adjourn the special meeting if a quorum is not present. Finally, the chairperson of the special meeting is permitted by our bylaws to adjourn the special meeting even if our stockholders have not approved this proposal to postpone or adjourn the special meeting.
The Couchbase Board recommends that you vote “FOR” this proposal.

THE MERGER AGREEMENT
The following summary describes the material provisions of the merger agreement. The descriptions of the merger agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. We encourage you to carefully read and consider the merger agreement, which is the legal document that governs the merger, in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement, and not by this summary or any other information contained in this proxy statement.
The representations, warranties, covenants and agreements described below and included in the merger agreement (1) were made only for purposes of the merger agreement and as of specific dates; (2) were made solely for the benefit of the parties to the merger agreement; (3) may be subject to important qualifications, limitations and supplemental information agreed to by Couchbase, Parent and Merger Sub in connection with negotiating the terms of the merger agreement; and (4) may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed by Couchbase to Parent and Merger Sub in connection with the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating contractual risk between Couchbase and Parent and Merger Sub rather than to establish matters as facts. Further, the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. Our stockholders are not generally third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Couchbase, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after June 20, 2025. None of the representations and warranties will survive the closing of the merger, and, therefore, they will have no legal effect under the merger agreement after the effective time of the merger. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of Couchbase, Parent or Merger Sub because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide you with any other factual information regarding Couchbase, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Couchbase and our business.
Closing and Effective Time of the Merger
The closing will take place (1) at 9:00 a.m., Pacific Time, on a date to be agreed upon by Couchbase, Parent, and Merger Sub that is no later than the second business day after the last condition to closing of the merger is satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions); or (2) at such other time, location and date as Couchbase, Parent and Merger Sub mutually agree in writing; provided, however, that in no event shall the closing of the merger occur prior to September 20, 2025 without the prior written consent of Parent. On the closing date the parties will file a certificate of merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL. The merger will become effective upon the filing and acceptance with the Secretary of State of the State of Delaware of such certificate of merger, or at a later time agreed to in writing by Parent, Merger Sub and Couchbase, and specified in such certificate of merger in accordance with the DGCL.
Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers
The merger agreement provides that, on the terms and subject to the conditions of the merger agreement and the applicable provisions of the DGCL, at the effective time of the merger: (1) Merger Sub will merge with and into Couchbase; (2) the separate corporate existence of Merger Sub will cease; and (3) Couchbase will continue as the surviving corporation in the merger and a wholly owned subsidiary of Parent. From and after the effective time of the merger, all of the property, rights, privileges, powers and franchises of Couchbase and Merger Sub will vest in the surviving corporation and all of the debts, liabilities and duties of Couchbase and Merger Sub will become the debts, liabilities and duties of the surviving corporation.
At the effective time of the merger, the certificate of incorporation of Couchbase as the surviving corporation will be amended and restated in its entirety to read as set forth in the applicable exhibit attached to the merger agreement, and the bylaws of Couchbase as the surviving corporation will be amended and restated in their entirety to be in the form of the bylaws of Merger Sub, as in effect immediately prior to the effective time of the merger (with the name of the surviving corporation being “Couchbase, Inc.”), in each case subject to the provisions of the merger agreement relating to indemnification, exculpation and advancement of expenses, and until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the surviving corporation and such bylaws.
At the effective time of the merger, the initial directors of the surviving corporation will be the directors of Merger Sub as of immediately prior to the effective time of the merger, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. At the effective time of the merger, the initial officers of the surviving corporation will be the officers of Couchbase as of immediately prior to the effective time of the merger, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their respective successors are duly appointed, or until their earlier death, resignation or removal.
Conversion of Shares
Common Stock
On the terms and subject to the conditions set forth in the merger agreement, at the effective time of the merger, by virtue of the merger and without any action on the part of Parent, Merger Sub, Couchbase or the holders of any of the following securities:
•
each share of our common stock that is issued and outstanding as of immediately prior to the effective time of the merger (other than the excluded shares) will be automatically converted into the right to receive an amount equal to $24.50 in cash, without interest and less any applicable withholding taxes (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required), in accordance with the merger agreement), which amount we refer to as the “per share price”;

•
each outstanding share of our common stock that is an owned Couchbase share will automatically be cancelled and will cease to exist without any conversion thereof or consideration paid in exchange therefor;

•	each dissenting Couchbase share will not be converted into, or represent the right to receive, the per share price, but instead will be entitled to only such rights as are granted by Section 262; and
•
each share of common stock of Merger Sub that is outstanding immediately prior to the effective time of the merger will be converted into one validly issued, fully paid and nonassessable share of common stock of the surviving corporation and each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the surviving corporation.

Treatment of Equity Awards; ESPP
The merger agreement provides that Couchbase’s equity awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger.
Treatment of Couchbase RSU Awards
At the effective time of the merger, each vested Couchbase RSU award will be automatically cancelled and converted into the right to receive an amount in cash equal to (1) the total number of shares of our common stock subject to such vested Couchbase RSU award immediately prior to the effective time of the merger, multiplied by (2) the per share price, without interest and less any applicable withholding taxes.
At the effective time of the merger, each unvested Couchbase RSU award will be automatically cancelled and converted into a contingent right to receive a converted cash award equal to (1) the total number of shares of our common stock subject to such unvested Couchbase RSU award immediately prior to the effective time of the merger, multiplied by (2) the per share price, without interest and less any applicable withholding taxes. Each of these converted cash awards will continue to have, and will be subject to, the same vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding unvested Couchbase RSU award immediately prior to the effective time of the merger, except for administrative changes that are not adverse to the holder of the unvested Couchbase RSU award.
Couchbase PSU Awards
Prior to the effective time of the merger, the Couchbase Board (or the Compensation Committee) will review and certify, if applicable, the achievement of performance criteria applicable to each outstanding Couchbase PSU award. At the effective time of the merger, each vested Couchbase PSU award will be automatically cancelled and converted into the right to receive an amount in cash equal to (1) the total number of shares of our common stock subject to such vested Couchbase PSU award immediately prior to the effective time of the merger (as determined in accordance with the terms of the applicable award agreement), multiplied by (2) the per share price, without interest and less any applicable withholding taxes.
At the effective time of the merger, each unvested Couchbase PSU award will be automatically cancelled and converted into a contingent right to receive a converted cash award equal to (1) the total number of shares of our common stock subject to such unvested Couchbase PSU award immediately prior to the effective time of the merger (as determined in accordance with the applicable award agreement), multiplied by (2) the per share price, without interest and less any applicable withholding taxes. The converted PSU cash award will vest on the first to occur following the closing of March 15, June 15, September 15 or December 15, subject to the holder continuing to provide services to Parent (or the surviving corporation, or one of their affiliates) through the applicable vesting date and any other terms and conditions (excluding performance-based vesting conditions but including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding unvested Couchbase PSU award, except for administrative changes that are not adverse to the holder of the unvested Couchbase PSU award.
Couchbase Options
At the effective time of the merger, each vested Couchbase option will be automatically cancelled and converted into the right to receive an amount in cash equal to (1) the total number of shares of our common stock subject to the vested Couchbase option, multiplied by (2) the excess, if any, of the per share price over the exercise price per share of such vested Couchbase option, without interest and less any applicable taxes.
At the effective time of the merger, each unvested Couchbase option with an exercise price per share that is less than the per share price will be automatically cancelled and converted into the contingent right to receive a converted cash award equal to (1) the total number of shares of our common stock subject to such unvested Couchbase option immediately prior to the effective time of the merger, multiplied by (2) the excess, if any, of the per share price over the exercise price per share of such unvested Couchbase option, without interest and less any applicable taxes. Each of these converted cash awards will continue to have, and will be subject to, the same vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding unvested Couchbase option immediately prior to the effective time of the merger, except for administrative changes that are not adverse to the holder of the unvested Couchbase option.
Any underwater Couchbase option will be cancelled at the effective time of the merger for no consideration or payment.
Couchbase Warrants
At the effective time of the merger, each outstanding warrant to purchase our common stock issued on April 25, 2019 (which we refer to as a “Couchbase warrant”) will be automatically cancelled and converted into the right to receive (without interest) an amount in cash equal to (1) the total number of shares of our common stock subject to such Couchbase warrant, multiplied by (2) the excess, if any, of the per share price over the exercise price per share of our common stock under such Couchbase warrant (which we refer to as the “Couchbase warrant consideration”). Parent will pay, or cause to be paid, the applicable Couchbase warrant consideration to each holder of the applicable Couchbase warrant in accordance with and subject to the terms and conditions of the applicable Couchbase warrant.
Couchbase has agreed to use reasonable best efforts to enter into a warrant termination agreement with the applicable holders of the Couchbase warrants in customary form and substance with respect to the Couchbase warrants.

Treatment of Employee Stock Purchase Plan
With respect to our ESPP, we have taken, or will take, all actions necessary to provide that, from June 20, 2025:
•
no employee participating in the ESPP purchase period in effect on June 20, 2025 may increase his or her payroll contribution rate or make separate non-payroll contributions for such offering, except as may be required by applicable law;

•	no new participants will be admitted to the ESPP purchase period in effect on June 20, 2025;
•	no new offering or purchase period will commence following June 20, 2025 under the ESPP (the current purchase period will be the final purchase period); and
•	the ESPP will terminate immediately after we complete certain actions as contemplated by the merger agreement.
Prior to the effective time of the merger, we will have taken, or will take, all action that may be reasonably necessary to, effective upon the consummation of the merger:
•	terminate any offering period or purchase period under the ESPP that otherwise would be outstanding at the effective time of the merger no later than five business days prior to the closing;
•
make any pro-rata adjustments that may be necessary or advisable to reflect the shortened offering period or purchase period, but otherwise treat such shortened offering period or purchase period as a fully effective and completed offering period or purchase period for all purposes under the ESPP; and

•	on the date of the final purchase, cause the exercise of each outstanding purchase right pursuant to the ESPP.
Payment Agent, Exchange Fund and Exchange and Payment Procedures
Prior to the closing, Parent will select a bank or trust company reasonably acceptable to Couchbase to act as the payment agent for the merger and make payments of the merger consideration to our stockholders. At or prior to the closing, Parent will deposit (or cause to be deposited) with the payment agent an amount of cash that is equal to the aggregate consideration to pay the aggregate consideration to our stockholders and holders of Couchbase warrants in accordance with the merger agreement.
Promptly following the effective time of the merger (and in any event within one business day), Parent and the surviving corporation will cause the payment agent to mail to each holder of record (as of immediately prior to the effective time of the merger) of a certificate that immediately prior to the effective time of the merger represented outstanding shares of our common stock (other than the excluded shares), a letter of transmittal and instructions advising stockholders how to surrender stock certificates in exchange for merger consideration. Upon receipt of (1) surrendered certificates for cancellation (or an appropriate affidavit for lost, stolen or destroyed certificates, together with any required bond, in lieu thereof); and (2) a duly completed and validly executed letter of transmittal, the holder of such certificate will be entitled to receive an amount in cash (less any applicable withholding taxes required to be withheld in respect thereof) equal to the product of (a) the aggregate number of shares of our common stock represented by such certificate and (b) the per share price.
The letter of transmittal will include instructions if a stockholder has lost a share certificate or if such certificate has been stolen or destroyed. In the event that any share certificates have been lost, stolen or destroyed, then the payment agent will issue the per share price to such holder upon the making by such holder of an affidavit for such lost, stolen or destroyed certificate. Parent or the payment agent may, in its discretion and as a condition precedent to the payment of the per share price, require such stockholder to deliver a bond in such amount as Parent or the payment agent may direct as indemnity against any claim that may be made against Parent, the surviving corporation or the payment agent with respect to such certificate alleged to have been lost, stolen or destroyed.
Notwithstanding the foregoing, any holder of shares of our common stock held in book-entry form (which we refer to as “uncertificated shares”) will not be required to deliver a certificate or an executed letter of transmittal (as both are described above) to the payment agent to receive the consideration payable in respect thereof. Each holder of record (as of immediately prior to the effective time of the merger) of an uncertificated share that immediately prior to the effective time of the merger represented an outstanding share of our common stock (other than the excluded shares) whose shares of our common stock were converted into the right to receive the consideration payable in respect thereof will, upon receipt of an “agent’s message” in customary form at the effective time of the merger, be entitled to receive, and the payment agent will pay and deliver as promptly as practicable, an amount in cash equal to the product of (1) the aggregate number of shares of our common stock represented by such holder’s transferred uncertificated shares and (2) the per share price. The amount of consideration paid to such Couchbase stockholders will not include interest and may be reduced by any applicable withholding taxes.
If any cash deposited with the payment agent is not claimed within one year following the effective time of the merger, such cash will be returned to Parent upon demand, and any of our stockholders as of immediately prior to the effective time of the merger who have not complied with the exchange procedures in the merger agreement will thereafter look only to Parent for satisfaction of payment of the merger consideration (subject to abandoned property law, escheat law or similar laws). None of the payment agent, Parent, the surviving corporation or any other party will be liable to any of our stockholders with respect to any cash amounts properly paid to a public official pursuant to any applicable abandoned property law, escheat law or similar laws.
Representations and Warranties
The merger agreement contains representations and warranties of Couchbase, Parent and Merger Sub.
Certain of the representations and warranties in the merger agreement made by Couchbase are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of this proxy statement and the merger agreement, “Company Material Adverse Effect” means, any change, event, condition, development, violation, inaccuracy, effect or circumstance (each of which we refer to as an “effect”) that, individually or taken together with all other effects that exist or have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Couchbase and its subsidiaries, taken as a whole, but excluding, in each case, any such effect to the extent arising out of, relating to or resulting from the following (in each case, by themselves or when aggregated) (except, in addition to where expressly stated below, to the extent that any such effect set forth in each of the seventh through tenth bullets below has had a materially disproportionate adverse effect on Couchbase and its subsidiaries, taken as a whole, relative to similarly situated companies operating in the industries in which Couchbase and its subsidiaries conduct business, in which case only the incremental disproportionate impact may be taken into account in determining whether a Company Material Adverse Effect has occurred):
•
general economic effects anywhere in the world, or effects in the global economy generally (except to the extent that such effect has had a materially disproportionate adverse effect on Couchbase and its subsidiaries, taken as a whole, relative to similarly situated companies operating in the industries in which Couchbase and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

•
any effects in the financial markets, credit markets, equity markets, debt markets, currency markets or capital markets anywhere in the world, including (1) changes in interest rates or credit ratings; (2) changes in exchange rates; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market (except to the extent that such effect has had a materially disproportionate adverse effect on Couchbase and its subsidiaries, taken as a whole, relative to similarly situated companies operating in the industries in which Couchbase and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

•
any effects generally in the industries in which Couchbase and its subsidiaries conduct business or in any specific jurisdiction or geographical area in which Couchbase and its subsidiaries conduct business;

•
any regulatory, legislative or political effects anywhere in the world (except to the extent that such effect has had a materially disproportionate adverse effect on Couchbase and its subsidiaries, taken as a whole, relative to similarly situated companies operating in the industries in which Couchbase and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

•
any geopolitical effects, outbreak of hostilities, armed conflicts, protests, strikes, work stoppage, civil unrest, civil disobedience, acts of war, sabotage, terrorism or military actions (including, in each case, any escalation or worsening of any of the foregoing) anywhere in the world, including an outbreak or escalation of hostilities involving any governmental authority or the declaration by any governmental authority of a national emergency or war (except to the extent that such effect has had a materially disproportionate adverse effect on Couchbase and its subsidiaries, taken as a whole, relative to similarly situated companies operating in the industries in which Couchbase and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);
•
any earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent), or other natural or man-made disasters, weather conditions, power outages or other force majeure events anywhere in the world (or changes in any such events or occurrences, including, in each case, the response of any governmental authority);

•
any pandemics, epidemics, plagues, contagious disease outbreaks or other comparable events (including quarantine restrictions mandated or recommended by any governmental authority), or changes in any such events or occurrences, including, in each case, (1) the response of any governmental authority (including any mandated or recommended quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar law, directive, order, guideline, response or recommendation); and (2) any actions taken or not taken as a consequence of such response or to otherwise respond to the impact, presence, outbreak or spread of any of the foregoing;

•	inflation, or any changes in the rate of increase or decrease of inflation anywhere in the world;
•	the development of, or changes in, supply chain disruptions anywhere in the world;
•
the imposition of, or changes in, any tariffs, sanctions, trade policies or similar law, directive, order or policy (or any threats or announcements of any of the foregoing), or any consequences resulting from any trade disputes or “trade wars” or similar actions anywhere in the world;

•	any data breach, cyber-intrusion, cyberattack, cybercrime or cyberterrorism;
•
the negotiation, execution, delivery, announcement of the merger agreement or the pendency or consummation of the merger, including the impact of any of the foregoing on the relationships, contractual or otherwise, of Couchbase and its subsidiaries with employees (including any employee attrition), suppliers, customers, partners, lenders, lessors, vendors, governmental authorities or any other third person, other than, in each case, any Couchbase non-contravention representation or warranty in the merger agreement, to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of the merger agreement or the consummation of the transactions contemplated thereby;

•
the compliance by any party with the express terms of the merger agreement, including any action taken or refrained from being taken pursuant to or in accordance with the express terms of the merger agreement (other than, in each case, compliance with certain sections of the merger agreement);

•	any action taken or refrained from being taken, in each case to which Parent or Merger Sub has expressly consented to or requested in writing (including by email) following June 20, 2025;
•
any (1) changes or proposed changes in GAAP or any other accounting standards or requirements, or any law (or the enforcement or interpretation of any of the foregoing), including, in each case, the adoption, implementation, repeal, modification, reinterpretation or proposal thereof; or (2) action taken for the purpose of complying with GAAP, or any other accounting standards or requirements, or any law;

•
any changes in the price or trading volume of our common stock, in and of itself (it being understood that the cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded under the definition of Company Material Adverse Effect);

•
any failure, in and of itself, by Couchbase or its subsidiaries to meet (1) any public estimates or expectations of Couchbase’s and its subsidiaries’ revenue, earnings or other financial performance or results of operations for any period; or (2) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the cause of any such failure in clause (1) or (2) may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded under the definition of Company Material Adverse Effect);
•	the availability or cost of equity, debt or other financing to Parent, Merger Sub or any of their respective affiliates;
•
any transaction litigation or any other legal proceeding threatened or commenced by any current or former of our stockholders (on their own behalf or on behalf of Couchbase) against Couchbase, any of our stockholders, executive officers or other employees or any member of the Couchbase Board (or any affiliates of any of the foregoing) in connection with, arising from or otherwise relating to the merger, including any demand or legal proceeding for appraisal of the fair value of any shares of our common stock;

•
the identity of, or any facts or circumstances relating to, the Guarantors, Parent or Merger Sub or their respective affiliates or the respective equity or debt financing sources of, or investors in, any of the foregoing, or the respective plans or intentions of any of the foregoing with respect to Couchbase or its business;

•	any breach by Parent or Merger Sub of the merger agreement; or
•	any matters to the extent disclosed in the confidential disclosure letter to the merger agreement.
In the merger agreement, Couchbase made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement and the confidential disclosure letter to the merger agreement. These representations and warranties relate to, among other things:
•	organization and good standing;
•	corporate power and enforceability;
•	approval of the Couchbase Board in connection with the merger, the fairness opinion from Morgan Stanley and anti-takeover laws;
•	the nature of the required approval of our stockholders;
•	non-contravention of certain agreements and laws;
•	requisite governmental approvals;
•	Couchbase’s capitalization;
•	Couchbase’s subsidiaries and their capitalization;
•	Couchbase’s SEC reports;
•	Couchbase’s financial statements and internal controls;
•	the absence of undisclosed liabilities;
•	the absence of certain changes since January 31, 2025;
•	material contracts;
•	real property matters;
•	environmental matters;
•	intellectual property matters;
•	privacy and security matters;
•	tax matters;
•	employee plans;
•	labor matters;
•	Couchbase’s permits;

•	compliance with laws;
•	legal proceedings and orders;
•	insurance matters;
•	related party transactions; and
•	brokers.
Under the merger agreement, Parent and Merger Sub acknowledged that Couchbase has not made any representations or warranties other than those expressly set forth in the merger agreement or in any transaction document, and expressly disclaimed reliance on any representation, warranty or other information regarding Couchbase, other than those expressly set forth in the merger agreement or in any transaction document.
In the merger agreement, Parent and Merger Sub made customary representations and warranties to Couchbase that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:
•	organization and good standing;
•	power and enforceability;
•	non-contravention of certain agreements and laws;
•	requisite governmental approvals;
•	compliance with laws;
•	legal proceedings and orders;
•	ownership of shares of Couchbase’s capital stock by Parent, Merger Sub and their affiliates;
•	brokers;
•	no Parent vote or approval being required in connection with the merger;
•	the limited guarantee;
•	financing in connection with the merger;
•	the absence of stockholder and management arrangements;
•	Parent’s interest in competitors;
•	confirmation that neither Parent nor Merger Sub is controlled by a foreign person under certain laws;
•	sanctions; and
•	the Haveli voting agreement.
Under the merger agreement, Couchbase acknowledged that Parent and Merger Sub have not made any representations or warranties other than those expressly set forth in the merger agreement or in any transaction document, and expressly disclaimed reliance on any representation, warranty or other information regarding Parent and Merger Sub, other than those expressly set forth in the merger agreement or in any transaction document.
The representations and warranties contained in the merger agreement do not survive the effective time of the merger, other than the above acknowledgments by each of Couchbase, Parent and Merger Sub.
Conduct of Business Pending the Merger
Other than as expressly contemplated by the merger agreement, set forth in the confidential disclosure letter to the merger agreement, as required by applicable law or approved by Parent (which approval may not be unreasonably withheld, conditioned or delayed), from June 20, 2025 to the effective time of the merger (or termination of the merger agreement pursuant to the terms of the merger agreement), Couchbase has agreed to and to cause its subsidiaries to, subject to certain exceptions, use its reasonable best efforts to conduct its business and operations in the ordinary course of business and use reasonable best efforts to:
•	preserve intact its material assets, properties, material contracts and business organizations;

•	keep available the services of its current officers and key employees; and
•
preserve its current relationships with material customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors and other persons with whom Couchbase or any of its subsidiaries has business relations.

Couchbase has also agreed that, from June 20, 2025 to the effective time of the merger (or termination of the merger agreement pursuant to the terms of the merger agreement), subject to certain exceptions, it will not, and will not permit any of its subsidiaries to:
•	amend its organizational documents;
•	propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
•	issue, sell or deliver, or agree to issue, sell or deliver, any of its equity securities;
•	acquire, repurchase or redeem any of its equity securities;
•
(1) adjust, split, subdivide, combine or reclassify any of its capital stock or other equity or voting interests; (2) declare, set aside, establish a record date for, authorize or pay any dividend or other distribution; (3) pledge or encumber any of its capital stock or voting interests; or (4) modify the terms of any of its capital stock or other equity or voting interests;

•
acquire (by merger, consolidation or acquisition of stock or assets) any third person or any equity interest in such person, or enter into any joint venture, legal partnership or similar arrangement with any third person;

•	acquire, or agree to acquire, fee ownership (or its jurisdictional equivalent) of any real property;
•
(1) incur or assume any indebtedness or issue any debt securities; (2) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any third-party obligations; (3) make any loans, advances or capital contributions to, or investments in, any third person; or (4) mortgage, pledge or otherwise encumber any material assets of Couchbase and its subsidiaries, tangible or intangible, or create any lien thereon or become subject to any liens (other than permitted liens);

•
(1) establish, adopt, enter into, terminate or amend, or take any action to accelerate the vesting, payment or funding of, or waive any performance criteria applicable to, any compensation or benefits; (2) increase the compensation or benefits for certain service providers; (3) grant increases in change in control, retention, severance, stay bonus, termination pay, tax gross-up, special remuneration, or equity or equity-based award; (4) enter into any employment agreement with any service provider with an annual base cash compensation in excess of $225,000; or (5) hire or terminate any employee of Couchbase or any of its subsidiaries with an annual base cash compensation in excess of $225,000, other than terminations for cause;

•
(1) enter into, amend, terminate or agree to be bound by any labor agreement; (2) implement or announce any reduction in force, group termination, furlough or similar action; or (3) waive or release any material noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any current or former Couchbase service provider;

•	settle, release, waive, compromise or commence certain legal proceedings;
•	revalue any of its properties or assets or make any material change to its accounting principles or practices;
•
(1) make, change or revoke any material tax election (other than in connection with a tax return required to be filed by law and in a manner consistent with past practice); (2) settle or compromise any material tax claim or assessment; (3) consent to any extension or waiver of any limitation period with respect to any material tax claim or assessment (other than extensions automatically granted); (4) change any annual tax accounting period; (5) adopt or change any income or other material method of Tax accounting (other than in connection with a tax return required to be filed by law and in a manner consistent with past practice); (6) file any amended material tax return; (7) enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement relating to any material amount of taxes (other than an agreement entered into in the ordinary course of business the primary purpose of which is not related to taxes); or (8) surrender any right to claim a material tax refund;
•
(1) incur, authorize or commit to incur any material capital expenditures; (2) except in the ordinary course of business, enter into any contract which if entered into prior to June 20, 2025 would be considered a material contract under the merger agreement or modify or amend any material contract in a manner that is adverse in any material respect to Couchbase and its subsidiaries, taken as a whole, terminate any material contract (other than any material contract that has expired in accordance with its terms) or renew or extend any material contract (other than renewals or extensions of any expiring contracts without material adverse change of terms with respect to Couchbase or its subsidiaries); (3) not maintain certain levels of insurance; or (4) engage in certain related party transactions;

•	enter into any new line of business other than any line of business that is ancillary to or an immaterial extension of any existing line of business;
•	sell, assign, pledge, transfer, encumber, license, sublicense, abandon, allow to lapse or otherwise dispose of any material Couchbase intellectual property;
•	adopt a rights plan, “poison pill” or similar arrangement; or
•	enter into or agree or commit to enter into a contract to do any of the foregoing.
The “Go-Shop” Period—Solicitation of Other Acquisition Proposals
Under the merger agreement, during the go-shop period, Couchbase and its representatives were permitted to, directly or indirectly, subject to the provisions of the merger agreement, solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal that constitutes, or would reasonably be expected to lead to, an acquisition proposal.
Couchbase and its representatives contacted seven potential strategic acquirors and Sponsor 1 during the go-shop period. During the go-shop period, no third party submitted an acquisition proposal to acquire Couchbase (which is further detailed in the section of this proxy statement captioned “The Merger – Background of the Merger”). If Couchbase had terminated the merger agreement (1) prior to the no-shop period start date, to enter into a definitive agreement with respect to a superior proposal, or (2) after the no-shop period start date, to enter into a definitive agreement with respect to a superior proposal which Couchbase had delivered the required notice prior to the no-shop period start date, Couchbase would have been required to pay a $21.0 million termination fee to Parent.
The go-shop period expired at 11:59 p.m., Eastern Time, on June 23, 2025, and as of the no-shop period start date at 12:00 a.m., Eastern Time, on June 24, 2025, we have become subject to customary “no-shop” restrictions on our ability to solicit acquisition proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any acquisition proposals, in each case as more fully described below in “The Merger Agreement—The “No-Shop” Period—No Solicitation of Other Acquisition Proposals.”
The “No-Shop” Period-No Solicitation of Other Acquisition Proposals
On the terms and subject to the conditions of the merger agreement, during the no-shop period, Couchbase, its subsidiaries, and Couchbase’s directors and executive officers agreed not to, and Couchbase agreed not to authorize or direct any of its other representatives to, directly or indirectly:
•
solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal that constitutes, or would reasonably be expected to lead to, an acquisition proposal (other than from an excluded party (as defined below));

•
furnish to any third person or group (other than Parent, Merger Sub or any of their respective representatives or any excluded party) any non-public information relating to Couchbase or any of its subsidiaries or afford any person or group (other than Parent, Merger Sub or any of their respective representatives or any excluded party) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Couchbase or any of its subsidiaries, in any such case in connection with any acquisition proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an acquisition proposal or the making of any proposal that would reasonably be expected to lead to an acquisition proposal;

•
participate or engage in discussions or negotiations with any third person or group (other than any excluded party) with respect to an acquisition proposal or with respect to any inquiries from third persons (other than any excluded party) for the apparent purpose of making an acquisition proposal;

•	enter into any alternative acquisition agreement; or
•	authorize or commit to do any of the foregoing.
In addition, since the no-shop period start date, Couchbase agreed to cease any discussions or negotiations with, and terminate any data room access (or other access to diligence) of, any person (other than any excluded party) and its representatives relating to an acquisition transaction that would otherwise be prohibited by the restrictions above.
Under and subject to the terms of the merger agreement, from the no-shop period start date until Couchbase receives the requisite stockholder approval, Couchbase, its subsidiaries and their respective representatives (including the Couchbase Board (or a committee thereof)) may, directly or indirectly through one or more of its representatives, (1) participate or engage in discussions or negotiations with; (2) subject to having entered into an acceptable confidentiality agreement with such person or group, (a) furnish any non-public information relating to Couchbase or its subsidiaries to, or (b) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Couchbase or its subsidiaries to; or (3) otherwise facilitate the making of a superior proposal by, in each case, (i) any excluded party or (ii) any person or group or their respective representatives and financing sources that has made, renewed or delivered to Couchbase an acquisition proposal after the no-shop period start date that was not solicited in breach of the applicable restrictions (other than any breach that is immaterial and not a willful breach), but only, in the case of this (ii) only, if the Couchbase Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (A) such acquisition proposal either constitutes a superior proposal or is reasonably likely to lead to a superior proposal; and (B) the failure to take such actions would be inconsistent with its fiduciary duties pursuant to applicable law. From June 20, 2025 until the earlier to occur of the effective time of the merger and the termination of the merger agreement, Couchbase agreed that it will promptly (and, in any event, within 24 hours from the receipt thereof) notify Parent in writing if an acquisition proposal is, to the knowledge of Couchbase (including each member of the Couchbase Board and not only as of June 20, 2025), received by, any non-public information that is requested from, or any discussions or negotiations are sought to be initiated or continued with, Couchbase or any of its representatives. Such notice must include the identity of the person or group making such proposal or request and the material terms of such proposal and, if in writing, a copy thereof (including any proposed alternative acquisition agreements). Thereafter, Couchbase must keep Parent reasonably informed, on a prompt basis (and in any event within 24 hours of any material development with respect to, or material amendment of such proposal), of the status and material terms of any such proposal (including any material amendments thereto) and of any such discussions or negotiations and provide Parent with an exact copy of any written proposal or offer.
For purposes of this proxy statement and the merger agreement:
•
“acquisition proposal” means any bona fide offer or proposal (other than an offer or proposal by Parent or Merger Sub or any of their respective representatives or financing sources, or any group that includes Parent or Merger Sub or any of their respective representatives or financing sources) to Couchbase or the Couchbase Board (or any committee thereof) to engage in an acquisition transaction.

•
“acquisition transaction” means any transaction or series of related transactions (other than the merger) involving (1) purchase or other acquisition of more than 15 percent of the total outstanding voting power of Couchbase after giving effect to the consummation of such purchase or other acquisition; (2) purchase or other acquisition of more than 15 percent of the consolidated assets of Couchbase and its subsidiaries taken as a whole (measured based on fair market value as of the last day of the most recently completed calendar month); or (3) merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving Couchbase pursuant to which any person or group would hold securities representing more than 15 percent of the total outstanding voting power of Couchbase after giving effect to the consummation of such transaction.

•
“acceptable confidentiality agreement” means (1) a customary confidentiality agreement with Couchbase in effect as of the execution of the merger agreement; or (2) a confidentiality agreement executed after the execution of the merger agreement containing terms not materially less restrictive in the aggregate to the counterparty than those contained in the confidentiality agreement, dated as of April 7, 2025, by and between Couchbase and Haveli (except for such changes necessary in order for Couchbase to be able to comply with its covenants under the merger agreement), it being understood that any such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of, or amendment to, any acquisition proposal. An “acceptable confidentiality agreement” shall not include any confidentiality agreement that (a) grants any exclusive right to negotiate with such counterparty or (b) prohibits Couchbase from satisfying its obligations under certain provisions of the merger agreement.
•
“excluded party” means a person or group (collectively with its representatives and financing sources) who, prior to the no-shop period start date, has submitted a written acquisition proposal to Couchbase or one of its representatives that the Couchbase Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a superior proposal or is reasonably likely to lead to a superior proposal; provided, that any such person or group will immediately and irrevocably cease to be an excluded party upon the occurrence of any of the following events: (1) the ultimate equityholder(s) of such person or group who made the acquisition proposal during the go-shop period ceases to constitute in the aggregate at least 90 percent of the equity financing (measured by each of voting power and value) of such person or group at any time; (2) such person or group withdraws, cancels or terminates its acquisition proposal or such acquisition proposal is abandoned; or (3) the Couchbase Board determines in good faith that such acquisition proposal no longer constitutes or would reasonably be likely to lead to a superior proposal.

•
“superior proposal” means any written acquisition proposal on terms that the Couchbase Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) would be more favorable, from a financial point of view, to our stockholders (in their capacity as such) than the merger, taking into account (1) any revisions to the merger agreement agreed to by Parent prior to the time of such determination; and (2) those factors and matters deemed relevant in good faith by the Couchbase Board (or any committee thereof), which factors may include the (a) identity of the person making the proposal, (b) likelihood of consummation in accordance with the terms of such acquisition proposal and (c) legal, financial (including the financing terms), regulatory, timing and other aspects of such acquisition proposal. For purposes of the reference to an “acquisition proposal” in this definition, all references to “15 percent” in the definition of “acquisition transaction” will be deemed to be references to “50 percent.”

The Couchbase Board’s Recommendation; Board Recommendation Change
The Couchbase Board has recommended that the holders of shares of our common stock vote “FOR” the adoption of the merger agreement. Under the merger agreement, except as set forth below, at no time after June 20, 2025 may the Couchbase Board (or a committee thereof):
•	withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Couchbase Board’s recommendation in a manner adverse to Parent;
•	adopt, approve or recommend an acquisition proposal;
•
fail to publicly reaffirm the Couchbase Board’s recommendation within five business days after Parent so requests in writing (or, if the special meeting is scheduled to be held within five business days, then within one business day after Parent so requests in writing) (it being understood that Couchbase will not be obligated to reaffirm the Couchbase Board’s recommendation on more than two occasions with respect to one acquisition proposal (provided that any amendments to the economic or other material terms of any acquisition proposal shall constitute a separate acquisition proposal for such purpose));

•
make any recommendation in connection with a tender or exchange offer, other than a recommendation against such offer or the issuance of a “stop, look and listen” communication by the Couchbase Board (or a committee thereof) to our stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (it being understood that the Couchbase Board (or a committee thereof) may refrain from taking a position with respect to an acquisition proposal until the 10th business day after the commencement of a tender or exchange offer in connection with such acquisition proposal without such action being considered a violation of the merger agreement of a Couchbase Board recommendation change (as defined below));

•	fail to include the Couchbase Board’s recommendation in this proxy statement (we refer to the actions described in these five bullets as a “Couchbase Board recommendation change”); or
•	cause or permit Couchbase or any of its subsidiaries to enter into an alternative acquisition agreement.

At any time prior to obtaining the requisite stockholder approval, other than in connection with an acquisition proposal that constitutes a superior proposal, the Couchbase Board (or a committee thereof) may effect a Couchbase Board recommendation change in response to an intervening event (as defined below) if and only if:
•
the Couchbase Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties pursuant to applicable law;

•
Couchbase has provided prior written notice to Parent at least four business days in advance to the effect that the Couchbase Board (or a committee thereof) has (1) so determined and (2) resolved to effect a Couchbase Board recommendation change, which notice describes the intervening event in reasonable detail; and

•
prior to effecting such Couchbase Board recommendation change, Couchbase and its representatives, until 5:00 p.m., Pacific Time, at the end of such four business day period, have (1) negotiated with Parent and its representatives in good faith (to the extent that Parent requests to negotiate) to make such adjustments to the terms and conditions of the merger agreement and the transaction documents so that the Couchbase Board (or a committee thereof) no longer determines in good faith that the failure to make a Couchbase Board recommendation change in response to such intervening event would be inconsistent with its fiduciary duties pursuant to applicable law; and (2) permitted Parent and its representatives to make a presentation to the Couchbase Board regarding the merger agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation); provided, that, if the intervening event thereafter changes in any material respect, Couchbase must notify Parent in writing of such modified intervening event and again comply with its obligations under this bullet and the two preceding bullets and provide Parent with an additional two business days’ notice prior to effecting any Couchbase Board recommendation change.

For purposes of this proxy statement and the merger agreement, “intervening event” means any effect, or any material consequence of such effect, that (1) as of June 20, 2025 was not known or reasonably foreseeable to the Couchbase Board as of June 20, 2025; and (2) does not relate to (a) an acquisition proposal or (b) the fact that Couchbase meets or exceeds any internal or published or third party projections, forecasts or estimates of its revenue, earnings or other financial performance or results of operations for any period ending on or after June 20, 2025, or (c) changes after June 20, 2025 in the market price or trading volume of our common stock or the credit rating of Couchbase; provided that, in the case of clauses (b) and (c), the underlying causes of such effect, to the extent not otherwise excluded from the definition of intervening event, may be taken into account in determining the existence of an intervening event.
At any time prior to obtaining the requisite stockholder approval, if Couchbase has received a written acquisition proposal that the Couchbase Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a superior proposal, then the Couchbase Board may (1) effect a Couchbase Board recommendation change with respect to such superior proposal; or (2) authorize Couchbase to terminate the merger agreement to enter into an alternative acquisition agreement in accordance with the merger agreement (including payment of the Company termination fee) with respect to such superior proposal, in each case if and only if:
•
the Couchbase Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties pursuant to applicable law;

•	Couchbase has complied in all material respects with its no-shop covenants with respect to such acquisition proposal;
•
Couchbase has provided prior written notice to Parent at least four business days in advance (which we refer to as the “notice period”) to the effect that the Couchbase Board (or a committee thereof) has (1) received a written acquisition proposal that has not been withdrawn; (2) concluded in good faith (after consultation with its financial advisor and outside legal counsel) that such acquisition proposal constitutes a superior proposal; and (3) resolved to effect a Couchbase Board recommendation change or to terminate the merger agreement in accordance with the terms thereof, which notice will describe the material terms of such acquisition proposal and include the identity of the person or group making such acquisition proposal and complete copies of all agreements to be entered into relating to such acquisition proposal;
•
prior to effecting such Couchbase Board recommendation change or termination, Couchbase and its representatives, until 5:00 p.m., Pacific Time, on the last day of the notice period, have (1) negotiated with Parent and its representatives in good faith (to the extent that Parent requests to negotiate) to make such adjustments to the terms and conditions of the merger agreement and the transaction documents so that such acquisition proposal would cease to constitute a superior proposal; and (2) permitted Parent and its representatives to make a presentation to the Couchbase Board regarding the merger agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation) (it being understood that in the event of any material revision, amendment, update or supplement to such acquisition proposal, Couchbase will be required to deliver a new written notice to Parent and to comply with the requirements of this paragraph with respect to such new written notice (with the notice period in respect of such new written notice being two business days)); and

•
at the end of the notice period, the Couchbase Board (or a committee thereof) have in good faith (after consultation with its financial advisor and outside legal counsel) reaffirmed its determination that such acquisition proposal is a superior proposal and the failure to make a Couchbase Board recommendation change would be inconsistent with its fiduciary duties pursuant to applicable law.

Special Meeting
Couchbase has agreed to take all action necessary to establish a record date for, duly call, give notice of, convene and hold the special meeting as promptly as reasonably practicable following the mailing of this proxy statement. Couchbase is permitted to postpone or adjourn the special meeting in certain circumstances related to soliciting additional proxies or requirements of applicable law, subject to certain requirements described in more detail in the merger agreement.
Employee Benefits
From and after the effective time of the merger, for a period of 12 months, each continuing employee who remains employed by the surviving corporation or its subsidiaries during such period will receive employee benefits (other than the opportunity to participate in equity-based benefits, commission plans, severance benefits, and change in control, retention or similar benefits) that are no less favorable in the aggregate than the respective employee benefits provided to such continuing employee immediately prior to the effective time of the merger. In addition, for a period of one year following the effective time of the merger, the annual base compensation and target annual cash bonus opportunity (excluding any target commission opportunity) will not be decreased for any continuing employee employed during that period. For a period of one year following the effective time of the merger, continuing employees will be eligible for severance benefits that are no less favorable than those provided by us as of June 20, 2025.
At or after the effective time of the merger, each continuing employees will receive credit for all service with us prior to the effective time of the merger for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement), except that such service shall not be credited with respect to any defined benefit pension benefits or to the extent that it would result in duplication of coverage or benefits. Additionally, each continuing employee will be immediately eligible to participate, without any waiting period, in any new plans to the extent that coverage pursuant to any new plan replaces coverage pursuant to any old plans. For purposes of each new plan providing medical, dental, pharmaceutical, vision, disability or other welfare benefits to any continuing employee, Parent (or surviving corporation or any subsidiary, as applicable) will use reasonable best efforts to cause all waiting periods, pre-existing conditions or limitations, physical examination requirements, evidence of insurability requirements and actively-at-work or similar requirements of such new plan to be waived for such continuing employee (and his or her covered dependents), and any eligible expenses incurred by such continuing employee (and his or her covered dependents) during the portion of the plan year of the old plan will be given full credit pursuant to such new plan for purposes of satisfying all deductible, co-payments, coinsurance, offset and maximum out-of-pocket requirements applicable to such continuing employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such new plan. Parent (or the surviving corporation or any subsidiary) will credit the accounts of such continuing employees pursuant to any new plan that is a flexible spending plan with any unused balance in the account of such continuing employee. Any vacation or paid time off accrued but unused by a continuing employee as of immediately prior to the effective time of the merger will be credited to such continuing employee following the effective time of the merger.
Efforts to Close the Merger
HSR Act; Antitrust Laws
Couchbase, Parent and Merger Sub have each agreed to (1) use its respective reasonable best efforts to supply (or cause the other to be supplied with) any additional information that reasonably may be required or requested by the FTC, the DOJ, or the governmental authorities of any other applicable jurisdiction in which any filing is made; and (2) use its respective reasonable best efforts to take all action necessary to, as soon as practicable, (a) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other antitrust laws applicable to the merger or receive approval or clearance for any foreign direct investment law filing, and (b) obtain any required consents pursuant to any antitrust laws or foreign direct investment laws applicable to the merger.
If and to the extent necessary to obtain clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations pursuant to applicable antitrust laws and foreign direct investment laws, to avoid or eliminate any impediment under antitrust laws or foreign direct investment laws applicable to the merger so as to allow the consummation of the merger as promptly as practicable, and in any event at least three business days prior to the termination date, each of Parent and Merger Sub will (and will cause each of their respective affiliates, as applicable, to) (1) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (a) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of Couchbase and its subsidiaries; (b) the termination, modification or assignment of existing relationships, joint ventures, contracts or obligations of Couchbase and its subsidiaries; or (c) the modification of any course of conduct regarding future operations of or any other restrictions on the activities of Couchbase and its subsidiaries; (2) challenge through litigation any efforts to deny or withhold any clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations required to complete the merger; and (3) oppose any request for the entry of, and seek to have vacated or terminated, any order, judgment or ruling of any governmental authority that would challenge, contest or delay the consummation of the merger or the receipt of any required consents or other authorizations applicable to the merger. Neither Parent nor Merger Sub will have an obligation to offer, negotiate, commit to or effect any of the foregoing actions if such action would have a material adverse effect on the business of the Couchbase and its subsidiaries, taken as a whole, or if such action is not conditioned upon the closing. Further, nothing in the merger agreement will be deemed to require or obligate Parent, Merger Sub or any of Parent’s affiliates to, and Couchbase will not, without the prior written consent of Parent, agree or otherwise be required to, take any action with respect to any portfolio company of Parent, its affiliates or their affiliated investment funds.
Equity Financing
Under the merger agreement, Parent and Merger Sub agreed to take (or cause to be taken) all actions and do (or cause to be done) all things necessary, proper and advisable to obtain the equity financing on the terms and conditions described in the equity commitment letter, including by:
•	maintaining in effect the equity commitment letter in accordance with the terms and subject to the conditions thereof;
•	complying with its obligations under the equity commitment letter;
•	satisfying on a timely basis the conditions to funding the equity financing in the equity commitment letter, if any, that are within Parent’s and Merger Sub’s control;
•	consummating the equity financing at or prior to the closing, including causing the Guarantors to fund the equity financing at the closing;
•	complying with the obligations pursuant to the equity commitment letter; and

•
in the event that all conditions contained in the equity commitment letter have been satisfied, enforcing its rights pursuant to the equity commitment letter, including by bringing a legal proceeding for specific performance to consummate the equity financing, subject to and in accordance with the terms and conditions of the merger agreement and the equity commitment letter.

Indemnification and Insurance
The merger agreement provides that the surviving corporation and its subsidiaries will (and Parent will cause the surviving corporation and its subsidiaries to), honor and fulfill, in all respects, the obligations of Couchbase and its subsidiaries pursuant to the indemnification, exculpation and advancement of expenses provisions of any of the certificates of incorporation, bylaws and other similar organizational documents of Couchbase and its subsidiaries, or pursuant to any indemnification agreements between Couchbase and any of its subsidiaries, on the one hand, and any of their respective current or former directors, officers or employees, as applicable (and any person who becomes a director, officer or employee, as applicable of Couchbase or any of its subsidiaries prior to the effective time of the merger), on the other hand (which, collectively, we refer to as the “indemnified persons”). In addition, under the merger agreement, during the period commencing at the effective time of the merger and ending on the sixth anniversary of the effective time of the merger, the surviving corporation and its subsidiaries will (and Parent will cause the surviving corporation and its subsidiaries to) cause the certificates of incorporation, bylaws and other similar organizational documents of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the charter, the bylaws and the other similar organizational documents of Couchbase and the subsidiaries of Couchbase, as applicable, as of June 20, 2025. During such six-year period or such period in which an indemnified person is asserting a claim for indemnification pursuant to the merger agreement, whichever is longer, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable law.
Notwithstanding the foregoing, if at any time prior to sixth anniversary of the effective time of the merger, any indemnified person delivers to Parent a written notice asserting a claim for indemnification pursuant to the merger agreement, then the claim asserted in such notice will survive the sixth anniversary of the effective time of the merger until such claim is fully and finally resolved.
Under the merger agreement, for a period of six years after the effective time of the merger, the surviving corporation will (and Parent will cause the surviving corporation to) maintain in effect Couchbase’s director and officer indemnification and insurance coverage as of June 20, 2025, in respect of acts or omissions occurring at or prior to the effective time of the merger on terms (including with respect to coverage, conditions, retentions, limits and amounts) not less favorable than those of Couchbase’s director and officer indemnification and insurance coverage as of June 20, 2025, subject to a cap on annual premiums in excess of 300 percent of the amount paid by Couchbase for its last full fiscal year.
Prior to the effective time of the merger, and in lieu of maintaining Couchbase’s current director and officer indemnification and insurance coverage, Couchbase may purchase a prepaid six-year “tail” policy with respect to the directors’ and officers’ liability insurance, subject to the cap described in the preceding paragraph. The surviving corporation will (and Parent will cause the surviving corporation to) maintain the tail policy in full force and effect and continue to honor its obligations thereunder for so long as the tail policy is in full force and effect.
For more information, see the section of this proxy statement captioned “The Merger—Interests of Couchbase’s Directors and Executive Officers in the Merger.”
Conditions to the Closing of the Merger
The respective obligations of Parent, Merger Sub and Couchbase to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the effective time of the merger of certain conditions, including the following:
•	the requisite stockholder approval;
•
the expiration or termination of the waiting periods, if any, applicable to the merger pursuant to the HSR Act and the specified antitrust laws, or all requisite consents pursuant to such laws having been obtained;

•
all consents, approvals, and filings required under the specified foreign direct investment laws having been obtained or made, and all waiting periods (including any extension thereof) having expired or otherwise been terminated under such laws; and

•	the absence of any restraint, that in each case, would materially restrain or materially impair the consummation of the merger.
In addition, the obligations of Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the effective time of the merger of each of the following additional conditions, any of which may be waived exclusively by Parent:
•
the accuracy of the representations and warranties of Couchbase set forth in the merger agreement as of June 20, 2025 and, as of the closing date (or, if applicable, the date in respect of which such representation or warranty was expressly made), in each case, subject to applicable materiality or other qualifiers;

•	Couchbase having performed in all material respects all covenants in the merger agreement required to be performed by it at or prior to the closing;
•	receipt by Parent and Merger Sub of a customary closing certificate of Couchbase; and
•	no Company Material Adverse Effect having occurred after June 20, 2025 that is continuing.
In addition, the obligations of Couchbase to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the effective time of the merger of each of the following additional conditions, any of which may be waived exclusively by Couchbase:
•
the accuracy of the representations and warranties of Parent and Merger Sub set forth in the merger agreement, as of the closing date (or, if applicable, the date in respect of which such representation or warranty was expressly made), in each case, subject to applicable materiality or other qualifiers;

•	Parent and Merger Sub having performed in all material respects all covenants in the merger agreement required to be performed by Parent and Merger Sub at or prior to the closing; and
•	the receipt by Couchbase of a customary closing certificate of Parent and Merger Sub.
Termination of the Merger Agreement
The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by our stockholders (except as otherwise provided in the merger agreement), in the following circumstances:
•	by mutual written agreement of Couchbase and Parent;
•	by either Couchbase or Parent if:
○
a restraint becomes final and non-appealable, except that such right to terminate will not be available to any party that has failed to comply with the terms of the merger agreement and such failure has been the principal cause of, or resulted in, such restraint;

○
the effective time of the merger has not occurred by the termination date, except that if as of the termination date (1) all the conditions to the closing, other than receipt of certain regulatory approvals, have been satisfied or waived or are capable of being satisfied on such date, the termination date will automatically be extended to 11:59 p.m., Pacific Time, on March 20, 2026; and (2) the closing would occur in accordance with the merger agreement on a specified date that occurs within three business days after the termination date, then the termination date will be automatically extended to such specified date and such specified date will become the termination date for purposes of the merger agreement. In the event of one or more government shutdowns that occur prior to the expiration or termination of the waiting period (or any extension thereof) pursuant to the HSR Act, then the termination date will be automatically extended by one day for each day that such government shutdown lasts (such extension not to exceed 30 days in the aggregate); or

○	Couchbase fails to obtain the requisite stockholder approval at the special meeting at which a vote is taken on the adoption of the merger agreement and approval of the merger.

•	by Couchbase if:
○	a Parent breach termination has occurred;
○
prior to obtaining the requisite stockholder approval: (1) Couchbase has received a superior proposal; (2) the Couchbase Board (or a committee thereof) has authorized Couchbase to enter into an alternative acquisition agreement to consummate the acquisition transaction contemplated by that superior proposal; (3) Couchbase has complied in all material respects with its covenants under the merger agreement with respect to such superior proposal; and (4) Couchbase pays, or causes to be paid, to Parent (or its designee) the Couchbase termination fee concurrently with such termination pursuant to the merger agreement; or

○	financing failure termination has occurred; and
•	by Parent if:
○	a Couchbase breach termination has occurred; or
○
at any time prior to receiving the requisite stockholder approval, the Couchbase Board (or a committee thereof) has effected a Couchbase Board recommendation change, except that such Parent’s right to terminate the merger agreement will expire at 5:00 p.m., Pacific Time, on the tenth business day following the date on which such right to terminate first arose.

In the event that the merger agreement is terminated pursuant to the termination rights above, the merger agreement will be of no further force or effect without liability of any party (or of any direct or indirect equity holder, controlling person, partner, member, manager, stockholder, director, officer, employee, affiliate, agent or other representative of such party) to the other parties, as applicable, except that, and subject to the cap (as defined in the section of this proxy statement captioned “The Merger—Limited Guarantee”), certain sections of the merger agreement will survive the termination of the merger agreement, in each case in accordance with their respective terms. Notwithstanding the previous sentence, nothing in the merger agreement will relieve any party from any liability for any intentional common law fraud or any willful breach of the merger agreement prior to the termination of the merger agreement. Furthermore, no termination of the merger agreement will affect the rights or obligations of any party pursuant to any confidentiality agreement, the limited guarantee or the equity commitment letter, which rights, obligations and agreements will survive the termination of the merger agreement in accordance with their respective terms.
Termination Fees and Remedies
The merger agreement contains certain termination rights for Couchbase and Parent. Upon valid termination of the merger agreement under specified circumstances, Couchbase must pay Parent (or its designee) the Couchbase termination fee. Specifically, the Couchbase termination fee will be payable by Couchbase to Parent if the merger agreement is terminated:
•	by Couchbase, prior to receiving the requisite stockholder approval, in order to enter into an alternative acquisition agreement with respect to a superior proposal; or
•	by Parent, prior to receiving the requisite stockholder approval, if the Couchbase Board (or a committee thereof) has effected a Couchbase Board recommendation change.
Relatedly, if Couchbase had terminated the merger agreement (1) prior to the no-shop period start date, to enter into a definitive agreement with respect to a superior proposal, or (2) after the no-shop period start date, to enter into a definitive agreement with respect to a superior proposal in respect of which Couchbase had delivered the notice contemplated by the merger agreement prior to the no-shop period start date, Couchbase would have been required to pay a $21.0 million termination fee to Parent, but the no-shop period has started and the obligation to pay be such fee was not triggered.
Couchbase also agreed to pay Parent (or its designee) the termination fee in certain circumstances if:
•
(1) the merger agreement is terminated as a result of Couchbase’s failure to obtain the requisite stockholder approval; (2) a Couchbase breach termination occurs; (3) Parent validly terminates the merger agreement due to a Couchbase Board recommendation change; or (4) following the execution and delivery of the merger agreement, an acquisition proposal has been publicly announced or publicly disclosed and not withdrawn or otherwise abandoned at least ten business days prior to the date of the special meeting; and

•
Couchbase subsequently consummates or enters into a definitive agreement providing for (and such acquisition proposal is subsequently consummated at any time), an acquisition transaction involving the acquisition of at least 50.1 percent of its stock or assets within one year of such termination (subject to all references to “15 percent” in the definition of acquisition transaction being replaced by references to “50.1 percent”).

Upon valid termination of the merger agreement under specified circumstances, Parent must pay to Couchbase (or its designee) the Parent termination fee. Specifically, the Parent termination fee will be payable by Couchbase to Parent in event of a Parent breach termination or a financing failure termination (subject to all references to “15 percent” in the definition of acquisition transaction being replaced by references to “50.1 percent”).
The merger agreement also provides that Couchbase, on the one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the merger agreement, except that Couchbase may only cause (1) Parent and Merger Sub to consummate the merger, and (2) Parent to cause the equity financing to be funded pursuant to the equity commitment letter, if certain conditions are satisfied.
Couchbase’s right to terminate the merger agreement and seek the Parent termination fee in accordance with the merger agreement and the limited guarantee or seek specific performance solely in accordance with the merger agreement and the equity commitment letter constitute the sole and exclusive remedies of Couchbase, its subsidiaries, their respective affiliates or any of Couchbase and its related parties arising out of, in connection with or relating to the merger agreement or the merger. If the merger agreement is validly terminated in circumstances in which the Parent termination fee is payable, then Couchbase’s receipt of the Parent termination fee (including, without duplication, Couchbase’s right to enforce the limited guarantee with respect thereto and receive the Parent termination fee from the Guarantors) and certain reimbursement obligations described in the merger agreement (subject to the terms of the limited guarantee) are the sole and exclusive remedies of Couchbase and its related parties against Parent and its related parties in respect of the merger agreement, the other transaction documents, the transactions contemplated by the merger agreement and the other transaction documents or for any matters forming the basis of such termination. Under no circumstances can Couchbase, directly or indirectly, be permitted or entitled to receive both a grant of specific performance or other equitable relief to cause the equity financing to be funded (whether under the merger agreement or the equity commitment letter) and the occurrence of the closing, on the one hand, and, on the other hand, monetary damages, including payment of any of the Parent termination fee and certain reimbursement obligations under the merger agreement.
Fees and Expenses
Except in specified circumstances described in the merger agreement, whether or not the merger is completed, Couchbase, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the merger agreement and the merger.
No Third-Party Beneficiaries
The merger agreement is binding upon and inures solely to the benefit of each party thereto and subject to the terms of the merger agreement, and nothing in the merger agreement, express or implied, is intended to or will confer upon any other person any rights or remedies, except (1) indemnified persons in accordance with the merger agreement; (2) debt financing sources, if applicable, in accordance with the merger agreement; (3) from and after the effective time of the merger, the rights of the holders of shares of our common stock, Couchbase RSU awards, Couchbase PSU awards, Couchbase options and Couchbase warrants to receive the merger consideration; and (4) with respect to certain terms of the merger agreement, the Couchbase related parties and Parent related parties, as applicable.
Amendment, Extension and Waiver
Subject to applicable law, the merger agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each Parent, Merger Sub and Couchbase (pursuant to authorized action by the Couchbase Board (or a committee thereof)) prior to the effective time of the merger. However, after the adoption of the merger agreement by our stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval.
At any time and from time to time prior to the effective time of the merger, any party may, to the extent legally allowed and except as specified in the merger agreement, (1) extend the time for the performance of any of the covenants, obligations or other acts of the other parties; (2) waive any inaccuracies in the representations and warranties made to such party in the merger agreement; and (3) waive compliance with any of the agreements or conditions for the benefit of such party contained in the merger agreement (subject to compliance with applicable law). Any agreement by a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party. Any delay in exercising any right pursuant to the merger agreement will not constitute a waiver of such right.
Governing Law and Venue
The merger agreement is governed by and construed in accordance with the laws of the State of Delaware. Subject to certain exceptions for debt financing sources, as applicable, set forth in the merger agreement, the venue for disputes relating to the merger agreement is the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware, or, to the extent that the Delaware Court of Chancery does not have jurisdiction, the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware, then any Delaware state court.
Waiver of Jury Trial
Each of the parties has irrevocably and unconditionally waived any and all right to trial by jury in any action arising out of or relating to the merger agreement, the merger, the limited guarantee, the equity commitment letter or the equity financing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of July 10, 2025, by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 55,236,854 shares of our common stock outstanding as of July 10, 2025. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of July 10, 2025, or issuable pursuant to Couchbase RSU awards which are subject to vesting and settlement conditions expected to occur within 60 days of July 10, 2025, to be outstanding and to be beneficially owned by the person holding the stock option or Couchbase RSU award for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o Couchbase, Inc., 3155 Olsen Drive, Suite 150, San Jose, CA 95117. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Greater than 5% Stockholders:
Entities affiliated with Haveli(1)	5,195,601	9.41%
The Vanguard Group(2)	4,961,524	8.98%
Entities affiliated with North Bridge(3)	4,676,256	8.47%
BlackRock, Inc.(4)	3,574,498	6.47%
GPI Capital Gemini HoldCo LP(5)	3,119,543	5.65%
Entities affiliated with Accel(6)	3,034,315	5.49%

Named Executive Officers and Directors:
Matthew M. Cain(7)	2,082,877	3.64%
Greg Henry(8)	523,326	*
Margaret Chow(9)	167,581	*
Huw Owen(10)	99,632	*
Edward T. Anderson(11)	4,764,032	8.62%
Alvina Y. Antar(12)	37,668	*
Carol W. Carpenter(13)	61,227	*
Lynn M. Christensen(14)	46,109	*
Kevin J. Efrusy(15)	654,624	1.19%
Jeff Epstein(16)	119,650	*
Aleksander J. Migon(17)	35,562	*
David C. Scott(18)	149,650	*
Richard A. Simonson(19)	121,060	*
All directors and executive officers as a group (13 persons)(20)	8,394,397	14.49%

*	Represents less than one percent.
(1)
Consists of: 5,195,601 shares held of record by Haveli Cascade Aggregator, L.P. (“Cascade Aggregator”). Brian Sheth is the managing member of Whanau Interests LLC, which is the general partner of Haveli Investments, L.P., which is the sole member of Haveli Investment Management LLC, which is the sole member of Haveli Software Management LLC, which is the investment adviser to Haveli Investments Software Fund I GP, LLC, which is the sole member of Haveli Cascade Aggregator GP LLC, which is the general partner of Cascade Aggregator. As a result of these relationships, each of the foregoing may be deemed to share beneficial ownership of the securities held of record by Cascade Aggregator. The address for all Haveli entities and Mr. Sheth is c/o Haveli Investments, L.P., 405 Colorado Street, Suite 1600, Austin, TX 78701.

(2)
Based solely on a Schedule 13G/A filed with the SEC on November 12, 2024, consists of: 4,961,524 shares held of record by The Vanguard Group. This stockholder has sole dispositive power with respect to 4,848,844 of such shares, shared dispositive power over 112,680 of such shares and shared voting power over 71,461 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)
Consists of: 1,987,084 shares held of record by North Bridge Venture Partners VI, L.P., or NBVP VI, and 2,689,172 shares held of record by North Bridge Venture Partners 7, L.P., or NBVP 7. North Bridge Venture Management VI, L.P., or NBVM VI, is the sole general partner of NBVP VI. North Bridge Venture Management 7, L.P., or NBVM 7, is the sole general partner of NBVP 7. NBVM GP, LLC, or NBVM GP, is the sole general partner of each of NBVM VI and NBVM 7. Each of Mr. Anderson, a member of our Board, and Richard A. D’Amore are the managing members of NBVM GP and may be deemed to have shared voting and dispositive power over the shares held by each of NBVP VI and NBVP 7. Each of Messrs. Anderson and D’Amore, NBVM VI, NBVM 7 and NBVM GP disclaims beneficial ownership of these shares, except to the extent of their respective pecuniary interests therein, if any. The address for all North Bridge entities is 150 A Street, Suite 102, Needham, MA 02494.

(4)
Based solely on a Schedule 13G/A filed with the SEC on November 8, 2024, consists of: 3,574,498 shares held of record by BlackRock, Inc., a Delaware corporation, or Blackrock. Blackrock has sole dispositive power with respect to all of the shares. The address for Blackrock is 50 Hudson Yards, New York, NY 10001.

(5)
Consists of: 3,119,543 shares held of record by GPI Capital Gemini HoldCo LP, or GPI. GPI Capital LLC is the sole member of GPI GP Limited, which is the general partner of GPI GP LP, which is the general partner of GPI. Mr. Migon is a member of our Board, and Mr. Migon, William T. Royan and Khai Ha are Managing Partners and members of the Investment Committee of GPI Capital, LLC and may be deemed to have shared voting, investment and dispositive power with respect to the shares held by GPI. Messrs. Migon, Royan and Ha disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address for GPI is 10 Riverside Blvd Apt 27C, New York, New York 10069.

(6)
Consists of: (i) 2,022,312 shares held of record by Accel Growth Fund II L.P., (ii) 146,484 shares held of record by Accel Growth Fund II Strategic Partners L.P., (iii) 217,110 shares held of record by Accel Growth Fund Investors 2013 L.L.C., (iv) 57,390 shares held of record by Accel Investors 2008 LLC, (v) 548,874 shares held of record by Accel X L.P. and (vi) 41,585 shares held of record by Accel X Strategic Partners L.P. Kevin J. Efrusy is a Managing Member of Accel X Associates L.L.C., or A10A, which is the General Partner of both Accel X L.P. and Accel X Strategic Partners L.P., and has the sole voting and investment power. Andrew G. Braccia, Kevin J. Efrusy, Sameer K. Gandhi, Ping Li, and Richard P. Wong are the Managing Members of Accel Investors 2008 L.L.C., and therefore share the voting and investment powers. Accel Growth Fund II Associates L.L.C., or AGF2A, is the General Partner of both Accel Growth Fund II L.P. and Accel Growth Fund II Strategic Partners L.P. and has the sole voting and investment power. Andrew G. Braccia, Sameer K. Gandhi, Ping Li, Ryan J. Sweeney and Richard P. Wong are the Managing Members of AGF2A and share such powers. Andrew G. Braccia, Sameer K. Gandhi, Ping Li, Ryan J. Sweeney and Richard P. Wong are the Managing Members of Accel Growth Fund Investors 2013 L.L.C., and therefore share the voting and investment powers. Each general partner or manager disclaims beneficial ownership except to the extent of their pecuniary interest therein. The address for all Accel entities listed above is 500 University Avenue, Palo Alto, California 94301.

(7)	Consists of: (i) 83,478 shares held of record by Mr. Cain and (ii) 1,999,399 shares subject to stock options held by Mr. Cain exercisable within 60 days of July 10, 2025.
(8)
Consists of: (i) 22,390 shares held by Mr. Henry, (ii) 63,111 shares held by The Henry Family Trust, (iii) 108,110 shares subject to stock options held by Mr. Henry that are exercisable within 60 days of July 10, 2025, and (iv) 329,715 shares subject to stock options held by The Henry Family Trust that are exercisable within 60 days of July 10, 2025. Mr. Henry resigned as Couchbase’s Chief Financial Officer, effective on February 25, 2025.

(9)	Consists of: (i) 24,583 shares held by Ms. Chow and (ii) 142,998 shares subject to stock options held by Ms. Chow that are exercisable within 60 days of July 10, 2025.
(10)	Consists of: (i) 26,237 shares held by Mr. Owen and (ii) 73,395 shares subject to stock options held by Mr. Owen that are exercisable within 60 days of July 10, 2025.
(11)
Consists of: (i) such shares of common stock held by the entities affiliated with North Bridge Venture Partners identified in footnote 3 above, (ii) 52,330 shares held of record by Mr. Anderson directly and (iii) 35,446 shares issuable upon settlement of RSUs within 60 days of July 10, 2025. Mr. Anderson is a member of our Board and an affiliate of North Bridge Venture Partners.

(12)	Consists of 37,668 shares held by Ms. Antar.
(13)	Consists of (i) 17,227 shares held by Ms. Carpenter and (ii) 44,000 shares subject to stock options held by Ms. Carpenter that are exercisable within 60 days of July 10, 2025.
(14)	Consists of (i) 2,109 shares held by Ms. Christensen and (ii) 44,000 shares subject to stock options held by Ms. Christensen that are exercisable within 60 days of July 10, 2025.
(15)
Consists of (i) such shares listed in subparts (v) and (vi) within footnote 6 above, which are held of record by Accel X L.P. and Accel X Strategic Partners L.P. and pursuant to which Mr. Efrusy shares voting and investment power, (ii) 28,027 shares held by Mr. Efrusy directly and (iii) 35,592 shares held by The Efrusy Family Trust u/a/d 10/21/2005. This footnote 15 does not include the additional shares listed in subparts (i) through (iv) within footnote 6 above because Mr. Efrusy is not a Managing Member of the applicable entities thereto and does not share voting and investment power over such shares. Mr. Efrusy is a member of our Board and a Partner of Accel Partners.

(16)
Consists of (i) 51,623 shares held by Mr. Epstein, (ii) 28,027 shares issuable upon settlement of RSUs within 60 days of July 10, 2025 and (iii) 40,000 shares subject to stock options held by Mr. Epstein that are exercisable within 60 days of July 10, 2025.

(17)	Consists of 35,562 shares issuable upon settlement of RSUs held by Mr. Migon within 60 days of July 10, 2025.
(18)	Consists of (i) 28,027 shares held by Mr. Scott and (ii) 121,623 shares subject to stock options held by Mr. Scott that are exercisable within 60 days of July 10, 2025.
(19)	Consists of (i) 41,060 shares held by Mr. Simonson and (ii) 80,000 shares subject to stock options held by Mr. Simonson that are exercisable within 60 days of July 10, 2025.
(20)
Consists of: (i) 5,718,349 shares beneficially owned by our executive officers and directors, (ii) 99,581 shares issuable upon settlement of RSUs within 60 days of July 10, 2025 to our executive officers, and (iii) 2,576,467 shares subject to stock options held by our executive officers and directors that are exercisable within 60 days of July 10, 2025. On February 21, 2025, the Board appointed Mr. Carey as interim Chief Financial Officer and Chief Accounting Officer effective February 26, 2025.

FUTURE STOCKHOLDER PROPOSALS
If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the merger is not completed, our stockholders will continue to be entitled to attend and participate in stockholder meetings.
Couchbase will hold an annual meeting of stockholders in 2026 only if the merger has not already been completed. If the merger is not completed, please see below for timing of stockholder proposals relating to our 2026 annual meeting of stockholders.
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 annual meeting of stockholders, if held, pursuant to Rule 14a-8 of the Exchange Act must have their proposal received by our Corporate Secretary at our principal executive offices on or before December 17, 2025.
Couchbase’s amended and restated bylaws establish an advance notice procedure with regard to specified matters to be brought before an annual meeting of stockholders but not included in our proxy materials. To be timely for our annual meeting of stockholders in 2026, our Corporate Secretary must have received the required written notice at our principal executive offices not earlier than 8:00 a.m., Pacific Time, on January 29, 2026 and not later than 5:00 p.m., Pacific Time, on February 28, 2026.
In the event that we hold our 2026 annual meeting of stockholders more than 25 days before or after the one-year anniversary of the 2025 annual meeting, then such written notice must be received by our Corporate Secretary at our principal executive offices not earlier than 8:00 a.m., Pacific Time, on the 120th day prior to the day of our 2026 annual meeting of stockholders, and not later than 5:00 p.m., Pacific Time, on the 10th day following the day on which public announcement of the date of the annual meeting of stockholders is first made by us.

WHERE YOU CAN FIND MORE INFORMATION
Couchbase files annual, quarterly and current reports, proxy statements and other information with the SEC.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following Couchbase filings with the SEC are incorporated by reference:
•
Annual Report on Form 10-K for the fiscal year ended January 31, 2025, filed on March 25, 2025 (including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 16, 2025 incorporated by reference therein);

•	Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2025, filed on June 4, 2025; and
•	Current Reports on Form 8-K filed on June 3, 2025 and June 20, 2025.
Notwithstanding the above, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.
We also incorporate by reference into this proxy statement each additional document that we may file with the SEC under Sections 13(a), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include annual, quarterly and current reports (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), proxy statements, proxy solicitation materials and other information. Those documents are considered to be a part of this proxy statement, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.
This proxy statement is available on the “SEC Filings” section of our website located at https://investors.couchbase.com/financial-information/sec-filings. The information included on Couchbase’s website is not incorporated by reference into this proxy statement.
You may obtain any of the documents that we file with the SEC, without charge, by requesting them in writing from us at the following address:
Couchbase, Inc.
3155 Olsen Drive, Suite 150
San Jose, CA 95117
Attention: Corporate Secretary
If you would like to request documents from us, please do so as soon as possible to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method. Please note that all of our documents that we file with the SEC are also promptly available through the “SEC Filings” section of our website, https://investors.couchbase.com/financial-information/sec-filings. The information included on our website is not incorporated by reference into this proxy statement. The website addresses, and the website addresses included in any documents incorporated by reference in this proxy statement, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this proxy statement and you should not consider it a part of this proxy statement.

If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact our proxy solicitor:
D.F. King & Co., Inc.
28 Liberty Street, Floor 53
New York, NY 10005
Stockholders Call Toll-Free: (888) 626-0988
Banks and Brokers Call: (212) 257-2516
Email: BASE@dfking.com

MISCELLANEOUS
Couchbase has supplied all of the information relating to Couchbase, and Parent has supplied, and Couchbase has not independently verified, all of the information relating to Parent, Merger Sub, and Haveli contained in this proxy statement.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN VOTING YOUR SHARES OF OUR COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED AUGUST 7, 2025. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE SENDING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

Annex A
AGREEMENT AND PLAN OF MERGER

between

CASCADE PARENT INC.,

CASCADE MERGER SUB INC.

and

COUCHBASE, INC.

Dated June 20, 2025

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This agreement and plan of merger (this “Agreement”) is dated June 20, 2025, and is by and among Cascade Parent Inc., a Delaware corporation (“Parent”), Cascade Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Couchbase, Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the meanings given to them in Article I.
RECITALS
A. Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement.
B. The Company Board has, by a unanimous vote of the directors present and voting, (i) determined that this Agreement and the transactions contemplated hereby, including the merger of Merger Sub with and into the Company (collectively with the other transactions contemplated by this Agreement, the “Merger”), are advisable, fair to and in the best interests of the Company and its stockholders; (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger; (iii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations in this Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in this Agreement; (iv) directed that the adoption of this Agreement be submitted to a vote of the Company Stockholders at a meeting of the Company Stockholders; and (v) resolved to recommend that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger in accordance with the DGCL.
C. Each of the board of directors of Parent and the board of directors of Merger Sub has (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger; (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations under this Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in this Agreement herein and the board of directors of Merger Sub has declared this Agreement and the transactions contemplated hereby advisable; (iii) in the case of Merger Sub, directed that the adoption of this Agreement be submitted to a vote of Parent in its capacity as Merger Sub’s sole stockholder; and (iv) in the case of Merger Sub, recommended that Parent vote in favor of the adoption of this Agreement and the approval of the Merger in accordance with the DGCL.
D. Concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered a limited guarantee (the “Guarantee”) from Haveli Investments Software Fund I, L.P., Haveli Investments Software Friends and Family Fund I, L.P. and Haveli Investments Software Fund I Cayman, L.P. (collectively, the “Guarantors”), in favor of the Company and pursuant to which, subject to the terms and conditions contained in the Guarantee, the Guarantors are guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement.
E. Concurrently with the execution of this Agreement, and as a condition and inducement to the Parties’ willingness to enter into this Agreement, (i) certain Company Stockholders that are Affiliates of Parent have entered into a voting agreement with the Company (the “Haveli Voting Agreement”), and (ii) certain other Company Stockholders have entered into a voting agreement with the Company (the “Company Voting Agreements” and together with the Haveli Voting Agreement, the “Voting Agreements”), pursuant to which, among other things, such Persons have agreed, on the terms and subject to the conditions set forth in the Voting Agreements, to vote all of such Persons’ shares of Company Common Stock in favor of the adoption of this Agreement and the approval of the Merger and the other transactions contemplated by this Agreement.

AGREEMENT
In consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intended to be legally bound hereby, the Parties therefore agree as follows:
ARTICLE I
DEFINITIONS & INTERPRETATIONS
1.1 Certain Definitions. For all purposes of this Agreement, the following capitalized terms have the following respective meanings:
(a) “Acceptable Confidentiality Agreement” means (i) a customary confidentiality agreement with the Company in effect as of the execution of this Agreement or (ii) a confidentiality agreement executed after the execution of this Agreement containing terms not materially less restrictive in the aggregate to the counterparty than those contained in the Confidentiality Agreement (except for such changes necessary in order for the Company to be able to comply with its covenants under this Agreement), it being understood that any such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of, or amendment to, any Acquisition Proposal. If the provisions of such confidentiality agreement executed after the execution of this Agreement would be materially less restrictive in the aggregate to the counterparty than the terms of the Confidentiality Agreement (other than because of the absence of a “standstill” or similar provisions or other prohibition on the making of any Acquisition Proposal), then such confidentiality agreement will be deemed to be an Acceptable Confidentiality Agreement if the Company amends the Confidentiality Agreement so as to make the provisions of the Confidentiality Agreement as restrictive in the aggregate as the provisions of such confidentiality agreement. Notwithstanding the foregoing, an “Acceptable Confidentiality Agreement” shall not include any confidentiality agreement that (A) grants any exclusive right to negotiate with such counterparty or (B) prohibits the Company from satisfying its obligations under Sections 5.4, 6.4 and 6.5.
(b) “Acquisition Proposal” means any bona fide offer or proposal (other than an offer or proposal by Parent or Merger Sub or any of their respective Representatives or financing sources, or any Group that includes Parent or Merger Sub or any of their respective Representatives or financing sources) to the Company or the Company Board (or any committee thereof) to engage in an Acquisition Transaction.
(c) “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:
(i) any direct or indirect purchase or other acquisition by any Person or Group (other than Parent or Merger Sub or any of their respective Representatives or financing sources, or any Group that includes Parent or Merger Sub or any of their respective Representatives or financing sources), whether from the Company or any other Person, of securities representing more than 15 percent of the total outstanding voting power of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than 15 percent of the total outstanding voting power of the Company after giving effect to the consummation of such tender offer or exchange offer;
(ii) any direct or indirect purchase or other acquisition by any Person or Group (other than Parent or Merger Sub or any of their respective Representatives or financing sources, or any Group that includes Parent or Merger Sub or any of their respective Representatives or financing sources) of assets constituting 15 percent or more of the consolidated revenues (measured based on the 12 full calendar months prior to the date of determination) or consolidated assets (measured based on fair market value as of the last day of the most recently completed calendar month) of the Company and its Subsidiaries, in each case except for sales or non-exclusive licenses or sublicenses of Company products and services in the ordinary course of business; or
(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company pursuant to which any Person or Group (other than Parent or Merger Sub or any of their respective Representatives or financing sources, or any Group that includes Parent or Merger Sub or any of their respective Representatives or financing sources) would hold securities representing more than 15 percent of the total outstanding voting power of the Company (or the surviving company) outstanding after giving effect to the consummation of such transaction.
(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (i) no direct or indirect portfolio company (as such term is generally understood in the private equity industry) of any Guarantor or any investment fund or investment vehicle affiliated with, or managed or advised by, Haveli or any Guarantor shall be deemed to be an “Affiliate” of Parent or Merger Sub for any purpose under this Agreement, and (ii) in no event shall the Company or its Subsidiaries be considered an Affiliate of Parent, Merger Sub, the Guarantors or any of their respective Affiliates prior to the Effective Time.
(e) “Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated, unitary or similar group under state, local or non-U.S. Law).
(f) “Antitrust Law” means, collectively, the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.
(g) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of January 31, 2025, set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended January 31, 2025.
(h) “Business Day” means each day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of San Francisco is closed.
(i) “Bylaws” means the Amended and Restated Bylaws of the Company in effect as of the date of this Agreement.
(j) “Capitalization Date” means 5:00 p.m., on June 19, 2025.
(k) “Certificate of Merger” means the certificate of merger, in customary form, relating to the Merger.
(l) “Charter” means the Amended and Restated Certificate of Incorporation of the Company in effect as of the date of this Agreement.
(m) “Chosen Courts” means the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware finds it does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware, then any Delaware state court).
(n) “Code” means the Internal Revenue Code of 1986, as amended.
(o) “Company Benefit Plan” means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, employment, bonus, stock option, stock purchase or other equity-based award, performance award, incentive compensation, profit sharing, savings, retirement, disability, life insurance, health or medical benefits, employee assistance program, sick leave, vacation, deferred compensation, severance, termination or redundancy pay, post-employment or retirement benefits, retention, change of control compensation, and other similar fringe, welfare or other employee benefit or remuneration of any kind, whether or not in writing, whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA) which is sponsored, maintained or contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any Service Provider or with respect to which the Company or any of its Subsidiaries or ERISA Affiliates has any liability, contingent or otherwise.
(p) “Company Board” means the Board of Directors of the Company.

(q) “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.
(r) “Company Common Stock” means the common stock, par value $0.00001 per share, of the Company.
(s) “Company Equity Plans” means the Company 2008 Equity Incentive Plan, the Company 2018 Equity Incentive Plan, the Company 2021 Equity Incentive Plan and the 2023 Inducement Equity Incentive Plan.
(t) “Company Equity-Based Award” means each right of any kind, contingent or accrued, to receive shares of Company Common Stock or any benefit measured in whole or in part by the value of a number of shares of Company Common Stock granted pursuant to the Company Equity Plans or Company Benefit Plans (including a Company RSU Award, a Company PSU Award or a Company Option), other than purchase rights under the ESPP.
(u) “Company Financial Advisor” means Morgan Stanley & Co. LLC.
(v) “Company Intellectual Property” means all Intellectual Property Rights that are owned or purported to be owned by the Company or any of its Subsidiaries.
(w) “Company Material Adverse Effect” means any change, event, condition, development, violation, inaccuracy, effect or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that exist or have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. None of the following Effects, and no Effects to the extent arising out of, relating to or resulting from the following (in each case, by themselves or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below) (except, in addition to where expressly stated below, to the extent that any such Effect set forth in each of clauses (vii) through (x) below has had a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to similarly situated companies operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred):
(i) general economic Effects anywhere in the world, or Effects in the global economy generally (except to the extent that such Effect has had a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to similarly situated companies operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);
(ii) any Effects in the financial markets, credit markets, equity markets, debt markets, currency markets or capital markets anywhere in the world, including (a) changes in interest rates or credit ratings; (b) changes in exchange rates; or (c) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market (except to the extent that such Effect has had a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to similarly situated companies operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);
(iii) any Effects generally in the industries in which the Company and its Subsidiaries conduct business or in any specific jurisdiction or geographical area in which the Company and its Subsidiaries conduct business;
(iv) any regulatory, legislative or political Effects anywhere in the world (except to the extent that such Effect has had a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to similarly situated companies operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(v) any geopolitical Effects, outbreak of hostilities, armed conflicts, protests, strikes, work stoppage, civil unrest, civil disobedience, acts of war, sabotage, terrorism or military actions (including, in each case, any escalation or worsening of any of the foregoing) anywhere in the world, including an outbreak or escalation of hostilities involving any Governmental Authority or the declaration by any Governmental Authority of a national emergency or war (except to the extent that such Effect has had a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to similarly situated companies operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);
(vi) any earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent), or other natural or man-made disasters, weather conditions, power outages or other force majeure events anywhere in the world (or changes in any such events or occurrences, including, in each case, the response of any Governmental Authority);
(vii) any pandemics, epidemics, plagues, contagious disease outbreaks or other comparable events (including quarantine restrictions mandated or recommended by any Governmental Authority), or changes in any such events or occurrences, including, in each case, (a) the response of any Governmental Authority (including any mandated or recommended quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, Order, guideline, response or recommendation); and (b) any actions taken or not taken as a consequence of such response or to otherwise respond to the impact, presence, outbreak or spread of any of the foregoing;
(viii) inflation, or any changes in the rate of increase or decrease of inflation anywhere in the world;
(ix) the development of, or changes in, supply chain disruptions anywhere in the world;
(x) the imposition of, or changes in, any tariffs, sanctions, trade policies or similar Law, directive, Order or policy (or any threats or announcements of any of the foregoing), or any consequences resulting from any trade disputes or “trade wars” or similar actions anywhere in the world;
(xi) any data breach, cyber-intrusion, cyberattack, cybercrime or cyberterrorism;
(xii) the negotiation, execution, delivery, announcement of this Agreement or the pendency or consummation of the Merger, including the impact of any of the foregoing on the relationships, contractual or otherwise, of the Company and its Subsidiaries with employees (including any employee attrition), suppliers, customers, partners, lenders, lessors, vendors, Governmental Authorities or any other third Person, other than, in each case, any representation or warranty in Section 3.5, to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;
(xiii) the compliance by any Party with the express terms of this Agreement, including any action taken or refrained from being taken pursuant to or in accordance with the express terms of this Agreement (other than, in each case, compliance with Sections 5.1, 5.2 and 6.1);
(xiv) any action taken or refrained from being taken, in each case to which Parent or Merger Sub has expressly consented to or requested in writing (including by email in accordance with Section 5.3) following the date of this Agreement;
(xv) any (a) changes or proposed changes in GAAP or any other accounting standards or requirements, or any Law (or the enforcement or interpretation of any of the foregoing), including, in each case, the adoption, implementation, repeal, modification, reinterpretation or proposal thereof; or (b) action taken for the purpose of complying with GAAP, or any other accounting standards or requirements, or any Law;
(xvi) any changes in the price or trading volume of the Company Common Stock, in and of itself (it being understood that the cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded under this definition);

(xvii) any failure, in and of itself, by the Company or its Subsidiaries to meet (a) any public estimates or expectations of the Company’s and its Subsidiaries’ revenue, earnings or other financial performance or results of operations for any period; or (b) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the cause of any such failure in clause (a) or (b) may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded under this definition);
(xviii) the availability or cost of equity, debt or other financing to Parent, Merger Sub or any of their respective Affiliates;
(xix) any Transaction Litigation or any other Legal Proceeding threatened or commenced by any current or former Company Stockholders (on their own behalf or on behalf of the Company) against the Company, any of its stockholders, executive officers or other employees or any member of the Company Board (or any Affiliates of any of the foregoing) in connection with, arising from or otherwise relating to the Merger, including any demand or Legal Proceeding for appraisal of the fair value of any shares of Company Common Stock;
(xx) the identity of, or any facts or circumstances relating to, the Guarantors, Parent or Merger Sub or their respective Affiliates or the respective equity or debt financing sources of, or investors in, any of the foregoing, or the respective plans or intentions of any of the foregoing with respect to the Company or its business;
(xxi) any breach by Parent or Merger Sub of this Agreement; or
(xxii) any matters to the extent disclosed in the Company Disclosure Letter.
(x) “Company Preferred Stock” means the preferred stock, par value $0.00001 per share, of the Company.
(y) “Company Registered Intellectual Property” means all of the Company Intellectual Property that is Registered Intellectual Property.
(z) “Company Related Parties” means, collectively, (i) the Company and its Subsidiaries; and (ii) the former, current and future holders of any equity, controlling persons, Representatives, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates.
(aa) “Company Software” means Software, the Intellectual Property Rights related to which are Company Intellectual Property.
(bb) “Company Stockholders” means the holders of shares of Company Capital Stock.
(cc) “Company Termination Fee” means an amount in cash equal to $42,000,000; provided, however, that if this Agreement is terminated by the Company pursuant to Section 8.1(h) (x) prior to the No-Shop Period Start Date, to enter into a definitive agreement with respect to a Superior Proposal, or (y) after the No-Shop Period Start Date to enter into a definitive agreement with respect to a Superior Proposal in respect of which the Company has delivered the notice contemplated by Section 5.4(e)(ii)(3) prior to the No-Shop Period Start Date, then in each case of clauses (x) and (y) the “Company Termination Fee” shall be $21,000,000.
(dd) “Company Warrant” means the warrant to purchase Company Common Stock issued on April 25, 2019.
(ee) “Confidentiality Agreement” means the confidentiality letter agreement, dated as of April 7, 2025, between the Company and Haveli Investments, L.P.
(ff) “Consent” means any consent, approval, clearance, waiver, Permit or order.
(gg) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

(hh) “Contract” means any written contract, lease, license, indenture, note, bond, agreement or other binding instrument.
(ii) “Converted Cash Award” means a contingent right to receive an amount in cash from Parent or the Surviving Corporation (without interest) pursuant to Sections 2.8(a)(ii), 2.8(b)(ii) or 2.8(c)(ii).
(jj) “Credit Agreement” means that certain loan and security agreement dated February 7, 2024 by and between the Company and MUFG Bank, Ltd.
(kk) “D&O Insurance” means the Company’s current directors’ and officers’ liability insurance.
(ll) “Debt Financing” means any debt financing obtained by Parent or Merger Sub for the purpose of funding all or any portion of the amounts payable by Parent and/or Merger Sub pursuant to this Agreement and the transactions contemplated thereby.
(mm) “Debt Financing Sources” means the Persons, if any, that have committed to provide or arrange all or any part of the debt financing contemplated by, or have otherwise entered into agreements in connection with, the Debt Financing or alternative debt financing in connection with the Merger (and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto), together with their Affiliates, officers, directors, partners (limited or general), employees, agents and representatives involved in the Debt Financing and their successors and assigns. It is understood and agreed that the Parent Related Parties will not be Debt Financing Sources for any purposes of this Agreement.
(nn) “DGCL” means the General Corporation Law of the State of Delaware.
(oo) “DOJ” means the United States Department of Justice.
(pp) “DPA” means the Defense Production Act of 1950.
(qq) “DTC” means the Depository Trust Company.
(rr) “Environmental Law” means all applicable federal, national, state, provincial or local Laws relating to pollution, worker health and safety with respect to exposure to Hazardous Substance, and protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata).
(ss) “ERISA” means the Employee Retirement Income Security Act of 1974.
(tt) “ERISA Affiliate” means any Person under common control with the Company or any Subsidiary or that, together with the Company, could be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or within the meaning of Section 414(b), (c), (m) or (o) of the Code.
(uu) “ESPP” means the Company’s 2021 Employee Stock Purchase Plan, as amended.
(vv) “Exchange Act” means the Securities Exchange Act of 1934.
(ww) “Excluded Information” means any (i) financial statements of the Company or its Subsidiaries other than the historical financial statements set forth in Section 6.7(a)(v); (ii) description of all or any component of the Debt Financing; (iii) pro forma financial statements or adjustments or projections (including information regarding any post-Closing pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments), it being understood that Parent, and not the Company or its Subsidiaries or their respective Representatives, will be responsible for the preparation of the pro forma financial statements and any other pro forma information, including any pro forma adjustments; (iv) other information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, any Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, any information required by Items 10 through 14 of Form 10-K or any other information customarily excluded from an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A; (v) other information that is not available to the Company without undue effort or expense; and (vi) any information not customarily required by commercial banks for the marketing of senior secured term loan facilities or senior secured revolving credit facilities.
(xx) “Excluded Party” means a Person or Group (collectively with its Representatives and financing sources) who, prior to the No-Shop Period Start Date, has submitted a written Acquisition Proposal to the Company or one of its Representatives that the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal; provided, that any such Person or Group shall immediately and irrevocably cease to be an Excluded Party upon the occurrence of any of the following events: (i) the ultimate equityholder(s) of such Person or Group who made the Acquisition Proposal during the Go-Shop Period ceases to constitute in the aggregate at least 90% of the equity financing (measured by each of voting power and value) of such Person or Group at any time; (ii) such Person or Group withdraws, cancels or terminates its Acquisition Proposal or such Acquisition Proposal is abandoned; or (iii) the Company Board determines in good faith that such Acquisition Proposal no longer constitutes or would reasonably be likely to lead to a Superior Proposal.
(yy) “Executive Severance Plan” means the Company’s Change in Control and Severance Policy, as renewed effective August 28, 2024.
(zz) “FCPA” means the United States Foreign Corrupt Practices Act of 1977.
(aaa) “Foreign Direct Investment Law” means any foreign direct investment law, or similar applicable law, that provides for national security reviews in connection with the cross-border acquisition of any interest in or assets of a business under the jurisdiction of any Governmental Authority outside the United States.
(bbb) “FTC” means the United States Federal Trade Commission.
(ccc) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.
(ddd) “Governmental Authority” means any federal, national, state, provincial or local, whether domestic or foreign, government or any court of competent jurisdiction, administrative agency or commission of any governmental authority or other governmental authority or instrumentality, whether domestic, foreign or supranational.
(eee) “Government Shutdown” means any shutdown resulting from the lack of Congressional budget appropriations, after the date of this Agreement, of certain United States federal government services provided by the FTC or DOJ to review the Merger.
(fff) “Group” means a “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons.
(ggg) “Haveli” means Haveli Investments, L.P.
(hhh) “Hazardous Substance” means any substance, material or waste that is characterized or regulated by a Governmental Authority pursuant to any Environmental Law as “hazardous,” “pollutant,” “toxic,” or “radioactive,” including petroleum and petroleum products.
(iii) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
(jjj) “Intellectual Property Rights” means all intellectual property rights arising, anywhere in the world, including: (i) patents and applications therefor (“Patents”); (ii) copyrights, copyright registrations and applications therefor, database rights, Software and all other rights in work of authorship (“Copyrights”); (iii) (A) trademarks, trade names, logos, service marks, trade dress and internet domain names, and (B) registrations and applications therefor and corresponding rights in indicia of origin ((A) and (B), “Marks”); (iv) trade secrets rights and rights in confidential business and technical information and know-how (“Trade Secrets”); and (v) any similar or equivalent rights to any of the foregoing (as applicable).
(kkk) “Intervening Event” means any Effect, or any material consequence of such Effect, that (i) as of the date of this Agreement was not known or reasonably foreseeable to the Company Board as of the date of this Agreement; and (ii) does not relate to (x) an Acquisition Proposal, or (y) the fact that the Company meets or exceeds any internal or published or third-party projections, forecasts or estimates of its revenue, earnings or other financial performance or results of operations for any period ending on or after the date of this Agreement, or (z) changes after the date of this Agreement in the market price or trading volume of the Company Common Stock or the credit rating of the Company; provided that, in the case of clauses (y) and (z), the underlying causes of such Effect, to the extent not otherwise excluded from this definition of “Intervening Event”, may be taken into account in determining the existence of an Intervening Event.
(lll) “IRS” means the United States Internal Revenue Service.
(mmm) “Knowledge” of a Person, with respect to any matter in question, means, with respect to the Company, the actual knowledge as of the date of this Agreement of the individuals set forth on

Section 1.1(mmm) of the Company Disclosure Letter, in each case after reasonable inquiry of their direct reports who would reasonably be expected to have actual knowledge of the matter in question. With respect to matters involving the Company Intellectual Property, Knowledge does not require the Company, or any of its directors, officers or employees, to have conducted any Patent, Mark or other Intellectual Property Rights clearance searches or obtained any freedom to operate opinions. If not conducted or obtained, no knowledge of any Patents, Marks or other Intellectual Property Rights of any third Person that would have been revealed by such opinions or searches will be imputed to the Company, any of its Subsidiaries, or any of its or their directors, officers or employees.
(nnn) “Law” means any statute, law (including common law), ordinance, rule, treaty, code, regulation, constitution, or stock exchange listing requirement.
(ooo) “Legal Proceeding” means any claim, action, charge, lawsuit, litigation or other similarly formal legal proceeding brought by or pending before any Governmental Authority, arbitrator with binding authority or other tribunal.
(ppp) “Lookback Date” means January 31, 2022.
(qqq) “Material Contract” means any of the following Contracts (other than a Company Benefit Plan) in effect as of the date of this Agreement:
(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company and its Subsidiaries, taken as a whole;
(ii) the IP Contracts;
(iii) the Leases;
(iv) any Contract (A) containing any covenant materially limiting the right of the Company or any of its Subsidiaries to engage in or compete with any Person in any material line of business or any geographical area, including pursuant to a “most favored nation” or exclusivity provision; (B) providing for any other “exclusivity” requirement in favor of any third party; (C) providing preferential rights or rights of first or last offer or refusal to any third party; or (D) with a value greater than $5,000,000 containing a minimum purchase, minimum volume, “earnout” or other contingent, deferred or fixed payment obligation of the Company and its Subsidiaries, except in the case of clauses (A)–(D), any Contracts, restrictions, requirements and provisions that are not material to the Company and its Subsidiaries, taken as a whole;
(v) any Contract (A) relating to the disposition or acquisition of assets by the Company or any of its Subsidiaries with a value greater than $5,000,000 after the date of this Agreement; or (B) pursuant to which the Company or any of its Subsidiaries will, or has the right to, acquire any ownership interest in any Person (other than any Subsidiary of the Company) after the date of this Agreement;
(vi) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, in each case in excess of $5,000,000 other than (A) accounts receivables and payables in the ordinary course of business; (B) loans to Subsidiaries of the Company in the ordinary course of business; and (C) extensions of credit to customers in the ordinary course of business;
(vii) any Contract that involves a joint venture;
(viii) any Labor Agreement;
(ix) any Contract that is with (A) each of the 15 largest customers of the Company and its Subsidiaries, taken as a whole (the “Material Customers”) by annual recurring revenue as of January 31, 2025; and (B) each of the 15 largest commercial vendors of the Company and its Subsidiaries, taken as a whole (the “Material Vendors”), by total spend for the 12-month period ended January 31, 2025;

(x) any Contract that is an agreement in settlement of a dispute or Legal Proceeding (including with any Governmental Authority) that imposes material obligations on the Company or any of its Subsidiaries after the date of this Agreement or such Contract that requires the Company or any of its Subsidiaries to pay consideration of more than $2,000,000 after the date of this Agreement;
(xi) any Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries or prohibits the pledging of the capital stock of the Company or any of its Subsidiaries;
(xii) any material Contract with any Governmental Authority; and
(xiii) any Contract that provides for (A) indemnification of any officer, director or employee by the Company, other than Contracts entered into on substantially the same form as the Company’s standard forms previously made available to Parent; or (B) accelerated vesting in connection with a change of control, including the transactions contemplated hereunder (including as a result of any termination of employment following a change of control, including the transactions contemplated hereunder).
(rrr) “Nasdaq” means The Nasdaq Global Select Market.
(sss) “Order” means any order, judgment, injunction, ruling, decree, award or writ by or of any Governmental Authority.
(ttt) “Parent Material Adverse Effect” means any Effect that, individually or taken together with all other Effects that exist or have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, has prevented, materially impaired or materially delayed, or would reasonably be expected to prevent, materially impair or materially delay, the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants pursuant to this Agreement.
(uuu) “Parent Related Parties” means, collectively, (i) Parent, Merger Sub or the Guarantors; and (ii) the former, current and future holders of any equity, controlling persons, Representatives, financing sources, Affiliates (without regard to the last sentence of the definition thereof solely for this purpose), members, managers, general or limited partners, stockholders and assignees of each of Parent, Merger Sub and the Guarantors.
(vvv) “Parent Termination Fee” means an amount in cash equal to $82,500,000.
(www) “Permit” means any permits, authorizations, licenses, variances, clearances, consents, commissions, franchises, exemptions and approvals from Governmental Authorities.
(xxx) “Permitted Lien” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other similar liens or security interests that are not yet delinquent or that are being contested in good faith and by appropriate proceedings; (iii) third Person leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions) entered into in the ordinary course of business under which there exists no material default; (iv) pledges or deposits to secure obligations pursuant to workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type), in each case that do not, and are not reasonably likely to, adversely affect in any material respect the current use or occupancy of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (vii) zoning, building and other similar codes or restrictions that are not violated in any material respect by the current use or occupancy by the Company or any of its Subsidiaries of the real property subject thereto; (viii) liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports; (ix) non-exclusive licenses to Company Intellectual Property; (x) any other liens that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business, and that would not have a Company Material Adverse Effect; (xi) statutory, common law or contractual liens of landlords under real property leases; (xii) liens or encumbrances imposed on the underlying fee interest in real property leased, subleased or otherwise occupied by the Company or any of its Subsidiaries; (xiii) liens imposed by applicable Law (other than Laws in respect of Taxes); and (xiv) liens securing obligations under indebtedness.
(yyy) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.
(zzz) “Pre-Closing Period” means the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the (i) termination of this Agreement pursuant to Article VIII and (ii) Effective Time.
(aaaa) “Registered Intellectual Property” means all (i) Patents; (ii) registered Marks; and (iii) registered Copyrights.
(bbbb) “Related Party” means a Company Related Party or a Parent Related Party, as applicable.
(cccc) “Representatives” means, with respect to any Person, the Affiliates of such Person and its and their respective directors, officers, employees, consultants, agents, representatives and advisors of such Person.
(dddd) “Sanctioned Country” means any country or region or government thereof that is, or has been in the last five years, the subject or target of a comprehensive embargo under applicable Trade Controls (including Cuba, Iran, North Korea, Syria and prohibited regions of Ukraine including Crimea, the so-called Donetsk People’s Republic (DNR) and the so-called Luhansk People’s Republic (LNR)).
(eeee) “Sanctioned Person” means any Person that is the subject or target of applicable sanctions or restrictions under Trade Controls including: (i) any Person listed on any applicable sanctions- or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) List of Specially Designated Nationals and Blocked Persons, or any other applicable OFAC, U.S. Department of Commerce Bureau of Industry and Security, U.S. Department of State, United Nations Security Council, European Union, Member State of the European Union or United Kingdom sanctions- or export-related restricted party list; (ii) any Person organized, ordinarily resident, or located in a Sanctioned Country; (iii) the government of a Sanctioned Country or the Government of Venezuela; or (iv) any Person that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled, as defined under applicable sanctions, by a Person or Persons described in clause (i).
(ffff) “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or the United Kingdom.
(gggg) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
(hhhh) “SEC” means the United States Securities and Exchange Commission.
(iiii) “Securities Act” means the Securities Act of 1933.
(jjjj) “Service Provider” means any current or former employee, officer, consultant, independent contractor, or member of the board of directors of the Company or any of its Subsidiaries.
(kkkk) “Software” means computer programs and applications (whether in source code, object or executable code form and whether or not distributed or provided “as a service”), including firmware, software compilations, software implementations of algorithms, software tool sets, compilers, software implementations of application programming interfaces, software implementations of databases and software development tools.
(llll) “Subsidiary” of any Person means (i) a corporation more than 50 percent of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; and (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership or the power to direct the policies, management and affairs thereof (including by contract).
(mmmm) “Superior Proposal” means any written Acquisition Proposal on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) would be more favorable, from a financial point of view, to the Company Stockholders (in their capacity as such) than the Merger ( taking into account (i) any revisions to this Agreement agreed to by Parent prior to the time of such determination; and (ii) those factors and matters deemed relevant in good faith by the Company Board (or any committee thereof), which factors may include the (A) identity of the Person making the proposal; (B) likelihood of consummation in accordance with the terms of such Acquisition Proposal; and (C) legal, financial (including the financing terms), regulatory, timing and other aspects of such Acquisition Proposal). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “15 percent” in the definition of “Acquisition Transaction” will be deemed to be references to “50 percent.”
(nnnn) “Systems” means the Software, hardware, servers, hosting facilities, systems and other information technology infrastructure and assets used or relied on by or for the benefit of the Company or any of its Subsidiaries.
(oooo) “Tax” means all U.S. federal, state, local, and non-U.S. taxes (including, without limitation, any income, gross receipts, property, sales, use, license, franchise, payroll, withholding, alternative or add-on minimum, estimated, value added, transfer or excise taxes), tariffs, imposts, levies, duties, or other like assessments or charges of any kind whatsoever, in each case, in the nature of a tax, together with all interest, penalties and additions imposed with respect to such amounts, however denominated, whether disputed or not.
(pppp) “Tax Returns” means all returns, declarations, statements, reports, schedules, forms and information returns, including any attachments thereto or amendments thereof, filed or required to be filed with any Governmental Authority with respect to Taxes.
(qqqq) “Trade Controls” means (a) all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered, or enforced by the U.S. government, including the Arms Export Control Act (22 U.S.C. § 1778), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701–1706), Section 999 of the Internal Revenue Code, the U.S. customs laws at Title 19 of the U.S. Code, the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130), the Export Administration Regulations (15 C.F.R. Parts 730-774), the U.S. customs regulations at 19 C.F.R. Chapter 1, and the Foreign Trade Regulations (15 C.F.R. Part 30); and (b) all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered or enforced by any other country, except to the extent inconsistent with U.S. law.
(rrrr) “Transaction Documents” means, collectively, the Confidentiality Agreement, the Equity Commitment Letter, the Guarantee, and any other document contemplated by this Agreement or by those agreements, or any document or instrument delivered in connection with this Agreement or those agreements.
(ssss) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries, Affiliates, directors, employees or otherwise relating to, involving or affecting such Party or any of its Subsidiaries, Affiliates, directors or employees, in each case in connection with or arising from the Merger or any other transaction contemplated by this Agreement or the Transaction Documents, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement or any Other Required Company Filing or any other communications to the Company Stockholders, in each case other than any Legal Proceedings among the Parties or their respective Affiliates, with the parties to the Equity Commitment Letter or the Debt Financing Sources, related to this Agreement, the Transaction Documents or the Merger, or under applicable Antitrust Law.
(tttt) “Treasury Regulations” means final and temporary regulations issued under the Code.
(uuuu) “UPE” means the “ultimate parent entity” of any party as such term is defined in the HSR Act and its implementing regulations.

(vvvv) “Willful Breach” means, with respect to any covenant or agreement, a breach that is a consequence of an intentional act deliberately undertaken or intentionally omitted to be taken by the breaching party with the actual knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, cause a breach of the relevant covenant or agreement.
1.2 Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Agreement	Preamble
Alternative Acquisition Agreement	5.4(a)
Anti-Bribery Laws	3.22(c)
Certificates	2.10(c)(i)
Closing	2.3
Closing Date	2.3
Company	Preamble
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.4(d)(i)
Company Disclosure Letter	1.4
Company Liability Limitation	8.3(f)(ii)
Company Option	2.8(c)(i)
Company PSU Award	2.8(b)(i)
Company Relevant Persons	3.22(b)
Company RSU Award	2.8(a)(i)
Company SEC Reports	3.9
Company Securities	3.7(b)
Company Stockholder Meeting	6.5(a)
Company Voting Agreements	Recitals
Company Warrant Consideration	2.9
Copyrights	1.1(jjj)
Covenant Exceptions	5.1(a)
Current Purchase Period	2.8(f)
Dissenting Company Shares	2.7(c)(i)
DTC Payment	2.10(d)
Effect	1.1(w)
Effective Time	2.2
Electronic Delivery	9.14
Enforceability Limitations	3.2
Enforcement Expenses	8.3(e)
Equity Commitment Letter	4.11(a)
Equity Financing	4.11(a)
Exchange Fund	2.10(b)
Final Purchase	2.8(f)
Financing Reimbursement Obligations	6.7(f)
Go-Shop Period	5.4(a)
Guarantee	Recitals
Guarantors	Recitals
Haveli Voting Agreement	Recitals
Indemnified Persons	6.11(a)
International Employee Plans	3.19(a)
IP Contracts	3.16(d)
Labor Agreements	3.20(b)
Labor Entities	3.20(b)

Term	Section Reference
Lease	3.14(b)
Leased Real Property	3.14(b)
Marks	1.1(jjj)
Material Customers	1.1(qqq)(ix)
Material Vendors	1.1(qqq)(ix)
Maximum Annual Premium	6.11(c)
Merger	Recitals
Merger Sub	Preamble
New Plans	6.12(c)
No-Shop Period Start Date	5.4(b)
Non-Cooperation Notice	6.7(b)
Notice Period	5.4(e)(ii)(3)
OFAC	1.1(eeee)
Old Plans	6.12(c)
Other Required Company Filing	6.4(e)
Other Required Parent Filing	6.4(f)
Owned Company Shares	2.7(a)(ii)
Parent	Preamble
Party	Preamble
Patents	1.1(jjj)
Payment Agent	2.10(a)
Per Share Price	2.7(a)(iii)
Personal Information	3.17(a)
Privacy and Data Security Requirements	3.17(a)
Processing	3.17
Proxy Statement	6.4(a)
Required Amount	4.11(c)
Required Permits	3.21
Requisite Stockholder Approval	3.4
Restraint	7.1(c)
Security Breach	3.17(b)
Solvent	4.11(d)
Specified Date	8.1(c)
Surviving Corporation	2.1
Tail Policy	6.11(c)
Termination Date	8.1(c)
Trade Secrets	1.1(jjj)
Uncertificated Shares	2.10(c)(ii)
Unvested Company Option	2.8(c)(ii)
Unvested Company PSU Award	2.8(b)(ii)
Unvested Company RSU Award	2.8(a)(ii)
Vested Company Option	2.8(c)(i)
Vested Company Option Consideration	2.8(c)(i)
Vested Company PSU Award	2.8(b)(i)
Vested Company PSU Consideration	2.8(b)(i)
Vested Company RSU Award	2.8(a)(i)
Vested Company RSU Consideration	2.8(a)(i)
Voting Agreements	Recitals
WARN Act	3.21(e)

1.3 Certain Interpretations.
(a) References to this Agreement. Unless the context of this Agreement requires otherwise, (i) when a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, that reference is to an Article, Section, Schedule or Exhibit to this Agreement, as applicable, and (ii) references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. References to this Agreement (in this Agreement or any Transaction Document) mean this Agreement as amended, supplemented or otherwise modified from time to time in accordance with Section 9.3.
(b) Hereof, Including, etc. When used in this Agreement, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the phrase “the date hereof” means “the date of this Agreement;” and (iii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”
(c) Threats. Unless the context of this Agreement requires otherwise, the word “threat” or “threatened” will be deemed to be immediately followed by the words “in writing.”
(d) Neither, etc. Not Exclusive. Unless the context of this Agreement requires otherwise, “neither,” “nor,” “any,” “either” and “or” are not exclusive. The rule known as the ejusdem generis rule will not apply, and accordingly, general words introduced by the word “other” will not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things.
(e) Extent. The phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”
(f) Dollars. When used in this Agreement, references to “$” or “Dollars” are references to United States dollars. All amounts in this Agreement will be paid in Dollars, and if any amounts, costs, fees or expenses incurred by any Party pursuant to this Agreement are denominated in a currency other than Dollars, the Dollar equivalent for such costs, fees and expenses will be determined by converting such other currency to Dollars at the foreign exchange rates published by Bloomberg or, if not reported thereby, another authoritative source reasonably determined by the Company, in effect at the time that such amount, cost, fee or expense is incurred. If the resulting conversion yields a number that extends beyond two decimal points, it will be rounded to the nearest penny.
(g) Meaning of Terms. The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined in such certificate or document. References to the “United States” or abbreviations thereof mean the United States of America and its states, territories and possessions.
(h) References to Persons. References to any Person (including any Party) include references to such Person’s successors and permitted assigns, and, in the case of any Governmental Authority, to any Person succeeding to its functions and capacities.
(i) References to Subsidiaries. Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.
(j) Writings. References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by Electronic Delivery. “Written” will be construed in the same manner.
(k) Legislation; Contracts. A reference to any specific legislation or to any provision of any legislation includes any amendment, modification, re-enactment or successor thereto, any legislative provision substituted therefor, and all rules, regulations and statutory instruments, applicable guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Authority, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, all references to any specific legislation or provisions of any legislation will be deemed to refer to such legislation or provision (and all rules, regulations, statutory instruments, applicable guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Authority) as of such date. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time, and any exhibits, schedules, annexes, statements of work, riders and other documents attached thereto.
(l) Accounting Matters. Except as otherwise provided in this Agreement, all accounting terms used in this Agreement will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP. An item arising with respect to a specific representation or warranty will be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent that any such phrase appears in such representation or warranty, if (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that is related to the subject matter of such representation; (ii) such item is otherwise specifically set forth on the balance sheet or financial statements; or (iii) such item is specifically set forth on the balance sheet or financial statements and is specifically set forth in the notes thereto.
(m) Headings. The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.
(n) Applicable Time. Unless otherwise indicated, all references to a specific time are to the then-applicable local time in San Francisco, California.
(o) Calculation of Time Periods. Unless otherwise indicated, (i) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded; (ii) the measure of a period of one month or year for purposes of this Agreement will be the day of the following month or year corresponding to the starting date; and (iii) if no corresponding date exists, then the end date of such period being measured will be the next actual day of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1). References to “from” or “through” any date mean, unless the context of this Agreement otherwise specifies, from and including or through and including such date, respectively.
(p) Nature of Days and Months. Whenever this Agreement refers to a number of days, that number will refer to calendar days unless Business Days are specified. Any reference to a “month” means a calendar month.
(q) Representations Are Not Covenants. Nothing contained in Article III or Article IV may be construed as a covenant under the terms of this Agreement, other than the acknowledgments and agreements set forth in Section 3.27 and Section 4.17 to the extent necessary to give full effect to the acknowledgments and agreements set forth therein.
(r) Joint Drafting. The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement. Accordingly, the Parties irrevocably waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
(s) Summaries. No summary of this Agreement or any Exhibit, Schedule or other document delivered with this Agreement that is prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit, Schedule or document.
(t) No Admission. The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained in this Agreement or in the Company Disclosure Letter will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of contract; or (ii) that such information is material or is required to be referred to or disclosed under this Agreement. Disclosure of any information or document in the Company Disclosure Letter is not a statement or admission that it is material or required to be disclosed in the Company Disclosure Letter. Nothing in the Company Disclosure Letter constitutes an admission against the Company’s interest or represents the Company’s legal position or legal rights on the matter so disclosed. No reference in this Agreement to dollar amount thresholds will be deemed to be evidence of a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, or materiality.

(u) Nature of Information Disclosed. It is understood and agreed that (i) the specification of any dollar amount in the representations and warranties contained in this Agreement is not intended to imply that such amounts (or higher or lower amounts) are or are not material; and (ii) the inclusion of any specific item in the Company Disclosure Letter is not intended to imply that such items are or are not material or are within or outside of the ordinary course of business. In each case, no Party may use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Letter in any dispute or controversy between the Parties as to whether any obligation, item or matter not described in this Agreement is or is not material for purposes of this Agreement or whether any obligation, item or matter included in the Company Disclosure Letter is or is not material for purposes of this Agreement or is within or outside of the ordinary course of business.
(v) No Reliance by Others on Representations. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 9.4 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties are not entitled to rely on the representations and warranties in this Agreement as characterizations of facts or circumstances as of the date of this Agreement or as of any other date.
(w) Made Available. The phrases “furnished,” “provided,” “delivered” or “made available” or words of similar import when used with respect to documents or other information means that such documents or information have been physically or electronically delivered to the relevant Party or its Representatives prior to the date of this Agreement, including by being (i) posted to the virtual data room managed by the Company in connection with the Merger or (ii) filed with or furnished to the SEC and available in its Electronic Data Gathering, Analysis and Retrieval (EDGAR) database.
1.4 Company Disclosure Letter. The information set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”) is disclosed under separate Section and subsection references that correspond to the Sections and subsections of this Agreement to which such information relates. The information set forth in each Section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations, warranties or covenants of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations, warranties or covenants of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations, warranties or covenants is reasonably apparent on the face of such disclosure.
ARTICLE II
THE MERGER
2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will cease; and (c) the Company will continue as the surviving corporation of the Merger and a wholly owned Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to as the “Surviving Corporation.”
2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance with the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger in accordance with the DGCL, the “Effective Time”).
2.3 The Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur at (a) 9:00 a.m. at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 650 Page Mill Road, Palo Alto, California 94304 (or remotely via the electronic exchange of documents), on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the second Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing; provided, however, that in no event shall the Closing take place prior to September 20, 2025 without the prior written consent of Parent. The date on which the Closing actually occurs is referred to as the “Closing Date.”
2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as set forth in this Agreement, the Certificate of Merger, and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.
2.5 Certificate of Incorporation and Bylaws.
(a) Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.11(a), the Charter as in effect immediately prior to the Effective Time will be amended and restated in its entirety to read as set forth on Exhibit A to this Agreement, and, as so amended and restated, will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation.
(b) Bylaws. At the Effective Time, subject to the provisions of Section 6.11(a), the bylaws of the Surviving Corporation will be amended and restated to be in the form of the bylaws of Merger Sub as in effect immediately prior to the Effective Time (with the name of the Surviving Corporation being “Couchbase, Inc.”), until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.
2.6 Directors and Officers of the Surviving Corporation.
(a) Directors. At the Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.
(b) Officers. At the Effective Time, the initial officers of the Surviving Corporation will be officers of the Company as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed, or until their earlier death, resignation or removal.
2.7 Effect on Capital Stock.
(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:
(i) each share of common stock, par value $0.01 per share, of Merger Sub that is outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation;
(ii) each share of Company Common Stock that is (A) held by the Company as treasury stock; (B) owned by Parent or Merger Sub; or (C) owned by any direct or indirect wholly owned Subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will automatically be cancelled and will cease to exist without any conversion thereof or consideration paid in exchange therefor; and
(iii) each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares, if any) will be automatically converted into the right to receive cash in an amount equal to $24.50, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.12) and subject to Section 2.13.

(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to fully reflect the effect of any stock split, reverse stock split, stock distribution or dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time.
(c) Statutory Rights of Appraisal.
(i) Dissenting Company Shares. Notwithstanding anything to the contrary in this Agreement, all shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time and held by a holder, or owned by a Person, who has (A) neither voted in favor of the Merger nor consented to the Merger in writing and (B) properly demanded appraisal of such shares of Company Common Stock pursuant to, and in accordance with, Section 262 of the DGCL (such shares being referred to collectively as the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price pursuant to this Section 2.7 but instead, such holders or other applicable Persons holding or owning the Dissenting Company Shares will be entitled only to such rights as are granted by Section 262 of the DGCL. Such holder or other applicable Person will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL. However, if, after the Effective Time, such holder or other applicable Person fails to perfect, effectively withdraws or waives, or otherwise loses such Person’s right to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL or a court of competent jurisdiction determines that such Person is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock will be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Price in accordance with this Agreement and will not thereafter be deemed to be Dissenting Company Shares.
(ii) Notification to Parent of Demands for Appraisal. The Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of any Dissenting Company Shares; and (B) the opportunity to participate in all negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of any Dissenting Company Shares. The Company may not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of any Dissenting Company Shares. For purposes of this Section 2.7(c)(ii), “participate” means that Parent will be kept apprised of the proposed strategy and other significant decisions with respect to demands for appraisal pursuant to the DGCL in respect of any Dissenting Company Shares (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected) and may offer comments or suggestions with respect to such demands, but Parent will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.
2.8 Equity Awards.
(a) Company RSUs.
(i) Vested Company RSUs. At the Effective Time, each outstanding restricted stock unit award in respect of Company Common Stock granted pursuant to a Company Equity Plan or otherwise subject solely to time-based vesting (a “Company RSU Award”) under the applicable Company Equity Plan that is vested at the Effective Time (but not yet settled) or that vests as a result of the consummation of transactions contemplated by this Agreement (each, a “Vested Company RSU Award”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash (without interest) equal to (x) the total number of shares of Company Common Stock subject to such Vested Company RSU Award immediately prior to the Effective Time multiplied by (y) the Per Share Price (the “Vested Company RSU Consideration”), less applicable Taxes required to be withheld with respect to such payment.
(ii) Unvested Company RSUs. At the Effective Time, each outstanding Company RSU Award (or portion thereof) that is not a Vested Company RSU Award (an “Unvested Company RSU Award”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into a Converted Cash Award with respect to an aggregate amount in cash (without interest) equal to (x) the total number of shares of Company Common Stock subject to such Unvested Company RSU Award immediately prior to the Effective Time multiplied by (y) the Per Share Price, less applicable Taxes required to be withheld with respect to such payment. Except as otherwise provided in this Section 2.8, each such Converted Cash Award assumed and converted pursuant to this Section 2.8(a)(ii) will continue to have, and will be subject to, the same terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding Unvested Company RSU Award immediately prior to the Effective Time, except for administrative changes that are not adverse to the holder of the Unvested Company RSU Award.
(b) Company PSUs.
(i) Vested Company PSUs. Prior to the Effective Time, the Company Board (or the compensation committee of the Company Board) will review and certify, if applicable, the achievement of performance criteria applicable to each outstanding restricted stock unit award in respect of Company Common Stock granted pursuant to a Company Equity Plan or otherwise subject to performance-based vesting (a “Company PSU Award”). At the Effective Time, each Company PSU Award (or portion thereof) that is vested at the Effective Time (but not yet settled) or that vests as a result of the consummation of the transactions contemplated by this Agreement (each, a “Vested Company PSU Award”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash (without interest) equal to (x) the total number of shares of Company Common Stock subject to such Vested Company PSU Award immediately prior to the Effective Time (as determined in accordance with the terms of the applicable award agreement) multiplied by (y) the Per Share Price (the “Vested Company PSU Consideration”), less applicable Taxes required to be withheld with respect to such payment.
(ii) Unvested Company PSUs. At the Effective Time, each outstanding Company PSU Award that is not a Vested Company PSU Award (an “Unvested Company PSU Award”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into a Converted Cash Award with respect to an aggregate amount in cash (without interest) equal to (x) the total number of shares of Company Common Stock subject to such Unvested Company PSU Award immediately prior to the Effective Time (as determined in accordance with the applicable award agreement) multiplied by (y) the Per Share Price, less applicable Taxes required to be withheld with respect to such payment. Except as otherwise provided in this Section 2.8, each such Converted Cash Award assumed and converted pursuant to this Section 2.8(b)(ii) will vest on the first to occur following the Closing of March 15, June 15, September 15 or December 15, subject to the holder of such Converted Cash Award continuing to provide services to Parent, the Surviving Corporation, or one of their Affiliates through the applicable vesting date, subject to any other terms and conditions (excluding performance-based vesting conditions but including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding Unvested Company PSU Award immediately prior to the Effective Time, except for administrative changes that are not adverse to the holder of the Unvested Company PSU Award.
(c) Company Options.
(i) Vested Company Options. At the Effective Time, each outstanding option to purchase shares of Company Common Stock granted pursuant to a Company Equity Plan or otherwise (a “Company Option”) that is vested at the Effective Time (a “Vested Company Option”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive (without interest) an amount in cash equal to (x) the total number of shares of Company Common Stock subject to the Vested Company Option multiplied by (y) the excess, if any, of the Per Share Price over the exercise price per share of Company Common Stock under such Vested Company Option (the “Vested Company Option Consideration”), less applicable Taxes required to be withheld with respect to such payment. For the avoidance of doubt, any Vested Company Option (whether vested or unvested) that has a per Share exercise price that is greater than or equal to the Per Share Price will be cancelled at the Effective Time for no consideration or payment.
(ii) Unvested Company Options. At the Effective Time, each outstanding Company Option that is not a Vested Company Option (an “Unvested Company Option”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the contingent right to receive from Parent or the Surviving Corporation a Converted Cash Award equal to (x) the total number of shares of Company Common Stock subject to such Unvested Company Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Per Share Price over the exercise price per share of Company Common Stock under such Unvested Company Option, less applicable Taxes required to be withheld with respect to such payment. Except as otherwise provided in this Section 2.8, each such Converted Cash Award assumed and converted pursuant to this Section 2.8(c)(ii) will continue to have, and will be subject to, the same terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding Company Option immediately prior to the Effective Time, except for administrative changes that are not adverse to the holder of the Unvested Company Option. For the avoidance of doubt, any Unvested Company Option that has an exercise price per share of Company Common Stock that is greater than or equal to the Per Share Price will be cancelled at the Effective Time for no consideration or payment and without further action on the part of any Person.
(d) Payment Procedures. At or prior to the Effective Time, Parent will deposit (or cause to be deposited) with the Company (or, if requested by the Company, any applicable Subsidiary of the Company or the Company’s stock administrator), by wire transfer of immediately available funds, the applicable portion of the aggregate (i) Vested Company RSU Consideration, (ii) Vested Company PSU Consideration, and (iii) Vested Company Option Consideration. As promptly as reasonably practicable following the Closing Date, but in no event later than the second regularly scheduled payroll date following the Closing Date, the applicable former holders of Vested Company RSUs, Vested Company PSUs and Vested Company Options will receive a payment from the Surviving Corporation or its applicable Subsidiaries, through its payroll system, payroll provider or stock administrator, as applicable, of the Vested Company RSU Consideration, Vested Company PSU Consideration and Vested Company Option Consideration required to be paid to such former holders pursuant to this Section 2.8. The Surviving Corporation will pay (or cause to be paid, including through its applicable Subsidiaries) any portion of a Converted Cash Award that vests to the applicable holder thereof no later than the second regularly scheduled payroll date following the date on which such portion vests (but in no event later than December 31 of the year in which the Converted Cash Award vested).
(e) Necessary Further Actions. The Company Board will pass resolutions to provide for the treatment of Company Equity-Based Awards as provided in this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act) and the termination of all Company Equity Plans, effective as of and contingent upon the Effective Time.
(f) Treatment of Employee Stock Purchase Plan. Prior to the Effective Time, the Company Board will pass resolutions and take other actions as may be reasonably required to provide (i) that with respect to any purchase period under the ESPP in effect as of the date of this Agreement (each, a “Current Purchase Period”), no participant may (x) increase his or her payroll contribution rate pursuant to the ESPP from the rate in effect as of the date of this Agreement or (y) make separate non-payroll contributions to the ESPP on or following the date of this Agreement, except as may be required by applicable Law, (ii) that any individual who is not participating in the ESPP with respect to any Current Purchase Period as of the date of this Agreement shall not be allowed to commence participation in the ESPP following the date of this Agreement, and (iii) that no new offering or purchase period shall be commenced under the ESPP following the date of this Agreement (such that any Current Purchase Periods shall be the final purchase periods under the ESPP). Further, if the applicable purchase date with respect to a Current Purchase Period would otherwise occur on or after the Effective Time, the Company Board will pass resolutions and take other actions as may be reasonably required to provide (i) that the last day of any Current Purchase Period shall be accelerated to a specified trading day (determined by the Company) occurring no later than five Business Days prior to the Closing Date and the final purchase of shares of Company Common Stock thereunder (the “Final Purchase”) shall be made on that day, and (ii) for any adjustments that may be necessary or advisable to reflect the shortened offering period or purchase period, but otherwise treat such shortened offering period or purchase period as a fully effective and completed offering period or purchase period for all purposes pursuant to the ESPP. If any Current Purchase Period is shortened pursuant to the preceding sentence, then the Company shall, or shall cause the Administrator (as defined in the ESPP) to, notify each participant in writing or electronically prior to the Final Purchase, that the exercise date for the participant’s option has been changed to the date of the Final Purchase and that the Participant’s option will be exercised automatically on the date of the Final Purchase. On the date of the Final Purchase, the Company will apply the funds credited as of such date pursuant to the ESPP within each participant’s account to the purchase of whole shares of Company Common Stock in accordance with the terms of the ESPP and shall return any funds remaining in a participant’s account after the Final Purchase to such participant. Immediately prior to and effective as of the Effective Time (but subject to the consummation of the Merger), the Company will terminate the ESPP.
2.9 Effect on Company Warrants.
(a) Warrants. At the Effective Time, each outstanding Company Warrant will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive (without interest) an amount in cash equal to (x) the total number of shares of Company Common Stock subject to the Company Warrant multiplied by (y) the excess, if any, of the Per Share Price over the exercise price per share of Company Common Stock under such Company Warrant (the “Company Warrant Consideration”).
(b) Payment Procedures. Parent shall pay, or cause to be paid, subject to Section 2.13, the applicable Company Warrant Consideration to each holder of the applicable Company Warrant in accordance with and subject to the terms and conditions of the applicable Company Warrant.
2.10 Exchange of Certificates.
(a) Payment Agent. Prior to the Closing, Parent will (i) select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.
(b) Exchange Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock and the holders of Company Warrants pursuant to Section 2.7 and Section 2.9, respectively, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock and holders of Company Warrants become entitled pursuant to Section 2.7 and Section 2.9, respectively. Until disbursed in accordance with the terms and conditions of this Agreement, such cash will be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Exchange Fund”). To the extent that (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, then Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any interest or other income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.
(c) Exchange and Payment Procedures.
(i) Certificated Shares. Promptly following the Effective Time (and in any event within one Business Day), Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of a certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) (the “Certificates”) whose shares of Company Common Stock were converted into the right to receive the consideration payable in respect thereof pursuant to Section 2.7, (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent (or affidavit of loss in lieu of a Certificate as provided in Section 2.12)); and (B) instructions for use in effecting the surrender of the Certificates in exchange for the consideration payable in respect thereof pursuant to Section 2.7. Upon surrender to the Payment Agent of a Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 2.12) for cancellation, together with such letter of transmittal, duly completed and validly executed, in accordance with the terms of such materials and instructions, the holder of such Certificate will be entitled to receive in exchange for the number of shares represented by such Certificate (and Parent will cause the Payment Agent to pay and deliver in exchange therefor as promptly as practicable) an amount in cash (less any applicable withholding Taxes required to be withheld in respect thereof) equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such Certificate by (2) the Per Share Price. The Certificate so surrendered will be cancelled. The Payment Agent will accept Certificates upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with customary exchange practices. No interest will be paid or accrued for the benefit of any holder of Certificates on the amount payable upon the surrender of such Certificates pursuant to this Section 2.10(c)(i). Until so surrendered, the Certificates will be deemed from and after the Effective Time to evidence only the right to receive the consideration payable in respect thereof pursuant to Section 2.7.
(ii) Uncertificated Shares. Notwithstanding anything to the contrary in this Agreement, any holder of shares of Company Common Stock held in book-entry form (the “Uncertificated Shares”) will not be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent to receive the consideration payable in respect thereof pursuant to Section 2.7. In lieu thereof, each holder of record (as of immediately prior to the Effective Time) of an Uncertificated Share that immediately prior to the Effective Time represented an outstanding share of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) whose shares of Company Common Stock were converted into the right to receive the consideration payable in respect thereof pursuant to Section 2.7 will, upon receipt of an “agent’s message” in customary form (it being understood that the holders of Uncertificated Shares will be deemed to have surrendered such Uncertificated Shares upon receipt of an “agent’s message” or such other evidence, if any, as the Payment Agent may reasonably request) at the Effective Time, be entitled to receive (and Parent will cause the Payment Agent to pay and deliver as promptly as practicable) an amount in cash (less any applicable withholding Taxes required to be withheld in respect thereof) equal to the product obtained by multiplying (A) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares by (B) the Per Share Price. The Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with customary exchange practices. No interest will be paid or accrued for the benefit of any holder of Uncertificated Shares on the amount payable upon the surrender of such Uncertificated Shares pursuant to this Section 2.10(c)(ii). Until so surrendered, Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the consideration payable in respect thereof pursuant to Section 2.7.
(d) DTC Payment. Prior to the Effective Time, Parent and the Company will cooperate to establish procedures with the Payment Agent and DTC with the objective that (i) if the Closing occurs at or prior to 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit to DTC or its nominees on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to the product obtained by multiplying (A) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time by (B) the Per Share Price (such amount, the “DTC Payment”); and (ii) if the Closing occurs after 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Closing Date.
(e) Transfers of Ownership. If a transfer of ownership of shares of Company Common Stock is not registered in the stock transfer books or ledger of the Company, or if the consideration payable is to be paid in a name other than that in which the Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, then the aggregate consideration payable pursuant to Section 2.7 may be paid to a Person other than the Person in whose name the Certificate so surrendered or transferred is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable. Payment of the consideration payable with respect to Uncertificated Shares will only be made to the Person in whose name such Uncertificated Shares are registered.
(f) Escheat. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a Company Stockholder for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates or Uncertificated Shares have not been surrendered immediately prior to the date on which any cash in respect of such Certificate or Uncertificated Share would otherwise escheat to or become the property of any Governmental Authority, then any such cash in respect of such Certificate or Uncertificated Share will, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.
(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 will thereafter look solely to Parent for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares (subject to abandoned property, escheat or similar Laws), solely as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7.
2.11 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be cancelled and cease to exist; and (b) each holder of a Certificate or Uncertificated Shares previously representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the consideration payable therefor in accordance with Section 2.7 (or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(c)). The consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.10(c)) be cancelled and exchanged as provided in this Article II.
2.12 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
2.13 Required Withholding. Each of the Payment Agent, Parent, the Company, and the Surviving Corporation and any Subsidiary of Parent, the Company or the Surviving Corporation, will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any Person such amounts as are required to be deducted or withheld therefrom pursuant to any applicable Laws related to Taxes. To the extent that such amounts are so deducted or withheld and timely paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.
2.14 Necessary Further Actions. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with the full right, title and possession of and to all rights and property of Merger Sub and the Company, then the officers and directors of the Surviving Corporation and Parent will be fully authorized (in the name of Merger Sub, in the name of the Company, and otherwise) to take such action.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
With respect to any Section of this Article III, except (a) as disclosed in the Company SEC Reports (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature); or (b) as set forth in the Company Disclosure Letter, the Company represents and warrants to Parent and Merger Sub as follows:
3.1 Organization; Good Standing. The Company (a) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (b) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties and assets owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company is not in violation of the Charter or the Bylaws.
3.2 Corporate Power; Enforceability. Assuming that the representations and warranties of Parent and Merger Sub in Section 4.7 are true and correct, (a) the Company has the requisite corporate power and authority to (i) execute and deliver this Agreement and any Transaction Documents to which it is a party; (ii) perform its covenants under this Agreement and any Transaction Documents to which it is a party; and (iii) subject to receiving the Requisite Stockholder Approval, consummate the Merger; and (b) the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants under this Agreement, and, subject to receiving the Requisite Stockholder Approval, the consummation of the Merger have each been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been (and any Transaction Document to which the Company is a party will be) duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub (or with respect to the Transaction Documents, the other signatories thereto), constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity (the “Enforceability Limitations”).
3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.
(a) Company Board Approval. The Company Board has, by a unanimous vote of the directors present and voting, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders; (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger; (iii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants in this Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in this Agreement; (iv) directed that the adoption of this Agreement be submitted to a vote of the Company Stockholders at a meeting of the Company Stockholders; and (v) resolved to recommend that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger in accordance with the DGCL (clause (v), the “Company Board Recommendation”).
(b) Fairness Opinion. The Company Board has received the written opinion (or an oral opinion to be confirmed in writing) of the Company Financial Advisor to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other factors set forth therein, the Per Share Price to be received by the holders of shares of the Company Common Stock (other than the holders of the Owned Company Shares, any other affiliates of Parent that hold shares of the Company Common Stock and the holders of the Dissenting Company Shares) pursuant to this Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock. A written copy of such opinion will be provided promptly after the execution of this Agreement (on a confidential basis and solely for informational purposes) to Parent by the Company (it being understood and agreed that such opinion is for the benefit of the Company Board only and may not be relied upon by Parent or Merger Sub).

(c) Anti-Takeover Laws. Assuming that the representations of Parent and Merger Sub set forth in Section 4.7 are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” Law will not be applicable to the Merger.
3.4 Requisite Stockholder Approval. Assuming that the representations and warranties of Parent and Merger Sub in Section 4.7 are true and correct, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock (voting together as a single class) entitled to vote to adopt this Agreement (the “Requisite Stockholder Approval”) is the only vote of the holders of any class or series of Company Capital Stock that is required pursuant to applicable Law, the Charter or the Bylaws to consummate the Merger.
3.5 Non-Contravention. Assuming that the representations and warranties of Parent and Merger Sub in Section 4.7 are true and correct, the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants under this Agreement, and the consummation of the Merger do not (a) violate or conflict with any provision of the Charter or the Bylaws; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract; (c) assuming compliance with the matters referred to in Section 3.6 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval and assuming that the representations and warranties of Parent and Merger Sub in Section 4.7 are true and correct, violate or conflict with any Law applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not have a Company Material Adverse Effect.
3.6 Requisite Governmental Approvals. No Consent, authorization of, filing or registration with, or notification to any Governmental Authority is required on the part of the Company in connection with the (a) execution and delivery of this Agreement by the Company; (b) performance by the Company of its covenants pursuant to this Agreement; or (c) consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act or any applicable foreign Antitrust Laws; (iv) compliance with any notification and approval requirements under any Foreign Direct Investment Laws; and (v) such other Consents, authorizations of, filing or registration with, or notification to any Governmental Authority the failure of which to be made or obtained, as applicable, would not have a Company Material Adverse Effect.
3.7 Company Capitalization.
(a) Capital Stock and Related Matters.
(i) Authorized Capital Stock and Stock Reservation. The authorized capital stock of the Company consists of (A) 1,000,000,000 shares of Company Common Stock; and (B) 200,000,000 shares of Company Preferred Stock. As of the Capitalization Date, (1) the Company has reserved 14,218,499 shares of Company Common Stock for issuance pursuant to the Company Equity Plans, including those shares reserved for maximum achievement of defined performance metrics with respect to certain Company Equity-Based Awards; and (2) 1,870,816 shares of Company Common Stock were issuable pursuant to the ESPP.
(ii) Current Capitalization. As of the Capitalization Date, (A) 54,838,453 shares of Company Common Stock were issued and outstanding; (B) no shares of Company Preferred Stock were issued and outstanding; (C) Company RSUs covering 4,292,727 shares of Company Common Stock were outstanding; (D) Company PSUs covering 568,469 shares of Company Common Stock were outstanding, assuming maximum achievement of the applicable performance metrics for all uncompleted measurement periods; (E) Company Options to acquire 3,645,487 shares of Company Common Stock with an exercise price per share less than the Per Share Price were outstanding; and (F) Company Warrants representing the right to acquire up to 105,350 shares of Company Common Stock were outstanding.

(iii) Company Equity-Based Awards. The Company has made available a true and complete list, as of the Capitalization Date, of (i) each Company Equity-Based Award; (ii) the name of the Company Equity-Based Award holder (to the extent permissible under applicable Law); (iii) the number of shares of Company Common Stock underlying each Company Equity-Based Award (assuming target level of achievement for any award of Company PSU); (iv) the date on which the Company Equity-Based Award was granted; (v) the Company Equity Plan under which the Company Equity-Based Award was granted; (vi) the vesting schedule with respect to the Company Equity-Based Award, including any right of acceleration of such vesting schedule; (vii) the exercise price per share of each Company Equity-Based Award, if applicable; and (viii) the expiration date of each Company Equity-Based Award, if applicable.
(iv) Validity; No Other Issuances. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights. Since the close of business on the Capitalization Date until the date of this Agreement, the Company has not issued or granted any Company Securities other than pursuant to the exercise, vesting, or settlement of Company Equity-Based Awards or Company Warrants granted prior to the date of this Agreement.
(b) No Other Company Securities. Except as set forth in this Section 3.7, as of the Capitalization Date there were (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company; (iii) no outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (v) no outstanding shares of restricted stock, restricted stock units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Capital Stock, the “Company Securities”); and (vi) no other obligations by the Company to make any payments based on the price or value of any Company Securities. Subject to the terms of the Charter, the Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Capital Stock. The Company does not have a stockholder rights plan in effect.
(c) No Voting Rights. Except as set forth in this Section 3.7, as of the Capitalization Date there were (i) no voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; and (ii) no obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound.
(d) No Other Rights. The Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.
3.8 Subsidiaries.
(a) Subsidiaries. Section 3.8(a) of the Company Disclosure Letter contains a true, correct and complete list of the name and jurisdiction of organization or formation of each Subsidiary of the Company as of the date of this Agreement. Each Subsidiary of the Company (i) is duly organized or formed, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization or formation (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States); and (ii) has the requisite corporate or entity power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to be in good standing or have such requisite corporate or entity power and authority would not have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the certificates of incorporation, bylaws and other similar organizational documents of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company, each as amended to date. No Subsidiary of the Company is in violation of its charter, bylaws or other similar organizational documents, except for such violations that would not have a Company Material Adverse Effect.
(b) Capital Stock of Subsidiaries. All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights; and (ii) except for director’s qualifying or similar shares, is owned, directly or indirectly, by the Company, free and clear of all liens (other than Permitted Liens) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent such Subsidiary from conducting its business as of the Effective Time in substantially the same manner that such business is conducted on the date of this Agreement.
(c) No Other Interests in Subsidiaries. There are no outstanding (i) securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) options, warrants or other rights or arrangements obligating the Company or any of its Subsidiaries to acquire or redeem from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; or (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries.
3.9 Company SEC Reports. The Company has timely filed with or furnished to the SEC all schedules, registration statements, prospectuses, forms, reports and documents that have been required to be filed by it pursuant to applicable Laws since July 22, 2021, and prior to the date of this Agreement (such forms, reports and documents, the “Company SEC Reports”). Each Company SEC Report complied as to form, as of its filing date, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Report was filed. True, correct and complete copies of all Company SEC Reports are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports. As of the date of this Agreement, none of the Company SEC Reports is, to the Company’s Knowledge, the subject of ongoing SEC review.
3.10 Company Financial Statements; Internal Controls.
(a) Company Financial Statements. The consolidated financial statements of the Company and its Subsidiaries filed with the Company SEC Reports (i) complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of such filing; (ii) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. No independent auditor has withdrawn, or has advised the Company or its Subsidiaries in writing that it intends to withdraw, its audit opinion with respect to any financial statements contained in any of the Company’s filings with the SEC. Except as have been described in the Company SEC Reports, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

(b) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended January 31, 2025, and such assessment concluded that such system was effective. The Company’s independent registered public accounting firm has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Company maintained effective internal control over financial reporting as of January 31, 2025. Since January 31, 2025, and through the date of this Agreement, to the Knowledge of the Company, no events have occurred such that management would not be able to complete its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ending January 31, 2025, and conclude, after such assessment, that such system was effective. Since the Lookback Date, the principal executive officer and principal financial officer of the Company have each made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.
(c) Internal Controls. The Company has established and maintains a system of internal accounting controls that are effective in all material respects in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness (each as defined in Rule 13a-15(f) of the Exchange Act) in the system of internal control over financial reporting utilized by the Company and its Subsidiaries that has not been subsequently remediated; or (B) any fraud that has not been subsequently remediated that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries.
3.11 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities of a nature required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Reports filed prior to the date of this Agreement; (b) arising pursuant to this Agreement or incurred in connection with the Merger; (c) incurred in the ordinary course of business since the date of the Audited Company Balance Sheet; (d) arising in connection with obligations under any executory Contract (except to the extent such liabilities arose or resulted from a breach or a default of such Contract); or (e) that would not have a Company Material Adverse Effect.
3.12 Absence of Certain Changes.
(a) No Company Material Adverse Effect. Since the date of the Audited Company Balance Sheet through the date of this Agreement, there has not occurred a Company Material Adverse Effect.
(b) Forbearance. Since the date of the Audited Company Balance Sheet through the date of this Agreement, (i) the business of the Company and its Subsidiaries has been conducted in the ordinary course of business, in all material respects; and (ii) the Company has not taken any action that, if taken or proposed to be taken after the date of this Agreement, would be prohibited by Section 5.2(a), Section 5.2(b), Section 5.2(d), Section 5.2(e), Section 5.2(f), Section 5.2(g), Section 5.2(h), Section 5.2(k) or Section 5.2(n) (with respect to any of the foregoing).
3.13 Material Contracts.
(a) Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts to or by which the Company or any of its Subsidiaries is a party or is bound as of the date of this Agreement (other than any Material Contracts which have otherwise been made available pursuant to the Company SEC Reports, including as contemplated by clause (i) of the definition of “Material Contract”), and, a true, correct and complete copy of each Material Contract has been made available to Parent, or has been publicly made available on EDGAR (expressly excluding purchase orders and acknowledgements, and similar documents).
(b) Validity. (i) Each Material Contract is valid and binding on the Company or each such Subsidiary of the Company party thereto and, to the Knowledge of the Company, on the other party or parties thereto, and is in full force and effect, except for such failures to be in full force and effect that would not have a Company Material Adverse Effect; and (ii) none of the Company, any of its Subsidiaries party thereto nor, to the Knowledge of the Company, any other party thereto, is in breach of or default pursuant to any Material Contract, and no event has occurred that would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that would not have a Company Material Adverse Effect. As of the date of this Agreement, neither the Company nor any of its Subsidiaries have received written notice that such other party intends to terminate, not to renew, renegotiate in any material respects the terms of any such Material Contract, except for such notices to terminate, fail to renew or renegotiate that would not have a Company Material Adverse Effect.
3.14 Real Property.
(a) Owned Real Property. Neither the Company nor any of its Subsidiaries has ever owned any real property.
(b) Leased Real Property. Section 3.14(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the existing leases, subleases, licenses or other agreements pursuant to which the Company or any of its Subsidiaries leases, subleases, licenses, uses or occupies, or has such right, now or in the future, any real property in excess of 20,000 square feet (such property, the “Leased Real Property,” and each such lease, sublease, license, use or other occupancy agreement, together with all amendments, guarantees, and other supplements, each a “Lease”). The Company has made available to Parent true, correct and complete copies of all Leases (including all material modifications and amendments thereto). Except as would not have a Company Material Adverse Effect, (i) the Company or one of its Subsidiaries has good and valid leasehold estates in the Leased Real Property, free and clear of all liens (other than Permitted Liens); (ii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is in breach of or default pursuant to any Lease, nor does there exist a fact or circumstance that, with the passing of time or the giving of notice, would become a breach or default pursuant to any Lease or permit the termination, modification or acceleration of rent under such Lease; (iii) each Lease is legal, valid, binding, enforceable and in full force and effect, except as such enforceability may be limited by the Enforceability Limitations; (iv) the Company has not subleased, licensed or otherwise granted any Person the right to use or occupy any material portion of such Leased Real Property; and (v) the Company has not collaterally assigned or granted any other security interest in any such Lease or any interest therein.
3.15 Environmental Matters. Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries (a) has failed to comply with any Environmental Law; (b) has received any written notice alleging that the Company or any Subsidiary has violated any applicable Environmental Law; (c) has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released, disposed, or owned or operated any property or facility contaminated by any Hazardous Substances so as to give rise to any liability (contingent or otherwise) pursuant to any applicable Environmental Law; (d) has exposed any person to Hazardous Substances so as to give rise to any liability pursuant to any applicable Environmental Law; or (e) is a party to or is the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding that is

(i) alleging the noncompliance by the Company or any of its Subsidiaries with any Environmental Law; or (ii) seeking to impose any financial responsibility for any investigation, cleanup, removal or remediation of Hazardous Substances pursuant to any Environmental Law.
3.16 Intellectual Property.
(a) Registered Intellectual Property. Section 3.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all Company Registered Intellectual Property as of the date of this Agreement. As of the date of this Agreement, the Company and its Subsidiaries have maintained all material Company Registered Intellectual Property in the ordinary course consistent with reasonable business practices, and have used reasonable business judgement in its prosecution, maintenance, and abandonment of Company Registered Intellectual Property. The material Company Registered Intellectual Property is subsisting and, to the Knowledge of the Company, valid and enforceable.
(b) Ownership. The Company and its Subsidiaries solely and exclusively own all right, title, and interest, free and clear of all encumbrances other than Permitted Liens, in and to the material Company Intellectual Property. There are no restrictions on the Company or its Subsidiaries’ right to sell any product or service of the Company or any of its Subsidiaries, or to use, transfer or license any Company Intellectual Property, except for any such prohibitions or restrictions that would not have a Company Material Adverse Effect.
(c) No Order. No Company Intellectual Property is subject to any Legal Proceeding or outstanding order against the Company or any of its Subsidiaries, in effect as of the date of this Agreement, prohibiting or restricting the Company or any of its Subsidiaries from using, transferring, or licensing thereof, except for any such prohibitions or restrictions that would not have a Company Material Adverse Effect.
(d) IP Contracts. Section 3.16(d) of the Company Disclosure Letter sets forth a complete and accurate list of material Contracts in effect as of the date of this Agreement pursuant to which:
(i) the Company or any of its Subsidiaries has granted a license or other right to a third Person under any material Company Intellectual Property, other than (A) any non-disclosure agreements and rights to use feedback, (B) non-exclusive licenses granted by the Company in the ordinary course of business; and (C) non-exclusive licenses authorizing limited use of brand materials or other Intellectual Property Rights that are incidental to the primary purpose of the Contract;
(ii) a third Person has licensed or granted any other right to any Intellectual Property Rights to the Company or any of its Subsidiaries that is material to the operation of the business of the Company or any of its Subsidiaries, taken as a whole, excluding, in each case, any (A) non-disclosure agreements and rights to use feedback; (B) non-exclusive licenses or related services Contracts for commercially available technology, Software (including software-as-a-service) or Intellectual Property Rights; (C) any licenses to Software and materials licensed as open-source, public-source or freeware; (D) Contracts with Service Providers for the assignment of, or license to, any Intellectual Property Rights; and (E) non-exclusive licenses authorizing limited use of brand materials or other Intellectual Property Rights that are incidental to the primary purpose of the Contract; or
(iii) any settlement, co-existence, or covenant not to sue Contract to which the Company or any of its Subsidiaries is a party that materially limits the Company’s rights and ability to exploit the Company Intellectual Property (all such Contracts that are, or are required to be, listed under clauses (i), (ii) or (iii) of this Section 3.16(d), the “IP Contracts”).
(e) No Infringement. To the Knowledge of the Company, as of the date of this Agreement, the operation of any of the businesses of the Company or its Subsidiaries does not infringe or misappropriate, or has since the Lookback Date infringed or misappropriated, the Intellectual Property Rights of any third Person, except where such infringement or misappropriation would not have a Company Material Adverse Effect. Notwithstanding anything to the contrary in this Agreement, this Section 3.16(e) and Section 3.16(f) contain the only representations or warranties made by the Company with respect to infringement or misappropriation of Intellectual Property Rights of any third Person.
(f) No Notice of Infringement. Since the Lookback Date, neither the Company nor any of its Subsidiaries has received written notice from any third Person alleging that the Company’s or any of its Subsidiaries’ products or services or the operation of any of their businesses infringes or misappropriates the Intellectual

Property Rights of any third Person in a manner that has or could reasonably be expected to result in a Company Material Adverse Effect to the Company, or challenging the validity or enforceability of any material Company Intellectual Property. Since the Lookback Date, neither the Company nor any of its Subsidiaries has made or asserted any written notice alleging infringement or misappropriation of any Company Intellectual Property or challenging the validity or enforceability of any Intellectual Property Rights of any third Person.
(g) Employee Agreements; Confidentiality. All of the current and former employees of the Company and its Subsidiaries who have contributed to or participated in the conception or development of any material Company Intellectual Property have entered into proprietary rights agreements with the Company or a Subsidiary in which they have, subject to limitations of applicable Law, assigned or vested ownership of all their rights in such Intellectual Property Rights to the Company or the Subsidiary and have agreed to maintain the confidentiality of such Intellectual Property Rights. Neither the Company nor any of its Subsidiaries has been a member or promoter of, or contributor to, any industry standards body or similar organization that requires or obligates the Company or any of its Subsidiaries to grant or offer to any third party any license or right to any Company Intellectual Property. The Company and its Subsidiaries have taken reasonable steps to safeguard and maintain the secrecy of material confidential and proprietary information of or third-party data in the possession or under the control of, the Company or any of its Subsidiaries. Without limiting the foregoing, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has disclosed any material confidential and proprietary information to any other Person unless such disclosure was under an appropriate written non-disclosure agreement containing appropriate limitations on use, reproduction, and disclosure.
(h) Source Code Escrow. Except for Company Software which the Company makes available under the terms of an open source license in the ordinary course of business, neither the Company nor any of its Subsidiaries has disclosed, licensed, made available, or delivered, or has a present or future obligation to, disclose, license, make available or deliver to any escrow agent or other Person any of the material source code for any Company Software (except such a Person that is a third-party service provider obligated in writing to (i) maintain the confidentiality of, and not disclose, such source code and (ii) use such source code only in the provision of services to the Company or any of its Subsidiaries), and, as of the date of this Agreement, no event has occurred that would legally require the Company or any of its Subsidiaries to do any of the foregoing. Neither this Agreement nor the consummation of the Merger will result in the disclosure, license, or making available or delivery to a third party of any material source code included in the Company Software (including any release from escrow of any such source code).
(i) Open Source Software. The Company and its Subsidiaries have not linked to, combined with, incorporated into or otherwise used open source software made available by a third Person in any manner that, with respect to any Company Software, (i) requires its disclosure or distribution in source code form; (ii) requires the licensing thereof for the purpose of making derivative works; or (iii) imposes any restriction on the consideration to be charged for the distribution thereof, in each case in a manner that would cause a Company Material Adverse Effect. With respect to any open source software that is incorporated or embedded into, linked or called by, or otherwise used in the Company Software, the Company or the applicable Subsidiary is in compliance with all applicable agreements with respect thereto, except for any such non-compliance that would not have a Company Material Adverse Effect.
(j) Information Technology. To the Knowledge of the Company, the Systems are (i) free from any material defect, bug, viruses, worms, Trojan horses, or such code or programs or malicious code and (ii) in all material respects, functional and operate and run in a reasonable and efficient business manner to permit continued operation of the business of the Company in the ordinary course of business.
(k) Company Software. There are no, and since the Lookback Date have been no, material defects, technical concerns, or errors in any of the Company Software that would prevent the same from performing substantially in accordance with the publicly available documentation that accompanies such Company Software products.
3.17 Privacy and Security.
(a) Privacy. Except as would not have a Company Material Adverse Effect, the Company’s and each of its Subsidiaries’ collection, use, disclosure and other processing (collectively, “Processing”) of any information defined as “personal data,” “personal information,” or any equivalent term under applicable Privacy and Data Security Requirements (“Personal Information”) is and since the Lookback Date has been, in compliance with (i) the Company’s and each of its Subsidiaries’ written policies, (ii) requirements of Contracts to which the Company or any of its Subsidiaries is a party, (iii) all applicable Laws, and (iv) any applicable industry standard binding on the Company or any of its Subsidiaries or with which they have represented compliance, in each case of (i), (ii), (iii) and (iv), relating to privacy, data security or the Processing of Personal Information (collectively, “Privacy and Data Security Requirements”). Except as would not have a Company Material Adverse Effect, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has since the Lookback Date received any notice, claim, complaint, or other communication from any Person, or, to the Knowledge of the Company, been subject to any investigation by any Governmental Authority for any alleged violation of Privacy and Data Security Requirements.
(b) Security. The Company and each of its Subsidiaries maintains commercially reasonable policies and measures designed to protect Personal Information in its possession or control from unauthorized or unlawful access, use, destruction, damage, disclosure, loss, corruption, alteration or acquisition. Except as would not have a Company Material Adverse Effect, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has since the Lookback Date (i) suffered any security incident or data breach that has resulted in any unauthorized or unlawful access to, or destruction, damage, disclosure, loss, corruption, alteration, acquisition, or use of, any Personal Information in its possession or control (“Security Breach”), or (ii) notified or been required under Privacy and Data Security Requirements to notify any Person regarding any Security Breach.
3.18 Tax Matters.
(a) Tax Returns, Payments and Reserves. The Company and each of its Subsidiaries have (i) timely filed (taking into account valid extensions) all income and other material Tax Returns required to be filed by any of them, and all such Tax Returns are true, correct, and complete in all material respects; and (ii) timely paid all material Taxes that are due and owing (whether or not shown on any Tax Return). The most recent financial statements contained in the Company SEC Reports reflect a reserve in accordance with GAAP for all material Taxes accrued but not then payable by the Company and its Subsidiaries through the date of such financial statements.
(b) No Waivers. Neither the Company nor any of its Subsidiaries has executed or agreed in writing to any waiver, of any statute of limitations on, or extended the period for the assessment or collection of, any material amount of Tax, in each case that has not since expired (other than any such extensions of time to file Tax Returns or pay Taxes that are granted automatically by an applicable Governmental Authority), nor is any written request for any such waiver or extension outstanding.
(c) Withholding Taxes. The Company and each of its Subsidiaries (i) has withheld with respect to their employees and other Persons all material amounts of U.S. federal and state income Taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other similar Taxes required to be withheld; and (ii) to the extent required by applicable Law, has timely paid over any amounts so withheld to the appropriate Governmental Authority.
(d) No Audits. No audits or other examinations or other proceedings with respect to a material amount of Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing and have not been resolved. Within the past five years, no written claim has been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary, as the case may be, is or may be subject to Tax in that jurisdiction. There are no written requests for rulings or determinations in respect of any Tax pending between the Company or any of its Subsidiaries, on the one hand, and any Governmental Authority, on the other hand.
(e) No Spin-offs. During the two years prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.
(f) No Listed Transactions. Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” as set forth in Treasury Regulations Section 1.6011-4(b)(2) or any other transaction requiring disclosure under analogous provisions of state, local or non-U.S. Tax Law.
(g) No Tax Agreements. Neither the Company nor any of its Subsidiaries (i) is a party to or bound by, or currently has any material liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation (A) entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes or (B) solely by and among any of the Company and its

Subsidiaries; (ii) has any material liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) as a transferee or successor, or otherwise by operation of law; or (iii) has been a member of an Affiliated Group filing a combined, consolidated, unitary or other similar Tax Return (other than an Affiliated Group the common parent of which is the Company).
(h) No Tax Liens. There are no liens for Taxes on any assets of the Company or any of its Subsidiaries, other than Permitted Liens.
(i) No Post-Closing Date Income Inclusions. Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of (i) any installment sale or other transaction entered into on or prior to the Closing Date, (ii) any accounting method change or agreement with any Governmental Authority filed or made on or prior to the Closing Date, (iii) any prepaid amount or deferred revenue received on or prior to the Closing outside the ordinary course of business, (iv) any intercompany transaction or excess loss account described in Section 1502 of the Code (or any corresponding provision of state, local or non-U.S. Tax law), or (v) any gain recognition agreement or closing agreement under Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) executed on or prior to the Closing Date.
3.19 Employee Plans.
(a) Company Benefit Plans. Section 3.19(a) of the Company Disclosure Letter lists each material Company Benefit Plan (excluding (A) at-will offer letters or agreements made on the Company’s standard forms made available to Parent, in each case that do not provide for severance, retention or change of control pay or benefits; and (B) Company Equity-Based Awards made on the Company’s standard forms that do not materially deviate from such forms) as of the date of this Agreement. With respect to each material Company Benefit Plan other than an International Employee Plan, to the extent applicable, the Company has made available to Parent true, correct and complete copies of (or, to the extent no such copy exists, a description of), in each case, to the extent applicable, (i) the most recent annual report on Form 5500 required to have been filed with the IRS for each Company Benefit Plan; (ii) the most recent determination letter, if any, from the IRS for any Company Benefit Plan that is intended to qualify pursuant to Section 401(a) of the Code; (iii) the plan documents and summary plan descriptions; (iv) any related trust agreements; and (v) any material notices to or from the IRS or any office or representative of the United States Department of Labor or any similar Governmental Authority relating to any material compliance issues in respect of any such Company Benefit Plan since the Lookback Date. With respect to each material Company Benefit Plan that is maintained primarily for the benefit of any Service Provider whose primary work location is based outside of the United States (the “International Employee Plans”), to the extent applicable, the Company has made available to Parent true, correct and complete copies of (1) the plan document or a summary thereof; (2) the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such International Employee Plan; and (3) any document comparable to the determination letter referenced pursuant to clause (ii) above issued by a Governmental Authority relating to the satisfaction of law necessary to obtain the most favorable tax treatment.
(b) Absence of Certain Plans. No Company Benefit Plan is, and neither the Company nor any of its ERISA Affiliates has, within the last six years, maintained, sponsored or contributed to or currently maintains, sponsors or participates in, or contributes to, or otherwise has any liability or obligation with respect to, (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA); (iii) a defined benefit pension plan or plan subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA; or (iv) a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA). Neither the Company nor any of its Subsidiaries (i) is or has at any time been an “employer” or is or within the last six years has been “connected with” or an “associate of” an “employer” (as those terms are used in the U.K. Pensions Act 2004) of a U.K. pension scheme or arrangement that provides benefits which are calculated on a defined benefit basis; or (ii) has been or is being prosecuted under sections 58A and/or 58B of the United Kingdom Pensions Act 2004 or has been or is being required to pay a financial penalty under 58C and/or 58D of the United Kingdom Pensions Act 2004 and there are no circumstances that would cause the Company or any of its Subsidiaries (or any of their respective directors, officers or employees) to be at risk of such prosecution or financial penalties.

(c) Compliance. Except as would not have a Company Material Adverse Effect, each Company Benefit Plan has been established, maintained, funded, operated and administered in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority.
(d) Company Benefit Plan Legal Proceedings. Except as would not have a Company Material Adverse Effect, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Company Benefit Plan, the assets of any trust pursuant to any Company Benefit Plan, or the plan sponsor, plan administrator or any fiduciary or any Company Benefit Plan with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure.
(e) No Prohibited Transactions. Except as would not have a Company Material Adverse Effect, none of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Company Benefit Plan, engaged in or been a party to any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in the imposition of a penalty assessed pursuant to Section 502(i) of ERISA or a Tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Company Benefit Plan, or for which the Company or any of its Subsidiaries has any indemnification obligation.
(f) No Post-Termination Welfare Benefit Plan. Except as would not have a Company Material Adverse Effect, neither the Company nor any ERISA Affiliate provides or has any obligation to provide post-termination or retiree life insurance, health or other welfare benefits to any person, except as may be required by Section 4980B of the Code or any similar Law.
(g) Effect of Transaction. Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or in combination with another event, whether contingent or otherwise): (i) result in any compensatory payment or benefit becoming due, or increase the amount of any such payment or benefit, to any Service Provider; or (ii) result in the acceleration of the time of payment, funding, forgiveness of indebtedness or vesting of any payment or benefits to any Service Provider.
(h) Section 280G. Except as would not have a Company Material Adverse Effect, no payment or benefit that will be made by the Company or any Subsidiary as a result of the Merger will be characterized as a parachute payment within the meaning of Section 280G of the Code. Neither the Company nor any of its Subsidiaries has any obligation to compensate or reimburse any Service Provider for any Taxes incurred by such Service Provider under Sections 409A or 4999 of the Code.
(i) Section 409A. Except as would not have a Company Material Adverse Effect, each Company Benefit Plan has been documented and operated in compliance with, or pursuant to an exemption from, Section 409A of the Code.
(j) International Employee Plans. Except as would not have a Company Material Adverse Effect, each International Employee Plan has, since the Lookback Date, been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any applicable Laws. No International Employee Plan has material unfunded liabilities that as of the Effective Time (according to the actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such International Employee Plan) will not be fully accrued for in its financial statements or fully offset by insurance.
(k) U.K. Defined Benefit Pension Liabilities. No current or former employee of the Company or any of its Subsidiaries has previously transferred to the Company or any of its Subsidiaries pursuant to TUPE who at any time prior to such transfer was a member of a U.K. pension plan providing any benefits which are calculated on a defined benefit basis, in circumstances where the Company or any of its Subsidiaries has (or would reasonably be expected to have) inherited any obligation (whether contingent or otherwise) to fund, or otherwise meet the cost of, any enhanced early retirement or redundancy benefits, which are derived from such former employer’s pension plan.

3.20 Labor Matters.
(a) Service Providers. The Company has provided a materially true and complete list of all current employees and independent contractors as of June 18, 2025.
(b) Union Activities. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, labor union contract or trade union agreement (collectively, “Labor Agreements”). To the Knowledge of the Company, there are no activities or proceedings of any labor or trade union (collectively, “Labor Entities”) to organize any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries. No Labor Agreement is being negotiated by the Company or any of its Subsidiaries. To the Knowledge of the Company, there is no strike, lockout, or other material job action against the Company or any of its Subsidiaries pending or threatened directly against the Company or any of its Subsidiaries.
(c) Employment Law Compliance. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries are, and have been since the Lookback Date, in compliance with applicable Laws and Orders with respect to employment (including applicable Laws, rules and regulations regarding wage and hour requirements, immigration status, discrimination in employment, employee health and safety, and collective bargaining).
(d) Employment Actions. Since January 1, 2024, to the Knowledge of the Company, (i) no material allegations of sexual misconduct have been made or threatened by or against any current or former officer, director, manager, or executive of the Company or its Subsidiaries, and (ii) the Company and its Subsidiaries have reasonably investigated all allegations of unlawful harassment by or against any Service Provider in connection with their engagement with the Company of which such Company or Subsidiary is or was aware.
3.21 Permits. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries hold, to the extent legally required, all Permits that are required for the operation of the business of the Company and its Subsidiaries as currently conducted (such Permits, the “Required Permits”). Except as would not have a Company Material Adverse Effect, (a) the Company and its Subsidiaries are in compliance with the terms of the Required Permits; and (b) no suspension or cancellation of any of the Required Permits is pending or, to the Knowledge of the Company, threatened.
3.22 Compliance with Laws.
(a) General Compliance. Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries is in compliance with all Laws that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written communication since the Lookback Date from a Governmental Authority that alleges that the Company or any of its Subsidiaries is not in material compliance with or is in material default or material violation of any applicable Laws.
(b) Sanctions and Trade Controls. Neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any agent or other third party representative acting on behalf and at the direction of the Company or any of its Subsidiaries (“Company Relevant Persons”), is currently, or since April 24, 2019, has been: (i) a Sanctioned Person, (ii) engaging in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country in violation of Sanctions or Trade Controls, or (iii) otherwise in violation of applicable Sanctions or Trade Controls.
(c) Anti-Bribery Laws. Since the Lookback Date, the Company and each of its Subsidiaries, including each of their respective directors, officers or employees, and, to the Knowledge of the Company, the Company Relevant Persons have not, while acting on behalf of the Company or its Subsidiaries, directly or indirectly, (i) committed a violation of the FCPA or any other U.S. or non-U.S. Laws relating to the prevention of corruption, money laundering, or bribery (“Anti-Bribery Laws”); or (ii) provided, accepted, given, received, offered, promised, or authorized or agreed to give or receive anything of value to or from any Person, including any “foreign official” (as defined by the FCPA), to unlawfully obtain business, or direct business to any person, or secure an advantage, in each case in violation of Anti-Bribery Laws. At all times since the Lookback Date, the Company and each of its Subsidiaries have made and kept books, records, and accounts, which, in reasonable detail, accurately and fairly reflect their respective transactions and dispositions of assets, and have devised and maintained a system of internal accounting controls that are reasonably tailored to the Company’s size, complexity, operations, business lines, geographic footprint, and business model and designed to provide reasonable assurances that the Company complies with the FCPA.
(d) Anti-Bribery, Sanctions and Trade Controls Compliance. To the Knowledge of the Company, there is no current investigation, allegation, request for information, or other inquiry by any Governmental Authority regarding the actual or possible violation of Sanctions, Trade Control Laws or Anti-Bribery Laws by the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has, within the last five years, received from any Governmental Authority or other Person any written notice, inquiry, request for information or other allegation stating that the Company or any of its Subsidiaries is the subject or target of an investigation, or made any disclosure to a Governmental Authority, in each case, related to violations by the Company or any of its Subsidiaries of Anti-Bribery Laws since the Lookback Date, or in each case related to violations by the Company or any of its Subsidiaries of Sanctions Laws and Trade Controls Laws since April 24, 2019.
(e) Exclusions. No representation or warranty is made in this Section 3.22 with respect to (a) compliance with the Exchange Act, which is exclusively addressed by Section 3.9 and Section 3.10; (b) compliance with Environmental Laws, which is exclusively addressed by Section 3.15; (c) compliance with Privacy and Data Security Requirements, or matters pertaining to privacy, security, or Personal Information, which are exclusively addressed by Section 3.17; (d) compliance with Tax Laws, which is exclusively addressed by Section 3.18 and Section 3.19 (to the extent related to Taxes); (e) compliance with ERISA and other applicable Laws relating to employees and employee benefits, which is exclusively addressed by Section 3.18, Section 3.19 and Section 3.20; or (f) compliance with employment or labor laws, which is exclusively addressed by Section 3.20.
3.23 Legal Proceedings; Orders.
(a) No Legal Proceedings. Except as would not have a Company Material Adverse Effect, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or, as of the date of this Agreement, against any present or former officer or director of the Company or any of its Subsidiaries in such individual’s capacity as such.
(b) No Orders. Neither the Company nor any of its Subsidiaries is subject to any Order that would reasonably be expected to prevent or materially delay the consummation of the Merger or the ability of the Company to fully perform its covenants pursuant to this Agreement.
3.24 Insurance.
(a) Policies and Programs. Except as would not have a Company Material Adverse Effect, each of the insurance policies and all self-insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries is in full force and effect.
(b) No Cancellation. As of the date of this Agreement, except as would not have a Company Material Adverse Effect, since the Lookback Date, neither the Company nor any of its Subsidiaries have received any written notice regarding any cancellation or invalidation of any such insurance policy other than in connection with ordinary renewals.
3.25 Related Person Transactions. Except for indemnification, compensation or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders that have not been so disclosed.
3.26 Brokers. Except for the Company Financial Advisor, there is no financial advisor, investment banker, broker, finder, agent or other similar Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Merger.

3.27 Exclusivity of Representations and Warranties.
(a) No Other Representations and Warranties. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV or in any Transaction Document:
(i) none of Parent, Merger Sub or any of their respective Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to Parent or Merger Sub, their Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;
(ii) no Person has been authorized by Parent or Merger Sub, any of their Subsidiaries or any of their respective Affiliates or Representatives to make any representation or warranty relating to Parent or Merger Sub, their respective Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by the Company or any of its Affiliates or Representatives as having been authorized by Parent or Merger Sub, any of their respective Subsidiaries or any of their Affiliates or Representatives (or any other Person); and
(iii) the representations and warranties made by Parent or Merger Sub in this Agreement and in any Transaction Document are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and each of Parent and Merger Sub disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).
(b) No Reliance. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV or in any Transaction Document, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:
(i) any representation or warranty, express or implied;
(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Company or any of its Affiliates or Representatives, in connection with presentations by or discussions with Parent’s or the Guarantors’ management whether prior to or after the date of this Agreement or in any other forum or setting; or
(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub represent and warrant to the Company as follows:
4.1 Organization; Good Standing.
(a) Parent. Parent (i) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization or formation; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.
(b) Merger Sub. Merger Sub (i) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Merger Sub has been formed solely for the purpose of engaging in the Merger and, prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no material liabilities or obligations other than incidental to its formation. All of the issued and outstanding shares of stock of Merger Sub are, and at the Effective Time will be, owned by Parent.
(c) Organizational Documents. Neither Parent nor Merger Sub is in violation of its certificate of incorporation, bylaws or other similar organizational document.

4.2 Power; Enforceability. Each of Parent and Merger Sub has the requisite organizational power and authority to (a) execute and deliver this Agreement and any Transaction Document to which it is a party; (b) perform its covenants under this Agreement and any Transaction Document to which it is a party; and (c) subject to, in the case of Merger Sub, receiving the approval of Parent, in its capacity as the sole stockholder of Merger Sub, consummate the Merger. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants under this Agreement and any Transaction Document to which it is a party, and, subject to, in the case of Merger Sub, receiving the approval of Parent, in its capacity as the sole stockholder of Merger Sub, the consummation of the Merger have each been duly authorized by all necessary organizational action on the part of each of Parent and Merger Sub. This Agreement and any Transaction Document to which it is a party has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company (or with respect to the Transaction Documents, the other signatories thereto), constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations.
4.3 Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants under this Agreement, and the consummation of the Merger do not (a) violate or conflict with any provision of the certificate of incorporation, bylaws or other similar organizational documents of Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their properties or assets are bound; (c) assuming the consents, approvals and authorizations referred to in Section 4.4 have been obtained, violate or conflict with any Law applicable to Parent or Merger Sub or by which any of their properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not have a Parent Material Adverse Effect.
4.4 Requisite Governmental Approvals. No Consent, authorization of, filing or registration with, or notification to any Governmental Authority is required on the part of Parent or Merger Sub or any of their Affiliates in connection with the (a) execution and delivery of this Agreement by each of Parent and Merger Sub; (b) performance by each of Parent and Merger Sub of their respective covenants pursuant to this Agreement; or (c) consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws; (iv) compliance with any notification and approval requirements under any Foreign Direct Investment Laws; and (v) such other Consents the failure of which to obtain would not have a Parent Material Adverse Effect.
4.5 Compliance with Law. Except as would not have a Parent Material Adverse Effect, Parent, each of its Subsidiaries and its and their Affiliates are in compliance with all Laws that are applicable to the Parent, its Subsidiaries and its and their Affiliates or to the conduct of the business or operations of the Parent, its Subsidiaries and its and their Affiliates.
4.6 Legal Proceedings; Orders.
(a) No Legal Proceedings. There are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, threatened against Parent, Merger Sub or any of their respective Affiliates that would have a Parent Material Adverse Effect.
(b) No Orders. Neither Parent, Merger Sub nor any of their respective Affiliates is subject to any Order that would have a Parent Material Adverse Effect.
4.7 Ownership of Company Capital Stock. During the three years prior to the date of this Agreement, none of Parent, Merger Sub, the Guarantors or any of their respective directors, officers, general partners or Affiliates or, to the knowledge of Parent, the Guarantors or any of their Affiliates, any employees of Parent, Merger Sub, the

Guarantors or any of their Affiliates has been an “interested stockholder” (as such terms are defined in Section 203 of the DGCL) of the Company. As of the date of this Agreement, Parent, the Guarantors, and their Affiliates, taken together, are the beneficial owners of 5,195,601 shares of Company Common Stock. Neither Parent, Merger Sub, the Guarantors or, to the knowledge of Parent or any of its Affiliates, any of their respective directors, officers, general partners or Affiliates or any employees of Parent, Merger Sub, the Guarantors or any of their Affiliates, own any additional shares of Company Common Stock.
4.8 Brokers. There is no financial advisor, investment banker, broker, finder, agent or other similar Person that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Merger for which the Company or any of its Subsidiaries would be liable.
4.9 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement or the Merger.
4.10 Guarantee. Concurrently with the execution of this Agreement, Parent has delivered to the Company the duly executed Guarantee. The Guarantee is in full force and effect and constitutes a legal, valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with its terms, except as enforcement may be limited by the Enforceability Limitations. No event has occurred that (with or without notice or lapse of time, or both) would, or would reasonably be expected to, constitute a default on the part of the Guarantors pursuant to the Guarantee.
4.11 Financing.
(a) Equity Commitment Letter. As of the date of this Agreement, Parent has delivered to the Company a true, correct and complete copy of an executed commitment letter, dated as of the date of this Agreement, between Parent and the Guarantors (as amended or replaced, and including all exhibits, schedules, annexes and amendments to such letter in effect as of the date of this Agreement, the “Equity Commitment Letter”) pursuant to which each Guarantor has committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein for the purpose of funding all amounts payable by the Company, Parent, Merger Sub or any of their respective Affiliates in connection with the Merger and the Equity Commitment Letter and the transactions pursuant thereto (the “Equity Financing”). The Equity Commitment Letter provides that the Company is an express third party beneficiary thereof in connection with the Company’s exercise of its rights under Section 9.10(b). There are no other Contracts, agreements, side letters or other written arrangements that would permit the parties to the Equity Commitment Letter to reduce the amount of the Equity Financing, impose additional conditions precedent or that would otherwise materially affect the availability of the Equity Financing on the Closing Date.
(b) No Amendments. As of the date of this Agreement, (i) the Equity Commitment Letter and the terms of the Equity Financing have not been amended or modified prior to the date of this Agreement; (ii) no such amendment or modification is contemplated; and (iii) the commitments contained in the Equity Commitment Letter have not been withdrawn, terminated, repudiated or rescinded in any respect, and no such withdrawal, termination, repudiation or rescission is contemplated. There are no Contracts, agreements, side letters or arrangements to which Parent or Merger Sub is a party relating to the funding, investing or use, as applicable, of the Equity Financing, other than the Equity Commitment Letter.
(c) Sufficiency of Financing. Assuming the accuracy of the representations and warranties of the Company set forth in Section 3.7(a)(ii) and the second sentence of Section 3.7(a)(iv) and compliance in all material respects by the Company with each of its covenants set forth in Section 5.2(c), the aggregate amount committed pursuant to the Equity Commitment Letter is sufficient to (i) make all payments contemplated by this Agreement in connection with the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger); and (ii) pay all fees, expenses and other amounts required to be paid at the Closing by the Company, Parent, Merger Sub or any of their respective Affiliates in connection with the Merger and the Equity Financing (collectively, the “Required Amount”).
(d) Solvency. None of Parent, Merger Sub or the Guarantors is entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Parent is Solvent as of the date of this Agreement, and assuming the accuracy of the representations and warranties of the Company herein in all material respects, each of Parent and the Company and its Subsidiaries

(on a consolidated basis, including the Surviving Corporation) will, after giving effect to the Merger, including the funding of the Debt Financing or Equity Financing and payment of all other amounts required to be paid in connection with the consummation of the Merger, including the payment of all related fees and expenses, be Solvent at and immediately after the Closing. The term “Solvent” shall mean, with respect to a particular date, that on such date, (i) the sum of the assets, at a fair valuation, of Parent and, after the Closing, Parent and the Surviving Corporation and its Subsidiaries (on a consolidated basis) will exceed their debts, (ii) Parent and, after the Closing, Parent and the Surviving Corporation and its Subsidiaries (on a consolidated basis) has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature, and (iii) Parent has and, after the Closing, the Surviving Corporation and its Subsidiaries (on a consolidated basis) will have, sufficient capital and liquidity with which to conduct its business. For purposes of this Section 4.11(d), “debt” means any liability on a claim, and “claim” means any (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (B) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.
(e) Validity; No Contrary Expectation. The Equity Commitment Letter in the executed form delivered by Parent to the Company is in full force and effect and constitutes the legal, valid and binding obligation of Parent, Merger Sub and the Guarantors, enforceable against Parent, Merger Sub and the Guarantors in accordance with its terms, except, in each case, as enforcement may be limited by the Enforceability Limitations. Other than as expressly set forth in the Equity Commitment Letter, there are no conditions precedent or other contingencies related to the funding, investing or use of the full proceeds of the Equity Financing pursuant to any agreement relating to the Equity Financing to which the Guarantors, Parent, Merger Sub or any of their respective Affiliates is a party. No party to the Equity Commitment Letter has committed any breach of any of its covenants or other obligations set forth in, or is in default under the Equity Commitment Letter as of the date of this Agreement. No event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would, or would reasonably be expected to, (i) constitute or result in a breach or default on the part of any party to the Equity Commitment Letter; (ii) constitute or result in a failure to satisfy any of the terms or conditions set forth in the Equity Commitment Letter; (iii) make any of the assumptions or any of the statements set forth in the Equity Commitment Letter inaccurate in any material respect; or (iv) otherwise result in any portion of the Equity Financing not being available. As of the date of this Agreement, Parent has no reason to believe that (A) it will be unable to satisfy on a timely basis any term or condition of the Equity Financing to be satisfied by it; or (B) the full amounts committed pursuant to the Equity Commitment Letter will not be available as of the Closing. As of the date of this Agreement, Parent and Merger Sub have fully paid, or caused to be fully paid, all applicable fees, expenses, premiums and charges that are due and payable on or prior to the date of this Agreement in connection with the Equity Financing.
(f) No Exclusive Arrangements. As of the date of this Agreement, none of the Guarantors, Parent, Merger Sub or any of their respective Affiliates has entered into any Contract, arrangement or understanding (i) awarding any agent, broker, investment banker or financial advisor any financial advisory role on an exclusive basis in connection with the Merger; or (ii) prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person in connection with a transaction relating to the Company or any of its Subsidiaries in connection with the Merger.
4.12 Absence of Stockholder and Management Arrangements. As of the date of this Agreement, other than pursuant to this Agreement or the other Transaction Documents, including the Voting Agreements, none of Parent, Merger Sub or any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, manger, member, employee or Affiliate of the Company or any of its Subsidiaries (a) relating to (i) this Agreement or the Merger; or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which any (i) holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock;

(ii) holder of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) Person other than the Guarantors has agreed to provide, directly or indirectly, an equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.
4.13 Interests in Competitors. None of Parent, Merger Sub or any of their respective Affiliates has acquired, or has agreed to acquire, in any manner (including by purchasing a substantial portion of the assets of or equity in) any business or any corporation, partnership, association or other business organization or division thereof that would reasonably be expected to: (a) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any authorization, consent, order, declaration or approval of any Governmental Authority necessary to consummate the Merger or the expiration or termination of any applicable waiting period under any Antitrust Law; (b) materially increase the risk of any Governmental Authority seeking or entering an Order prohibiting the consummation of the Merger; (c) materially increase the risk of not being able to remove any such Order on appeal or otherwise; or (d) materially delay, restrain or prevent the consummation of the Merger.
4.14 No Foreign Person. Each of Parent and Merger Sub is not, and is not controlled by, a “foreign person” (as defined in the DPA). Neither Parent nor Merger Sub permits, or will following the Closing permit, any foreign person affiliated with it, whether affiliated as a limited partner or otherwise, to obtain through Parent or Merger Sub (as applicable) any of the following with respect to the Company: (a) access to any “material nonpublic technical information” (as defined in the DPA) in the possession of the Company; (b) membership or observer rights on the Company Board or equivalent governing body of the Company or the right to nominate an individual to a position on the Company Board or equivalent governing body of the Company; (c) any involvement, other than through the voting of shares, in the substantive decision making of the Company regarding (i) the use, development, acquisition, or release of any “critical technology” (as defined in the DPA); (ii) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Company; or (iii) the management, operation, manufacture or supply of “covered investment critical infrastructure” (as defined in the DPA); or (d) “control” of the Company (as defined in the DPA).
4.15 Sanctions. Each of Parent, Merger Sub, their Affiliates and any of their respective officers, directors or employees, and to the knowledge of Parent or any of its Affiliates, any agent or other third party representative, is not currently, nor has been (i) a Sanctioned Person or (ii) organized, resident or located in a Sanctioned Country.
4.16 Haveli Voting Agreement. Concurrently with the execution of this Agreement, Parent and certain of its Affiliates have delivered to the Company the duly executed Haveli Voting Agreement. The Haveli Voting Agreement is in full force and constitutes a valid and binding obligation of each party thereto, enforceable against each such party in accordance with its terms, subject to the Enforceability Limitations. No event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach under the Haveli Voting Agreement.
4.17 Exclusivity of Representations and Warranties.
(a) No Other Representations and Warranties. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III or in any Transaction Document:
(i) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;
(ii) no Person has been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives to make any representation or warranty relating to the Company, its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives (or any other Person); and
(iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).
(b) No Reliance. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:
(i) any representation or warranty, express or implied;
(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including (A) any materials or information made available in the virtual data room hosted by or on behalf of the Company in connection with the Merger; (B) in connection with presentations by or discussions with the Company’s management (whether prior to or after the date of this Agreement); or (C) in any other forum or setting; or
(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.
ARTICLE V
INTERIM OPERATIONS OF THE COMPANY
5.1 Affirmative Covenants.
(a) Ordinary Course Operation. During the Pre-Closing Period, the Company will, and will cause each of its Subsidiaries to, use its reasonable best efforts to conduct its business and operations in the ordinary course of business. The covenants of the Company and its Subsidiaries pursuant to the previous sentence are subject to the following exceptions: (i) as expressly contemplated by this Agreement, including Section 5.2; (ii) as set forth in Section 5.1 of the Company Disclosure Letter or Section 5.2 of the Company Disclosure Letter; (iii) as required by applicable Law; or (iv) as approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed) (all such exceptions, the “Covenant Exceptions”).
(b) Additional Affirmative Covenants. During the Pre-Closing Period and for so long as Section 5.2 is in effect, the Company will, and will cause each of its Subsidiaries to, subject to the Covenant Exceptions, use its reasonable best efforts to (i) preserve intact its material assets, properties, Material Contracts and business organizations; (ii) keep available the services of its current officers and key employees; and (iii) preserve its current relationships with material customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors and other Persons with whom the Company or any of its Subsidiaries has business relations, in each case solely to the extent that the Company or one of its Subsidiaries has not, as of the date of this Agreement, already notified such third Person of its intent to terminate those relationships.
(c) Clarification on Provision Interaction. For the avoidance of doubt, no action or failure to act by the Company or any of its Subsidiaries with respect to the matters expressly addressed by any provision of Section 5.2 will be deemed a breach of this Section 5.1 (it being agreed that nothing herein shall imply that being permitted to take any specific action (e.g., incurrence of indebtedness) relieves the Company or any of its Subsidiaries from compliance with Section 5.1 as it relates to a subsequent action (e.g., spending money arising from the incurrence of indebtedness)).
5.2 Forbearance Covenants. During the Pre-Closing Period, the Company will not, and will not permit any of its Subsidiaries to (in each case subject to the Covenant Exceptions):
(a) amend or otherwise change the Charter, the Bylaws or any other similar organizational document (other than immaterial amendments to such organizational documents of the Company’s Subsidiaries);
(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(c) issue, sell or deliver, or agree or commit to issue, sell or deliver, any of its equity securities (whether through the issuance or granting of options, restricted stock units, warrants, commitments, subscriptions, rights to purchase or otherwise), except, in each case, (i) for the issuance, delivery or sale of (or agreement or commitment to issue, sell or deliver) shares of Company Common Stock pursuant to Company Equity-Based

Awards or Company Warrants outstanding as of the date of this Agreement or pursuant to the ESPP in accordance with its terms, subject to the limitations set forth in Section 2.8(f); or (ii) for the issuance, delivery or sale of (or agreement to issue, sell or deliver) equity securities by any Subsidiary to the Company or another Subsidiary;
(d) acquire, repurchase or redeem any of its equity securities, except, in each case, (i) pursuant to the terms and conditions of Company Equity-Based Awards or Company Warrants in accordance with their terms or to otherwise satisfy Tax obligations with respect to awards granted pursuant to Company Equity Plans or to pay the exercise price of Company Options; or (ii) for transactions between the Company and any of its Subsidiaries or among any Subsidiaries of the Company;
(e) (i) adjust, split, subdivide, combine or reclassify any of its capital stock or other equity or voting interests; (ii) declare, set aside, establish a record date for, authorize or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of its capital stock or other equity or voting interests, or make any other actual, constructive or deemed distribution in respect of its capital stock or other equity or voting interests, except for dividends or other distributions made by any Subsidiary of the Company to the Company or one of its other Subsidiaries; (iii) pledge or encumber any of its capital stock or other equity or voting interests (other than Permitted Liens); or (iv) modify the terms of any of its capital stock or other equity or voting interests;
(f) acquire (by merger, consolidation or acquisition of stock or assets) any third Person or any equity interest in such Person, or enter into any joint venture, legal partnership or similar arrangement with any third Person;
(g) acquire, or agree to acquire, fee ownership (or its jurisdictional equivalent) of any real property;
(h) (i) incur or assume any indebtedness for borrowed money or issue any debt securities, except, in each case, (A) short-term debt incurred to fund operations of the business in the ordinary course of business; (B) for loans or advances between Subsidiaries of the Company or between the Company and its Subsidiaries; (C) obligations incurred pursuant to business credit cards in the ordinary course of business; or (D) pursuant to the Credit Agreement (as in effect on the date of this Agreement), without giving effect to any upsize or increase in commitments thereunder; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any third Person, except with respect to obligations of the Company or its Subsidiaries; (iii) make any loans, advances or capital contributions to, or investments in, any third Person, except, in each case, for (A) extensions of credit to customers; (B) advances to directors, officers and other employees, in each case in the ordinary course of business; and (C) for loans or advances between Subsidiaries of the Company or between the Company and its Subsidiaries and capital contributions in or to Subsidiaries of the Company; or (iv) mortgage, pledge, or otherwise encumber any material assets of the Company and its Subsidiaries, tangible or intangible, or create any Lien thereon or become subject to any Liens (other than Permitted Liens);
(i) except (i) in order to comply with applicable Law, (ii) as required pursuant to the terms of any Company Benefit Plan in effect on the date of this Agreement, or (iii) as provided in this Agreement (including as permitted pursuant to this Section 5.2(i)), (A) establish, adopt, enter into, terminate or amend, or take any action to accelerate the vesting, payment or funding of, or waive any performance criteria applicable to, any compensation or benefits; (B) increase the compensation or benefits of any Service Provider (other than increases in the base salary or hourly wage rate, as applicable, in the ordinary course of business with respect to any Service Provider whose annual base cash compensation does not exceed $225,000, provided that no such increase shall exceed five percent (5%) for any individual Service Provider); (C) grant to any Service Provider, or provide for any increase in, any change in control, retention, severance, stay bonus, termination pay, tax gross-up, special remuneration, or equity or equity-based award (including entering into any participation agreement under the Executive Severance Plan); (D) enter into any employment agreement with any Service Provider with an annual base cash compensation in excess of $225,000; or (E) hire or terminate any employee of the Company or any of its Subsidiaries with an annual base cash compensation in excess of $225,000, other than terminations for cause;
(j) (i) enter into, amend, terminate, or agree to be bound by any Labor Agreement, (ii) implement or announce any reduction in force, group termination, furlough or similar action with respect to any Service Providers, including effectuating a “plant closing,” “mass layoff” (each as defined in the WARN Act) or other employee layoff event affecting in whole or in part any site of employment, facility, operating unit or employee other than as approved by the Company Board prior to the date of this Agreement or (iii) waive or release any material noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any current or former Service Provider;
(k) settle, release, waive or compromise any pending or threatened material Legal Proceeding, except for the settlement of any Legal Proceedings (i) solely for monetary damages in an amount not in excess of $500,000 individually or $2,000,000 in the aggregate; or (ii) settled in compliance with Section 6.16;
(l) except as required by applicable Law or GAAP or regulatory accounting requirements, (i) other than in the ordinary course of business, revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable; or (ii) make any material change in any of its accounting principles or practices;
(m) (i) make, change or revoke any material Tax election (other than in connection with a Tax Return required to be filed by Law and in a manner consistent with past practice); (ii) settle or compromise any material Tax claim or assessment; (iii) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment (other than extensions automatically granted); (iv) change any annual Tax accounting period; (v) adopt or change any income or other material method of Tax accounting (other than in connection with a Tax Return required to be filed by Law and in a manner consistent with past practice); (vi) file any amended material Tax Return; (vii) enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any material amount of Taxes (other than an agreement entered into in the ordinary course of business the primary purpose of which is not related to Taxes); or (viii) surrender any right to claim a material Tax refund;
(n) (i) incur, authorize or commit to incur any material capital expenditures other than (A) consistent in all material respects with the capital expenditure budget set forth in Section 5.2(n)(i) of the Company Disclosure Letter; or (B) pursuant to agreements in effect prior to the date of this Agreement; (ii) (x) except in the ordinary course of business, enter into any Contract which if entered into prior to the date of this Agreement would be a Material Contract, (y) modify or amend any Material Contract in a manner that is adverse in any material respect to the Company and its Subsidiaries, taken as a whole, terminate any Material Contract (other than any Material Contract that has expired in accordance with its terms) or renew or extend any Material Contract (other than renewals or extensions of any expiring contracts without material adverse change of terms with respect to the Company or its Subsidiaries); provided that, solely for purposes of this Section 5.2(n), “Material Customers” shall mean the largest 30 customers of the Company and its Subsidiaries, taken as a whole by contracted annual recurring revenue as of January 31, 2025; (iii) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice; or (iv) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;
(o) enter into any new line of business other than any line of business that is ancillary to or an immaterial extension of any existing line of business;
(p) sell, assign, pledge, transfer, encumber, license, sublicense, abandon, allow to lapse or otherwise dispose of any material Company Intellectual Property, except (x) in the ordinary course of business or (y) in favor of MUFG Bank, Ltd. pursuant to the Credit Agreement;
(q) adopt a rights plan, “poison pill” or similar arrangement that is, or at the Effective Time will be, applicable to this Agreement or the Merger; or
(r) enter into, or agree or commit to enter into, a Contract to take any of the actions prohibited by this Section 5.2.
5.3 Process Related to Affirmative Covenants and Forbearance Covenants.
(a) In General. If the Company desires to take an action that would be prohibited by Section 5.1 or Section 5.2 without the prior approval of Parent, then prior to taking such action, the Company (in lieu of the procedure outlined in Section 9.2) may request consent by sending an email to each of the individuals listed in

Section 5.3 of the Company Disclosure Letter specifying, in reasonable detail, the action proposed to be taken (or omitted from being taken). Any of the individuals listed in Section 5.3 of the Company Disclosure Letter may grant consent by responding via email on behalf of Parent. Parent shall use reasonable best efforts to respond to such request within five Business Days.
(b) Following the Occurrence of Certain Events. Notwithstanding anything to the contrary in this Agreement, if either Parent or Merger Sub notifies the Company that it has purported to terminate this Agreement for any reason, then the covenants of the Company and its Subsidiaries pursuant Section 5.2 and Section 6.15 to will immediately be suspended and no longer be in effect.
5.4 Go Shop; Acquisition Proposals.
(a) Go Shop. Notwithstanding any other provision of this Agreement to the contrary, following the execution and delivery of this Agreement and continuing until 11:59 p.m., Eastern time, on June 23, 2025 (the “Go-Shop Period”), the Company and its Representatives shall be permitted to, directly or indirectly, (i) solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, including by way of providing access to non-public information or affording access to the business, properties, assets, books or records or officers, or any personnel, of the Company or any of its Subsidiaries; provided that the Company will promptly make available (and in any event, within 24 hours) to Parent any non-public information concerning the Company and its Subsidiaries that is provided to any third party pursuant to this Section 5.4(a) after the execution and delivery of this Agreement, that was not previously made available to Parent; (ii) enter into, engage in, or maintain discussions or negotiations with respect to Acquisition Proposals or inquiries, indications of interest or requests for information that may reasonably be expected to lead to Acquisition Proposals; and (iii) cooperate with or assist or participate in or facilitate any such proposals, inquiries, offers, indications of interest or requests for information, discussions or negotiations or any effort or attempt to make any Acquisition Proposal.
(b) No Solicitation. Subject to Section 5.4(c), from 12:00 a.m., Eastern time, on June 24, 2025 (the “No-Shop Period Start Date”), the Company will cease any discussions or negotiations with, and terminate any data room access (or other access to diligence) of, any Person (other than any Excluded Party) and its Representatives relating to an Acquisition Transaction that would otherwise be prohibited by this Section 5.4(b). Unless the Company has already so requested, promptly following the No-Shop Period Start Date, the Company will request that each Person (other than Parent and its Representatives, or any Excluded Party) that has executed a confidentiality agreement in connection with its consideration of an Acquisition Transaction within the 12 months prior to the No-Shop Period Start Date promptly return or destroy, in accordance with the terms of such confidentiality agreement, all non-public information furnished to such Person by or on behalf of the Company or its Subsidiaries prior to the No-Shop Period Start Date. Subject to Section 5.4(c), from the No-Shop Period Start Date until the earlier to occur of the (x) termination of this Agreement pursuant to Article VIII and (y) Effective Time, the Company, its Subsidiaries and the Company’s directors and executive officers will not, and the Company will not authorize or direct any of its other Representatives to, directly or indirectly, (i) solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (other than from an Excluded Party); (ii) furnish to any third Person or Group (other than Parent, Merger Sub or any of their respective Representatives or any Excluded Party) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives or any Excluded Party) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in connection with any Acquisition Proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any third Person or Group (other than any Excluded Party) with respect to an Acquisition Proposal or with respect to any inquiries from third Persons (other than any Excluded Party) for the apparent purpose of making an Acquisition Proposal (other than informing such Persons of the provisions contained in this Section 5.4 or discussing any Acquisition Proposal made by any Person or Group with such Person or Group to the extent necessary to clarify the terms of the Acquisition Proposal); (iv) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than, in each case, an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”); or (v) authorize or commit to do any of the foregoing. Following the date of this Agreement, the Company will not be required to enforce, and will be permitted to waive, any provision of any “standstill” or confidentiality agreement to the extent that such provision prohibits or purports to prohibit a proposal being made to the Company or the Company Board (or any committee thereof).
(c) Permitted Conduct Related to Certain Proposals. Notwithstanding anything to the contrary in this Section 5.4, from the No-Shop Period Start Date, until the Company’s receipt of the Requisite Stockholder Approval, the Company, its Subsidiaries and their respective Representatives (including the Company Board (or a committee thereof)) may, directly or indirectly through one or more of its Representatives (including the Company Financial Advisor), (i) participate or engage in discussions or negotiations with; (ii) subject to having entered into an Acceptable Confidentiality Agreement with such Person or Group, (1) furnish any non-public information relating to the Company or its Subsidiaries to, or (2) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or its Subsidiaries to; or (iii) otherwise facilitate the making of a Superior Proposal by, in each case, (A) any Excluded Party or (B) any Person or Group or their respective Representatives and financing sources that has made, renewed or delivered to the Company an Acquisition Proposal after the No-Shop Period Start Date that was not solicited in breach of Section 5.4(a) (other than any breach that is immaterial and not a Willful Breach), but only, in the case of this clause (B) only, if the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (1) such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and (2) the failure to take the actions contemplated by this Section 5.4(c) would be inconsistent with its fiduciary duties pursuant to applicable Law. During the Pre-Closing Period, the Company will promptly make available (and in any event, within 24 hours) to Parent any non-public information concerning the Company and its Subsidiaries that is provided to any third party pursuant to this Section 5.4(c) that was not previously made available to Parent. For the avoidance of doubt, notwithstanding the occurrence of the No-Shop Period Start Date, the Company may continue to engage in the activities described in Section 5.4(a) with respect to any Excluded Party, including with respect to any amended proposal or offer submitted by an Excluded Party following the No-Shop Period Start Date, and the restrictions in Section 5.4(b) will not apply with respect thereto, in each case, for so long as such Excluded Party remains an Excluded Party.
(d) No Company Board Recommendation Change or Entry into an Alternative Acquisition Agreement. Except as expressly provided by Section 5.4(e), at no time after the date of this Agreement may the Company Board (or a committee thereof):
(i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation in a manner adverse to Parent; (B) adopt, approve or recommend an Acquisition Proposal; (C) fail to publicly reaffirm the Company Board Recommendation within five Business Days after Parent so requests in writing (or, if the Company Stockholder Meeting is scheduled to be held within five Business Days, then within one Business Day after Parent so requests in writing) (it being understood that the Company will not be obligated to reaffirm the Company Board Recommendation on more than two occasions with respect to one Acquisition Proposal (provided that any amendments to the economic or other material terms of any Acquisition Proposal shall constitute a separate Acquisition Proposal for such purpose)); (D) make any recommendation in connection with a tender or exchange offer, other than a recommendation against such offer or the issuance of a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (it being understood that the Company Board (or a committee thereof) may refrain from taking a position with respect to an Acquisition Proposal until the 10th Business Day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a violation of this Section 5.4 or a Company Board Recommendation Change); or (E) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Company Board Recommendation Change”). Notwithstanding the foregoing, none of (1) the determination in itself by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal; (2) the delivery, in itself, by the Company to Parent or its Representatives of any notice contemplated by Section 5.4(e); or (3) the public disclosure, in itself, of the items in clauses (1) and (2) will constitute a Company Board Recommendation Change or violate this Section 5.4; or
(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.
(e) Permissible Company Board Recommendation Change and Entry into Alternative Acquisition Agreement.
(i) Intervening Events. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval, other than in connection with a written Acquisition Proposal that constitutes a Superior Proposal, the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to an Intervening Event if and only if:
(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties pursuant to applicable Law;
(2) the Company has provided prior written notice to Parent at least four Business Days in advance to the effect that the Company Board (or a committee thereof) has (A) so determined and (B) resolved to effect a Company Board Recommendation Change pursuant to this Section 5.4(e)(i), which notice will describe the Intervening Event in reasonable detail; and
(3) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, until 5:00 p.m. at the end of such four-Business Day period, have (A) negotiated with Parent and its Representatives in good faith (to the extent that Parent requests to negotiate) to make such adjustments to the terms and conditions of this Agreement and the Transaction Documents so that the Company Board (or a committee thereof) no longer determines in good faith that the failure to make a Company Board Recommendation Change in response to such Intervening Event would be inconsistent with its fiduciary duties pursuant to applicable Law; and (B) permitted Parent and its Representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation); provided, that if the Intervening Event to which this provision applies thereafter changes in any material respect, the Company shall provide written notice of such modified Intervening Event to Parent and shall again comply with this Section 5.4(e)(i) and provide Parent with an additional two Business Days’ notice prior to effecting any Company Board Recommendation Change (and shall do so for each such subsequent change).
(ii) Superior Proposals. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval, if the Company has received a written Acquisition Proposal that the Company Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Superior Proposal or (B) authorize the Company to terminate this Agreement pursuant to Section 8.1(h) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, in each case if and only if:
(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties pursuant to applicable Law;
(2) the Company has complied in all material respects with its covenants pursuant to Section 5.4(a) with respect to such Acquisition Proposal;
(3) the Company has provided prior written notice to Parent at least four Business Days in advance (the “Notice Period”) to the effect that the Company Board (or a committee thereof) has (A) received a written Acquisition Proposal that has not been withdrawn; (B) concluded in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal; and (C) resolved to effect a Company Board Recommendation

Change or to terminate this Agreement pursuant to Section 8.1(h), which notice will describe the material terms of such Acquisition Proposal and include the identity of the Person or Group making such Acquisition Proposal and complete copies of all agreements to be entered into relating to such Acquisition Proposal; and
(4) prior to effecting such Company Board Recommendation Change or termination pursuant to Section 8.1(h), the Company and its Representatives, until 5:00 p.m. on the last day of the Notice Period, have (A) negotiated with Parent and its Representatives in good faith (to the extent that Parent requests to negotiate) to make such adjustments to the terms and conditions of this Agreement and the Transaction Documents so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (B) permitted Parent and its Representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation), it being understood that (a) in the event of any material revision, amendment, update or supplement to such Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.4(e)(ii)(4) with respect to such new written notice (with the “Notice Period” in respect of such new written notice being two Business Days); and (b) at the end of the Notice Period, the Company Board (or a committee thereof) must have in good faith (after consultation with its financial advisor and outside legal counsel) reaffirmed its determination that such Acquisition Proposal is a Superior Proposal and the failure to make a Company Board Recommendation Change would be inconsistent with its fiduciary duties pursuant to applicable Law.
(f) Notice to Parent of Acquisition Proposals. During the Pre-Closing Period, the Company will promptly (and, in any event, within 24 hours from the receipt thereof) notify Parent in writing if an Acquisition Proposal is, to the Knowledge of the Company (which, for this purpose, will be deemed to include each member of the Company Board and will not be deemed to be only as of the date of this Agreement), received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives. Such notice must include the identity of the Person or Group making such proposal or request and the material terms of such proposal and, if in writing, a copy thereof (including any proposed Alternative Acquisition Agreements). Thereafter, the Company must keep Parent reasonably informed, on a prompt basis (and in any event within 24 hours of any material development with respect to, or material amendment of, such proposal), of the status and material terms of any such proposal (including any material amendments thereto) and the status of any such discussions or negotiations, and provide Parent with an exact copy of any written proposal or offer.
(g) Permitted Disclosures by the Company and the Company Board. So long as the Company expressly restates the Company Board Recommendation in any such public disclosure, as applicable (other than in a customary “stop, look and listen” communication to the Company Stockholders pursuant to Rule 14d-9 promulgated under the Exchange Act):
(i) nothing in this Agreement will prohibit or restrict the Company or the Company Board (or a committee thereof) from (A) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including making a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act; (B) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (C) informing any Person of the existence of the provisions contained in this Section 5.4 in accordance with Section 5.4(a); or (D) making any disclosure to the Company Stockholders (including regarding the business, financial condition or results of operations of the Company or its Subsidiaries) that the Company Board (or a committee thereof), after consultation with its outside legal counsel, has determined in good faith is required by applicable Law (it being agreed that this clause (D) shall not be deemed to permit the Company Board to make a Company Board Recommendation Change other than in accordance with this Section 5.4); and
(ii) it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board (or a committee thereof) that solely (A) describes the Company’s receipt of an Acquisition Proposal; (B) identifies the Person or Group making such Acquisition Proposal; (C) provides the material terms of such Acquisition Proposal; or (D) describes the operation of this Agreement with respect thereto will not, in any case, in itself, be deemed to be (1) a withholding, withdrawal, amendment, qualification or modification, or proposal by the Company Board (or a committee thereof) to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation; (2) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (3) a Company Board Recommendation Change.
(h) Breach of No-Solicitation Covenants by Representatives of the Company. The Company agrees that if it (i) permits any director or executive officer or legal counsel or financial advisor (in each case who is actively representing the Company) of the Company to take any action or (ii) is made aware of and does not subsequently use its reasonable best efforts to prohibit or terminate an action by one of its other Representatives and, in each case, such action would constitute a material breach of this Section 5.4 if taken by the Company during the Pre-Closing Period, then such action will be deemed to constitute a breach by the Company of this Section 5.4.
5.5 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their respective businesses and operations.
ARTICLE VI
ADDITIONAL COVENANTS
6.1 Efforts to cause the Closing.
(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, Parent and Merger Sub, on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts to (A) take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger, including by using reasonable best efforts to: (i) cause the conditions to the Merger set forth in Article VII to be satisfied; (ii) seek to obtain all consents, waivers, approvals, orders, authorizations and expirations or terminations of waiting periods from Governmental Authorities that are necessary or advisable to consummate the Merger; and (iii) make all registrations, declarations and filings with Governmental Authorities that are necessary or advisable to consummate the Merger.
(b) No Consent Fee. Notwithstanding anything to the contrary set forth in this Agreement, none of the Parties will be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract.
6.2 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party will use their reasonable best efforts to take such action.
6.3 Regulatory Approvals.
(a) Filings Under the HSR Act, Other Applicable Antitrust Laws and Foreign Direct Investment Laws. Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, will use (and will cause their respective Affiliates, including their respective UPE, if applicable, to use) their respective reasonable best efforts to (i) file a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act with the FTC and the Antitrust Division of the DOJ within 20 Business Days following the date of this Agreement (unless Parent and the Company agree to file such form at a later date); (ii) promptly file comparable pre-merger or post-merger notification filings, forms and submissions with any Governmental Authority pursuant to other applicable Antitrust Laws in connection with the Merger; and (iii) as promptly as reasonably practicable make all filings pursuant to any applicable Foreign Direct Investment Law in connection with the Merger. Each of Parent and the Company will (and will cause each of its respective Representatives, as applicable, to) (A) cooperate and coordinate with the other in the making of such filings; (B) use its respective reasonable best efforts to supply the other (or cause the other to be supplied) any information that may be required in order to make such filings; (C) use its respective reasonable best efforts to supply (or cause the other to be supplied with) any additional information that reasonably may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; and (D) use its respective reasonable best efforts to take all action necessary to, as soon as practicable, (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws applicable to the Merger or receive approval or clearance for any Foreign Direct Investment Law filing; and (2) obtain any required consents pursuant to any Antitrust Laws or Foreign Direct Investment Laws applicable to the Merger. If any Party receives a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other Antitrust Laws or Foreign Direct Investment Laws applicable to the Merger, then such Party will make (or cause to be made), as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request.
(b) Efforts to Cause the Closing. In furtherance and not in limitation of Section 6.3(a), if and to the extent necessary to obtain clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations pursuant to applicable Antitrust Laws and Foreign Direct Investment Laws, to avoid or eliminate any impediment under Antitrust Laws and Foreign Direct Investment Laws applicable to the Merger so as to allow the consummation of the Merger as promptly as practicable, and in any event at least three Business Days prior to the Termination Date, each of Parent and Merger Sub will (and will cause each of their respective Affiliates, as applicable, to)
(i) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise,
(1) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of the Company and its Subsidiaries;
(2) the termination, modification, or assignment of existing relationships, joint ventures, Contracts, or obligations of the Company and its Subsidiaries; and
(3) the modification of any course of conduct regarding future operations of or any other restrictions on the activities of the Company and its Subsidiaries;
(ii) challenge through litigation any efforts to deny or withhold any clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations required to complete the Merger; and
(iii) oppose any request for the entry of, and seek to have vacated or terminated, any Order, judgment, decree, injunction or ruling of any Governmental Authority that would challenge, contest, restrain, enjoin, prevent or delay the consummation of the Merger or the receipt of any required consents, clearances, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations applicable to the Merger, including by contesting or defending through litigation any Legal Proceeding asserted or initiated by any Person in any court or before any Governmental Authority and by exhausting all avenues of appeal, including appealing properly any adverse decision, Order, judgment, decree, injunction or ruling by any Governmental Authority. Notwithstanding anything to the contrary set forth herein, neither Parent nor Merger Sub shall have an obligation to offer, negotiate, commit to or effect any actions contemplated by this Section 6.3, if such action would have a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole, or if such action is not conditioned upon the Closing. For the avoidance of doubt, nothing in this Section 6.3 or any other provision of this Agreement will be deemed to require or obligate Parent, Merger Sub or any of Parent’s Affiliates to, and the Company shall not, without the prior written consent of Parent, agree or otherwise be required to, take any action with respect to any portfolio company of Parent, its Affiliates (without regard to the last sentence of the definition thereof solely for this purpose) or their affiliated investment funds.
(c) Cooperation. In furtherance and not in limitation of Section 6.3(a) and Section 6.3(b), the Company will (and will cause its Subsidiaries to), and Parent and Merger Sub will (and will cause their respective Affiliates to), subject to any restrictions under applicable Law, (i) promptly notify the other Parties of (and, if in writing, furnish them with copies of (or, in the case of oral communications, advise them of the contents of)) any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other Parties in relation to) any proposed draft notifications, formal notifications, filings, submissions or other written communications (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority; (ii) keep the other Parties reasonably informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver; (B) the expiration of any waiting period; (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Law; and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; (iii) give the other Parties the opportunity to consult in advance of, and consider in good faith the views of the other Parties in connection with, any meeting, telephone or video conference, or other material or substantive oral or written analysis, appearance, argument, brief, communication, memorandum, opinion, presentation or proposal to be made or submitted to any Governmental Authority; provided that Parent and Merger Sub, acting reasonably and following consultation with the Company and after considering in good faith all comments and advice of the Company (and its counsel), shall be responsible for the content of any submission, written or oral, to any Governmental Authority; and (iv) not independently participate in any meeting, hearing, proceeding or discussions (whether in person, by telephone, by video or otherwise) with or before any Governmental Authority in respect of the Merger without giving the other Parties reasonable prior notice of such meeting, hearing, proceeding or discussion, and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company, Parent and Merger Sub may designate any non-public information or competitively sensitive information provided to any Governmental Authority as restricted to “outside counsel” and any such information will only be given to the outside counsel of the receiving party, and such outside counsel shall not disclose such materials or information to any employees, officers, directors or other Representatives of the receiving party or its Affiliates unless the Party providing the non-public information or competitively sensitive information approves of such disclosure. Each of the Company, Parent and Merger Sub may redact any materials provided pursuant to this Section 6.3 (i) to remove references concerning the valuation of the businesses of the Company and its Subsidiaries, or proposals from third parties with respect thereto; (ii) as necessary to comply with applicable Contracts; and (iii) as necessary to protect legal privilege. All requests for access or information pursuant to this Section 6.3 must be directed to the Company’s Chief Legal Officer or another person designated in writing by the Company.
(d) Other Restrictions and Agreements.
(i) Restrictions on Parent. Parent and Merger Sub will not, and will cause their respective Affiliates not to, (1) “pull-and-refile” pursuant to 16 C.F.R. 803.12 or otherwise withdraw any filing under the HSR Act or any other Antitrust Law, as the case may be, unless the Company has consented in writing to such withdrawal and refiling (such consent not to be unreasonably withheld, conditioned or delayed); and (2) extend any waiting period under any Antitrust Law or Foreign Direct Investment Laws or enter into any agreement with any Governmental Authority not to consummate the Merger, unless the Company has consented in writing to such extension or agreement (such consent not to be unreasonably withheld, conditioned or delayed).
(ii) Filing Fees. Parent shall be solely responsible for and pay all filing fees incurred in connection with making the filings under any Antitrust Laws or Foreign Direct Investment Laws applicable to the Merger.
6.4 Proxy Statement and Other Required SEC Filings.
(a) Preparation. Following the execution of this Agreement, the Company will prepare (with Parent’s reasonable cooperation) and, as promptly as reasonably practicable after the execution of this Agreement file with the SEC, a preliminary proxy statement to be sent to the Company Stockholders in connection with the Company Stockholder Meeting (the proxy statement, including any amendments or supplements, the “Proxy Statement”). The Company will not file the Proxy Statement with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give good faith consideration to all reasonable additions, deletions or changes suggested by Parent or its counsel. Subject to

Section 5.4 and unless there has been a Company Board Recommendation Change in accordance with the terms of this Agreement, the Company will (i) include the Company Board Recommendation in the Proxy Statement; and (ii) use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval. Promptly following the (A) confirmation by the SEC that it has no further comments or (B) expiration of the 10-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act, the Company will cause the Proxy Statement in definitive form to be mailed to the Company Stockholders. Unless there has been a Company Board Recommendation Change in accordance with Section 5.4(e), the Parties agree to cooperate and use their reasonable best efforts to defend against any overt public encouragement by any of the Company Stockholders which has not submitted an Acquisition Proposal to vote in opposition of the Merger at the Company Stockholder Meeting; provided that the Company shall control the strategy for such defense.
(b) Mutual Assistance. Each of the Company, Parent and Merger Sub will furnish all information concerning such Person and its Affiliates to the other, and provide such other assistance, as may be reasonably requested by such other Party to be included therein and will otherwise reasonably assist and cooperate with the other in the preparation, filing and distribution of the Proxy Statement and the resolution of any comments to either Party received from the SEC.
(c) SEC Correspondence. The Parties will notify each other as promptly as practicable of the receipt of any comments, whether written or oral, from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, or for additional information, and will supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to such filings. The Parties will use their respective reasonable best efforts to resolve all SEC comments, if any, with respect to the Proxy Statement as promptly as practicable after the receipt thereof.
(d) No Amendments to Proxy Statement. Except in connection with a Company Board Recommendation Change or thereafter, no amendment or supplement to the Proxy Statement will be made by the Company without the approval of Parent, which approval will not be unreasonably withheld, conditioned or delayed.
(e) Other Required Company Filings. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will use its reasonable best efforts to promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq. Except in connection with a Company Board Recommendation Change or thereafter, the Company may not file any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give good faith consideration to all reasonable additions, deletions or changes suggested by Parent or its counsel.
(f) Other Required Parent Filings. If Parent or Merger Sub determines that it is required to file any document with the SEC in connection with the Merger or the Company Stockholder Meeting pursuant to applicable Law (an “Other Required Parent Filing”), then Parent and Merger Sub will use their respective reasonable best efforts to promptly prepare and file such Other Required Parent Filing with the SEC. Parent and Merger Sub will use reasonable best efforts to cause any Other Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither Parent nor Merger Sub may file any Other Required Parent Filing with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent will give good faith consideration to all reasonable additions, deletions or changes suggested by the Company or its counsel.
(g) Accuracy; Supplied Information.
(i) By the Company. On the date of filing with the SEC, the date of mailing to the Company Stockholders (if applicable) of the Proxy Statement or any Other Required Company Filing, and at the time of the Company Stockholder Meeting, neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing. The information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filings will not, at the time that such Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
(ii) By Parent. On the date of filing with the SEC, no Other Required Parent Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by Parent or Merger Sub with respect to any information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filing. The information supplied by Parent, Merger Sub and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing will not, at the time that the Proxy Statement or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
6.5 Company Stockholder Meeting.
(a) Call of Company Stockholder Meeting. The Company will take all action necessary in accordance with applicable Law, the Charter and the Bylaws to establish a record date for, duly call, give notice of, convene and hold a meeting of the Company Stockholders (including any adjournment, postponement or other delay thereof, the “Company Stockholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of, among other things, (i) seeking the Requisite Stockholder Approval; and (ii) in accordance with Regulation 14A under the Exchange Act, seeking advisory approval of a proposal in connection with a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s named executive officers in connection with the consummation of the Merger. Without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the items set forth in clause (i) and (ii) of the immediately preceding sentence shall be the only matters (other than matters of procedures and matters required by Applicable Law to be voted on by the Company Stockholders in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the Company Stockholders at the Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Stockholder Meeting at any time prior to the 25th Business Day following the mailing of the Proxy Statement to the Company Stockholders. Unless the Company Board (or a committee thereof) has made a Company Board Recommendation Change in accordance with the terms of this Agreement, the Company will (A) submit this Agreement for adoption by the Company Stockholders at the Company Stockholder Meeting; and (B) use reasonable best efforts to solicit (or cause to be solicited) from the Company Stockholders proxies in favor of the matters to be considered at the Company Stockholder Meeting.
(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, the Company will be permitted to postpone or adjourn the Company Stockholder Meeting if (i) there are holders of insufficient shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting; (ii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law, order or a request from the SEC; or (iii) the Company Board (or a committee thereof) has determined in good faith (after consultation with outside legal counsel) that it is required by applicable Law to postpone or adjourn the Company Stockholder Meeting (including, if the Company Board (or a committee thereof) has determined in good faith (after consultation with outside legal counsel) that it is required by applicable Law) in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders by issuing a press release, filing materials with the SEC or otherwise. Without the prior written consent of Parent (which will not be unreasonably withheld, conditioned or delayed), the Company Stockholder Meeting will not be postponed or adjourned (A) by more than 10 days at a time; or (B) with respect to Section 6.5(b)(i), by more than 20 Business

Days after the date on which the Company Stockholder Meeting was (or was required to be) originally scheduled or most recently convened. In no event will the record date of the Company Stockholder Meeting be changed without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), unless required by applicable Law.
6.6 Equity Financing.
(a) No Amendments to Equity Commitment Letter. Subject to the terms and conditions of this Agreement and the Equity Commitment Letter, each of Parent and Merger Sub will not permit (i) any amendment or modification to be made to, or any waiver, release or limitation of any provision or remedy pursuant to the Equity Commitment Letter, without the prior written consent of the Company and (ii) any termination of the Equity Commitment Letter other than in accordance with its terms without the prior written consent of the Company. Any reference to (1) the “Equity Financing” will include the financing contemplated by the Equity Commitment Letter as amended or modified; and (2) the “Equity Commitment Letter” will include such document as amended or modified.
(b) Taking of Necessary Actions.
(i) Equity Financing not a Closing Condition. The Guarantors, Parent and Merger Sub each acknowledge and agree that obtaining the Equity Financing is not a condition to the Closing or the enforcement of the Guarantee. If the Equity Financing has not been funded, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Merger, including by taking the actions required to be taken by Parent and Merger Sub pursuant to Section 6.6(b)(ii).
(ii) Equity Commitment Letter. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will take (or cause to be taken) all actions and do (or cause to be done) all things necessary, proper and advisable to obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter, including by (A) maintaining in effect the Equity Commitment Letter in accordance with the terms and subject to the conditions thereof; (B) complying with its obligations under the Equity Commitment Letter; (C) satisfying on a timely basis the conditions to funding the Equity Financing in the Equity Commitment Letter, if any, that are within its control; (D) consummating the Equity Financing at or prior to the Closing in the event that all conditions in Section 2 of the Equity Commitment Letter have been satisfied, including causing the Guarantors to fund the Equity Financing at the Closing; (E) complying with its obligations pursuant to the Equity Commitment Letter; and (F) in the event that all conditions contained in the Equity Commitment Letter have been satisfied, enforcing its rights, including by bringing a Legal Proceeding for specific performance to consummate the Equity Financing, subject to and in accordance with the terms of this Agreement and the Equity Commitment Letter. Subject to the terms and conditions of this Agreement and the Equity Commitment Letter (including the prior satisfaction of the conditions to funding set forth in Section 2 of the Equity Commitment Letter), it is expressly agreed that the Company will be entitled to (1) specific performance or other equitable relief to cause each of Parent and Merger Sub to perform any obligations required of it and to enforce its rights under the Equity Commitment Letter to cause the Equity Financing to be funded; and (2) directly enforce the obligation to fund the Equity Financing in accordance with, and pursuant to the terms and conditions of, the Equity Commitment Letter.
(c) Information from Parent. Parent and Merger Sub will give the Company prompt notice (A) of any breach (or threatened breach) or default (or any event or circumstance that, with or without notice or lapse of time, or both, could reasonably be expected to give rise to any breach or default) by any party to the Equity Commitment Letter; (B) of any dispute or disagreement between or among any parties to the Equity Commitment Letter with respect to this Agreement, the Equity Commitment Letter, the Merger or the other transactions contemplated by this Agreement or the Equity Financing; and (C) if for any reason Parent or Merger Sub at any time believes that it will not be able to obtain all or any portion of the Equity Financing on the terms, in the manner or from the sources contemplated by the Equity Commitment Letter or any definitive agreements related thereto. Parent will provide any information as the Company and its Representatives may reasonably request solely for the purpose of allowing the Company and its Representatives to understand the status of Parent’s efforts to fund the Equity Financing at the Closing.

6.7 Debt Financing Cooperation.
(a) Cooperation by the Company with the Debt Financing. Prior to the Effective Time, the Company will use its reasonable best efforts, and will cause each of its Subsidiaries and its and their officers, directors and employees to use its reasonable best efforts to provide, and shall use reasonable best efforts to direct its and their accountants, legal counsel and other representatives to provide, in each case at Parent’s and Merger Sub’s sole cost and expense, such cooperation as may be reasonably requested by Parent and Merger Sub that is necessary for the Debt Financing of the Parent and Merger Sub in connection with the transactions contemplated by this Agreement, including using reasonable best efforts, to:
(i) participate (and cause senior management and Representatives of the Company to participate) in a reasonable number of meetings, presentations, and due diligence sessions with the Debt Financing Sources, and sessions with the ratings agencies contemplated by the Debt Financing, in each case, solely to the extent required in connection with and customary for the Debt Financing;
(ii) solely with respect to financial information and data derived from the Company’s historical books and records and maintained in the ordinary course of business, assist Parent with providing information reasonably required in connection with the preparation of pro forma financial information and pro forma financial statements to the extent required by the Debt Financing Sources, it being agreed that the Company will not be required to provide any information or assistance relating to (A) the proposed aggregate amount of debt and equity financing, together with assumed interest rates, dividends (if any) and fees and expenses relating to the incurrence of such debt or equity financing; (B) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing; (C) any financial information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Company by Parent or (D) any Excluded Information;
(iii) assist Parent and Merger Sub in their preparation of (A) any customary bank information memoranda and related lender presentations required by the Debt Financing Sources in connection with the Debt Financing; provided that any such bank information memoranda and lender presentations or similar documents that includes disclosure and financial statements with respect to the Company or its Subsidiaries shall only reflect the Surviving Corporation or its Subsidiaries as the obligor(s) and no such bank information memoranda or lender presentations or similar documents shall be issued by the Company or any of its Subsidiaries and (B) materials for rating agency presentations;
(iv) assist Parent and Merger Sub in connection with the preparation and registration of any pledge and security documents, in each case, as may be reasonably requested by Parent or the Debt Financing Sources in connection with the Debt Financing, and otherwise necessary to facilitate the pledging of collateral and the granting of security interests in respect of the Debt Financing and the preparation of other definitive financing documents (and any schedules, exhibits and certificates customarily required to be delivered in connection therewith) and other information reasonably requested by the Debt Financing Sources and necessary to evidence compliance with applicable laws including OFAC, FCPA and the Investment Company Act, it being understood that such documents will not be recorded or take effect until the Effective Time;
(v) to the extent reasonably requested by Parent, Merger Sub or the Debt Financing Sources, furnish Parent, Merger Sub and the Debt Financing Sources, as promptly as practicable following filing with the SEC, copies of all financial statements of the Company and its Subsidiaries filed with the SEC after the date of this Agreement; and
(vi) at least four Business Days prior to the Closing, furnish Parent and the Debt Financing Sources with all documentation and other information about the Company and its Subsidiaries as is reasonably requested by Parent at least nine Business Days prior to Closing, in accordance with the requirements of the Debt Financing Sources, that is required by regulatory authorities pursuant to applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
(b) Limitation on Obligations of the Company. Nothing in this Section 6.7 will require (i) any Representative of the Company or any of its Subsidiaries to execute or enter into any certificate, opinion, instrument, agreement or other document or take any action in the capacity as a Representative of the Company or any of its Subsidiaries to authorize or approve the Debt Financing prior to the Effective Time; (ii) be required to adopt resolutions approving or otherwise approving the agreements, documents or instruments pursuant to which the Debt Financing is made; and (iii) have any liability or any obligation under any certificate, agreement, arrangement, document, contract or instrument related to the Debt Financing prior to the Effective Time. Nothing in this Section 6.7 or any other provision of this Agreement will require the Company or any of its Subsidiaries to (i) waive or amend any terms of this Agreement or any other Contract, provide any additional security or guaranties or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement by or on behalf of Parent; (ii) enter into any definitive agreement or distribute any cash; (iii) give any indemnities in connection with the Debt Financing that are effective prior to the Effective Time; (iv) prepare or provide any Excluded Information; or (v) take any action that, in the good faith determination of the Company, would (A) interfere with the conduct of the business of the Company and its Subsidiaries; (B) create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries; (C) cause any representation or warranty or covenant contained in this Agreement to be breached; (D) cause the Company or any of its Subsidiaries to violate or waive any attorney-client or other applicable privilege or breach any contract, applicable Law or organizational document; (E) cause competitive harm to the Company or its Subsidiaries; (F) result in the disclosure of any Trade Secrets of any third Person; or (G) result in the disclosure of any documents or information that are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand. Notwithstanding anything to the contrary in this Agreement, (1) no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document, contract or instrument relating to the Debt Financing will be effective until the Effective Time; (2) neither the Company nor any of its Subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document, contract or instrument that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time; and (3) any bank information memoranda required in relation to the Debt Financing will contain disclosure and financial statements reflecting the Surviving Corporation or its Subsidiaries as the obligor. The Company will be deemed to be in compliance with Section 6.7 at all times unless and until (i) Parent provides written notice (the “Non-Cooperation Notice”) to the Company of any alleged failure to comply, or action or failure to act, that constitutes a breach of Section 6.7; (ii) Parent includes in such Non-Cooperation Notice reasonable detail regarding the cooperation required to cure such alleged failure (which will not require the Company to provide any cooperation that it would not otherwise be required to provide under Section 6.7); and (iii) the Company fails to take the actions specified in such Non-Cooperation Notice within 15 Business Days from receipt of such Non-Cooperation Notice. Notwithstanding anything to the contrary in this Agreement, a breach of the covenants of the Company or its Subsidiaries under Section 6.7 may not be asserted by Parent, Merger Sub or any of their Affiliates or Representatives as the basis for (x) any conditions set forth in Article VII not being satisfied; or (y) the termination of this Agreement pursuant to Section 8.1(e). The Parties hereto acknowledge that this Section 6.7 represents the sole obligation of the Company, its Subsidiaries and Affiliates and their respective officers, directors, employees and other Representatives with respect to cooperation in connection with the Debt Financing and no other provision of the Agreement (including exhibits and schedules) will be deemed to expand or modify such obligations.
(c) Use of Logos. The Company consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos are used (i) solely in a manner that is not intended to or likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries; (ii) solely in connection with a description of the Company, its business and products or the Merger; and (iii) in a manner consistent with the other terms and conditions that the Company reasonably imposes.
(d) Confidentiality. All non-public or other confidential information provided by the Company, any of its Subsidiaries or any of their respective Representatives pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub will be permitted to disclose such information to any Debt Financing Sources or prospective financing sources and other financial institutions and investors that are or may become parties to the Debt Financing and to any underwriters, initial purchasers or placement agents in connection with the Debt Financing (and, in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by the Confidentiality Agreement as if parties thereto; or (ii) are subject to other confidentiality undertakings reasonably satisfactory to the Company and of which the Company is a beneficiary.
(e) Reimbursement. Promptly upon request by the Company, Parent will reimburse the Company for any documented out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Company or its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 6.7.
(f) Indemnification. The Company, its Subsidiaries and their respective Representatives will be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging or obtaining the Debt Financing (including any cooperation pursuant to Section 6.7) pursuant to this Agreement or the provision of information utilized in connection therewith. Parent’s obligations pursuant to Section 6.7(e) and this Section 6.7(f) are referred to collectively as the “Financing Reimbursement Obligations.”
(g) No Exclusive Arrangements. In no event will Parent or Merger Sub (and Parent and Merger Sub will each cause their respective Representatives (which for this purpose will be deemed to include the Debt Financing Sources, the Guarantors and each direct investor in Parent or Merger Sub (pursuant to the Equity Commitment Letter or otherwise)) or any other potential financing sources of Parent, Merger Sub and such investors not to) enter into any contract, agreement or arrangement (i) awarding any agent, broker, investment banker or financial advisor any financial advisory role on an exclusive basis; or (ii) prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt or equity financing from providing or seeking to provide debt or equity financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company or any of its Subsidiaries or in connection with the Merger.
(h) No Financing Condition. Parent and Merger Sub each acknowledge and agree that obtaining the Debt Financing is not a condition to the Closing. If any Debt Financing has not been obtained, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Merger.
6.8 Anti-Takeover Laws. Neither Parent nor the Company will take any action that would cause any restrictions on business combinations set forth in any “takeover” Law to become applicable to this Agreement, any Voting Agreement or the Merger. Each of Parent, the Company and the Company Board will (a) take all actions within their power to ensure that no “anti-takeover” Law is or becomes applicable to any Voting Agreement or the Merger; and (b) if any “anti-takeover” Law is or becomes applicable to any Voting Agreement or the Merger, take all action within their power to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Law on any Voting Agreement and the Merger.
6.9 Information Access During the Pre-Closing Period. During the Pre-Closing Period, the Company will, and will cause its Subsidiaries to, afford Parent and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, books and records, and personnel of the Company and its Subsidiaries for purposes that are, in good faith, related to, the consummation of the Merger or the post-Closing operation of the Surviving Corporation and its Subsidiaries immediately following the Closing. Notwithstanding the prior sentence, the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which the Company or any of its Subsidiaries is a party or is otherwise bound would violate, or cause a default pursuant to, or give a third Person the right to terminate or accelerate rights pursuant to, such Contract; (d) such access would result in the disclosure of any Trade Secrets of any third Person; (e) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand; or (f) cause unreasonable disruption to the operations of the Company or its Subsidiaries, provided, however, for each of clauses (a) through (f), the

Company shall give notice to Parent of the fact that it is withholding such information or documents and use reasonable best efforts to effect reasonable substitute disclosure or access. Nothing in this Section 6.9 will be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.9 will be conducted by Parent and its Representatives in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures, health and safety measures, and insurance requirements, and will not include the right to perform any “invasive” testing or soil, air or groundwater sampling, including any Phase I or Phase II environmental assessments. Notwithstanding anything to the contrary in this Agreement, the Company may satisfy its covenants set forth in this Section 6.9 by electronic means if physical access is not reasonably feasible or would not be permitted under applicable public health or similar Laws. All requests for access or information pursuant to this Section 6.9 must be directed to the Company’s Chief Legal Officer or another person designated in writing by the Company.
6.10 Section 16(b) Exemption. Prior to the Effective Time, the Company will take all actions reasonably necessary and within its power to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.
6.11 Directors’ and Officers’ Exculpation, Indemnification and Insurance.
(a) Indemnified Persons. The Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) honor and fulfill, in all respects, the obligations of the Company and its Subsidiaries pursuant to the indemnification, exculpation and advancement of expenses provisions of any of the certificates of incorporation, bylaws and other similar organizational documents of the Company and its Subsidiaries, or pursuant to any indemnification agreements between the Company and any of its Subsidiaries, on the one hand, and any of their respective current or former directors, officers or employees, as applicable (and any person who becomes a director, officer or employee, as applicable of the Company or any of its Subsidiaries prior to the Effective Time), on the other hand (collectively, the “Indemnified Persons”). In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation, bylaws and other similar organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Charter, the Bylaws and the other similar organizational documents of the Subsidiaries of the Company, as applicable, as of the date of this Agreement. During such six-year period or such period in which an Indemnified Person is asserting a claim for indemnification pursuant to Section 6.11(a), whichever is longer, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable Law.
(b) Indemnification Obligation. Notwithstanding the foregoing, if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.11(a), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In connection with a Legal Proceeding of the type contemplated by this Section 6.11(a), (A) the Surviving Corporation will have the right to control the defense thereof after the Effective Time; (B) each Indemnified Person will be entitled to retain his or her own counsel (the reasonable fees and expenses of which will be paid by the Surviving Corporation), whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; (C) upon receipt of an undertaking by or on behalf of such Indemnified Person to repay any amount if it is ultimately determined that such Indemnified Person is not entitled to indemnification, the Surviving Corporation will advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding, whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; and (D) no Indemnified Person will be liable for any settlement of such Legal Proceeding effected without his or her prior written consent, unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Person from all liability arising out of such Legal Proceeding.

(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain in effect the D&O Insurance in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) not less favorable than those of the D&O Insurance. In satisfying its obligations pursuant to this Section 6.11(c), the Surviving Corporation will not be obligated to pay annual premiums in excess of 300 percent of the amount paid by the Company for coverage for its last full fiscal year (such 300 percent amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. Prior to the Effective Time, and in lieu of maintaining the D&O Insurance following the Effective Time pursuant to this Section 6.11(c), the Company may purchase a prepaid “tail” policy (the “Tail Policy”) with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the premium for the Tail Policy does not exceed 300 percent of the amount paid by the Company for coverage for its last full fiscal year. If the Company purchases the Tail Policy, then the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain the Tail Policy in full force and effect and continue to honor its obligations thereunder for so long as the Tail Policy is in full force and effect.
(d) Successors and Assigns. Proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns will assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.11 if Parent, the Surviving Corporation or any of their respective successors or assigns either (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person.
(e) No Impairment; Third-Party Beneficiary Rights. The obligations set forth in this Section 6.11 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person (and his or her heirs and representatives) who is a beneficiary pursuant to the D&O Insurance or the Tail Policy) without the prior written consent of such affected Indemnified Person or other person. Each of the Indemnified Persons or other persons (and his or her heirs and representatives) who are beneficiaries pursuant to the D&O Insurance or the Tail Policy are intended to be third-party beneficiaries of this Section 6.11, with full rights of enforcement. The rights of the Indemnified Persons (and other persons (and his or her heirs and representatives) who are beneficiaries pursuant to the D&O Insurance or the Tail Policy) pursuant to this Section 6.11 will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to (i) the Charter and Bylaws; (ii) the similar organizational documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries; or (iv) applicable Law.
(f) Joint and Several Obligations. The obligations of the Surviving Corporation, Parent and their respective Subsidiaries pursuant to this Section 6.11 are joint and several.
(g) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries, it being understood that the indemnification provided for in this Section 6.11 is not prior to or in substitution for any rights pursuant to such policies or agreements.
6.12 Employee Matters.
(a) Existing Arrangements. From and after the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) honor all of the Company Benefit Plans (including the Executive Severance Plan but, for the avoidance of doubt, excluding the Company Equity Plans) in accordance with their terms as in effect immediately prior to the Effective Time. As part of this covenant, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) operate the Company’s fiscal year 2026 bonus plan in accordance with its terms and consistent with past practice, and will pay out bonuses pursuant to such plan at no less than actual achievement and, for clarity, based on the actual achievement of applicable performance goals set forth in such bonus plan. Notwithstanding the foregoing but subject to Section 6.12(a) and Section 6.12(b), nothing will prohibit the Surviving Corporation from amending or terminating any such Company Benefit Plans in accordance with their terms or if otherwise required pursuant to applicable Law or as otherwise agreed to by the parties thereto.
(b) Employment; Benefits. During the 12 months following the Effective Time, to the extent that a Continuing Employee remains employed by the Surviving Corporation and its Subsidiaries during such period, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) provide employee benefits (other than the opportunity to participate in equity-based benefits, commission plans, severance benefits, and change in control, retention or similar benefits) to each Continuing Employee that are no less favorable in the aggregate than the respective employee benefits (other than the opportunity to participate in equity-based benefits, commission plans, severance benefits, and change in control, retention or similar benefits) provided to such Continuing Employee immediately prior to the Effective Time. In addition, the annual base compensation and target annual cash bonus opportunity (excluding any target commission opportunity) will not be decreased for a period of one year following the Effective Time for any Continuing Employee employed during that period. For a period of one year following the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) provide to Continuing Employees severance benefits that are no less favorable than those provided by the Company and its Subsidiaries pursuant to the terms, as of the date of this Agreement, of the applicable Company Benefit Plan set forth on Section 6.12(b) of the Company Disclosure Letter.
(c) New Plans. At or after the Effective Time, Parent will, or will cause the Surviving Corporation or any other Subsidiary of Parent to, cause to be granted to the Continuing Employees credit for all service with the Company and its Subsidiaries prior to the Effective Time and with Parent, the Surviving Corporation, and any of their Subsidiaries on or after the Effective Time, for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant, and to the same extent and for the same purpose as such Company Employee was entitled under the Company Benefits Plans as of immediately prior to the Effective Time (including for purposes of vacation accrual and severance pay entitlement), except that such service shall not be credited with respect to any defined benefit pension benefits or to the extent that it would result in duplication of coverage or benefits. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all employee benefit plans sponsored by Parent and its Subsidiaries (other than the Company Plans) (such plans, the “New Plans”) to the extent that coverage pursuant to any New Plan replaces coverage pursuant to a comparable Company Plan in which such Continuing Employee participates immediately before the Effective Time (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision, disability or other welfare benefits to any Continuing Employee, Parent will, or will cause the Surviving Corporation or any Subsidiaries of Parent to, use reasonable best efforts to cause, all waiting periods, pre-existing conditions or limitations, physical examination requirements, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, and Parent will, or will cause the Surviving Corporation or any Subsidiaries of Parent to, use reasonable best efforts to cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date that such Continuing Employee’s participation in the corresponding New Plan begins to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, co-payments, coinsurance, offset and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; and (iii) Parent will, or will cause the Surviving Corporation or any Subsidiaries of Parent to, credit the accounts of such Continuing Employees pursuant to any New Plan that is a flexible spending plan with any unused balance in the account of such Continuing Employee. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time.
(d) No Third-Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, neither this Section 6.12 nor any provisions of this Agreement relating to Company Benefit Plans will be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee for any reason; (ii) subject to the limitations and requirements specifically set forth in this Section 6.12, require Parent, the Surviving Corporation or any of their respective Subsidiaries to maintain or continue any Company Plan or prevent the amendment, modification, suspension or termination thereof after the Effective Time; (iii) create any third-party beneficiary rights in any Person; or (iv) be treated as an amendment of, or undertaking to amend, any Company Benefit Plan.
6.13 Covenants of Merger Sub. Parent will take all action necessary to cause Merger Sub and, following the Effective Time, the Surviving Corporation to perform their respective covenants pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement. Any breach of this Agreement by Merger Sub will be deemed to be a breach of this Agreement by Parent.
6.14 Notification of Certain Matters.
(a) Notification by the Company. During the Pre-Closing Period, the Company will give prompt notice to Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant to be complied with pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the covenants of Parent and Merger Sub to consummate the Merger set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied at the Closing. No such notification will affect or be deemed to modify any representation or warranty of the Company that is set forth in this Agreement or the conditions to the covenants of Parent and Merger Sub to consummate the Merger or the remedies available to the Parties under this Agreement.
(b) Notification by Parent. During the Pre-Closing Period, Parent will give prompt notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure by Parent or Merger Sub to comply with or satisfy in any material respect any covenant to be complied with pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied at the Closing. No such notification will affect or be deemed to modify any representation or warranty of Parent or Merger Sub that is set forth in this Agreement or the conditions to the obligations of the Company to consummate the Merger or the remedies available to the Parties under this Agreement.
(c) Impact of Non-Compliance. Notwithstanding anything to the contrary in this Agreement, a breach of the covenants of the Company or its Subsidiaries under this Section 6.14 may not be asserted by Parent, Merger Sub or any of their Affiliates or Representatives as the basis for (i) any conditions set forth in Article VII not being satisfied; or (ii) the termination of this Agreement pursuant to Section 8.1(e). Notwithstanding anything to the contrary in this Agreement, a breach of the covenants of Parent or Merger Sub under this Section 6.14 may not be asserted by the Company, its Subsidiaries or any of their Affiliates or Representatives as the basis for (i) any conditions set forth in Article VII not being satisfied; or (ii) the termination of this Agreement pursuant to Section 8.1(g).
6.15 Public Statements and Disclosure. The initial press release concerning this Agreement and the Merger will be a joint press release reasonably acceptable to the Company and Parent and will be issued promptly following the execution and delivery of this Agreement. Thereafter, the Company and its Representatives (unless the Company Board (or a committee thereof) has made a Company Board Recommendation Change in accordance with this Agreement), on the one hand, and Parent and Merger Sub and their respective Representatives, on the other hand, will use their respective reasonable best efforts to consult with the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in each case to the extent relating to this Agreement or the Merger. Notwithstanding the foregoing, each of the Company, Parent and Merger Sub will not be obligated to engage in such consultation with respect to communications that are (i) required by applicable Law; (ii) directed to employees, suppliers, customers, partners, investors or vendors so long as such communications are consistent with prior communications made in accordance with this Section 6.15 or any communications plan previously agreed to in writing by Parent and the Company (in which case such communications may be made consistent with such plan); (iii) related to a Company Board Recommendation Change or, in each case, any action taken pursuant thereto; (iv) with respect to any dispute or Legal Proceeding among the Parties or their respective Affiliates, or with parties to the Equity Commitment Letter or the Debt Financing Sources, related to this Agreement, the Transaction Documents, the Equity Financing or the Debt Financing; (v) consistent with previous public disclosures made by the Parties in compliance with this Section 6.15; or (vi) with respect to Parent and Merger Sub, customary communications to prospective lenders and investors in connection with the arrangement of the Debt Financing. Notwithstanding anything to the contrary in this Agreement, Parent may disclose the terms of the Merger to the Guarantors and its and their Affiliates’ equityholders and limited partners consistent with customary practice in the private equity industry, so long as the Person to which Parent is disclosing such terms is bound by a customary confidentiality agreement that would require such Person to keep confidential such terms.
6.16 Transaction Litigation.
(a) Notice. During the Pre-Closing Period, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. Notwithstanding anything to the contrary in Section 9.2, the notice contemplated by the prior sentence will only be delivered to counsel to Parent and may be delivered by email. Notwithstanding anything to the contrary in this Agreement, a breach of the covenants of the Company under this Section 6.16(a) may not be asserted by Parent, Merger Sub or any of their Affiliates or Representatives as the basis for (i) any conditions set forth in Article VII not being satisfied; or (ii) the termination of this Agreement pursuant to Section 8.1(e).
(b) Cooperation. The Company (i) will (A) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; (B) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation; and (C) consider in good faith Parent’s advice with respect to any Transaction Litigation; and (ii) may not compromise or settle, or agree to compromise or settle, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.16(b), “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above.
6.17 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law to cause (a) the delisting of the Company Common Stock from Nasdaq as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.
6.18 Parent Vote at Merger Sub. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub (with a copy also sent to the Company) a written consent adopting this Agreement and approving the Merger in accordance with the DGCL.
6.19 Conduct of Business by Parent and Merger Sub. During the Pre-Closing Period, unless the Company otherwise consents, Parent and Merger Sub will not, and will cause their Affiliates (including the Guarantors) not to acquire or agree to acquire, by merging or consolidating with, by purchasing a portion of the assets of or equity in, or by acquiring in any other manner, any Person or business or division thereof if entering into of a definitive agreement relating to, or the consummation of, such transaction could reasonably be expected to (a) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any authorization, consent, order, declaration or approval of any Governmental Authority necessary to consummate the Merger or to permit the expiration or termination of any applicable waiting period; (b) materially increase the risk of any Governmental Authority entering an Order preventing or impairing or restraining the consummation of the Merger; (c) materially increase the risk of not being able to remove any such Order on appeal or otherwise; or (d) materially delay or prevent the consummation of the Merger.
6.20 Prohibition on Certain Discussions. Except as approved by the Company Board (or a committee thereof), (a) at all times following the execution and delivery of this Agreement and prior to filing the Proxy Statement with the SEC, Parent will not, and will cause its Affiliates (including the Guarantors and any of the Guarantors’ Affiliates)

not to, make or enter into, or commit or agree to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any director, officer or employee of the Company (a) regarding any continuing employment or consulting relationship with the Parent, the Surviving Corporation or any of their respective Affiliates following the Effective Time; (b) at all times following the execution and delivery of this Agreement, Parent will not, and will cause its Affiliates (including the Guarantors and any of the Guarantors’ Affiliates) not to, make or enter into, or commit or agree to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any director, officer or employee of the Company (i) pursuant to which any such Person would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; or (ii) pursuant to which such Person or any of its Affiliates would agree to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company in connection with the Merger; and (c) at all times prior to the No-Shop Period Start Date, Parent will not, and will cause its Affiliates (including the Guarantors and any of the Guarantors’ Affiliates) not to, make or enter into, or commit or agree to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any equityholder of the Company (i) pursuant to which any such Person would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock or (ii) pursuant to which such Person or any of its Affiliates would agree to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company in connection with the Merger.
6.21 Pay-Off Letters. (a) The Company shall use reasonable best efforts to deliver, at least three Business Days prior to the Effective Time, to Parent and Merger Sub, a draft customary payoff letter with respect to payoff of the indebtedness under the Credit Agreement setting forth (i) the amounts required to repay and discharge in full, if any, such indebtedness in full on the Closing Date and release any guarantees granted in connection therewith, (ii) the wire transfer instructions for the repayment of such indebtedness and (iii) to the extent such indebtedness is secured, authorization to file, or assurances that the lender will file, all releases necessary to evidence satisfaction and termination of such indebtedness and to enable release of all liens relating thereto, effective upon repayment of such indebtedness (and confirmation of such receipt) and (b) at least one Business Day prior to the Effective Time, the Company shall have delivered to Parent and Merger Sub a final, duly executed payoff letter and lien release documentation in form ready for filing.
6.22 Warrant Termination Agreement. The Company shall use reasonable best efforts to enter into a warrant termination agreement with the applicable holders of the Company Warrants in customary form and substance with respect to the Company Warrants.
6.23 FIRPTA Certificate. The Company shall use reasonable best efforts to deliver to Parent at the Closing a customary certification by the Company that meets the requirements of Treasury Regulations Section 1.897-2(h)(1)(i), dated within 30 days prior to the Closing Date, along with written authorization for Parent to deliver such notice form to the Internal Revenue Service on behalf of the Company upon the Closing.
ARTICLE VII
CONDITIONS TO THE MERGER
7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver (by Parent and the Company in writing) at or prior to the Effective Time of each of the following conditions:
(a) Requisite Stockholder Approval. The Company will have received the Requisite Stockholder Approval at the Company Stockholder Meeting.
(b) Antitrust Laws. The waiting periods (and any extensions thereof), if any, applicable to the Merger pursuant to (i) the HSR Act and (ii) the other Antitrust Laws set forth in Section 7.1(b) of the Company Disclosure Letter will have expired or otherwise been terminated, or all requisite consents pursuant to such Laws will have been obtained. It is agreed that the receipt by any Party of a form letter from the FTC’s Bureau of Competition, substantially in the form announced and disclosed by the FTC on August 3, 2021, will not result in a failure of the condition set forth in this Section 7.1(b) to be satisfied.
(c) No Prohibitive Order or Laws. No (i) Order issued by any court of competent jurisdiction will be in effect or (ii) Law will have been enacted by a Governmental Authority of competent jurisdiction and be in effect, that, in the case of each of clauses (i) or (ii), materially restrains or materially impairs the consummation of the

Merger (any such Order or Law, a “Restraint”). It is agreed that the receipt by any Party of a form letter from the FTC’s Bureau of Competition, substantially in the form announced and disclosed by the FTC on August 3, 2021, will not result in a failure of the condition set forth in this Section 7.1(c) to be satisfied.
(d) Foreign Direct Investment Law. All consents, approvals and filings required under the Foreign Direct Investment Laws specified in Section 7.1(d) of the Company Disclosure Letter will have been obtained or made, and all waiting periods (including any extensions thereof) will have expired or otherwise been terminated under such Laws.
7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:
(a) Representations and Warranties.
(i) In General. Other than the representations and warranties listed in Section 7.2(a)(ii), Section 7.2(a)(iii) and Section 7.2(a)(iv), the representations and warranties of the Company set forth in this Agreement are true and correct as of the date of this Agreement and will be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the Closing Date as if made at and as of the Closing Date (except, in each case, to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures (considered collectively) to be true and correct that would not have a Company Material Adverse Effect.
(ii) Specified Representations and Warranties. The representations and warranties set forth in Section 3.1 (Organization; Good Standing), Section 3.2 (Corporate Power; Enforceability), Section 3.3 (Company Board Approval; Fairness Opinion; Anti-Takeover Laws), Section 3.4 (Requisite Stockholder Approval), Section 3.7(c) (Company Capitalization – No Voting Rights), Section 3.7(d) (Company Capitalization – No Other Rights) and Section 3.26 (Brokers) that (A) are not qualified by Company Material Adverse Effect are true and correct as of the date of this Agreement and will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date (except, in each case, to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) are qualified by Company Material Adverse Effect are true and correct as of the date of this Agreement and will be true and correct (without disregarding such Company Material Adverse Effect qualifications) as of the Closing Date as if made at and as of the Closing Date (except, in each case, to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date).
(iii) Capitalization. The representations and warranties set forth in Sections 3.7(a)(i), 3.7(a)(ii), the second sentence of 3.7(a)(iv), and 3.7(b) (Company Capitalization) are true and correct in all respects as of the date of this Agreement and will be true and correct in all respects as of the Closing Date as if made at and as of the Closing Date, other than for de minimis inaccuracies (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects, other than for de minimis inaccuracies, as of such earlier date).
(iv) No Material Adverse Effect. The representations and warranties set forth in Section 3.12(a) (No Company Material Adverse Effect) are true and correct in all respects as of the date of this Agreement.
(b) Performance of Covenants of the Company. The Company will have performed in all material respects all covenants in this Agreement required to be performed by it at or prior to the Closing.
(c) Officer’s Certificate. Parent and Merger Sub will have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.
(d) Company Material Adverse Effect. No Company Material Adverse Effect will have occurred after the date of this Agreement that is continuing.

7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:
(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement will be true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifications set forth therein) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures (considered collectively) to be true and correct that would not have a Parent Material Adverse Effect.
(b) Performance of Covenants of Parent and Merger Sub. Parent and Merger Sub will have performed in all material respects all covenants in this Agreement required to be performed by Parent and Merger Sub at or prior to the Closing.
(c) Officer’s Certificate. The Company will have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer of Parent, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
7.4 Frustration of Closing Conditions. None of Parent, Merger Sub or the Company may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of a condition set forth in this Article VII to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use the requisite efforts to cause the Closing to occur as required by this Agreement.
ARTICLE VIII
TERMINATION
8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the receipt of the Requisite Stockholder Approval (except as provided in this Agreement), only as follows (it being understood that this Agreement may not be terminated for any other reason or on any other basis):
(a) by mutual written agreement of Parent and the Company;
(b) by either Parent or the Company if any Restraint has become final and non-appealable, except that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party that has failed to comply with the terms of this Agreement and such failure has been the principal cause of, or resulted in, such Restraint;
(c) by either Parent or the Company if the Effective Time has not occurred by 11:59 p.m. on December 20, 2025 (such time and date, as it may be extended pursuant to this Section 8.1(c) or Section 9.10(b)(ii), the “Termination Date,” it being understood that (A) if all of the conditions to the Closing, other than the conditions set forth in Section 7.1(b) or Section 7.1(d), have been satisfied or waived, or are capable of being satisfied on such date, the Termination Date shall be automatically extended to 11:59 p.m. on March 20, 2026; (B) if the Closing would occur in accordance with Section 2.3 on a date (the “Specified Date”) that occurs within three Business Days after the Termination Date, then the Termination Date shall be automatically extended to the Specified Date and the Specified Date shall become the Termination Date for purposes of this Agreement; and (C) in the event of one or more Government Shutdowns that occur prior to the expiration or termination of the waiting period (or any extension thereof) pursuant to the HSR Act, then the Termination Date shall be automatically extended by one day for each day that such Government Shutdown lasts (such extension as a result of one or more Government Shutdowns not to exceed 30 days in the aggregate)); it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to (i) Parent if the Company has the right to terminate this Agreement pursuant to Section 8.1(g) or Section 8.1(i); (ii) the Company if Parent has the right to terminate this Agreement pursuant to Section 8.1(e); or (iii) any Party that has failed to comply with the terms of this Agreement and such failure has been the principal cause of, or resulted in, the failure of the Closing to have occurred on or before the Termination Date;
(d) by either Parent or the Company if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting at which a vote is taken on the adoption of this Agreement and approval of the Merger;

(e) by Parent if the Company has breached or failed to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would result in the failure of a condition set forth in Section 7.1 or Section 7.2, except that (i) if such breach or failure to perform is capable of being cured by the Termination Date, then Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach or failure to perform, delivered at least 45 days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach or failure to perform has been cured prior to termination; and (ii) Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) if, at the time that such termination would otherwise take effect in accordance with the foregoing, Parent or Merger Sub is in material breach of this Agreement;
(f) by Parent if, at any time prior to receiving the Requisite Stockholder Approval, the Company Board (or a committee thereof) has effected a Company Board Recommendation Change, except that Parent’s right to terminate this Agreement pursuant to this Section 8.1(f) will expire at 5:00 p.m. on the 10th Business Day following the date on which such right to terminate first arose;
(g) by the Company if Parent or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties or covenants contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that (i) if such breach or failure to perform is capable of being cured by the Termination Date, then the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach or failure to perform, delivered at least 45 days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach or failure to perform has been cured prior to termination; and (ii) the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) if, at the time that such termination would otherwise take effect in accordance with the foregoing, the Company is in material breach of this Agreement;
(h) by the Company (at any time prior to receiving the Requisite Stockholder Approval) if (i) the Company has received a Superior Proposal; (ii) the Company Board (or a committee thereof) has authorized the Company to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal; (iii) the Company has complied in all material respects with Section 5.4(e)(ii) with respect to such Superior Proposal; and (iv) the Company pays, or causes to be paid, to Parent or its designee the Company Termination Fee pursuant to Section 8.3(b)(iii); or
(i) by the Company if (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or waived; (ii) Parent and Merger Sub fail to consummate the Closing on the date required pursuant to Section 2.3; (iii) the Company has irrevocably notified Parent in writing that if Parent performs its obligations under this Agreement and the Equity Financing is funded pursuant to the terms of the Equity Commitment Letter, then the Company stands ready, willing and able to consummate, and will consummate, the Closing; (iv) the Company gives Parent written notice stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(i) at least three Business Days prior to such termination; and (v) the Closing has not been consummated by the end of such three Business Day period (it being understood that, notwithstanding anything to the contrary in this Agreement, Parent will not be permitted to terminate this Agreement for any reason during such three Business Day period).
8.2 Manner and Notice of Termination; Effect of Termination.
(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to Parent (in the event of a termination by the Company) or the Company (in the event of a termination by Parent) setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination.
(b) Effect of Termination. Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the mutual written agreement of Parent and the Company or the delivery of written notice by the terminating Party to the other Parties, as applicable. Following the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any equity holder, controlling person, partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other Representative of such Party) to the other Parties, as applicable, except that, and subject in all respects to this Section 8.2 and the Cap (as defined in the Guarantee), (i) the obligation of Parent to pay the Financing Reimbursement Obligations and (ii) Section 6.7(e), Section 6.15, Section 8.3, Article IX and this Section 8.2 will, in each case, survive the termination of this Agreement, in each case in accordance with their respective terms. Notwithstanding the previous sentence, but subject to Section 8.3, nothing in this Agreement will relieve any Party from any liability for any intentional common law fraud or any Willful Breach of this Agreement prior to the termination of this Agreement. No termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, the Guarantee or the Equity Commitment Letter, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.
8.3 Fees and Expenses.
(a) General. Except for the Financing Reimbursement Obligations or as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Merger will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. Except as set forth in Section 2.10(e), Parent will pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees and (ii) sales, use, real property transfer and other similar Taxes or fees, in each case arising out of or in connection with entering into this Agreement and the consummation of the Merger. Parent shall prepare and file or cause to be prepared and filed all Tax Returns with respect to such Taxes and shall pay such Taxes in the time and manner prescribed by Law.
(b) Company Payments.
(i) Future Transactions. If (A) this Agreement is validly terminated pursuant to Section 8.1(d) (Failure of Requisite Stockholder Approval) or Section 8.1(e) (Company Breach); (B) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(d) (Failure of Requisite Stockholder Approval) or Section 8.1(e) (Company Breach), an Acquisition Proposal has been publicly announced or publicly disclosed and not withdrawn or otherwise abandoned at least ten Business Days prior to the date of the Company Stockholder Meeting; and (C) within one year of the termination of this Agreement pursuant to Section 8.1(d) (Failure of Requisite Stockholder Approval) or Section 8.1(e) (Company Breach), as applicable, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction and such Acquisition Transaction is subsequently consummated (whether or not within one year of the termination of this Agreement), then the Company will, substantially concurrently with the consummation of such Acquisition Transaction, pay or cause to be paid to Parent or its designee an amount equal to the Company Termination Fee by wire transfer of immediately available funds to the account designated in Schedule 8.3(b) (which Schedule may be updated by Parent from time to time). For purposes of this Section 8.3(b)(i), all references to “15 percent” in the definition of “Acquisition Transaction” will be deemed to be references to “50.1 percent.”
(ii) Company Board Recommendation Change. If this Agreement is validly terminated pursuant to Section 8.1(f) (Company Board Recommendation Change), then the Company must, within two Business Days following such termination, pay, or cause to be paid, to Parent or its designee the Company Termination Fee by wire transfer of immediately available funds to the account designated in writing by Parent.
(iii) Superior Proposal. If this Agreement is validly terminated pursuant to Section 8.1(h) (Superior Proposal), then the Company must, concurrently with such termination, pay, or cause to be paid, to Parent or its designee the Company Termination Fee by wire transfer of immediately available funds to the account designated in Schedule 8.3(b) (which Schedule may be updated by Parent from time to time).
(c) Parent Payment. If this Agreement is validly terminated pursuant to Section 8.1(g) (Parent Breach) or Section 8.1(i) (Parent Financing Failure), then Parent must, within two Business Days following such termination, pay, or cause to be paid, to the Company or its designee the Parent Termination Fee by wire transfer of immediately available funds to the account designated in writing by the Company. If paid to the Company, the Parent Termination Fee will be retained by the Company for the use and benefit of the Company in any manner.
(d) Single Payment Only; Liquidated Damages. In no event will the Company or Parent be required to pay the Company Termination Fee or the Parent Termination Fee, as applicable, on more than one occasion, whether or not the Company Termination Fee or the Parent Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events. It is agreed that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement; (ii) the damages resulting from the termination of this Agreement under circumstances where the Company Termination Fee or the Parent Termination Fee is payable are uncertain and incapable of accurate calculation; and (iii) without these agreements, the Parties would not enter into this Agreement. Therefore, the Company Termination Fee or the Parent Termination Fee, as applicable, if, as and when required to be paid pursuant to this Section 8.3 will not constitute a penalty but rather liquidated damages in a reasonable amount that will compensate the Party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger.
(e) Default on Payments. The agreements contained in this Section 8.3 are an integral part of this Agreement and, without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.3(b) or Parent fails to promptly pay any amounts due pursuant to Section 8.3(c) and, in order to obtain such payment, Parent, on the one hand, or the Company, on the other hand, commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3(b) or any portion thereof or a judgment against Parent for the amount set forth in Section 8.3(c) or any portion thereof, as applicable, then the non-paying Party will pay or cause to be paid to the other Party the reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of the other Party in connection with such Legal Proceeding, together with interest on such amount or portion thereof at an annual rate equal to the prime rate (as published by Bloomberg or, if not reported thereby, another authoritative source reasonably determined by the Company on the date that such payment or portion thereof was required to be made) plus five percent through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law (collectively, “Enforcement Expenses”).
(f) Sole and Exclusive Remedy.
(i) For the Company Related Parties. Notwithstanding anything to the contrary set forth in this Agreement (including this Article VIII), each of the Parties expressly acknowledges and agrees that the Company’s right to (A) terminate this Agreement and seek the Parent Termination Fee solely in accordance with the provisions of, and subject to the limitations in, this Agreement and the Guarantee (including the limitations set forth therein) or (B) seek specific performance solely in accordance with, and subject to the limitations in, this Agreement (including Section 9.10(b)) and the Equity Commitment Letter shall constitute the sole and exclusive remedies of the Company, its Subsidiaries, their respective Affiliates or any of the Company Related Parties arising out of, in connection with or relating to this Agreement or the Merger. Without limiting the foregoing, if this Agreement is validly terminated pursuant to Section 8.1 in circumstances in which the Parent Termination Fee is payable pursuant to Section 8.3(c), then the Company’s receipt of the Parent Termination Fee (including, without duplication, the Company’s right to enforce the Guarantee with respect thereto and receive the Parent Termination Fee from the Guarantors), the Financing Reimbursement Obligations and any Enforcement Expenses (subject to the Cap (as defined in the Guarantee)) will be the sole and exclusive remedies of the Company Related Parties against the Parent Related Parties in respect of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, the termination of this Agreement, or the failure to consummate the Merger. Upon payment of the Parent Termination Fee (if owed pursuant to Section 8.3(c)), the Financing Reimbursement Obligations and any Enforcement Expenses (subject to the Cap (as defined in the Guarantee), none of the Parent Related Parties will have any further liability or obligation to any of the Company Related Parties or any other Person relating to or arising out of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the

Transaction Documents, or for any matters forming the basis of such termination, except that the Parties or their respective Affiliates (or both) will remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, and in accordance with the Confidentiality Agreement.
(ii) For the Parent Related Parties. If this Agreement is validly terminated pursuant to Section 8.1 in circumstances in which the Company Termination Fee is payable pursuant to Section 8.3(b), then Parent’s receipt of the Company Termination Fee, any Enforcement Expenses and Parent’s right to specific performance pursuant to Section 9.10(b) will be the sole and exclusive remedies of the Parent Related Parties against the Company Related Parties in respect of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, the termination of this Agreement, or the failure to consummate the Merger. Upon payment of the Company Termination Fee (if owed pursuant to Section 8.3(b)) and any Enforcement Expenses, none of the Company Related Parties will have any further liability or obligation to any of the Parent Related Parties or any other Person relating to or arising out of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, or for any matters forming the basis of such termination, except that the Parties or their respective Affiliates (or both) will remain obligated with respect to, and Parent may be entitled to remedies with respect to, the Confidentiality Agreement, Section 8.2 and Section 8.3(a), as applicable. Notwithstanding the foregoing, this Section 8.3(f)(ii) will not relieve the Company from any liability (1) for any intentional common law fraud or Willful Breach of this Agreement, except that under no circumstances will the collective monetary damages payable by the Company under this Agreement (other than in the case of any intentional common law fraud (taking into account the payment of the Company Termination Fee pursuant to this Agreement)) exceed an amount, in the aggregate, equal to the amount of the Company Termination Fee plus any Enforcement Expenses (such aggregate amount, the “Company Liability Limitation”); provided, however, the Company Liability Limitation will not apply to any Willful Breach of Section 5.4; provided, further, that notwithstanding the foregoing, in no event, including in the event of a Willful Breach, shall the Company be liable to Parent for an amount in excess of the Parent Termination Fee, (2) for any breaches of the Confidentiality Agreement; or (3) pursuant to Section 8.3(a), as applicable. In no event will any of the Parent Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, any monetary recovery or award in excess of the Company Liability Limitation (except for intentional common law fraud, pursuant to the Confidentiality Agreement or pursuant to Section 8.3(a) or except as provided in the proviso in the immediately preceding sentence, as applicable) against the Company Related Parties, and, other than with respect to intentional common law fraud, pursuant to the Confidentiality Agreement or pursuant to Section 8.3(a) or except as provided in the proviso in the immediately preceding sentence, as applicable, in no event will Parent or Merger Sub be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Company Liability Limitation against the Company Related Parties for, or with respect to, this Agreement or the Merger, the termination of this Agreement, the failure to consummate the Merger, or any claims or actions under applicable Law arising out of any such breach, termination or failure.
ARTICLE IX
GENERAL PROVISIONS
9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement will terminate at the Effective Time, except that (a) the representations and warranties contained in Section 3.27 and Section 4.17 will not terminate; and (b) any covenants that by their terms survive the Effective Time will survive the Effective Time in accordance with their respective terms.
9.2 Notices.
(a) Addresses for Notice. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand; or (iv) on the date sent by email (except that notice given by email will not be effective unless either (A) a duplicate copy of such email notice is given by one of the other delivery methods described in this Section 9.2 reasonably promptly after delivery of such email but otherwise without regard to the time periods specified in such other clauses; or (B) the receiving Party or its Representative delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 9.2 (excluding “out of office” or other automated replies)). In each case, the intended recipient is set forth below.

if to Parent, Merger Sub or the Surviving Corporation to:

Cascade Parent Inc.
c/o Haveli Investments, L.P.
405 Colorado St, Suite 1600
Austin, TX 78701
Attn:	Sumit Pande
Della Richardson
Email:	***
***
***
with a copy (which will not constitute notice) to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attn:	Charles K. Ruck
Ian Nussbaum
Email:	***
***

if to the Company (prior to the Effective Time) to:

Couchbase, Inc.
3155 Olsen Drive, Suite 150
San Jose, CA 95117
Attn:	Chief Legal Officer

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
Attn:	Rezwan D. Pavri
Martin W. Korman
Douglas K. Schnell
Ross Tanaka
Email:	***
***
***
***

(b) Additional Procedures Related to Notices. Rejection or other refusal to accept, or the inability to deliver because of changed address or other details of which no notice was given in accordance with this Section 9.2, will be deemed to be receipt of any notice pursuant to this Section 9.2 as of the date of rejection, refusal or inability to deliver. Any notice received by the addressee on any Business Day after 9:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or any of the other details specified in or pursuant to this Section 9.2 through a notice given in accordance with this Section 9.2, except that notice of any such change will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (i) specified in such notice; or (ii) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3 Amendment. Subject to applicable Law and the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that if the Company has received the Requisite Stockholder Approval, then no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without receiving such approval.
9.4 Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth in this Agreement, (a) extend the time for the performance of any of the covenants, obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party in this Agreement; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained in this Agreement. Any agreement by a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.
9.5 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written approval of the other Parties, except that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Effective Time (a) in connection with a merger or consolidation involving Parent or Merger Sub or other disposition of all or substantially all of the assets of Parent, Merger Sub or the Surviving Corporation; (b) to any of their respective Affiliates; or (c) to any Debt Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing, it being understood that, in each case, such assignment will not (i) affect the obligations of the parties (including Debt Financing Sources) to any debt commitment letters (or definitive agreements) related to the Debt Financing, to the Equity Commitment Letter or to the Guarantee; or (ii) impede or delay the consummation of the Merger or otherwise materially impede the rights of the holders of shares of Company Common Stock, Company Warrants and Company Equity-Based Awards pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations under this Agreement or any Transaction Documents.
9.6 Confidentiality. Parent, Merger Sub and the Company acknowledge that the parties thereto have previously executed the Confidentiality Agreement, which will continue in full force and effect in accordance with its terms. Each of Parent, Merger Sub and their respective Representatives will hold and treat all documents and information concerning the Company or its Subsidiaries furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger or pursuant to this Agreement (including any information obtained pursuant to Section 6.9) in accordance with the Confidentiality Agreement. In addition, in the event of any termination of this Agreement pursuant to Article VIII, it is agreed that, notwithstanding anything to the contrary in the Confidentiality Agreement, any term of the confidentiality and non-use obligations under the Confidentiality Agreement will be deemed to be extended to one year following such termination. Notwithstanding anything to the contrary in the Confidentiality Agreement, the term “Representatives” (as defined in the Confidentiality Agreement) shall hereafter be deemed to include any actual or potential financing sources of Parent and its Representatives (as defined in the Confidentiality Agreement), including the Debt Financing Sources, without the need for any approval or consent of the Company or its Representatives.
9.7 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to in this Agreement, including the Confidentiality Agreement, the Voting Agreements, the Company Disclosure Letter, the Guarantee and the Equity Commitment Letter, constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. Notwithstanding anything to the contrary in this Agreement, the Company Disclosure Letter and any exhibits and schedules referred to in this Agreement are “facts ascertainable” (as such term is used in Section 251(b) of the DGCL) and, for purposes of the Laws of the State of Delaware, including Section 251 of the DGCL, are not a part of, and do not form a part of, this Agreement. Notwithstanding anything to the contrary in this Agreement, the

Confidentiality Agreement (as modified pursuant to Section 9.6) will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the (i) Effective Time and (ii) date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated.
9.8 Third-Party Beneficiaries. Except as set forth in Section 6.11, this Section 9.8 and Section 9.17, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies under this Agreement, except as set forth in or contemplated by Section 6.11 and this Section 9.8, and from and after the Effective Time, the rights of the holders of shares of Company Common Stock, Company Warrants and Company Equity-Based Awards to receive the merger consideration set forth in Article II. The provisions of Section 8.3(f) will inure to the benefit of the respective Related Parties, each of whom is intended to be a third-party beneficiary thereof with full rights of enforcement.
9.9 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
9.10 Remedies.
(a) Remedies Cumulative; No Limitation on Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement or by applicable Law on such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Notwithstanding anything to the contrary in any Transaction Document or otherwise, although the Company may, subject in all respects to Section 8.2, Section 8.3, Section 9.16 and this Section 9.10 (and, in each case, the limitations set forth herein or therein), pursue both (i) a grant of specific performance or other equitable relief to cause the Equity Financing to be funded (whether under this Agreement or the Equity Commitment Letter) and the occurrence of the Closing, and (ii) payment of the Parent Termination Fee (including under the Guarantee), if, as and when required pursuant to Section 8.3(c), under no circumstances will the Company, directly or indirectly, be permitted or entitled to receive both a grant of specific performance or other equitable relief to cause the Equity Financing to be funded (whether under this Agreement or the Equity Commitment Letter) and the occurrence of the Closing, on the one hand, and, on the other hand, monetary damages, including payment of any of the Parent Termination Fee, the Financing Reimbursement Obligations and any Enforcement Expenses.
(b) Specific Performance.
(i) Irreparable Damage. Irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur if the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions that are required of it by this Agreement in order to consummate the Merger) in accordance with its terms or otherwise breach any such provisions. The Parties acknowledge and agree that (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms of this Agreement (including specific performance or other equitable relief to cause Parent to perform any obligations required of it and to enforce its rights under the Equity Commitment Letter (or to directly enforce the obligation to fund the Equity Financing in accordance with, and pursuant to the terms and conditions of, the Equity Commitment Letter) and to cause Parent to consummate the Merger); (B) the provisions of Section 8.2(b) and Section 8.3, including the availability of monetary damages, including the Parent Termination Fee or Company Termination Fee, as applicable, are not intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Merger and without that right, no Party would have entered into this Agreement.
(ii) Objections; Cooperation. Each Party agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand, on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity except as expressly set forth herein. Any Party seeking an injunction or injunctions to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. Each Party will seek and agree to, and use its reasonable best efforts to cooperate with the other Parties in seeking, an expedited schedule in any litigation seeking an injunction or order of specific performance to attempt to fully resolve any dispute between the Parties prior to the Termination Date.
(iii) Tolling of the Termination Date. Notwithstanding anything to the contrary in this Agreement, if any Party initiates a Legal Proceeding to (A) prevent breaches (or threatened breaches) of this Agreement or the Equity Commitment Letter, or both or (B) enforce specifically the terms of this Agreement or the Equity Commitment Letter, or both, then, in each case, no party shall object to any application to the court setting forth an expedited timeline to hear and determine such action.
9.11 Governing Law. This Agreement is governed by and construed in accordance with the Laws of the State of Delaware.
9.12 Consent to Jurisdiction.
(a) General Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement, the Merger, the Guarantee and the Equity Commitment Letter, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, but nothing in this Section 9.12 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement, the Guarantee, the Equity Commitment Letter or the Merger; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement, the Guarantee, the Equity Commitment Letter or the Merger will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement, the Guarantee, the Equity Commitment Letter or the Merger in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
(b) Jurisdiction for Debt Financing Sources. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and irrevocably agree (i) that any Legal Proceeding, whether at law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Sources arising out of, or relating to, the Merger, the Debt Financing, any debt commitment letter (or definitive agreements) related to the Debt Financing, or the performance of services thereunder, will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof, and each Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any debt commitment letter (or definitive agreements) related to the Debt Financing will be effective service of process against them for any such Legal Proceeding brought in any such court; (iv) to waive and waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; and (v) any such Legal Proceeding will be governed and construed in accordance with the Laws of the State of New York. Notwithstanding anything to the contrary in this Agreement, (A) the interpretation of the definition of Company Material Adverse Effect and whether or not a Company Material Adverse Effect has occurred; (B) the determination of the accuracy of any representations and warranties of the Company set forth in this Agreement and the performance by the Company of its covenants in this Agreement, and the satisfaction of any conditions to the obligation of any Party to consummate the Merger as a result thereof; and (C) the determination of whether the Merger has been consummated in accordance with the terms of this Agreement will, in each case, be governed and construed in accordance with the Laws of the State of Delaware.
9.13 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE GUARANTEE, THE EQUITY COMMITMENT LETTER OR THE EQUITY FINANCING. EACH PARTY ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.13.
9.14 Counterparts. This Agreement and any amendments to this Agreement may be executed in one or more textually identical counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or through an electronic signature service (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version delivered in person. No Party may raise the use of Electronic Delivery to deliver a signature, or the fact that any signature, agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense.
9.15 No Limitation of Representations, Warranties, Covenants or Conditions. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, (a) the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative; (b) each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect; and (c) nothing set forth in any provision in this Agreement will (except to the extent expressly stated) in any way be deemed to limit the scope, applicability or effect of any other provision of this Agreement.
9.16 Non-recourse. Each Party agrees, on behalf of itself and its Related Parties, that all Legal Proceedings (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (a) this Agreement, any of the Transaction Documents or the Merger (including the Equity Financing); (b) the negotiation, execution or performance of this Agreement or any of the Transaction Documents; (c) any breach or violation of this Agreement or any of the Transaction Documents; or (d) any failure of the Merger to be consummated, in each case, may be made only (i) against (and are those solely of) the Persons that are, in the case of this Agreement, expressly identified as parties to this Agreement, and in the case of the Transaction Documents, Persons expressly identified as parties to such Transaction Documents; and (ii) in accordance with, and subject to the terms and conditions of, this Agreement or such Transaction Documents, as applicable. Notwithstanding anything in this Agreement or any of the Transaction Documents to the contrary, each Party agrees, on behalf of itself and its Related Parties, that no recourse under this Agreement or any of the Transaction Documents or in connection with the Merger will be sought or had against any Person not expressly identified as a party to this Agreement or such Transaction Document, as applicable, and no other Person, including any Related Party, will have any liabilities or obligations (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in clauses (a) through (d), it being acknowledged and agreed that no personal liability or losses whatsoever will attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related in any manner to the items in clauses (a) through (d), in each case, except for claims that the Company, Parent or Merger Sub, as applicable, may assert: (A) against any Person that is party to, and solely pursuant to the terms and conditions of, the Confidentiality Agreement; (B) against the Guarantors under, if, as and when required pursuant to the terms and conditions of the Guarantee; (C) against the parties to the Equity Commitment Letter for specific performance of the obligation to fund the Equity Financing in accordance with, and pursuant to the terms and conditions of, the Equity Commitment Letter; or (D) against the Company, Parent and Merger Sub solely in accordance with, and pursuant to the terms and conditions of, this Agreement.
9.17 Debt Financing Sources. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and irrevocably agree (i) that none of the Debt Financing Sources shall have any liability to the Company or any of its Related Parties relating to or arising out of this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder or in respect of any oral or other representations made or alleged to be made in connection herewith or therewith, whether in law or in equity, whether in contract or in tort or otherwise (provided that, notwithstanding the foregoing, nothing herein shall affect (x) the rights of Parent or Merger Sub against the Debt Financing Sources with respect to the Debt Financing or any debt commitment letter (or definitive agreements) related to the Debt Financing or any of the transactions contemplated thereby or (y) limit the rights of the Company and its Affiliates to seek specific performance of Parent and Merger Sub’s obligations hereunder or for the Company and its Affiliates to otherwise enforce their respective rights hereunder); and (ii) that the Debt Financing Sources are express third-party beneficiaries of, and may enforce, any of the provisions in Section 9.12(b) or this Section 9.17 as applicable to Debt Financing Sources, and such provisions and the definition of “Debt Financing Sources” shall not be amended in any way adverse to any Debt Financing Sources without the prior written consent of the Debt Financing Sources party to any debt commitment letter (or definitive agreements) related to the Debt Financing. In furtherance and not in limitation of the foregoing waiver, it is acknowledged and agreed that no Debt Financing Source shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature.
[Signature page follows.]

The Parties are signing this Agreement on the date stated in the introductory clause.

CASCADE PARENT INC.

By:	/s/ Sumit Pande
	Name:	Sumit Pande
	Title:	President

CASCADE MERGER SUB INC.

By:	/s/ Sumit Pande
	Name:	Sumit Pande
	Title:	President

[Signature Page to Agreement and Plan of Merger]

The Parties are signing this Agreement on the date stated in the introductory clause.

COUCHBASE, INC.

By:	/s/ Margaret Chow
	Name:	Margaret Chow
	Title:	SVP, Chief Legal Officer and Corp. Secretary

[Signature Page to Agreement and Plan of Merger]

Exhibit A
Form of Amended and Restated Certificate of Incorporation

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

[•]
The Amended and Restated Certificate of Incorporation of [•], a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), consists of the articles set forth below.
FIRST. The name of the corporation (which is hereinafter referred to as the “Corporation”) is [•].
SECOND. The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware, 19808. The name of its registered agent at such address is the Corporation Service Company.
THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
FOURTH. The total number of shares of stock that the Corporation shall have authority to issue is 1,000. All such shares are to be common stock, par value of $0.01 per share, and are to be of one class.
FIFTH. Unless and except to the extent that the by-laws of the Corporation shall so require, the election of directors of the corporation need not be by written ballot.
SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the by-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any by-law.
SEVENTH. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Subject to any provisions in the by-laws of the Corporation related to indemnification of directors of the Corporation, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any director of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
The Corporation shall have the power to indemnify, to the extent permitted by applicable law, any officer, employee or agent of the Corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.
EIGHTH. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

IN WITNESS WHEREOF, [•] has caused this Amended and Restated Certificate of Incorporation to be executed by an authorized officer, this [•] day of [•].

By: [•]

[Signature Page to Amended and Restated Certificate of Incorporation]

Annex B

June 20, 2025
Board of Directors
Couchbase, Inc.
3250 Olcott Street
Santa Clara, CA 95054
Members of the Board:
We understand that Couchbase, Inc. (the “Company”), Cascade Parent Inc. (“Parent”) and Cascade Merger Sub Inc., a wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated June 20, 2025 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of Parent, and each outstanding share of common stock, par value $0.00001 per share, of the Company (the “Company Common Stock”), other than shares of Company Common Stock that are, as of immediately prior to the effective time of the Merger, (i) held by the Company as treasury stock, (ii) owned by Parent or Merger Sub, (iii) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub (such shares described in clauses (i), (ii) and (iii), the “Owned Company Shares”) or (iv) held by a holder, or owned by a person, who has neither voted in favor of the Merger nor consented to the Merger in writing and properly demanded appraisal of such shares pursuant to, and in accordance with, Section 262 of the General Corporation Law of the State of Delaware (“Dissenting Company Shares”), will be automatically converted into the right to receive cash in an amount equal to $24.50, without interest thereon (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Owned Company Shares, any other affiliates of Parent that hold shares of the Company Common Stock and the holders of Dissenting Company Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.
For purposes of the opinion set forth herein, we have:
1)	Reviewed certain publicly available financial statements and other business and financial information of the Company;
2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company;
3)
Reviewed certain financial projections prepared by the management of the Company (which the Board of Directors and the management of the Company approved for our use and instructed us to use for purposes of our opinion) (collectively, the “Financial Projections”);

4)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;
5)	Reviewed the reported prices and trading activity for the Company Common Stock;
6)
Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company and their securities;

7)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;
8)	Participated in certain discussions and negotiations among representatives of the Company and Parent and their financial and legal advisors;
9)
Reviewed the Merger Agreement, the draft equity commitment letter from Guarantors substantially in the form of the draft dated June 20, 2025 (the “Equity Commitment Letter”) and certain related documents; and

10)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the Financial Projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. We express no view as to the Financial Projections or the assumptions on which they were based. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Parent will obtain financing in accordance with the terms set forth in the Equity Commitment Letter and that the definitive Merger Agreement and Equity Commitment Letter will not differ in any material respect from the drafts thereof furnished to us. Morgan Stanley has assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available, nor does it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with any transaction contemplated by the Merger Agreement. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Owned Company Shares, any other affiliates of Parent that hold shares of the Company Common Stock and the holders of Dissenting Company Shares) in the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services to the Company and financial advisory services to Haveli Investments, L.P. (which we understand is the ultimate controlling equity owner of Parent) and certain of its related entities (collectively, the “Haveli Related Entities”) and have received fees from the Haveli Related Entities in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to the Company, the Haveli Related Entities and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Parent, the Company or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with the Merger, may have committed, and may commit in the future, to invest in private equity funds managed by Parent and its affiliates or in affiliates of Morgan Stanley that may hold direct equity and/or partnership interests in private equity funds managed by Parent and its affiliates.
This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with the Merger if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the stockholders of the Company should vote at any stockholders’ meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Owned Company Shares, any other affiliates of Parent that hold shares of the Company Common Stock and the holders of Dissenting Company Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Wally Cheng
Wally Cheng
Managing Director

Annex C-1
VOTING AGREEMENT
This voting agreement (this “Agreement”) is dated June 20, 2025, and is between Couchbase, Inc., a Delaware corporation (the “Company”) and the stockholders of the Company listed on the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”).
Recitals
A. The Stockholders Own certain shares of Company Common Stock.
B. Concurrently with the execution of this Agreement, Cascade Parent Inc., a Delaware corporation (“Parent”), Cascade Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides (subject to the terms and conditions set forth therein) for the merger of Merger Sub with and into the Company (the “Merger”).
C. In the Merger, each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares, if any) will be converted into the right to receive the Per Share Price, as provided in the Merger Agreement.
D. The Stockholders are entering into this Agreement in order to induce Parent, Merger Sub and the Company to enter into the Merger Agreement.
Agreement
The parties to this Agreement, intending to be legally bound, agree as follows:
Section 1. Certain Definitions
For purposes of this Agreement:
1.1 Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.
1.2 “Expiration Time” means the earliest to occur of: (a) the valid termination of the Merger Agreement in accordance with its terms; (b) the Effective Time; (c) the effectiveness of any amendment, modification or supplement to the Merger Agreement that decreases the Per Share Price (other than any such decrease in accordance with Section 2.7(b) of the Merger Agreement), changes the form of the Per Share Price or is otherwise materially adverse to the Stockholders relative to the effect of such amendment, modification or supplement on the other stockholders of the Company; and (d) with respect to any Stockholder, the termination of this Agreement by written agreement of each of the Company and such Stockholder.
1.3 A Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if such Stockholder (a) is the record owner of such security; or (b) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.
1.4 “Subject Securities” means, with respect to any Stockholder (a) all securities of the Company (including all shares of Company Common Stock and all Company Equity-Based Awards and other rights to acquire shares of Company Common Stock) that are Owned by such Stockholder as of the date of this Agreement including as set forth opposite such Stockholder’s name on Exhibit A hereto under the headings “Subject Securities”; and (b) all additional securities of the Company (including all additional shares of Company Common Stock and all additional Company Equity-Based Awards and other rights to acquire shares of Company Common Stock) of which such Stockholder acquires Ownership during the Voting Period.
1.5 “Subject Shares” means, with respect to any Stockholder, at any time, the shares of Company Common Stock Owned by such Stockholder at such time. For the avoidance of doubt, “Subject Shares” shall include any additional shares of Company Common Stock acquired by such Stockholder between the date hereof and the record date for the Company Stockholder Meeting.
1.6 A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (a) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security
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or any interest in such security to any Person other than Parent; (b) enters into an agreement or commitment contemplating the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent or its Affiliates; or (c) tenders such security into any tender or exchange offer.
1.7 “Voting Period” means the period commencing on (and including) the date of this Agreement and ending on the earlier of the Expiration Time and the time that the Requisite Stockholder Approval has been obtained.
Section 2. Transfer of Subject Securities and Voting Rights
2.1 Restriction on Transfer of Subject Securities. Subject to Section 2.2, during the Voting Period, each Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of such Stockholder’s Subject Securities to be effected (other than in the Merger); provided, however, that a Stockholder may Transfer shares of Company Common Stock (a) pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in effect prior to the date of this Agreement or (b) in connection with the payment of the exercise price (including on a “net settlement” basis) or the payment or satisfaction of Taxes or Tax withholding obligations applicable to the exercise, vesting, settlement or conversion of any Company Equity-Based Awards granted pursuant to the Company Equity Plans, in each case in accordance with the terms of the Merger Agreement. Any Transfer in violation of this Section 2.1 shall be null and void.
2.2 Permitted Transfers. Section 2.1 shall not prohibit a Transfer of Subject Securities by a Stockholder: (a) if such Stockholder is an individual, (i) to any member of Stockholder’s immediate family (which for purposes of this Agreement shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than a first cousin), or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, (ii) pursuant to any non-consensual order of a Governmental Authority, by divorce decree of a court of competent jurisdiction or by will, intestacy or other similar applicable Law upon such Stockholder’s death, (iii) to any charitable foundation or organization, including donor advised funds, or (iv) to a partnership, limited liability company or other type of Entity of which the Stockholder or its immediate family are the legal and beneficial owners of all of the outstanding equity securities or similar interests; or (b) if such Stockholder is a partnership, limited liability company or other type of Entity, (i) to one or more partners, members or equityholders of such Stockholder, (ii) to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such Stockholder or an Affiliate of such Stockholder or (iii) pursuant to any non-consensual order of a Governmental Authority, by divorce decree of a court of competent jurisdiction or by will, intestacy or other similar applicable Law upon the death of any applicable individual; provided, however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees (for the benefit of the Company) in a written document, reasonably satisfactory in form and substance to the Company, to be bound by all of the terms of this Agreement, and the transferor shall remain liable for any failure of such transferee to comply with or perform its obligations under this Agreement.
2.3 Company Obligations. During the term of this Agreement, the Company will not register or otherwise recognize the transfer (book-entry or otherwise) of any Subject Securities, except as permitted by, and in accordance with, this Agreement.
Section 3. Voting of Shares
3.1 Voting Covenant. Each Stockholder hereby agrees that, during the Voting Period, at any meeting of the stockholders of the Company (however called), including the Company Stockholder Meeting, and at every adjournment or postponement thereof, such Stockholder shall cause such Stockholder’s Subject Shares to be voted by granting and delivering a valid proxy or other instructions necessary to vote such Subject Shares at such meeting (or adjournment or postponement thereof) no later than the fifth Business Day prior to the scheduled date of such meeting (or adjournment or postponement thereof):
(a) in favor of: (i) the adoption of the Merger Agreement; and (ii) any action contemplated by or in furtherance of the adoption of the Merger Agreement (including any adjournment or postponement of the Company Stockholder Meeting);
(b) against any action or agreement that would reasonably be expected to result in a material breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement;
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(c) against any Acquisition Proposal or any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company; and
(d) against any proposal involving the Company or any of its Subsidiaries that would reasonably be expected to have a Company Material Adverse Effect or prevent, materially delay, materially interfere with, or materially impair the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement.
Each Stockholder shall not revoke or modify the instructions granted pursuant to the immediately preceding sentence prior to the earlier of (i) the completion of the applicable meeting of the stockholders of the Company (or any adjournment or postponement thereof) or (ii) the expiration of the Voting Period, except, in each case, as may be necessary to comply with the voting obligations set forth in this Section 3.1.
3.2 Other Voting Agreements. Prior to the termination of this Agreement in accordance with its terms, each Stockholder shall not enter into any agreement or understanding with any Person to vote or give any instruction in any manner inconsistent with Section 3.1.
3.3 Voting Trusts; Proxy. Each Stockholder shall not deposit the Subject Shares in a voting trust or enter into any tender, voting or other similar agreement, or grant a proxy or power of attorney, with respect to such Stockholder’s Subject Shares, in each case that is inconsistent with this Agreement, or otherwise take any other action with respect to any of such Stockholder’s Subject Securities that would in any way prevent, materially interfere with, materially delay or materially impair the performance of such Stockholder’s obligations hereunder.
3.4 Other Proposals. From and after 12:00am ET on June 24, 2025, until the Expiration Date, each Stockholder agrees that it shall not, directly or indirectly, solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal. For the avoidance of doubt, nothing in this Agreement shall require the Stockholders to vote in any manner with respect to any amendment to the Merger Agreement or the taking of any action that would reasonably be expected to result in the amendment, modification or waiver of a provision of the Merger Agreement, in any such case, in a manner that (i) that decreases the Per Share Price (other than any such decrease in accordance with Section 2.7(b) of the Merger Agreement), changes the form of the Per Share Price or is otherwise materially adverse to the Stockholders relative to the effect of such amendment, modification or supplement to the other stockholders of the Company, (ii) imposes any material restrictions or any additional material conditions on the consummation of the Merger or the payment of the Per Share Price to stockholders or (iii) extends the Termination Date.
3.5 Waiver of Appraisal Rights. Each Stockholder hereby (a) irrevocably waives all appraisal rights under Section 262 of the DGCL with respect to all of the Subject Shares Owned by such Stockholder with respect to the Merger and the transactions contemplated by the Merger Agreement and (b) agrees not to commence or participate in any class action or other proceeding with respect to any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates (i) challenging the validity of, or seeking to enjoin to operation of, any provision of this Agreement or the Merger Agreement or (ii) alleging a breach of any fiduciary duty of, or other claim against, the Company or the Company Board in connection with the evaluation, negotiation or entry into this Agreement or the Merger Agreement or the transactions contemplated by the Merger Agreement.
Section 4. Representations and Warranties of the Stockholders
Each Stockholder hereby represents and warrants as follows:
4.1 Authorization, etc. Such Stockholder has the requisite power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. If such Stockholder is a corporation, then such Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If such Stockholder is a general or limited partnership, then such Stockholder is a partnership duly form, validly existing and in good standing under the laws of the jurisdiction in which it was formed. If
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such Stockholder is a limited liability company, then such Stockholder is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction in which it was formed. If such Stockholder is married, and any of the Subject Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, Stockholder’s spouse, enforceable against Stockholder’s spouse in accordance with its terms.
4.2 No Conflicts or Consents.
(a) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not: (i) if such Stockholder is an Entity, conflict with or violate any of the charter or organizational documents of such Stockholder or any resolution adopted by the equity holders, the board of directors (or other similar body) or any committee of the board of directors (or other similar body) of such Stockholder; (ii) conflict with or violate in any material respect any Law or Order applicable to such Stockholder or by which such Stockholder or any of its properties is or may be bound or affected; or (iii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to any other Person (with or without notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time or both) in the creation of any Encumbrance on any of such Stockholder’s Subject Securities pursuant to, any Contract to which such Stockholder is a party or by which such Stockholder or any of its Affiliates or properties is or may be bound or affected.
(b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any Consent of any Person, except where the failure to obtain such Consent would not prevent, materially interfere with, materially delay or materially impair such Stockholder’s ability to perform such Stockholder’s obligations under this Agreement. Such Stockholder is not, nor will such Stockholder be, required to give any notice to any Person in connection with the execution, delivery or performance of this Agreement.
4.3 Title to Securities. As of the date of this Agreement, such Stockholder Owns and holds (free and clear of any Encumbrances, except where such Encumbrance would not prevent, materially interfere with, materially delay or materially impair Stockholder’s ability to perform such Stockholder’s obligations under this Agreement) the number of outstanding shares of Company Common Stock and the Company Equity-Based Awards set forth opposite such Stockholder’s name on Exhibit A hereto under the heading “Subject Securities”. As of the date hereof, other than as set forth under the headings “Subject Securities” on Exhibit A, such Stockholder does not own beneficially or of record any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.
4.4 Absence of Litigation. As of the date of this Agreement, there is no legal action pending against, or, to the knowledge of such Stockholder, threatened against such Stockholder that would reasonably be expected to prevent, materially interfere with, materially delay or materially impair the ability of such Stockholder to perform its obligations under this Agreement.
Section 5. Miscellaneous
5.1 Stockholder Information. Each Stockholder hereby agrees to permit the Company to publish and disclose in the Proxy Statement (or any other filing made pursuant to applicable Law) such Stockholder’s identity and ownership of shares of Company Common Stock and the nature of such Stockholder’s commitments, arrangements, understandings and obligations under this Agreement and each Stockholder shall cooperate with the Company in collecting such information needed for them to publish and disclose such information.
5.2 Fiduciary Duties. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as an Owner of such Stockholder’s Subject Securities, and no Stockholder shall be deemed to be making any agreement in this Agreement in the capacity as a director or officer of the Company or any of its Subsidiaries, or that would limit any Person’s ability to take or fulfill, or refrain from taking or fulfilling, actions, fiduciary duties or other obligations as a director or officer of the Company or any of its Subsidiaries. The
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Company shall not assert any claim that any action taken in any Person’s capacity as a director or officer of the Company or any of its Subsidiaries violates any provision of this Agreement.
5.3 Survival of Representations, Warranties and Agreements. Subject to Section 5.17, none of the representations, warranties, covenants and agreements made by any Stockholder in this Agreement shall survive the Expiration Time.
5.4 Further Assurances. From time to time and without additional consideration, each Stockholder shall execute and deliver, or cause to be executed and delivered, such additional proxies, consents, certificates, instruments and documents, and shall take such further actions, as are reasonably necessary and as the Company may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.
5.5 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Merger is consummated.
5.6 Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (c) immediately upon delivery by hand; or (d) on the date sent by email, provided that the subject line of such email states that it is a notice delivered pursuant to this Agreement and the sender of such email does not receive a written notification of delivery failure. In each case, the intended recipient is set forth below:

if to a Stockholder:
at the address or email address set forth on such Stockholder’s signature page of this Agreement; and

if to the Company to:

Couchbase, Inc.
3155 Olsen Drive, Suite 150
San Jose, CA 95117
Attn:	Chief Legal Officer
Email:	***

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
Attn:	Rezwan D. Pavri
Martin W. Korman
Douglas K. Schnell
Ross Tanaka
Email:	***
***
***
***

Rejection or other refusal to accept, or the inability to deliver because of changed address or other details of which no notice is given pursuant to this Section 5.6, will be deemed to be receipt of any notice pursuant to this Section 5.6 as of the date of rejection, refusal or inability to deliver. From time to time, any party may provide notice to the other parties of a change in its address or any of the other details specified in or pursuant to this Section 5.6 through a notice given in accordance with this Section 5.6.
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5.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
5.8 Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to such subject matter. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.
5.9 Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties.
5.10 Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
5.11 Specific Performance; No Monetary Remedies. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement required to be performed by any party were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. The Stockholders agree that, in the event of any breach or threatened breach by a Stockholder of any covenant or obligation contained in this Agreement, the Company shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it at law or in equity, including monetary damages) to obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. The Stockholders further agree: (i) that neither the Company nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.11, and Stockholder irrevocably waives any right Stockholder may have to require the obtaining, furnishing or posting of any such bond or similar instrument; and (ii) not to assert that (A) a remedy of specific performance or an injunction is unenforceable, invalid, contrary to law or inequitable for any reason or (B) a remedy of monetary damages would provide an adequate remedy. Notwithstanding anything to the contrary in this Agreement, the sole and exclusive remedy of the Company relating to any breach of this Agreement by any Stockholder shall be the right to seek and obtain an award of specific performance as described in this Section 5.11.
5.12 Non-Exclusivity. The rights and remedies of the Company and the Stockholders under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).
5.13 Applicable Law; Jurisdiction; Waiver of Jury Trial.
(a) THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
(b) Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or
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thereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 5.6 or in such other manner as may be permitted by applicable law, and nothing in this Section  5.13 will affect the right of any party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each party agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE EQUITY COMMITMENT LETTER, THE GUARANTEE, THE MERGER AGREEMENT, OR THE MERGER. EACH PARTY ACKNOWLEDGES AND AGREES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) IT MAKES THIS WAIVER VOLUNTARILY; AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.13.
5.14 Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by Electronic Delivery will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense.
5.15 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limiting the generality of the foregoing”. When used in this Agreement, the term “or” shall be construed in the inclusive sense of “and/or”. Any Contract, instrument or Law defined or referred to herein or in any Contract or instrument that is referred to herein means such Contract, instrument or Law as from time to time amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of Laws) by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The parties hereto agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
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5.16 Independence of Obligations. The covenants and obligations of each Stockholder set forth in this Agreement shall be construed as independent of any other Contract among any of the Stockholders or between such Stockholder, on the one hand, and Parent or the Company, on the other hand. The existence of any claim or cause of action by a Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against such Stockholder. Nothing in this Agreement shall limit any of the rights or remedies of any Person under the Merger Agreement, or any of the rights or remedies of Parent or the Company or any of the obligations of a Stockholder under any agreement between such Stockholder, on the one hand, and Parent or the Company, on the other hand; and nothing in the Merger Agreement shall limit any of the rights or remedies of Parent or the Company or any of the obligations of Stockholder under this Agreement.
5.17 Termination. This Agreement shall terminate upon the Expiration Time; provided, however, that: (a) this Section 5 shall survive the termination of this Agreement and shall remain in full force and effect; and (b) if the Effective Time does not occur, the termination of this Agreement shall not relieve the applicable Stockholder from any liability arising from its intentional fraud or Willful Breach of any covenant or obligation contained in this Agreement prior to such termination.
5.18 No Agreement Until Executed; No Ownership Rights. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (a) the Company Board has approved for purposes of any applicable anti-takeover laws and regulations, the transactions contemplated by the Merger Agreement and this Agreement, (b) the Merger Agreement is executed by all parties thereto and (c) this Agreement is executed by all parties hereto. Nothing contained in this Agreement shall be deemed to vest in Parent, the Company or any of their Affiliates any direct or indirect ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the applicable Stockholder and none of Parent, the Company or any of its Affiliates shall possess any power or authority to direct any Stockholder in the voting or disposition of any of the Subject Securities, except as otherwise specifically provided in this Agreement.
5.19 No Recourse. The Stockholders and their respective Affiliates shall not be liable for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to breaches of the Merger Agreement by the Company. In no event shall any Stockholder have any liability under this Agreement with respect to the representations, warranties, liabilities, covenants or obligations under this Agreement (or under any other agreement substantially in the form of this Agreement) of any other Stockholder or any other stockholder of the Company.
[Signature page follows.]
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The parties have caused this Agreement to be duly executed as of the date first written above.

COUCHBASE, INC.

By:
Name:
Title:

[Signature Page to Voting Agreement]
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The parties have caused this Agreement to be duly executed as of the date first written above.

[STOCKHOLDER]

By:
Name:
Title:

Address:

Email:

[Signature Page to Voting Agreement]
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The parties have caused this Agreement to be duly executed as of the date first written above.

[STOCKHOLDER]

Address:

Email:

[Signature Page to Voting Agreement]
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EXHIBIT A

SUBJECT SECURITIES

Stockholders	Subject Securities
Matthew M. Cain	152,620
Margaret Chow	24,583
William Carey	24,994
Huw Owen	52,826
Alvina Y. Antar	37,668
Carol W. Carpenter	18,127
Lynn M. Christensen	2,276
Jeff Epstein	79,650
David C. Scott	28,027
Richard A. Simonson	41,060
Aleksander J. Migon	35,562
GPI Capital Gemini HoldCo LP	3,119,543
Edward T. Anderson	87,776
North Bridge Venture Partners VI, L.P.	1,987,084
North Bridge Venture Partners 7, L.P.	2,689,172
Kevin J. Efrusy	28,573
The Efrusy Family Trust u/a/d 10/21/2005	35,592
Accel Growth Fund II L.P.	2,022,312
Accel Growth Fund II Strategic Partners L.P.	146,484
Accel Growth Fund Investors 2013 L.L.C.	217,110
Accel Investors 2008 L.L.C.	57,390
Accel X L.P.	548,874
Accel X Strategic Partners L.P.	41,585
Accel X Associates L.L.C.	560

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Annex C-2
VOTING AGREEMENT
This voting agreement (this “Agreement”) is dated June 20, 2025, and is between Couchbase, Inc., a Delaware corporation (the “Company”) and the stockholders of the Company listed on the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”).
Recitals
A. The Stockholders Own certain shares of Company Common Stock.
B. Concurrently with the execution of this Agreement, Cascade Parent Inc., a Delaware corporation (“Parent”), Cascade Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides (subject to the terms and conditions set forth therein) for the merger of Merger Sub with and into the Company (the “Merger”).
C. In the Merger, each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares, if any) will be converted into the right to receive the Per Share Price, as provided in the Merger Agreement.
D. The Stockholders are entering into this Agreement in order to induce Parent, Merger Sub and the Company to enter into the Merger Agreement.
Agreement
The parties to this Agreement, intending to be legally bound, agree as follows:
Section 1. Certain Definitions
For purposes of this Agreement:
1.1 Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.
1.2 “Expiration Time” means the earliest to occur of: (a) the valid termination of the Merger Agreement in accordance with its terms; (b) the Effective Time; (c) the effectiveness of any amendment, modification or supplement to the Merger Agreement that is materially adverse to the Stockholders relative to the effect of such amendment, modification or supplement on the other stockholders of the Company; and (d) with respect to any Stockholder, the termination of this Agreement by written agreement of each of the Company and such Stockholder.
1.3 A Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if such Stockholder (a) is the record owner of such security; or (b) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.
1.4 “Subject Securities” means, with respect to any Stockholder (a) all securities of the Company (including all shares of Company Common Stock and any other rights to acquire shares of Company Common Stock) that are Owned by such Stockholder as of the date of this Agreement including as set forth opposite such Stockholder’s name on Exhibit A hereto under the heading “Shares of Company Common Stock Owned”; and (b) all additional securities of the Company (including all additional shares of Company Common Stock and any other rights to acquire shares of Company Common Stock) of which such Stockholder acquires Ownership during the Voting Period.
1.5 “Subject Shares” means, with respect to any Stockholder, at any time, the shares of Company Common Stock Owned by such Stockholder at such time. For the avoidance of doubt, “Subject Shares” shall include any additional shares of Company Common Stock acquired by such Stockholder between the date hereof and the record date for the Company Stockholder Meeting.
1.6 A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (a) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security
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or any interest in such security to any Person other than Parent; (b) enters into an agreement or commitment contemplating the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent or its Affiliates; or (c) tenders such security into any tender or exchange offer.
1.7 “Voting Period” means the period commencing on (and including) the date of this Agreement and ending on the earlier of the Expiration Time and the time that the Requisite Stockholder Approval has been obtained.
Section 2. Transfer of Subject Securities and Voting Rights
2.1 Restriction on Transfer of Subject Securities. Subject to Section 2.2, during the Voting Period, each Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of such Stockholder’s Subject Securities to be effected (other than in the Merger). Any Transfer in violation of this Section 2.1. shall be null and void.
2.2 Permitted Transfers. Section 2.1 shall not prohibit a Transfer of Subject Securities by a Stockholder if such Stockholder is a partnership, limited liability company or other type of Entity, (a) to one or more partners, members or equityholders of such Stockholder, or (b) to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such Stockholder or an Affiliate of such Stockholder; provided, however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees (for the benefit of the Company) in a written document, reasonably satisfactory in form and substance to the Company, to be bound by all of the terms of this Agreement, and the transferor shall remain liable for any failure of such transferee to comply with or perform its obligations under this Agreement.
2.3 Company Obligations. During the term of this Agreement, the Company will not register or otherwise recognize the transfer (book-entry or otherwise) of any Subject Securities, except as permitted by, and in accordance with, this Agreement.
Section 3. Voting of Shares
3.1 Voting Covenant. Each Stockholder hereby agrees that, during the Voting Period, at any meeting of the stockholders of the Company (however called), including the Company Stockholder Meeting, and at every adjournment or postponement thereof, such Stockholder shall cause such Stockholder’s Subject Shares to be voted by granting and delivering a valid proxy or other instructions necessary to vote such Subject Shares at such meeting (or adjournment or postponement thereof) no later than the fifth Business Day prior to the scheduled date of such meeting (or adjournment or postponement thereof):
(a) in favor of: (i) the adoption of the Merger Agreement; and (ii) any action contemplated by or in furtherance of the adoption of the Merger Agreement (including any adjournment or postponement of the Company Stockholder Meeting);
(b) against any action or agreement that would reasonably be expected to result in a material breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement;
(c) against any Acquisition Proposal or any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company; and
(d) against any proposal involving the Company or any of its Subsidiaries that would reasonably be expected to have a Company Material Adverse Effect or prevent, materially delay, materially interfere with, or materially impair the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement.
Each Stockholder shall not revoke or modify the instructions granted pursuant to the immediately preceding sentence prior to the earlier of (i) the completion of the applicable meeting of the stockholders of the Company (or any adjournment or postponement thereof) or (ii) the expiration of the Voting Period, except, if the Company Board makes a Company Board Recommendation Change prior to such meeting, then the Subject Shares in its sole and absolute discretion.
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3.2 Other Voting Agreements. Prior to the termination of this Agreement in accordance with its terms, each Stockholder shall not enter into any agreement or understanding with any Person to vote or give any instruction in any manner inconsistent with Section 3.1.
3.3 Voting Trusts; Proxy. Each Stockholder shall not deposit the Subject Shares in a voting trust or enter into any tender, voting or other similar agreement, or grant a proxy or power of attorney, with respect to such Stockholder’s Subject Shares, in each case that is inconsistent with this Agreement, or otherwise take any other action with respect to any of such Stockholder’s Subject Securities that would in any way prevent, materially interfere with, materially delay or materially impair the performance of such Stockholder’s obligations hereunder.
3.4 Other Proposals. For the avoidance of doubt, nothing in this Agreement shall require the Stockholders to vote in any manner with respect to any amendment to the Merger Agreement or the taking of any action that would reasonably be expected to result in the amendment, modification or waiver of a provision of the Merger Agreement, in any such case, in a manner that that is materially adverse to the Stockholders relative to the effect of such amendment, modification or supplement to the other stockholders of the Company.
3.5 Waiver of Appraisal Rights. Each Stockholder hereby (a) irrevocably waives all appraisal rights under Section 262 of the DGCL with respect to all of the Subject Shares Owned by such Stockholder with respect to the Merger and the transactions contemplated by the Merger Agreement and (b) agrees not to commence or participate in any class action or other proceeding with respect to any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates (i) challenging the validity of, or seeking to enjoin to operation of, any provision of this Agreement or the Merger Agreement or (ii) alleging a breach of any fiduciary duty of, or other claim against, the Company or the Company Board in connection with the evaluation, negotiation or entry into this Agreement or the Merger Agreement or the transactions contemplated by the Merger Agreement.
Section 4. Representations and Warranties of the Stockholders
Each Stockholder hereby represents and warrants as follows:
4.1 Authorization, etc. Such Stockholder has the requisite power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. If such Stockholder is a corporation, then such Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If such Stockholder is a general or limited partnership, then such Stockholder is a partnership duly form, validly existing and in good standing under the laws of the jurisdiction in which it was formed. If such Stockholder is a limited liability company, then such Stockholder is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction in which it was formed.
4.2 No Conflicts or Consents.
(a) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not: (i) if such Stockholder is an Entity, conflict with or violate any of the charter or organizational documents of such Stockholder or any resolution adopted by the equity holders, the board of directors (or other similar body) or any committee of the board of directors (or other similar body) of such Stockholder; (ii) conflict with or violate in any material respect any Law or Order applicable to such Stockholder or by which such Stockholder or any of its properties is or may be bound or affected; or (iii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to any other Person (with or without notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time or both) in the creation of any Encumbrance on any of such Stockholder’s Subject Securities pursuant to, any Contract to which such Stockholder is a party or by which such Stockholder or any of its Affiliates or properties is or may be bound or affected.
(b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any Consent of any Person, except where the
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failure to obtain such Consent would not prevent, materially interfere with, materially delay or materially impair such Stockholder’s ability to perform such Stockholder’s obligations under this Agreement. Such Stockholder is not, nor will such Stockholder be, required to give any notice to any Person in connection with the execution, delivery or performance of this Agreement.
4.3 Title to Securities. As of the date of this Agreement, such Stockholder Owns (free and clear of any Encumbrances, except where such Encumbrance would not prevent, materially interfere with, materially delay or materially impair Stockholder’s ability to perform such Stockholder’s obligations under this Agreement) the number of outstanding shares of Company Common Stock set forth opposite such Stockholder’s name on Exhibit A hereto under the heading “Shares of Company Common Stock Owned”. As of the date hereof, other than as set forth under the headings “Shares of Company Common Stock Owned” on Exhibit A, such Stockholder does not own beneficially or of record any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.
4.4 Absence of Litigation. As of the date of this Agreement, there is no legal action pending against, or, to the knowledge of such Stockholder, threatened against such Stockholder that would reasonably be expected to prevent, materially interfere with, materially delay or materially impair the ability of such Stockholder to perform its obligations under this Agreement.
Section 5. Miscellaneous
5.1 Stockholder Information. Each Stockholder hereby agrees to permit the Company to publish and disclose in the Proxy Statement (or any other filing made pursuant to applicable Law) such Stockholder’s identity and ownership of shares of Company Common Stock and the nature of such Stockholder’s commitments, arrangements, understandings and obligations under this Agreement and each Stockholder shall cooperate with the Company in collecting such information needed for them to publish and disclose such information. Nothing in this Agreement shall preclude the Stockholders from making such filings as are required by applicable Law in connection with the execution or performance of this Agreement.
5.2 Survival of Representations, Warranties and Agreements. Subject to Section 5.17, none of the representations, warranties, covenants and agreements made by any Stockholder in this Agreement shall survive the Expiration Time.
5.3 Further Assurances. From time to time and without additional consideration, each Stockholder shall execute and deliver, or cause to be executed and delivered, such additional proxies, consents, certificates, instruments and documents, and shall take such further actions, as are reasonably necessary and as the Company may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.
5.4 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Merger is consummated.
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5.5 Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (c) immediately upon delivery by hand; or (d) on the date sent by email, provided that the subject line of such email states that it is a notice delivered pursuant to this Agreement and the sender of such email does not receive a written notification of delivery failure. In each case, the intended recipient is set forth below:

if to a Stockholder:
at the address or email address set forth on such Stockholder’s signature page of this Agreement; and

if to the Company to:

Couchbase, Inc. 3155 Olsen Drive, Suite 150 San Jose, CA 95117
Attn:	Chief Legal Officer
Email:	***

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050
Attn:	Rezwan D. Pavri Martin W. Korman Douglas K. Schnell Ross Tanaka
Email:	*** *** *** ***

Rejection or other refusal to accept, or the inability to deliver because of changed address or other details of which no notice is given pursuant to this Section 5.5, will be deemed to be receipt of any notice pursuant to this Section 5.5 as of the date of rejection, refusal or inability to deliver. From time to time, any party may provide notice to the other parties of a change in its address or any of the other details specified in or pursuant to this Section 5.5 through a notice given in accordance with this Section 5.5.
5.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
5.7 Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to such subject matter. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.
5.8 Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties.
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5.9 Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
5.10 Specific Performance; No Monetary Remedies. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement required to be performed by any party were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. The Stockholders agree that, in the event of any breach or threatened breach by a Stockholder of any covenant or obligation contained in this Agreement, the Company shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it at law or in equity, including monetary damages) to obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. The Stockholders further agree: (i) that none of the Company or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.10, and Stockholder irrevocably waives any right Stockholder may have to require the obtaining, furnishing or posting of any such bond or similar instrument; and (ii) not to assert that (A) a remedy of specific performance or an injunction is unenforceable, invalid, contrary to law or inequitable for any reason or (B) a remedy of monetary damages would provide an adequate remedy. Notwithstanding anything to the contrary in this Agreement, the sole and exclusive remedy of the Company relating to any breach of this Agreement by any Stockholder shall be the right to seek and obtain an award of specific performance as described in this Section 5.10.
5.11 Non-Exclusivity. The rights and remedies of the Company and the Stockholders under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).
5.12 Applicable Law; Jurisdiction; Waiver of Jury Trial.
(a) THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
(b) Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 5.5 or in such other manner as may be permitted by applicable law, and nothing in this Section 5.12 will affect the right of any party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this
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Agreement, the Merger Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each party agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE EQUITY COMMITMENT LETTER, THE GUARANTEE, THE MERGER AGREEMENT, OR THE MERGER. EACH PARTY ACKNOWLEDGES AND AGREES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) IT MAKES THIS WAIVER VOLUNTARILY; AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.12.
5.13 Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by Electronic Delivery will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense.
5.14 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limiting the generality of the foregoing”. When used in this Agreement, the term “or” shall be construed in the inclusive sense of “and/or”. Any Contract, instrument or Law defined or referred to herein or in any Contract or instrument that is referred to herein means such Contract, instrument or Law as from time to time amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of Laws) by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The parties hereto agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
5.15 Independence of Obligations. The covenants and obligations of each Stockholder set forth in this Agreement shall be construed as independent of any other Contract among any of the Stockholders or between such Stockholder, on the one hand, and Parent or the Company, on the other hand. The existence of any claim or cause of action by a Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against such Stockholder. Nothing in this Agreement shall limit any of the rights or remedies of any Person under the Merger Agreement, or any of the rights or remedies of Parent or the Company or any of the obligations of a Stockholder under any agreement between such Stockholder, on the one hand, and Parent or the Company, on the other hand; and nothing in the Merger Agreement shall limit any of the rights or remedies of Parent or the Company or any of the obligations of Stockholder under this Agreement.
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5.16 Termination. This Agreement shall terminate upon the Expiration Time; provided, however, that: (a) this Section 5 shall survive the termination of this Agreement and shall remain in full force and effect; and (b) if the Effective Time does not occur, the termination of this Agreement shall not relieve the applicable Stockholder from any liability arising from its intentional fraud or Willful Breach of any covenant or obligation contained in this Agreement prior to such termination.
5.17 No Agreement Until Executed; No Ownership Rights. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (a) the Company Board has approved for purposes of any applicable anti-takeover laws and regulations, the transactions contemplated by the Merger Agreement and this Agreement, (b) the Merger Agreement is executed by all parties thereto and (c) this Agreement is executed by all parties hereto. Nothing contained in this Agreement shall be deemed to vest in Parent, the Company or any of their Affiliates any direct or indirect ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the applicable Stockholder and none of Parent, the Company or any of its Affiliates shall possess any power or authority to direct any Stockholder in the voting or disposition of any of the Subject Securities, except as otherwise specifically provided in this Agreement.
5.18 No Recourse. The Stockholders and their respective Affiliates (without regard to the last sentence of the definition thereof solely for this purpose) shall not be liable for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to breaches of the Merger Agreement by the Company. In no event shall any Stockholder have any liability under this Agreement with respect to the representations, warranties, liabilities, covenants or obligations under this Agreement (or under any other agreement substantially in the form of this Agreement) of any other Stockholder or any other stockholder of the Company. Each party agrees, on behalf of itself and its Related Parties, that all Legal Proceedings (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, may be made only against (and are those solely of) the Persons that are, in the case of this Agreement, expressly identified as parties to this Agreement.
[Signature page follows.]
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The parties have caused this Agreement to be duly executed as of the date first written above.

COUCHBASE, INC.

By:
Name:
Title:

[Signature Page to Voting Agreement]
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The parties have caused this Agreement to be duly executed as of the date first written above.

HAVELI CASCADE AGGREGATOR, L.P.

Title: Secretary
Name: Della Richardson

Address:	c/o Haveli Investment Management LLC 405 Colorado Street, Suite 1600 Austin, Texas 78701
Email:	***

Shares of Company Common Stock Owned: 5,195,601

[Signature Page to Voting Agreement]
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EXHIBIT A

SUBJECT SECURITIES

Stockholders	Shares of Company Common Stock Owned
HAVELI CASCADE AGGREGATOR, L.P.	5,195,601

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COUCHBASE, INC.
3155 OLSEN AVENUE, SUITE 150
SAN JOSE, CA 95117

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time the day before the meeting date for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BASE2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time the day before the meeting date for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V77262-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COUCHBASE, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V77263-TBD

COUCHBASE, INC.
Special Meeting of Stockholders
September 9, 2025, at 9:00 a.m., Pacific Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Matthew M. Cain and Margaret Chow, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Couchbase, Inc. that the stockholder(s) is/are entitled to vote at the special meeting of stockholders to be held on September 9, 2025, at 9:00 a.m., Pacific Time, at www.virtualshareholdermeeting.com/BASE2025SM (together with any adjournment, postponement or other delay thereof, the "special meeting").

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" Proposals 1, 2 and 3.

Continued and to be signed on reverse side